As filed with the Securities and Exchange Commission on August 10, 2017
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________________________________
FORM S-11
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
___________________________________________________________________________________________
KBS Strategic Opportunity REIT II, Inc.
(Exact name of registrant as specified in its charter)
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
___________________________________________________________________________________________
Keith D. Hall
Chief Executive Officer
KBS Strategic Opportunity REIT II, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________________________________________________________________________
Copies to:
Robert H. Bergdolt, Esq.
Laura K. Sirianni, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
___________________________________________________________________________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if smaller reporting company)		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
___________________________________________________________________________________________
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement will include unsold securities previously registered for sale pursuant to the registrant's registration statement on Form S-11 (File No. 333-192331) initially filed by the registrant on November 14, 2013 and declared effective on August 12, 2014 (the "Prior Registration Statement"). The Prior Registration Statement registered shares of the registrant's common stock with a maximum aggregate offering price of $1,8000,000,000 for sale pursuant to the registrant's primary offering and the registrant's dividend reinvestment plan. As of August 9, 2017, approximately $1,596,768,525 in shares of common stock remain unsold on the Prior Registration Statement. The registrant will identify in a pre-effective amendment to this Registration Statement the amount of shares of common stock to be carried forward to this Registration Statement from the Prior Registration Statement and any new shares of common stock to be registered. For purposes of calculating the registration fees due in connection with the filing of this Registration Statement, the registrant has assumed that $625,000,000 of unsold shares of common stock originally registered for sale pursuant to the Prior Registration Statement will be carried forward to this Registration Statement. Pursuant to Rule 415 (a)(6) the registration fees in the amount of $80,500 previously paid with respect to such unsold securities will continue to apply to such unsold securities. Thus, no filing fees are due in connections with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
CALCULATION OF REGISTRATION FEE

Title of Each Class of Shares to Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Primary Offering, Class A and Class T Common Stock, $0.01 par value per share	$500,000,000	$0
Dividend Reinvestment Plan, Class A and Class T Common Stock, $0.01 par value per share	$125,000,000	$0
Total Class A and Class T Common Stock, $0.01 par value per share	$625,000,000	$0
(1)    The registrant reserves the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan. Estimated solely for purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)    As discussed above, pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended, the registrant has assumed for purposes of this filing that all securities registered pursuant to this Registration Statement are unsold securities that have been previously registered. The registrant paid filing fees of $231,840 in connection with such previous registration. The registration fees previously paid with respect to shares carried forward to this Registration Statement reduce the registration fees currently due to $0.00.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED AUGUST 10, 2017

KBS STRATEGIC OPPORTUNITY REIT II, INC.
Maximum Offering of up to
$625,000,000 in Shares of Common Stock

KBS Strategic Opportunity REIT II, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust beginning with the taxable year ended December 31, 2014. We expect to use substantially all of the net proceeds from our offerings to invest in and manage a diverse portfolio of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. We intend to acquire distressed debt, to originate and acquire mortgage, mezzanine, bridge and other real estate-related loans, to invest in various types of opportunistic real estate and to invest in real estate-related debt securities such as residential and commercial mortgage-backed securities and collateralized debt obligations. In addition, we may acquire equity securities of companies that make similar investments. We may make our investments through loan originations and the acquisition of individual assets or by acquiring portfolios of assets, mortgage REITs or companies with investment objectives similar to ours. We expect our investments to be in real estate and real estate-related assets located in the United States and Europe. As of August 10, 2017, we had invested in two hotel properties, two office buildings, one apartment building, an unconsolidated entity and a first mortgage loan. In addition, we had entered into a joint venture to develop one retail property, which is currently under construction.
We are offering up to $500,000,000 in shares of our common stock in this primary offering, consisting of two classes of shares: Class A shares at a price of $[ ] per share and Class T shares at a price of $[ ] per share. Both classes of shares have discounts available to certain categories of purchasers. We are also offering up to $125,000,000 in shares of our common stock pursuant to our dividend reinvestment plan at a price of $[ ] per share for both classes of our common stock. The amount of selling commissions differs among Class A shares and Class T shares, and there is an ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering. We are offering to sell any combination of Class A and Class T shares in this primary offering and dividend reinvestment plan offering but in no event may we sell more than $625,000,000 in shares of our common stock pursuant to this offering. We reserve the right to allocate shares between this primary offering and dividend reinvestment plan offering. Our board of directors may adjust the offering prices of the primary offering shares or dividend reinvestment plan shares during the course of this offering.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page [34] in this prospectus to read about risks you should consider before buying shares of our common stock. These risks include the following:

•
There is no assurance that we will raise the maximum offering amount in this offering. As a result, we will not be able to invest in as diverse a portfolio of assets, which will cause the value of your investment to vary more widely with the performance of specific assets and cause certain expenses to constitute a greater percentage of our revenue. This will increase the risk that you lose money on your investment.

•
No public market currently exists for our shares, and at this time we have no plans to list our shares on a national securities exchange. Our charter does not require our directors to provide our stockholders with a liquidity event by a specified date or at all.

•	If you are able to sell your shares, you would likely have to sell them at a substantial loss.

•	There are restrictions on the ownership and transferability of our shares of common stock. See “Description of Shares - Restriction on Ownership of Shares.”

•
The offering prices for shares of our common stock in this primary offering was established by adding certain offering and other costs to a per share estimate of the net value of our assets and liabilities as of [ ], 2017. The offering prices are not based on any public trading market. The estimated value per share as of [ ], 2017 was recommended by our advisor, using appraisals of our real estate properties obtained from an independent third party valuation firm, and was approved by our board of directors. For information regarding the methodologies and assumptions used, see “Determination of Estimated Net Asset Value Per Share.”

•	We depend on our advisor to conduct our operations.

•	We have a limited operating history. Other than as described in a supplement to this prospectus, as of August 10, 2017, we had not acquired or identified any additional investments to acquire.

•
All of our executive officers, our affiliated directors and other key real estate and debt finance professionals are also officers, directors, managers, key professionals and/or holders of an interest in our advisor, our dealer manager and/or other KBS-affiliated entities. As a result, they face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other KBS-sponsored programs and KBS-advised investors. Fees we pay our advisor in connection with the origination, acquisition and management of our investments are based on the cost of the investment, not on the quality of the investment or services rendered to us. This arrangement could influence our advisor to recommend riskier transactions to us.

•	We pay substantial fees to and reimburse expenses of our advisor, its affiliates and participating broker-dealers. These fees increase your risk of loss.

•
We have paid distributions in part from financings and expect that in the future we may not pay distributions solely from our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have less funds available to make investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

•	We may incur debt causing our total liabilities to exceed 75% of the cost of our tangible assets with the approval of the conflicts committee. Higher debt levels increase the risk of your investment.

•	Disruptions in the financial markets and uncertain economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.

•
We expect to make foreign investments and will be susceptible to changes in currency exchange rates, adverse political or economic developments, lack of uniform accounting standards and changes in foreign laws.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.
This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public(1)(2)	Selling Commissions(2)(3)	Dealer Manager Fee(2)(3)	Net Proceeds(2)(3)(4)
Maximum Primary Offering	$500,000,000	$17,625,000	$10,000,000		$472,375,000
Class A Shares, Per Share	$75,000,000	$4,875,000	$1,500,000		$68,625,000
Class T Shares, Per Share	$425,000,000	$12,750,000	$8,500,000		$403,750,000
Dividend Reinvestment Plan	$125,000,000	$0.00	$0.00	$	[ ]
Class A and Class T Shares, Per Share	$125,000,000	$0.00	$0.00	$	[ ]
Total Maximum	$625,000,000	$17,625,000	$10,000,000		$472,375,000
(1) Volume and other discounts are available for certain categories of purchasers. Reductions in commissions and fees will result in corresponding reductions in the purchase price.
(2) The amounts shown for the maximum offering assume that 15% and 85% of the gross proceeds raised in this primary offering are from the sale of Class A and Class T shares, respectively. As we are registering any combination of the two classes of shares, this allocation is management’s best estimate based on the recommendation of our dealer manager and its perceived demand in the market for each respective class of shares. In addition, we have estimated that we will raise $500,000,000 and $125,000,000, in this primary and dividend reinvestment plan offering, respectively; in no event may we sell more than the $625,000,000 of shares of common stock we initially registered in this offering.
(3) In addition to the selling commissions and dealer manager fee, we will pay additional underwriting compensation in the form of a stockholder servicing fee on the shares of Class T common stock sold in this primary offering. This fee is subject to certain limits and conditions, and with respect to a particular Class T share, will accrue until the fourth anniversary of the issuance of the share (or such earlier date as provided in the agreement between our dealer manager and the broker dealer of record in effect at the time the Class T share was first issued) in an annual amount equal to 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers).
(4) There will also be additional items of value paid from offering proceeds in connection with this offering that are viewed by FINRA as underwriting compensation. Payment of this additional underwriting compensation will reduce the proceeds to us. See “Plan of Distribution.”
Our dealer manager, KBS Capital Markets Group LLC, our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase generally is $4,000.
We currently expect to offer shares of common stock in the primary offering until approximately 90 days (as determined by our Chief Executive Officer) after we have announced that we have raised $650 million in our public offerings or [ ], 2019. If we decide to revise the threshold upon which we will terminate the primary offering or amend the date by which we will terminate the primary offering, we will provide that information in a prospectus supplement.  We may continue to offer shares under our dividend reinvestment plan after this primary offering terminates until we have sold all shares of common stock registered in our dividend reinvestment plan through the reinvestment of distributions. In some states, we will need to renew the registration statement annually or file a new registration statement to continue this primary offering beyond the one-year registration period allowed in some states. We may terminate this primary offering or the dividend reinvestment plan offering at any time, and we will provide that information in a prospectus supplement.
The date of this prospectus is [ ], 2017.

SUITABILITY STANDARDS
The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.
In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of our shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.
In addition to the suitability standards referenced above, the states listed below have established additional suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•
Kansas and Maine – It is recommended by the office of the Kansas Securities Commissioner and the Maine Office of Securities that Kansas and Maine investors, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

•
Massachusetts – Investors must have either (a) a net worth of at least $300,000 or (b) a gross annual income of at least $90,000 and a net worth of at least $90,000. In addition, shares will only be sold to Massachusetts residents that have a liquid net worth of at least ten times their investment in us and other illiquid direct participation programs.

•
California – Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $150,000. In addition, shares will only be sold to California residents that have a net worth of at least ten times their investment in us.

•
Iowa – Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, shares will only be sold to Iowa residents that have a liquid net worth of at least ten times their investment in us and our affiliates.

•
New Jersey – Investors must have either (a) a minimum liquid net worth of $350,000 or (b) a minimum gross annual income of not less than $85,000 and a minimum liquid net worth of at least $100,000. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

•	Pennsylvania and Tennessee – Investors must have a liquid net worth of at least ten times their investment in us.

•	Alabama, Michigan and Oregon – Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

•	New Mexico and Ohio – Investors must have a liquid net worth of at least ten times their investment in us, our affiliates and any other non-traded real estate investment programs.

•	North Dakota – Investors must have a net worth of at least ten times their investment in us.

•	Nebraska – Investors must have a net worth of at least ten times their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts.

•	Kentucky – Investors must have a liquid net worth of at least ten times their investment in us and other same-sponsored non-publicly traded real estate investment trusts.
In addition, because the minimum offering amount was less than $100,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.
For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles and liquid net worth is defined as that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable investments. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.
Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution – Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

i

SUITABILITY STANDARDS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	34
Risks Related to an Investment in Us	34
Risks Related to Conflicts of Interest	42
Risks Related to This Offering and Our Corporate Structure	45
Risks Related to Our Investments	52
Risks Related to Our Financing Strategy	68
Federal Income Tax Risks	71
Retirement Plan Risks	81
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	83
ESTIMATED USE OF PROCEEDS	84
MANAGEMENT	86
Board of Directors	86
Committees of the Board of Directors	87
Executive Officers and Directors	87
Compensation of Directors	91
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	91
Our Advisor	92
The Advisory Agreement	94
Our Strategic Relationship with STAM	96
Initial Investment by Our Advisor	96
Investment by Our Affiliates	96
Other Affiliates	96
Management Decisions	99
MANAGEMENT COMPENSATION	100
STOCK OWNERSHIP	111
DETERMINATION OF ESTIMATED NET ASSET VALUE PER SHARE	112
DETERMINATION OF PRIMARY OFFERING PRICES	119
CONFLICTS OF INTEREST	120
Our Affiliates’ Interests in Other KBS-Sponsored Programs and KBS-Advised Investors	120
Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates	122
Our Board of Directors’ Loyalties to KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Growth & Income REIT and Possibly to Future KBS-Sponsored Programs	123
Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates	123
Affiliated Dealer Manager	124
Certain Conflict Resolution Measures	124
INVESTMENT OBJECTIVES AND CRITERIA	130
General	130
Acquisition and Investment Policies	131
Investment Decisions and Asset Management: The KBS Approach	137
Joint Venture Investments	138
Financing Strategy and Policies	139
Operating Policies	140
Disposition Policies	141
Charter-imposed Investment Limitations	141
Investment Limitations under the Investment Company Act of 1940	142
FEDERAL INCOME TAX CONSIDERATIONS	144
Taxation of KBS Strategic Opportunity REIT II, Inc.	144
Taxation of Stockholders	158

1

2

PROSPECTUS SUMMARY
This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus, as supplemented, carefully, including the “Risk Factors” section and the information incorporated by reference herein, including the financial statements, before making a decision to invest in our common stock.

What is KBS Strategic Opportunity REIT II, Inc.?
KBS Strategic Opportunity REIT II, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ended December 31, 2014. We expect to use substantially all of the net proceeds from our public offerings to invest in and manage a diverse portfolio of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. We intend to acquire distressed debt, to originate and acquire mortgage, mezzanine, bridge and other real estate-related loans, to invest in various types of opportunistic real estate and to invest in real estate-related debt securities such as residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and collateralized debt obligations (“CDOs”). We consider opportunistic real estate to be properties with significant possibilities for short-term capital appreciation, such as non-stabilized properties, properties with moderate vacancies or near-term lease rollovers, poorly managed and positioned properties, properties owned by distressed sellers and built-to-suit properties. These properties may include, but are not limited to, office, industrial and retail properties, hospitality properties and undeveloped residential lots. In addition, we may acquire equity and preferred equity securities of companies that make similar investments such as other real estate operating companies. We expect our investments to be in real estate and real estate-related assets located in the United States and Europe. We may make our investments through loan originations and the acquisition of individual assets or by acquiring portfolios of assets, mortgage REITs or companies with investment objectives similar to ours. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of acquiring a portfolio of assets that provide opportunities for capital appreciation as well as potential for cash distributions through increased cash flow from operations and targeted asset sales. We intend to structure, underwrite and originate many of the debt products in which we invest. Except with respect to unimproved or non-income producing property, we are not limited in the percentage of net proceeds of our public offerings that we may allocate to a specific asset type. The number and mix of investments we make will depend upon real estate and market conditions and other circumstances existing at the time we make our investments and the amount of proceeds we raise in our public offerings.
We were incorporated in the State of Maryland on February 6, 2013. We commenced an initial public offering of shares of our common stock on August 12, 2014, pursuant to which we are offering $1,000,000,000 of shares of our Class A and Class T common stock at a price of $10.00 per share for Class A shares and $9.63 per share for Class T shares in the primary offering. We also are offering $760,000,000 of shares of common stock pursuant to our dividend reinvestment plan at $9.05 per share for Class A and Class T shares. As of [ ], 2017, we had raised gross offering proceeds of approximately $[ ] million from the sale of [ ] shares in our initial public offering, including $[ ] million of shares sold in our primary initial public offering and $[ ] million of shares sold under our dividend reinvestment plan.
As of August 10, 2017, we had invested in two hotel properties, two office buildings, one apartment building, an unconsolidated entity and a first mortgage loan. In addition, we had entered into a joint venture to develop one retail property, which is currently under construction. Because we have a limited portfolio of investments and, as of August 10, 2017, we had not acquired or identified any additional assets to acquire or originate, we are considered to be a blind pool. We are an “emerging growth company” under federal securities laws.
We plan to own substantially all of our assets and conduct our operations through KBS Strategic Opportunity Limited Partnership II, which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of our Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS Strategic Opportunity Holdings II LLC, is the sole limited partner of our Operating Partnership. Except where the context suggests otherwise, the terms “we,” “us,” “our” and “our company” refer to KBS Strategic Opportunity REIT II, Inc., together with its subsidiaries, including our Operating Partnership and its subsidiaries, and all assets held through such subsidiaries.

Our external advisor, KBS Capital Advisors LLC, a registered investment adviser with the Securities and Exchange Commission (the “SEC”), conducts our operations and manages our portfolio of investments. We have no paid employees.
Our office is located at 800 Newport Center Drive, Suite 700, Newport Beach, California 92660. Our telephone number is (949) 417-6500. Our fax number is (949) 417-6501, and our website address is www.kbssorii.com.

What is a REIT?
In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate and real estate-related investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate-related investments;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•
avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What are your investment objectives?
We are focused on acquiring an investment portfolio with a total return profile that is composed of investments that provide capital appreciation potential and current operating income. To that end, our primary investment objectives are:

•	to preserve and return your capital contribution;

•	to realize growth in the value of our investments; and

•	to provide increasing cash distributions to you through increased cash flow from operations or targeted asset sales.
We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we will acquire or upon maturity or payoff of our debt investments. Alternatively, while the sale of your shares may be difficult for the reasons discussed in the risk factors below, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares. No public trading market for our shares currently exists, and you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards.
Our board of directors has begun to explore possible strategic alternatives for the company, including but not limited to an extension of the offering stage of the company to raise additional capital and a merger of the company with and into another entity.

Are there any risks involved in an investment in your shares?
Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•
There is no assurance that we will raise the maximum offering amount in this offering. As a result, we will not be able to invest in as diverse a portfolio of assets, which will cause the value of your investment to vary more widely with the performance of specific assets and cause certain expenses to constitute a greater percentage of our revenue. This will increase the risk that you lose money on your investment.

•
No public market currently exists for our shares, and at this time we have no plans to list our shares on a national securities exchange. Our charter does not require our directors to provide our stockholders with a liquidity event by a specified date or at all. If you are able to sell your shares, you would likely have to sell them at a substantial loss. In addition, there are restrictions on the ownership and transferability of our shares of common stock. See “Description of Shares – Restriction on Ownership of Shares.” Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount to the price you paid or to the underlying value of the shares.

•
The offering prices for shares of our common stock in this primary offering was established by adding certain offering and other costs to a per share estimate of the net value of our assets and liabilities as of [], 2017. The offering prices are not based on any public trading market. The estimated net asset value per share as of [], 2017 was recommended by our advisor, using appraisals of our real estate properties obtained from an independent third party valuation firm, and was approved by our board of directors. For information regarding the methodologies and assumptions used, see “Determination of Estimated Net Asset Value Per Share.”

•	We depend on our advisor and its affiliates to select and manage our investments and conduct our operations and this offering.

•
We have a limited operating history and, as of August 10, 2017, we had invested in two hotel properties, two office buildings, one apartment building, an unconsolidated entity and a first mortgage loan. In addition, we had entered into a joint venture to develop one retail property, which is currently under construction. As of August 10, 2017, we had not acquired or identified any additional assets to acquire or originate. Thus, we are considered a blind pool and you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•
Except with respect to unimproved or non-income producing property, we are not limited in the percentage of net proceeds of our public offerings that we may allocate to a specific real estate asset type. Thus, we may make all of our investments in investments which present an increased risk of loss. In addition, we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus.

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All of our executive officers, our affiliated directors and other key real estate and debt finance professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other KBS-affiliated entities. As a result, all of our executive officers, our affiliated directors and other key real estate and debt finance professionals and our advisor and its affiliates face conflicts of interest, including significant conflicts created by our advisor’s and its affiliates’ compensation arrangements with us and other KBS-sponsored programs and KBS-advised investors and conflicts in allocating time among us and these other programs and investors. Furthermore, these individuals may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

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Because investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs or KBS-advised investors, our advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments. Any such conflicts in directing investment opportunities may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce your investment return.

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Our dealer manager is one of our affiliates and, as such, its due diligence review and investigation of us and our prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering; the absence of an independent due diligence review increases the risks and uncertainty you face.

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Our advisor and its affiliates receive fees in connection with the origination, acquisition and management of our investments. These fees are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us and increase your risk of loss.

•	We pay substantial fees to and reimburse expenses of our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	We have issued and may continue to issue stock dividends which will dilute the returns per share for investors who purchase shares in our public offerings after we have issued a stock dividend.

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Our distribution policy is not to use the proceeds of our public offerings to pay distributions. However, we may pay distributions from any source, including, without limitation, from offering proceeds or borrowings (which may constitute a return of capital). We have paid distributions in part from financings and expect that in the future we may not pay distributions solely from our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have less funds available to make investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

•	If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

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Our policies do not limit us from incurring debt until our total liabilities would exceed 75% of the cost of our tangible assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. During the early stages of this offering, and to the extent financing in excess of this limit is available on attractive terms, the conflicts committee may approve debt such that our total liabilities would exceed this limit. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

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We may not be able to obtain debt on attractive terms to finance our acquisitions or refinance our existing debt obligations. As such, we may be forced to use a greater proportion of our offering proceeds to finance acquisitions, reducing the number of acquisitions we would otherwise make, and/or to dispose of some of our assets.

•	Continued disruptions in the financial markets and uncertain economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.

•	We expect to focus our investments in real estate-related loans and real estate-related debt securities in distressed debt, which involves more risk than in performing debt.

•	Our opportunistic property-acquisition strategy involves a higher risk of loss than would a strategy of investing in stabilized properties.

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We depend on tenants for the revenue generated by our real estate investments and, accordingly, the revenue generated by our real estate investments depends upon the success and economic viability of our tenants. Revenues from our property investments could decrease due to a reduction in tenants (caused by factors including, but not limited to, tenant defaults, tenant insolvency, early termination of tenant leases and non-renewal of existing tenant leases) and/or lower rental rates, limiting our ability to pay distributions to our stockholders.

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We cannot predict with any certainty how much, if any, of our dividend reinvestment plan proceeds will be available for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; reserves required by any financings of our investments; future funding obligations under any real estate loan receivable we acquire or originate; the acquisition or origination of assets, which would include payment of acquisition or origination fees to our advisor; the repayment of debt; and expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital and tenant improvements or paying leasing costs and commissions related to real property. If such funds are not available from the dividend reinvestment plan offering, then we may have to use a greater proportion of our cash flow from operations to meet these cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under our share redemption program.

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Our board of directors has begun to explore strategic alternatives for the company. If we consummate a merger or pursue another exit strategy in the near term, stockholders may not receive an amount per share equal to our current offering prices or our estimated NAV per share.

Have you conducted prior offerings for your shares?
Yes. We commenced an initial public offering of shares of our common stock on August 12, 2014, pursuant to which we are offering $1,000,000,000 of shares of our Class A and Class T common stock at a price of $10.00 per share for Class A shares and $9.63 per share for Class T shares in the primary offering. We also are offering $760,000,000 of shares of common stock pursuant to our dividend reinvestment plan at $9.05 per share for Class A and Class T shares. As of [ ], 2017, we had raised gross offering proceeds of approximately $[ ] million from the sale of [ ] shares in our initial public offering, including $[ ] million of shares sold in our primary initial public offering and $[ ] million of shares sold under our dividend reinvestment plan.
Prior to the commencement of our initial public offering, we offered up to $105,000,000 of shares of our common stock for sale in a best efforts private placement offering to accredited investors only pursuant to a confidential private placement memorandum, which we refer to as the “private offering.” Shares in our private offering were sold at a purchase price of either $9.20 or $9.40 per share based on the amount of gross proceeds we had raised in the offering, with discounts available to certain categories of purchasers. We ceased offering shares in our private offering on August 11, 2014 and raised approximately $32.2 million related to the sale of 3,619,851 shares of common stock in our private offering.

What is the role of the board of directors?
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is composed of five members, three of whom are independent of KBS Capital Advisors and its affiliates. Our charter requires that a majority of our directors be independent of KBS Capital Advisors and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of KBS Capital Advisors and must approve other matters set forth in our charter. Our directors are elected annually by the stockholders.

Who is your advisor and what does your advisor do?
KBS Capital Advisors is our advisor. As our advisor, KBS Capital Advisors manages our day-to-day operations and our portfolio of real estate-related investments on our behalf, all subject to the supervision of our board of directors. Our sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., control and indirectly own our advisor and their team of real estate and debt finance professionals acting through KBS Capital Advisors make most of the decisions regarding the selection, negotiation, financing and disposition of investments. KBS Capital Advisors also has the authority to make all of the decisions regarding our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. KBS Capital Advisors also provides asset management, marketing, investor-relations and other administrative services on our behalf with the goal of maximizing our cash flow from operations.
We have formed a strategic relationship with STAM Europe (“STAM”), a commercial real estate investment and asset management firm headquartered in Paris, France to support us and our advisor in connection with any investments we make in Europe. We can give no assurances as to the number, if any, of investments we may make in Europe.

What is the experience of your sponsors and the real estate and debt finance professionals of your advisor?
Messrs. Bren, Hall, McMillan and Schreiber control and indirectly own our advisor and our dealer manager. We refer to these individuals as our sponsors. All four of our sponsors actively participate in the management and operations of our advisor, and our advisor has three managers: an entity owned and controlled by Mr. Bren; an entity owned and controlled by Messrs. Hall and McMillan; and an entity owned and controlled by Mr. Schreiber.
In 2004, our sponsors founded KBS Capital Advisors. Our sponsors work together at KBS Capital Advisors with their team of key real estate and debt finance professionals. These key real estate and debt finance professionals have been through multiple real estate and financial cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, loan workouts, asset management, dispositions, development, leasing and property and portfolio management. Together with our four sponsors, Geoffrey Hawkins, Brian Ragsdale, Jeffrey Waldvogel and Jim Chiboucas comprise the investment committee of KBS Capital Advisors that is responsible for our investment decisions related to our investments in the United States. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint. Subject to any limitations in our charter and the oversight of our board of directors, the investment committee of KBS Capital Advisors evaluates and approves our investments and financings.
Our advisor, KBS Capital Advisors, is the external advisor of KBS Real Estate Investment Trust, Inc., which we refer to as “KBS REIT I,” KBS Real Estate Investment Trust II, Inc., which we refer to as “KBS REIT II,” KBS Real Estate Investment Trust III, Inc., which we refer to as “KBS REIT III,” KBS Strategic Opportunity REIT, Inc., which we refer to as “KBS Strategic Opportunity REIT,” KBS Legacy Partners Apartment REIT, Inc., which we refer to as “KBS Legacy Partners Apartment REIT,” and KBS Growth & Income REIT, Inc., which we refer to as “KBS Growth & Income REIT.” Some or all of our sponsors are directors and/or executive officers of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, and KBS Growth & Income REIT. Through their affiliations with us, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, and KBS Legacy Partners Apartment REIT and KBS Capital Advisors, as of December 31, 2016, our sponsors had overseen the investment in and management of approximately $14.2 billion of real estate and real estate-related investments on behalf of the investors in us, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT.
Since 1992, Messrs. Bren and Schreiber have teamed to invest in, manage, develop and sell high-quality U.S. commercial real estate and real estate-related investments on behalf of institutional investors. Together, they founded KBS Realty Advisors LLC, a registered investment adviser with the SEC, and a nationally recognized real estate investment advisor. When we refer to a “KBS-sponsored program,” we are referring to the private entities sponsored by an investment advisor affiliated with Messrs. Bren and Schreiber and to the non-traded REITs, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Growth & Income REIT and our company, that are currently being sponsored by Messrs. Bren, Hall, McMillan and Schreiber. As noted above, our sponsors are sponsoring KBS Legacy Partners Apartment REIT together with Legacy Partners Residential Realty LLC and certain of its affiliates. When we refer to a “KBS-advised investor,” we are referring to institutional investors that have engaged an investment advisor affiliated with Messrs. Bren and Schreiber to provide real estate investment advice. These investment advisors are also affiliated with our advisor.
Messrs. Bren and Schreiber each has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years. Over that time, Messrs. Bren and Schreiber have developed extensive experience investing in and managing a broad range of real estate asset classes. Since 1992, the experience of the investment advisors affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2016): sponsoring 14 private real estate programs that had invested over $4.6 billion (including equity, debt and investment of income and sales proceeds) in 305 real estate assets; through these 14 private KBS-sponsored programs, raising over $2.8 billion of equity from 38 institutional investors; and selling 267 of the 305 real estate assets acquired by these 14 KBS-sponsored programs. In addition to their experience with these 14 private KBS-sponsored programs, investment advisors affiliated with Messrs. Bren and Schreiber have also been engaged by four other KBS-advised investors to recommend real estate acquisitions and manage some of their investments. The investment proceeds of these KBS-advised investors were not commingled. The investments made on behalf of these four KBS-advised investors were made pursuant to management agreements or partnership agreements that permitted the KBS-advised investors to reject acquisitions recommended by the KBS-affiliated investment advisor. Because the KBS-advised investors were not as passive as those in the 14 private KBS-sponsored programs described above or as those who invest in our public offerings, we have not described the real estate assets acquired or managed for these four KBS-advised investors. The amounts paid for the assets acquired and/or managed and for subsequent capital expenditures for these four KBS-advised investors totaled over $4.3 billion. On behalf of the four KBS-advised investors, investment advisors affiliated with Messrs. Bren and Schreiber have sold 229 real estate assets.
Each of Messrs. Hall and McMillan has over 20 years of experience in real estate-related investments. Mr. McMillan is a Partner and co-owner of Temescal Canyon Partners LP, an investment advisor formed in 2013 to manage a multi-strategy hedge fund on behalf of investors. Mr. McMillan is also a co-founder and the Managing Partner of Willowbrook Capital Group, LLC, an asset management company. Before forming Willowbrook with Mr. Hall, Mr. McMillan served as Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including CMBS and RMBS, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, where he managed the distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CS First Boston in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income CMBS. During the 1980s, Mr. Hall was a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.
On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I. KBS REIT I accepted gross offering proceeds of approximately $1.7 billion in its primary initial public offering and accepted aggregate gross offering proceeds of $233.7 million from shares issued pursuant to its dividend reinvestment plan. KBS REIT I ceased offering shares in its primary initial public offering on May 30, 2008 and terminated its dividend reinvestment plan effective April 10, 2012. As of December 31, 2016, KBS REIT I had used $97.4 million to fund share redemptions pursuant to its share redemption program. On January 27, 2017, the stockholders of KBS REIT I approved the sale of all of KBS REIT I’s assets and KBS REIT I’s dissolution pursuant to the terms of its plan of complete liquidation and dissolution.
On April 22, 2008, our sponsors launched the initial public offering of KBS REIT II. KBS REIT II accepted aggregate gross offering proceeds of approximately $1.8 billion in its primary initial public offering and accepted $298.2 million from shares issued pursuant to its dividend reinvestment plan. KBS REIT II ceased offering shares in its primary initial public offering on December 31, 2010 and terminated its dividend reinvestment plan effective May 29, 2014. As of December 31, 2016, KBS REIT II had used $240.1 million to fund share redemptions pursuant to its share redemption program.
On November 20, 2009, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT. KBS Strategic Opportunity REIT accepted aggregate gross offering proceeds of approximately $561.7 million in its primary initial public offering and, as of December 31, 2016, had accepted $65.4 million from shares issued pursuant to its dividend reinvestment plan. KBS Strategic Opportunity REIT ceased offering shares in its primary initial public offering on November 14, 2012. As of December 31, 2016, KBS Strategic Opportunity REIT had used $77.0 million to fund share redemptions pursuant to its share redemption program. In addition, KBS Strategic Opportunity REIT has filed a registration statement with the SEC to conduct a follow-on offering that is in registration with the SEC.
On March 12, 2010, together with Legacy Partners Residential Realty LLC and certain of its affiliates, our sponsors launched the initial public offering of KBS Legacy Partners Apartment REIT. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its primary initial public offering on March 12, 2013. On March 13, 2013, KBS Legacy Partners Apartment REIT commenced a follow-on public offering. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its follow-on public offering, effective as of March 31, 2014. KBS Legacy Partners Apartment REIT accepted aggregate gross offering proceeds of approximately $204.4 million in its primary public offerings and, as of December 31, 2016, had accepted $24.4 million from shares issued pursuant to its dividend reinvestment plan. As of December 31, 2016, KBS Legacy Partners Apartment REIT had used $7.9 million to fund share redemptions pursuant to its share redemption program.
On October 26, 2010, our sponsors launched the initial public offering of KBS REIT III. KBS REIT III accepted aggregate gross offering proceeds of approximately $1.7 billion in its primary initial public offering and, as of December 31, 2016, had accepted approximately $165.0 million from shares issued pursuant to its dividend reinvestment plan. KBS REIT III ceased offering shares in its primary initial public offering on May 29, 2015. As of December 31, 2016, KBS REIT III had used $52.5 million to fund share redemptions pursuant to its share redemption program.
On April 28, 2016, our sponsors launched the initial public offering of KBS Growth & Income REIT. Prior to commencement of its initial public offering, KBS Growth & Income REIT conducted a private offering to accredited investors, which commenced on June 11, 2015. KBS Growth & Income REIT accepted gross offering proceeds of approximately $76.8 million in its private offering and raised an additional $345,000 in proceeds from affiliates of its sponsors. KBS Growth & Income REIT ceased offering shares in the primary portion of its private offering on April 27, 2016 and processed subscriptions for the primary portion of the private offering dated on or prior to April 27, 2016 through May 30, 2016. As of December 31, 2016, KBS Growth & Income REIT had accepted aggregate gross offering proceeds of $2.6 million in its public offering, including $1.2 million from shares issued pursuant to its distribution reinvestment plan. KBS Growth & Income REIT terminated its primary public offering effective June 30, 2017 and intends to conduct a private offering solely to accredited investors pursuant to Rule 506(c) of Regulation D of the Securities Act.

Do you expect any of the institutions that invested in the private KBS-sponsored programs or the KBS-advised investors referenced above or that have been advised by your affiliates to invest in this offering?
We believe that the institutional investors that invested in the 14 private KBS-sponsored programs referenced above and the KBS-advised investors are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. It is not expected that any institutional investors such as the ones described above will participate in this offering. However, if institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at the undiscounted primary offering price.

How have we performed to date?
For information about our portfolio and operations, see supplement no .2 to this prospectus.

Will you use leverage?
Yes. We expect that once we have fully invested the proceeds of our public offerings, our debt financing and other liabilities will be 60% or less of the cost of our tangible assets (before deducting depreciation and other non-cash reserves), although it may exceed this level during our offering stage. This is our target leverage as established by our board of directors. Our charter limits our total liabilities to 75% of the cost of our tangible assets (before deducting depreciation and other non-cash reserves); however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. During the early stages of this offering, and to the extent financing in excess of this limit is available on attractive terms, the conflicts committee may approve debt such that our total liabilities would exceed this limit. There is no limitation on the amount we may borrow for the purchase of any single asset.
We intend to target a leverage ratio of 60% and do not intend to exceed the leverage limit in our charter. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our stockholders, and could also be accompanied by restrictive covenants. High levels of debt could also increase the risk of being unable to refinance our indebtedness when loans become due, or of being unable to refinance our indebtedness on favorable terms, and the risk of loss with respect to assets pledged as collateral for loans.
Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.
Information with respect to our outstanding debt obligations is described in a supplement to this prospectus.

What conflicts of interest does your advisor face?
KBS Capital Advisors and its affiliates experience conflicts of interest in connection with the management of our business. Messrs. Bren, Hall, McMillan and Schreiber, who indirectly own and control KBS Capital Advisors, are our sponsors, and Messrs. Hall and McMillan are two of our executive officers and directors. KBS Capital Advisors is also the external advisor to KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT. Messrs. Bren, Hall and Schreiber are executive officers of KBS REIT I, KBS REIT II, KBS REIT III and KBS Growth & Income REIT, Mr. McMillan is an executive officer of KBS REIT I, KBS REIT II and KBS REIT III, Messrs. McMillan and Schreiber are also directors of KBS REIT I, KBS REIT II and KBS REIT III and Mr. Schreiber is also a director of KBS Growth & Income REIT. Messrs. Hall and McMillan are also executive officers and directors of KBS Strategic Opportunity REIT. In addition, Messrs. Bren and McMillan are executive officers of KBS Legacy Partners Apartment REIT, and Mr. Bren is a director of KBS Legacy Partners Apartment REIT. Messrs. Bren and Schreiber are also key real estate and debt finance professionals at KBS

Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to KBS-advised investors. In addition, Geoffrey Hawkins and Brian Ragsdale play a key role at KBS Capital Advisors in identifying, structuring and managing the debt-related investments for KBS REIT I, KBS REIT II, KBS REIT III, KBS Growth & Income REIT, and KBS Strategic Opportunity REIT. Some of the material conflicts that KBS Capital Advisors and its affiliates face include the following:

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The team of real estate and debt finance professionals at our advisor must determine which investment opportunities to recommend to us and the other KBS-sponsored programs that are raising funds for investment, that have funds available for investment, or for whom a KBS-affiliated entity serves as an advisor as well as any programs KBS-affiliated entities may sponsor in the future;

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Our sponsors and their team of professionals at KBS Capital Advisors and its affiliates, including our dealer manager, have to allocate their time between us and other programs and activities in which they are involved;

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KBS Capital Advisors and its affiliates receive fees in connection with the acquisition, origination, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	KBS Capital Advisors and its affiliates, including our dealer manager receive fees in connection with our offerings of equity securities;

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The negotiations of the advisory agreement and the dealer manager agreement (including the substantial fees KBS Capital Advisors and its affiliates, including our dealer manager, receive thereunder) were not at arm’s length;

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KBS Capital Advisors may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) it would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a non-interest-bearing promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments, and the fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs;

•	KBS Capital Advisors and its affiliates may structure the terms of joint ventures between us and other KBS-sponsored programs or KBS-advised entities.

Will your directors face any conflicts of interest?
Three of our directors, including one of our independent directors, Mr. Yee, are also directors of KBS Strategic Opportunity REIT. One of our affiliated directors is also a director of KBS REIT I, KBS REIT II and KBS REIT III. The loyalties of our directors serving on the boards of directors of KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT, or possibly on the board of directors of future KBS-sponsored programs, may influence the judgment of our board when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

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The conflicts committee of our board of directors must evaluate the performance of KBS Capital Advisors with respect to whether KBS Capital Advisors is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other KBS-sponsored programs or if our advisor is giving preferential treatment to other KBS-sponsored programs in this regard, the conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

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We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle KBS Capital Advisors or its affiliates to fees and other compensation from both parties to the transaction. Decisions of our board of directors and the conflicts committee regarding the terms of those transactions may be influenced by our board’s and the conflicts committee’s loyalties to such other KBS-sponsored programs.

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A decision of our board of directors or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other KBS-sponsored programs.

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A decision of our board of directors or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

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A decision of our board of directors or the conflicts committee regarding whether and when we seek to list our shares of common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade.

Who owns and controls the advisor?
The following chart shows the ownership structure of KBS Capital Advisors and entities affiliated with KBS Capital Advisors that perform services for us:
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(1) Peter McMillan III is our President and the chairman of our board of directors. In addition, Messrs. Hall and McMillan, through their ownership interest in Willowbrook Capital Group LLC, have invested $2,000,000 in us through the purchase of 240,211 shares of our Class A common stock at $8.33 per share.
(2) Keith D. Hall is our Chief Executive Officer and a director. In addition, Messrs. Hall and McMillan, through their ownership interest in Willowbrook Capital Group LLC, have invested $2,000,000 in us through the purchase of 240,211 shares of our Class A common stock at $8.33 per share.

(3) Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls PBren Investments, L.P.
(4) Other than de minimis amounts owned by family members or trusts, Mr. Schreiber indirectly owns and controls Schreiber Real Estate Investments, L.P.
(5) We are the sole member and manager of KBS Strategic Opportunity Holdings II LLC. KBS Strategic Opportunity Holdings II LLC is the sole limited partner of, and owns a 99.9% partnership interest in, KBS Strategic Opportunity Limited Partnership II. We are the sole general partner of, and own the remaining 0.1% partnership interest in, KBS Strategic Opportunity Limited Partnership II.
As of the date of this prospectus, Messrs. Bren, Hall, McMillan and Schreiber have not received any compensation from us for services provided in their capacity as principals of KBS Capital Advisors or its affiliates. In connection with our public offerings, we pay or reimburse our advisor and its affiliates for the services described below.

What are the fees that you pay to your advisor and its affiliates and your directors?
KBS Capital Advisors and/or its affiliates receive compensation and reimbursement for services related to this offering and the investment, management and disposition of our assets. We also compensate our independent directors for their service to us. The most significant items of compensation are included in the table below. Compensation to be paid to KBS Capital Advisors, KBS Capital Markets Group and their affiliates may be increased without stockholder approval.
The amount of selling commissions differs among Class A shares and Class T shares, and there is an ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering. Both classes of shares have discounts available to certain categories of purchasers. The table below assumes that (a) 15% of the proceeds raised in this primary offering are from the sale of Class A shares and 85% of the proceeds raised in this primary offering are from the sale of Class T shares, (b) we do not further reallocate shares being offered between the primary offering and dividend reinvestment plan offering, (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any purchasers), and (d) solely with respect to the estimated stockholder servicing fee, 4% of the proceeds raised in this primary offering are from the sale of Class A shares through distribution channels that do not pay selling commissions of 6.5%. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan. No stockholder servicing fee will be paid with respect to Class T shares purchased through our dividend reinvestment plan or issued pursuant to a stock dividend; however, the stockholder servicing fee payable with respect to Class T shares purchased in this primary offering is a class-specific expense and is allocated to all the Class T shares. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the net asset value (“NAV”) of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in this primary offering exceeds amounts available for distribution to holders of Class A shares.
The descriptions of the fees and expenses presented in the table below reflect the terms of our advisory and dealer manager agreements. The limit adopted with respect to our obligation to pay organization and other offering expenses in connection with this primary offering will apply to all organization and other offering expenses incurred, regardless of when incurred. For a description of how these estimates were calculated, please see our estimated use of proceeds table.

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares)
Organization and Offering Stage
Selling Commissions	KBS Capital Markets Group	Up to 6.5% of the price per share of Class A common stock sold and up to 3.0% of the price per share of Class T common stock sold; no selling commissions are payable on shares of common stock sold under our dividend reinvestment plan; all selling commissions are reallowed to participating broker-dealers.	$17,625,000
Dealer Manager Fee	KBS Capital Markets Group
Up to 2.0% of the price per share of Class A and Class T common stock sold. Our dealer manager may generally reallow to any participating broker-dealer up to 1.0% of the gross primary offering proceeds attributable to that participating broker-dealer as a marketing fee; in select cases up to 1.5% of the gross primary offering proceeds may be reallowed; this reallow will be based upon such factors as the projected sales volume by such participating broker-dealer, access to conferences and meetings and the general level of assistance of such participating broker-dealer in marketing this offering; no dealer manager fee is payable on shares of common stock sold under our dividend reinvestment plan.
$10,000,000
Organization and Other Offering Expenses	KBS Capital Advisors and KBS Capital Markets Group
We reimburse our advisor and dealer manager for commercially reasonable organization and other offering expenses they incur on our behalf in connection with this offering. No reimbursements made by us to our advisor or our dealer manager may cause total organization and offering expenses incurred by us (including selling commissions, dealer manager fees, the stockholder servicing fee and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from this primary offering and the dividend reinvestment plan offering as of the date of reimbursement.
We also pay organization and other offering expenses directly. At the termination of this primary offering, our advisor and its affiliates will reimburse us to the extent that the organization and other offering expenses paid directly or reimbursed by us in connection with this primary offering, regardless of when incurred, exceed 1.0% of gross primary offering proceeds. Our advisor and its affiliates will be responsible for all organization and other offering expenses related to this primary offering to the extent they exceed 1.0% of gross primary offering proceeds as of the termination of this primary offering. Prior to the termination of this primary offering, at which time our advisor will reimburse us as described above, we will be responsible for the payment of all organization and other offering expenses we incur directly and the reimbursement of organization and other offering expenses our advisor and dealer manager incur on our behalf in connection with this offering subject to the 15% limit on reimbursements discussed above.
$5,000,000

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares)

Organization and other offering expenses include all expenses to be paid or reimbursed by us in connection with this offering, excluding selling commissions, the dealer manager fee and the ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering. Organization and other offering expenses include our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers, legal fees of our dealer manager, and promotional items.
We will not reimburse our dealer manager for wholesaling compensation expenses.

Acquisition and Development Stage
Acquisition and Origination Fees	KBS Capital Advisors
2.6% of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments, plus significant capital expenditures budgeted as of the date of acquisition related to the development, construction or improvement of the investment. Under our charter, a majority of the independent directors would have to approve any increase in the acquisition and origination fee payable to our advisor. Acquisition fees that are calculated based on capital expenditures budgeted as of the date of acquisition shall be paid at the time funds are disbursed pursuant to a final approved budget upon receipt of an invoice by us.
Our charter limits our ability to make an investment if the total of all acquisition and origination fees and expenses relating to the investment exceeds 6.0% of the contract purchase price or 6.0% of the total funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

$11,812,134.50 (maximum offering and no debt)/
$28,211,955 (maximum offering and leverage such that our total liabilities do not exceed 60% of the cost of our tangible assets, which is our target leverage).

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares)
Acquisition and Origination Expenses	KBS Capital Advisors
Reimbursement of customary acquisition and origination expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of in-house counsel that are not employees or affiliates of the advisor), costs of due diligence, travel and communications expenses, appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties and real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. We estimate that these expenses will average approximately 0.6% of the purchase price or origination amount of our investments, excluding fees and expenses associated with such investments.
$2,709,619 (maximum offering and no debt)/ $6,471,621 (maximum offering and leverage such that our total liabilities do not exceed 60% of the cost of our tangible assets, which is our target leverage).
Operational Stage
Stockholder Servicing Fee	KBS Capital Markets Group
An annual fee of 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers) of Class T common stock sold in this primary offering for services rendered to Class T stockholders by the broker-dealer of record after the initial sale of the Class T share. For a description of the services required from the broker-dealer of record, see the “Plan of Distribution” section of this prospectus. Except as described in the “Plan of Distribution” section of this prospectus, the stockholder servicing fee will accrue daily and be paid monthly in arrears and our dealer manager will reallow all of the stockholder servicing fee to such broker-dealer of record.
The stockholder servicing fee with respect to a Class T share will cease accruing upon the occurrence of any of the following events: (i) the date at which aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the primary offering in which the Class T share was sold, as calculated by us with the assistance of our dealer manager after the termination of the primary offering in which the Class T share was sold, (ii) with respect to a particular Class T share, on the fourth anniversary of the issuance of the share (or such earlier date as provided in the agreement between our dealer manager and the broker dealer of record in effect at the time the Class T share was first issued), (iii) a listing of our common stock on a national securities exchange, (iv) a merger or other extraordinary transaction, or (v) the date the Class T share associated with the stockholder servicing fee is no longer outstanding such as upon its redemption or our dissolution.
Underwriting compensation includes selling commissions, dealer manager fees, and stockholder servicing fees being paid in connection with an offering as well as other items of value paid in connection with an offering, including amounts not paid directly or reimbursed by us, that are viewed by the Financial Industry Regulatory Authority (“FINRA”) as underwriting compensation. No stockholder servicing fee is payable on shares of Class T common stock sold under our dividend reinvestment plan or issued as a stock dividend.
$17,000,000

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares)
Asset Management Fees	KBS Capital Advisors
A monthly fee equal to the lesser of one-twelfth of (i) 1.0% of the cost of our investments and (ii) 2.0% of the sum of the cost of our investments, less any debt secured by or attributable to our investments. The cost of our real property investments will be calculated as the amount paid or allocated to acquire the real property, including the cost of any subsequent development, construction or improvements to the property and including fees and expenses related thereto (but excluding acquisition fees paid or payable to our advisor), as of the time of calculation. The cost of our loans and any investments other than real property will be calculated as the lesser of (x) the amount actually paid or allocated to acquire or fund the loan or other investment, including fees and expenses related thereto (but excluding acquisition fees paid or payable to our advisor), and (y) the outstanding principal amount of such loan or other investment, including fees and expenses related to the acquisition or funding of such investment (but excluding acquisition fees paid or payable to our advisor), as of the time of calculation. In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment.
Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses	KBS Capital Advisors and KBS Capital Markets Group
We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities, accounting software and cybersecurity costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. At this time we only expect to reimburse our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us; however, in the future, our advisor may seek reimbursement for additional employee costs. If our advisor were to seek reimbursement for additional employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition, origination or disposition fees (other than reimbursement of travel and communications expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.
We reimburse our dealer manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform, or the “AIP Platform”, with respect to certain accounts of our investors serviced through the AIP Platform.
Additionally, on January 6, 2014, we, together with KBS REIT I, KBS REIT II, KBS REIT III, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT, our dealer manager, our advisor and other KBS-affiliated entities, entered into an errors and omissions and directors and officers liability insurance
Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares)

program where the lower tiers of coverage are shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the plan, and is billed directly to each entity. The allocation of these shared coverage costs is proportionate to the pricing by the insurance marketplace for the first tiers of directors and officers liability coverage purchased individually by each REIT. Our advisor’s and our dealer manager’s portion of the shared lower tiers’ cost is proportionate to the respective entities’ prior cost for the errors and omissions insurance. In June 2015, KBS Growth & Income REIT was added to the insurance program at terms similar to those described above. In June 2017, we renewed our participation in the program, and the program is effective through June 30, 2018. As KBS REIT I is implementing its plan of liquidation, at renewal in June 2017, KBS REIT I elected to cease participation in the program and obtain separate insurance coverage.

Independent Director Compensation	Independent Directors
We pay each of our independent directors an annual retainer of $40,000. We also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference audit or conflicts committee meeting attended). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at board of directors and committee meetings.
Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time
Operational and Liquidation Stage
Subordinated Participation in Net Cash Flows	KBS Capital Advisors
After our common stockholders have received, together as a collective group, aggregate distributions (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their gross investment amount, which is the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased) multiplied by the weighted average issue price of the shares sold in our primary offerings, and (ii) a 7.0% per year cumulative, noncompounded return on such gross investment amount, KBS Capital Advisors is entitled to receive 15% of our net cash flows, whether from continuing operations, net sales proceeds, net financing proceeds, or otherwise. Net sales proceeds means the net cash proceeds realized by us after deduction of all expenses incurred (i) in connection with a disposition of our assets, or (ii) from the prepayment, maturity, workout or other settlement of any loan
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares)

or other investment. Net financing proceeds means the net cash proceeds realized from the financing of our assets or refinancing of our debt.
The 7.0% per year cumulative, noncompounded return on gross investment amount is calculated on a daily basis. In making this calculation, gross investment amount is determined for each day during the period for which the 7.0% per year cumulative, noncompounded return is being calculated, including a daily adjustment to reflect shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased). In addition, gross investment amount is reduced by the following: (i) distributions from net sales proceeds, (ii) distributions from net financing proceeds, and (iii) distributions paid from cash flow from operations in excess of a cumulative, noncompounded, annual return of 7.0%. Gross investment amount is only reduced as described above; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes. The 7.0% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder but rather is based on total distributions paid on all outstanding shares relative to total gross investment amount invested by all stockholders. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to participate in our net cash flows. In fact, if KBS Capital Advisors is entitled to participate in our net cash flows, the returns of our stockholders will differ, and some may be less than a 7.0% per year cumulative, noncompounded return. This fee is payable only while we are not listed on an exchange. In addition, before we will be able to pay distributions to our stockholders equal to a return of their gross investment amount plus a 7% cumulative, non-compounded, annual return on such gross investment amount, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for our advisor to receive this fee and we will likely be in our liquidation stage if our advisor is eligible to begin earning this fee.

Liquidation/Listing Stage
Disposition Fees	KBS Capital Advisors or its affiliates
For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates a percentage of the contract sales price of each loan, debt-related security, real property or other investment sold (including CMBS, RMBS or CDOs issued by a subsidiary of ours as part of a securitization transaction) as a disposition fee. For dispositions with a contract sales price less than or equal to $50 million, the disposition fee will equal 1.5% of the contract sales price. For dispositions with a contract sales price greater than $50 million, the disposition fee will equal the sum of $750,000 (which amount is 1.5% of $50 million), plus 1.0% of the
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares)

 amount of the contract sales price in excess of $50 million. The disposition fee is determined on a per-transaction basis and is not cumulative.
If, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor, the fee paid to our advisor and its affiliates may not exceed the commissions paid to such unaffiliated third parties, and provided further that the disposition fees paid to our advisor, its affiliates and unaffiliated third parties may not exceed 6.0% of the contract sales price. The conflicts committee will determine whether our advisor or its affiliates has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that (i) if we negotiate a discounted payoff with the borrower, we will pay a disposition fee and (ii) if we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sell an asset to an affiliate, our charter requires that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us. Although we are most likely to pay disposition fees during our liquidation stage, these fees may also be incurred during our operational stage.

Subordinated Incentive Fee	KBS Capital Advisors
Upon a merger or listing of our common stock on a national securities exchange, we will pay our advisor an incentive fee. Upon a listing this fee will equal 15% of the amount by which (i) the market value of our outstanding stock plus the total of all distributions paid by us to stockholders from inception until the date market value is determined (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes and excluding any stock dividend) exceeds (ii) the sum of our stockholders’ gross investment amount, which is the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased) multiplied by the weighted average issue price of the shares sold in our primary offerings, and the amount of cash flow necessary to generate a 7.0% per year cumulative, noncompounded return on our stockholders’ gross investment amount from our inception through the date the market value is determined.
Upon a merger this fee will equal 15% of the amount by which (i) the merger consideration amount plus the total of all
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares)

distributions paid or declared by us to stockholders from inception until the closing of the merger (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes and excluding any stock dividend) exceeds (ii) the sum of our stockholders’ gross investment amount, which is the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased) multiplied by the weighted average issue price of the shares sold in our primary offerings, and the amount necessary to generate a 7.0% per year cumulative, noncompounded return on our stockholders’ gross investment amount from our inception through the closing of the merger.
If our advisor receives a subordinated incentive fee, the fee will not be separately reduced by the prior payment to our advisor of a participation in our net cash flows as the calculation of the subordinated incentive fee takes into account any prior payment to our advisor of this participation. In addition, if KBS Capital Advisors is entitled to receive the subordinated incentive fee upon a listing, KBS Capital Advisors will no longer participate in our net cash flows as described above.
The 7.0% per year cumulative, noncompounded return on gross investment amount is calculated on a daily basis. In making this calculation, gross investment amount is determined for each day during the period for which the 7.0% per year cumulative, noncompounded return is being calculated, including a daily adjustment to reflect shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased). In addition, gross investment amount is reduced by the following: (i) distributions from net sales proceeds, (ii) distributions from net financing proceeds, and (iii) distributions paid from cash flow from operations in excess of a cumulative, noncompounded, annual return of 7.0%. Gross investment amount is only reduced as described above; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes. The 7.0% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder but rather is based on total distributions paid on all outstanding shares relative to total gross investment amount invested by all stockholders.

 Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to receive the subordinated incentive fee. In fact, if KBS Capital Advisors is entitled to receive the subordinated incentive fee, the returns of our stockholders will differ, and some may be less than a 7.0% per year cumulative, noncompounded return.

How many investments do you own?
As of August 10, 2017, we had invested in two hotel properties, two office buildings, one apartment building, an unconsolidated entity and had originated a first mortgage loan. In addition, we had entered into a joint venture to develop one retail property, which is currently under construction. Because we have a limited portfolio of investments and, as of August 10, 2017, we had not acquired or identified any additional assets to acquire or originate, we are considered to be a blind pool. As significant investments become probable, we will supplement this prospectus to provide information regarding the likely investment. We will also supplement this prospectus to provide information regarding material changes to our portfolio, including the closing of significant asset originations or acquisitions, or dispositions.

If I buy shares, will I receive distributions and how often?
During our offering stage, we currently expect our board of directors to continue to declare stock dividends on a set monthly basis based on a record date as of the end of the month. Especially during the early stages of our operations and until our cash flows stabilize, our board of directors believes the declaration of stock dividends is in our best interest because it will allow us to focus on our investment strategy of investing in opportunistic real estate investments that may generate limited cash flow but have the potential for appreciation. These stock dividends may reflect in part an increase or anticipated increase in portfolio value to the extent our board of directors believes assets in our portfolio have appreciated or will appreciate in value after acquisition or after we have taken control of the assets. In addition, these stock dividends may reflect in part cash flow from operations. However, we can provide no assurances that our stock dividends will reflect appreciation in our portfolio or cash flow from operations. Unless our assets appreciate in an amount sufficient to offset the dilutive effect of any stock dividends, the return per share for later investors purchasing our stock will be below the return per share of earlier investors. With respect to any non-performing assets that we acquire, we believe that within a relatively short time after acquisition or taking control of such investments via foreclosure or deed-in-lieu proceedings, we will often experience an increase in their value. For example, in most instances, we bring financial stability to the property, which reduces uncertainty in the market and alleviates concerns regarding the property’s management, ownership and future. We also may have more capital available for investment in these properties than their prior owners and operators were willing to invest, and as such, we are able to invest in tenant improvements and capital expenditures with respect to such properties, which enables us to attract substantially increased interest from brokers and tenants.
We expect our board of directors to continue to authorize and declare cash distributions based on daily record dates and pay these distributions on a monthly basis. We expect that we will fund these cash distributions from interest income generated by our debt investments, rental and other income generated by our real property investments and to the extent we acquire investments with short maturities or investments that are close to maturity, we may fund distributions with the proceeds received at the maturity, payoff or settlement of those investments. We may also utilize strategic refinancings to fund cash distributions for investments that have appreciated in value after our acquisition.
Generally, our distribution policy is not to pay cash distributions from sources other than cash flow from operations, investment activities and strategic financings. However, we may fund cash distributions from any source and there are no limits to the amount of distributions that we may pay from any source, including proceeds from our public offerings or the proceeds from the issuance of securities in the future, other third-party borrowings, advances from our advisor or sponsors or from our advisor’s deferral of its fees under the advisory agreement. We have paid distributions in part from financings and expect that in the future we may not pay distributions solely from our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have less funds available to make investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. In these situations we may pay distributions in excess of our cash flow from operations, investment activities and strategic financings to satisfy the REIT distribution requirement described above. In such an event, we would look first to other third-party borrowings to fund these distributions.
Upon completion of our offering stage, we expect to fund cash distributions from interest and rental and other income generated by our investments, the maturity, payoff or settlement of investments and from strategic sales of loans, debt securities, properties and other assets as well as the strategic use of debt financing as described above. We do not expect to make significant asset sales (and related cash distributions from net sales proceeds) during our offering stage because, as a REIT, we will generally have to hold our assets for two years in order to meet the safe harbor to avoid a 100% prohibited transactions tax, unless such assets are held through a taxable REIT subsidiary (“TRS”) or other taxable corporation. At such time as we have assets that we have held for at least two years, we anticipate that we may authorize and declare distributions based on gains on asset sales monthly, to the extent we close on the sale of one or more assets and our board of directors does not determine to reinvest the proceeds of such sales.
Distributions paid through December 31, 2016 have been paid with cash flow from operations and debt financing.
Cash distributions on Class T shares will be lower than cash distributions on Class A shares because of the ongoing stockholder servicing fee to be paid with respect to Class T shares sold in this primary offering. We will not pay the stockholder servicing fee on Class T shares issued as a stock dividend or purchased in the dividend reinvestment plan offering; however, the stockholder servicing fee payable with respect to Class T shares purchased in this primary offering is a class-specific expense and is allocated to all the Class T shares. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the NAV of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in this primary offering exceeds the cash available for distribution to holders of Class A shares.
Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flow from operations (except with respect to distributions related to sales of our assets and distributions related to the repayment of principal under real estate-related investments). Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Risk Factors” in this prospectus. Those factors include: our ability to raise capital to make additional investments; the future operating performance of our current and future real estate investments in the existing real estate and financial environment; our advisor’s ability to identify additional real estate investments that are suitable to execute our investment objectives; the success and economic viability of our tenants; the ability of our borrowers and their sponsors to make their debt service payments and/or to repay their loans upon maturity; our ability to refinance existing indebtedness at comparable terms; changes in interest rates on any variable rate debt obligations we incur; and the level of participation in our dividend reinvestment plan. In the event our cash flow from operations decreases in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed cash flow from operations.
To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”)). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations - Taxation of KBS Strategic Opportunity REIT II, Inc. - Annual Distribution Requirements.” In general, we anticipate making distributions to our stockholders of at least 100% of our REIT taxable income so that none of our income is subject to federal income tax. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders. Additional information about cash distributions paid to date and stock dividends is included in a supplement to this prospectus.

May I reinvest my distributions in shares of KBS Strategic Opportunity REIT II, Inc.?
Yes. Our stockholders may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide upon request. Stockholders of either class of our shares may elect to have all or a portion of their dividends and other distributions, exclusive of dividends and other distributions that our board of directors designates as ineligible for reinvestment through the plan, reinvested in additional shares of our common stock in lieu of receiving cash distributions. Purchases pursuant to our dividend reinvestment plan will be in the same class of shares as the shares for which such stockholder received the distributions that are being reinvested.
Participants in our dividend reinvestment plan will acquire shares of our common stock at a price per share equal to the estimated NAV per share, as estimated by our board of directors. On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017, see “Determination of Estimated Net Asset Value Per Share.” Our board of directors may adjust the offering prices of the primary offering shares or dividend reinvestment plan shares during the course of this offering.
No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan. In addition, no stockholder servicing fee is payable with respect to Class T shares purchased through our dividend reinvestment plan or issued pursuant to a stock dividend; however, the stockholder servicing fee payable with respect to Class T shares purchased in this primary offering is a class-specific expense and will be allocated to the Class T shares. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the NAV of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in this primary offering exceeds the cash available for distribution to holders of Class A shares.
We may amend or terminate our dividend reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (i) in a Current Report on Form 8‑K or in our annual or quarterly reports, all publicly filed with the SEC or (ii) in a separate mailing to the participants.

Will the cash distributions I receive be taxable as ordinary income?
Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated in your hands as a long-term capital gain. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our dividend reinvestment plan at a discount to fair market value, if any. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.
To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Will the stock dividends I receive be taxable?
We believe that any stock dividends should be tax-free transactions for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” common stock should be computed by dividing the adjusted tax basis of the old common stock by the total number of shares, old and new. The holding period of the common stock received in such non-taxable distribution is expected to begin on the date the taxpayer acquired the common stock on which such stock dividend is being issued. Stockholders should consult their own tax advisors regarding the tax consequences of any stock dividends.

Will you register as an investment company?
We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•
pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

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pursuant to Section 3(a)(1)(C) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).
We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analyses. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).
With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.
If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(a)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets. For more information related to compliance with the Investment Company Act, see “Investment Objectives and Criteria - Investment Limitations Under the Investment Company Act of 1940.”

What is the impact of being an “emerging growth company”?
We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), will have a significant impact on our business or this offering. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as we are externally managed by our advisor, we do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

How will you use the proceeds raised in this offering?
The following table sets forth information about how we intend to use the proceeds raised in this primary offering assuming that we sell up to $500,000,000 of shares of common stock in this primary offering. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. The following table assumes that (a) 15% of the proceeds raised in this primary offering are from the sale of Class A shares and 85% of the proceeds raised in this primary offering are from the sale of Class T shares, (b) we do not further reallocate shares being offered between this primary offering and dividend reinvestment plan, and (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any purchasers).
Based on our current offering price and fee structure, we estimate that we will use $[] per Class A and Class T share to acquire real estate and real estate-related investments, to maintain a working capital reserve, to pay acquisition and origination expenses and, upon the acquisition or origination of real estate investments, to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of such real estate investments. We will use the remainder of the gross proceeds from this primary offering to pay selling commissions, the dealer manager fee and organization and other offering expenses (as described below).
Generally, our distribution policy is not to pay cash distributions from sources other than cash flow from operations, investment activities and strategic financings. However, we may fund cash distributions from any source and there are no limits to the amount of distributions that we may pay from any source, including proceeds from our public offerings or the proceeds from the issuance of securities in the future, other third-party borrowings, advances from our advisor or sponsors or from our advisor’s deferral of its fees under the advisory agreement. We have paid distributions in part from financings and expect that in the future we may not pay distributions solely from our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have less funds available to make investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.
The following table presents information regarding the use of proceeds if we raise the maximum offering amount of $500,000,000 in this primary offering.

	Maximum Primary Offering(1)
	$75,000,000 in Class A Shares ($[] per share)		$425,000,000 in Class T Shares ($[] per share)
	$	% of Offering Proceeds	$	% of Offering Proceeds
Gross Offering Proceeds	75,000,000	15.00	425,000,000	85.00
Less Offering Expenses:
Selling Commissions(2)	4,875,000	6.50	12,750,000	3.00
Dealer Manager Fee(2)	1,500,000	2.00	8,500,000	2.00
Organization and Other Offering Expenses(3)	750,000	1.00	4,250,000	1.00
Amount Available for Investment/ Net Investment Amount	67,875,000	90.50	399,500,000	94.00
Acquisition and Origination Fees(4)	1,715,278	2.29	10,096,857	2.38
Acquisition and Origination Expenses	393,472	0.52	2,316,147	0.54
Initial Working Capital Reserve	187,500	0.25	1,062,500	0.25
Targeted Investment Capital	65,578,750	87.44	386,024,496	90.83
________________________
(1) As we are registering any combination of the two classes of shares, this allocation is management’s best estimate based on the recommendation of our dealer manager and its perceived demand in the market for each respective class of shares. If the demand for the Class A and Class T shares varies materially from our assumptions, we will provide an updated estimated use of proceeds table to reflect a revised allocation between the Class A and Class T shares in this offering.
(2) Except as described in the “Plan of Distribution” section of this prospectus, an annual stockholder servicing fee of 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers) for the Class T shares sold in this primary offering will be paid to our dealer manager and will accrue daily and be paid monthly in arrears. Our dealer manager will reallow all of the stockholder servicing fee paid to it. The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase and is not intended to be a principal use of offering proceeds; it is therefore not included in the table above.
(3) Organization and other offering expenses include all expenses to be paid or reimbursed by us in connection with this offering, excluding selling commissions, the dealer manager fee and the ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering. Organization and other offering expenses include our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers, legal fees of our dealer manager and promotional items.
We will not reimburse our dealer manager for wholesaling compensation expenses. Our advisor and its affiliates have agreed to reimburse us at the termination of this primary offering to the extent that organization and other offering expenses borne by us in connection with this primary offering, regardless of when incurred, exceed 1.0% of gross primary offering proceeds.
(4) This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the targeted investment capital and the amount of acquisition and origination fees and acquisition and origination expenses will be proportionately greater. If we raise the maximum offering amount and our assumptions with respect to the amount of fees paid remain unchanged and our debt financing and other liabilities are equal to our maximum target leverage such that our total liabilities do not exceed 60% of the cost of our tangible assets (before deducting depreciation and other non-cash reserves), then we estimate that acquisition and origination fees would be $28,211,955 and acquisition and origination expenses would be $6,471,621.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; reserves required by any financings of our investments; future funding obligations under any real estate loan receivable we acquire or originate; the acquisition or origination of assets, which would include payment of acquisition and origination fees to our advisor; the repayment of debt; and expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital and tenant improvements or paying leasing costs and commissions related to real property.

What kind of offering is this?
We are offering, on a best efforts basis, up to $500,000,000 in shares of our common stock in this primary offering, consisting of two classes of shares: Class A shares at $[] per share and Class T shares at $[] per share. Both classes of shares have discounts available to certain categories of purchasers. We are also offering up to $125,000,000 in shares of our common stock pursuant to our dividend reinvestment plan at $[] per share for both classes of our common stock. The amount of selling commissions differs among Class A shares and Class T shares, and there is an ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering. We are offering to sell any combination of Class A and Class T shares in this primary offering and dividend reinvestment plan offering but in no event may we sell more than $625,000,000 of shares of our common stock pursuant to this offering. We reserve the right to allocate shares between the primary offering and dividend reinvestment plan offering, and to allocate shares among classes of common stock, if we elect to offer additional classes in the future. Our board of directors may adjust the offering prices of the primary offering shares or dividend reinvestment plan shares during the course of this offering.

How does a “best efforts” offering work?
When shares are offered on a “best efforts” basis, our dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may sell substantially less than all of the shares that we are offering.

How long will this offering last?
We currently expect to offer shares of common stock in the primary offering until approximately 90 days (as determined by our Chief Executive Officer) after we have announced that we have raised $650 million in our public offerings or [], 2019. Under rules promulgated by the SEC, in some circumstances we may extend this offering beyond [], 2019. If we decide to continue this primary offering beyond [], 2019, we will provide that information in a prospectus supplement.
We may continue to offer shares under our dividend reinvestment plan after the primary offering terminates until we have sold all shares of common stock registered in our dividend reinvestment plan through the reinvestment of distributions. In some states, we will need to renew the registration statement annually or file a new registration statement to continue this primary offering beyond the one-year registration period allowed in such states. We may terminate this primary offering or the dividend reinvestment plan offering at any time, and we will provide that information in a prospectus supplement.

Why are we offering two classes of our common stock?
The two classes of common stock offered in this offering are meant to provide broker-dealers participating in this offering with more flexibility to facilitate investment in us and are offered partially in response to recent changes to the applicable FINRA and National Association of Securities Dealers (“NASD”) Conduct Rules regarding the reporting of our estimated values per share. In addition, we believe offering Class A and Class T shares of our common stock provides investors with more flexibility in making their investment in us. Investors can choose to purchase shares of either or both classes of common stock in this primary offering. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval.

How should you determine which class of common stock to invest in and what are the differences among the classes?
When selecting between our Class A and Class T shares, you should consult with your financial advisor and consider the following: whether you would prefer an investment with higher upfront fees and commissions and likely higher current cash distributions (Class A shares) versus an investment with lower upfront fees and commissions but likely lower current cash distributions due to the ongoing stockholder servicing fee (Class T shares). In addition, for the same cash investment, you will receive more Class T shares than you would if you purchased Class A shares, due to the differences in the purchase prices. Furthermore, you should consider whether you qualify for any volume or other discounts. Finally, some financial advisors may only sell one class of our shares. Please see the more detailed description of our classes of shares in the section entitled “Description of Shares” in this prospectus.
The amount of selling commissions differs among Class A shares and Class T shares, and there is an ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering. The following table summarizes the fees related to each class of our common stock sold in this primary offering and indicates the maximum fees payable on a hypothetical investment of $10,000 in each class of shares.

	Class A Shares		[] Class A Shares	Class T Shares		[] Class T Shares
Price Per Share/ Amount Invested	$	[]	$10,000	$	[]	$10,000
Selling Commissions(1)		6.5%	$650		3.0%	$300
Dealer Manager Fees(1)		2.0%	$200		2.0%	$200
Annual Stockholder Servicing Fee		None	$0		1.0%(2)	$400	(3)
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(1) The selling commissions and dealer manager fees associated with each class of shares of our common stock may be reduced for certain categories of purchasers. See “Plan of Distribution.”
(2) Except as described in the “Plan of Distribution” section of this prospectus, an annual stockholder servicing fee of 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers) for the Class T shares sold in this primary offering will be paid to our dealer manager and will accrue daily and be paid monthly in arrears. The stockholder servicing fee will cease accruing with respect to a Class T share upon the occurrence of the following events: (i) the date at which aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the primary offering in which the Class T share was sold, as calculated by us with the assistance of our dealer manager after the termination of the primary offering in which the Class T share was sold, (ii) with respect to a particular Class T share, on the fourth anniversary of the issuance of the share (or such earlier date as provided in the agreement between our dealer manager and the broker dealer of record in effect at the time the Class T share was first issued), (iii) a listing of our common stock on a national securities exchange, (iv) a merger or other extraordinary transaction, or (v) the date the Class T share associated with the stockholder servicing fee is no longer outstanding, such as upon its redemption or our dissolution.
(3) See the discussion below for the assumptions used in determining the amount payable in stockholder servicing fees.
The stockholder servicing fee is only paid on Class T shares purchased in this primary offering; no stockholder servicing fee is paid on Class T shares purchased through our dividend reinvestment plan or issued pursuant to a stock dividend. The stockholder servicing fee is a class-specific expense, however, that is allocated to all the Class T shares. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the NAV of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in this primary offering exceeds amounts available for distribution to holders of Class A shares. The payment of the ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering will result in the payment of lower distributions on Class T shares relative to the distributions paid on Class A shares because the amount of the ongoing stockholder servicing fee will reduce the amount of cash available for distribution to Class T stockholders. Distribution amounts paid on Class A and Class T shares will only vary due to the stockholder servicing fee; there are no additional class-specific expenses that will affect relative distribution amounts. In addition, as a result of the allocation of the stockholder servicing fees to the Class T shares, each share class could have a different NAV per share if distributions are not adjusted to take account of such fee.
Assuming that (a) the gross offering price of our Class T shares in this primary offering remains constant at $[], (b) 85% of the gross primary offering proceeds raised are from the sale of Class T shares, (c) 4% of the proceeds raised in this primary offering are from the sale of Class A shares through distribution channels that do not pay selling commissions of 6.5%, and (d) the stockholder servicing fee is paid for four years and not a reduced period as provided in the agreement between our dealer manager and the broker dealer of record in effect at the time the Class T share was first issued, and (e) none of the Class T shares purchased in this primary offering are redeemed and no extraordinary or other transaction affecting whether the share is outstanding occurs prior to the four year anniversary of the issuance of the T share, and because the stockholder servicing fee on a particular Class T share will cease to accrue on the fourth anniversary of the issuance of the share, we expect that with respect to a one-time $10,000 investment in Class T shares, approximately $400 in servicing fees will be paid over 4.0 years and $500 in selling commissions and dealer manager fees will be paid at the time of the investment for a total of $900 in selling commissions, dealer manager fees and stockholder servicing fees, or []% of the price per share of Class T common stock. For further clarity, with respect to any Class T share purchased in this primary offering at $[], under the same assumptions, we would pay approximately $[] in servicing fees over 4.0 years and $[] in selling commissions and dealer manager fees at the time of the investment for a total of $[] in selling commissions, dealer manager fees and stockholder servicing fees, or []% of the purchase price per share of Class T common stock. The selling commissions and dealer manager fees would be paid at the time of the investment from the offering proceeds we receive from the investor. The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase and is not intended to be paid from the offering proceeds we receive from an individual investor; rather, it is paid over time for services provided by the broker-dealer of record and is an ongoing class-specific expense that is allocated to all the Class T shares. See the “Plan of Distribution” section of this prospectus for a discussion of the stockholder services to be provided in connection with the stockholder servicing fee. Notwithstanding the foregoing, the stockholder servicing fee will also cease to accrue with respect to Class T shares upon the date at which aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the primary offering in which the Class T share was sold, as calculated by us with the assistance of our dealer manager after the termination of the primary offering in which the Class T share was sold. Underwriting compensation includes selling commissions, dealer manager fees, and stockholder servicing fees being paid in connection with an offering as well as other items of value paid in connection with an offering, including amounts not paid or reimbursed by us, that are viewed by FINRA as underwriting compensation. See the “Plan of Distribution” for a discussion of the underwriting compensation expected to be paid in connection with this offering.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. A majority of our board of directors will determine the NAV per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class. As noted above, except in the unlikely event that the stockholder servicing fees payable on Class T shares sold in this primary offering exceed the amount otherwise available for distribution to Class A stockholders in a particular period, we expect the NAV per share of each Class A share and Class T share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. In the event that we have not previously calculated an NAV for our Class A and Class T shares prior to a liquidation, a majority of our board of directors will determine the NAV for our Class A and Class T shares in connection with such a liquidation specifically to facilitate the equitable distribution of assets or proceeds to the share classes.

How did you determine the offering prices of the Class A and Class T shares?
On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, or NAV, divided by the number of shares outstanding, all as of [], 2017. The offering prices of shares of common stock to be sold in this primary offering was then determined by adding certain offering costs to the estimated NAV. These costs include selling commissions, dealer manager fees and certain other offering costs so that any dilutive impact to our existing stockholders is minimized. The table below sets forth the calculation of the primary offering prices to be sold in this offering.

Class A Common Stock:
Estimated NAV per share	$	[]
Offering related costs	[]
Primary offering price per share	$	[]

Class T Common Stock:
Estimated NAV per share	$	[]
Offering related costs	[]
Primary offering price per share	$	[]

Pursuant to the terms of our dividend reinvestment plan, shares under our dividend reinvestment plan will be purchased at the estimated NAV or $[] per share. No selling commissions or dealer manager fees will be paid with respect to shares purchased through our dividend reinvestment plan. In addition, no stockholder servicing fee will be paid with respect to Class T shares purchased through our dividend reinvestment plan or issued pursuant to a stock dividend; however, the stockholder servicing fee payable with respect to Class T shares purchased in this primary offering is a class-specific expense and is allocated to all the Class T shares. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the NAV of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in this primary offering exceeds amounts available for distribution to holders of Class A shares.
The estimated NAV per share of our common stock of $[] is based on the estimated value of our assets less the estimated value of our liabilities, or NAV, divided by the number of shares outstanding, all as of [], 2017.
The conflicts committee, composed solely of all of our independent directors, is responsible for the oversight of the valuation process used to determine the estimated NAV per share of our common stock, including the review and approval of the valuation and appraisal processes and methodologies used to determine our estimated NAV per share, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. The estimated NAV per share was based upon the recommendation and valuation prepared by our advisor. With the approval of the conflicts committee, we engaged [], an independent third-party real estate valuation firm, to provide appraisals for each of our consolidated investments in real properties owned as of [], 2017 (the “Appraised Properties”) for use by our advisor in calculating and recommending an estimated NAV per share. [] prepared appraisal reports, summarizing key inputs and assumptions for each of the Appraised Properties. Our advisor performed valuations of our cash, restricted cash, real estate loan receivable, investment in an unconsolidated entity, other assets, mortgage debt and other liabilities. The methodologies and assumptions used to determine the estimated value of our assets and the estimated value of our liabilities are described further below.
Our advisor used the appraised values of the Appraised Properties together with its estimated value of each of our other assets and liabilities, to calculate and recommend an estimated NAV per share of our common stock. Based on (i) the conflicts committee’s receipt and review of our advisor’s valuation report, including our advisor’s summary of the appraisal reports prepared by [] and our advisor’s estimated value of each of our other assets and our liabilities, (ii) the conflicts committee’s review of the reasonableness of our estimated NAV per share resulting from our advisor’s valuation process, and (iii) other factors considered by the conflicts committee and the conflicts committee’s own extensive knowledge of our assets and liabilities, the conflicts committee concluded that the estimated NAV per share proposed by our advisor was reasonable and recommended to our board of directors that it adopt $[] as the estimated NAV per share of our common stock. The board of directors unanimously agreed to accept the recommendation of the conflicts committee and approved $[] as the estimated NAV per share of our common stock, which determination is ultimately and solely the responsibility of the board of directors.
The methodologies and assumptions used to determine the estimated value of our assets and liabilities are described further below under the heading “Determination of Estimated Net Asset Value Per Share.”
As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated NAV per share of our common stock, and this difference could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to U.S. GAAP, nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties or debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt. The estimated value per share does not take into consideration acquisition-related costs and financing costs related to future acquisitions. As of [], 2017, we had no potentially dilutive securities outstanding that would impact the estimated net asset value per share of our common stock.
Our estimated NAV per share takes into consideration any potential liability related to a subordinated participation in cash flows our advisor is entitled to upon meeting certain stockholder return thresholds in accordance with the advisory agreement. For purposes of determining the estimated NAV per share, our advisor calculated the potential liability related to this incentive fee based on a hypothetical liquidation of our assets and liabilities at their estimated fair values, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would be no liability related to the subordinated participation in cash flows.
Our board of directors may adjust the offering prices of the primary offering shares or dividend reinvestment plan shares during the course of this offering.

Who can buy shares?
An investment in our shares is suitable only for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states may buy shares in this offering provided that they have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (ii) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania and Tennessee.

Who might benefit from an investment in our shares?
An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a REIT investment focused on real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments, seek to receive some current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. However, an investment in our shares involves a high degree of risk and there is no guarantee that you will achieve these objectives. Please see the “Risk Factors” section of this prospectus to read about risks that you should consider before buying shares of our common stock. We also caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?
Yes. We require a minimum investment of $4,000. If you own the minimum investment in shares (400 shares) in us, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Growth & Income REIT or any future public KBS-sponsored program, you may invest less than the minimum amount set forth above, but in no event less than $100. Notwithstanding the foregoing, if you are investing distributions from a KBS-sponsored public program and you own the minimum investment in shares from a KBS-sponsored public program, then there is no minimum investment in our shares. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Are there any special restrictions on the ownership or transfer of shares?
Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.
Our charter also limits your ability to sell your shares. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfer by gift, transfer by inheritance, intrafamily transfer, dissolutions, transfers to affiliates and transfers by operation of law.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?
Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read that section of this prospectus.
We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, simplified employee pension or other tax-deferred account?
Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension, or SEP, or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA, plan or other account; (iii) whether the investment will generate an unacceptable amount of UBTI for your IRA, plan or other account; (iv) whether the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of your IRA, plan or other account; (v) whether you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the IRA, plan or other account annually; and (vi) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?
If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific class and number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I sell them later?
At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, and you may only be able to sell them at a substantial discount to the price you paid or to the underlying value of the shares.
After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. However, our share redemption program includes numerous restrictions that limit our stockholders’ ability to sell their shares. If and when we do have funds available for redemption under our share redemption program, unless the shares are being redeemed in connection with a stockholder’s death, qualifying disability or determination of incompetence (as defined in “Description of Shares – Share Redemption Program – Special Redemptions” and, together with redemptions in connection with a stockholder’s death, “Special Redemptions”).
Unless the shares are being redeemed in connection with a Special Redemption, the prices at which we will redeem the shares is as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent estimated NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent estimated NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent estimated NAV per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent estimated NAV per share as of the applicable redemption date.
For purposes of determining the time period a redeeming stockholder has held each share submitted for redemption, the time period begins as of the date the stockholder acquired the shares; provided further, that shares purchased by the redeeming stockholder pursuant to our dividend reinvestment plan or received as a stock dividend will be deemed to have been acquired on the same date as the initial share to which our dividend reinvestment plan shares or stock dividend shares relate. The date of the share’s original issuance by us is not determinative. In addition, as described above, the shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each share submitted for redemption.
The terms of our share redemption program are more generous with respect to redemptions sought in connection with a Special Redemption:

•	There is no one-year holding requirement;

•	Additional funds in an amount of up to $500,000 are available for redemption; and

•	The redemption price for all shares is the estimated NAV of the shares, as determined by our board of directors.
In order for a qualifying disability or determination of incompetence to entitle a stockholder to a Special Redemption, the determination of disability or incompetence must be made by the government entities specified in our share redemption program.
On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017, see “Determination of Estimated Net Asset Value Per Share.”
Our share redemption program contains numerous other restrictions on your ability to sell your shares to us. During each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. Notwithstanding the foregoing, our share redemption program provides up to $500,000 in additional funds to redeem a qualifying stockholder’s shares if the shares are being redeemed in connection with a Special Redemption. For purposes of determining the amount of funds available for redemption under our share redemption program, redemptions for a Special Redemption are to be made first from this $500,000. This restriction may significantly limit your ability to have your shares redeemed pursuant to our share redemption program because initial distributions have been in the form of stock dividends and, particularly during our offering stage, we do not expect to have cash flow sufficient to pay significant cash distributions, which would in turn severely limit redemptions during the next calendar year.
Further, during any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year. We also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. We may amend, suspend or terminate the program for any reason upon 30 days’ notice, provided that we may increase or decrease the funding available for the redemption of shares pursuant to our share redemption program upon ten business days’ notice to our stockholders.

When will the company seek to provide a liquidity event for its stockholders?
Our board of directors has begun to explore possible strategic alternatives for the company, including but not limited to an extension of the offering stage of the company to raise additional capital and a merger of the company with and into another entity. We may seek to list our shares of common stock on a national securities exchange if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by [August 12, 2024], our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	postpone the decision of whether to liquidate the company, if a majority of the conflicts committee determines that liquidation is not then in the best interests of the stockholders.
If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties and collateral are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets would be more likely to result in greater benefit for stockholders.
One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If our board believed that after listing, it would remain difficult for stockholders to dispose of their shares, then that factor would weigh against listing, as a listing likely would not provide additional liquidity. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing and limited liquidity, our board may still opt to list our shares of common stock on a national securities exchange in keeping with its obligations under Maryland law. Our board would also likely consider whether there was a large demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under our share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.

Will I be notified of how my investment is doing?
Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly cash distribution and stock dividend reports;

•	an annual report;

•	supplements to this prospectus; and

•	three quarterly financial reports.
We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our website at www.kbssorii.com.
To assist FINRA members and their associated persons that participate in this offering in meeting their customer account statement reporting obligations pursuant to FINRA and NASD Conduct Rules, we will disclose in each annual report distributed to stockholders an estimated value per share of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. In addition, our advisor will prepare annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in our shares.
On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017, see “Determination of Estimated Net Asset Value Per Share.” This value was based on valuations of our assets and liabilities, by, or with the material assistance or confirmation of, a third-party valuation expert or service and complied with the Practice Guideline 2013-01, Valuations of Publicly Registered, Non-Listed REITs issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Valuation Guidelines”). We anticipate that our future valuations will follow the same procedures.
As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NAV per share of our common stock and this difference could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP.
Accordingly, with respect to our estimated NAV per share, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at our estimated NAV per share;

•	a stockholder would ultimately realize distributions per share equal to our estimated NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our shares of common stock would trade at our estimated NAV per share on a national securities exchange;

•	a third party would offer our estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated NAV per share; or

•	the methodology used to determine our estimated NAV per share would be acceptable to FINRA for compliance with ERISA reporting requirements.
Further, our estimated NAV per share is based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017. As of [], 2017, there were [] and [] shares of Class A and Class T common stock issued and outstanding, respectively. We did not make any adjustments to our estimated NAV subsequent to [], 2017, including adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio, the management of those assets, and the real estate and finance markets. Our estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. Our estimated NAV per share does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt. The estimated NAV per share does not take into consideration acquisition-related costs and financing costs related to future acquisitions.

When will I get my detailed tax information?
Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about this offering?
If you have more questions about this offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
KBS Capital Markets Group LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Telephone: (866) KBS-4CMG or (866) 527-4264
Fax: (949) 417-6501
www.kbs-cmg.com

RISK FACTORS
An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus, as supplemented, before purchasing our common stock. The risks discussed in this prospectus, as supplemented, could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.
Risks Related to an Investment in Us
If we raise substantially less than the maximum offering amount in this offering, we will be limited in the number and type of investments we make and the value of our stockholders’ investment in us will fluctuate with the performance of the specific assets we acquire.
Our common stock is being offered on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of our shares. As a result, there is no assurance that we will raise the maximum offering amount and the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a fully diversified portfolio of investments. If we are unable to raise substantial funds, we will make fewer additional investments resulting in less diversification in terms of the type, number, size and geographic location of investments that we make. In that case, the likelihood that any single property’s performance would adversely affect our profitability will increase. If most of our properties are located in a single geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate market in that area. Our stockholders’ investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and cash flow and limiting our ability to pay distributions to our stockholders.
Our board of directors has begun to explore strategic alternatives for the company. If we consummate a merger or pursue another exit strategy in the near term, stockholders may not receive an amount per share equal to our current offering prices or our estimated NAV per share.
Our estimated NAV per share of $[], as established by our board of directors on [], 2017, did not take into account estimated disposition costs and fees for real estate properties, entity liquidation costs, and debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations.  These fees may be substantial.  Thus, to the extent we consummate a merger or pursue another exit strategy in the near  term, stockholders may not recover their purchase price or the estimated NAV per share due to the impact of these fees and costs.
Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to discount to the price you paid or to the underlying value of the shares.
No public market currently exists for our shares, and at this time we have no plans to list our shares on a national securities exchange. Our charter does not require our directors to provide our stockholders with a liquidity event by a specified date or at all. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Any sale must comply with applicable state and federal securities laws. In addition, our charter prohibits the ownership of more than 9.8% of our stock by any person, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice to our stockholders, provided that we may increase or decrease the funding available for the redemption of shares pursuant to our share redemption program upon ten business days’ notice to our stockholders. We describe these restrictions in more detail under “Description of Shares—Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to the price you paid or to the underlying value of the shares. It is also likely that your shares would not be accepted as the primary collateral for a loan.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.
Our ability to achieve our investment objectives and to pay distributions depends upon the performance of KBS Capital Advisors, our advisor, in the acquisition of our investments, including the determination of any financing arrangements, and the ability of our advisor to source loan origination opportunities for us. With respect to any additional investments we may make in Europe, we must also depend upon the performance of STAM, the third-party with whom our advisor has entered into a sub-advisory agreement.
We face competition from various entities for real estate investment opportunities, including other REITs, pension funds, banks and insurance companies, investment funds and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of their investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of counterparties in transactions and/or property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance our investments, which is a key component of our acquisition strategy. A downturn in the credit markets and a potential lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.
We will also depend upon the performance of third-party loan servicers and property managers in connection with managing our investments. Except for investments that may be described in supplements to this prospectus, you will have no opportunity to evaluate the economic merits or the terms of our investments. You must rely entirely on the management abilities of KBS Capital Advisors, the loan servicers and property managers KBS Capital Advisors selects and the oversight of our board of directors. We can give you no assurance that KBS Capital Advisors will be successful in obtaining suitable investments on financially attractive terms or that, if KBS Capital Advisors makes investments on our behalf, our objectives will be achieved. If we, through KBS Capital Advisors, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.
We may suffer from delays in locating suitable investments, which could limit our ability to pay distributions and lower the overall return on your investment.
We rely upon our sponsors and the other real estate and debt finance professionals at our advisor, including Messrs. Bren, Hall, McMillan and Schreiber, to identify suitable investments. The private KBS-sponsored programs, especially those that are currently raising offering proceeds, as well as the KBS-advised investors, also rely upon Messrs. Bren and Schreiber for investment opportunities. In addition, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT, which are also externally advised by our advisor, rely upon Messrs. Bren, Hall, McMillan and Schreiber to identify potential investments and actively manage their assets. KBS Strategic Opportunity REIT, which has investment objectives similar to ours, has filed a registration statement with the SEC to conduct a follow-on offering that is in registration with the SEC. In addition, KBS Strategic Opportunity REIT may obtain capital from other sources during our offering and investment stage and may seek to invest in additional assets while we are raising and investing proceeds from our offering stage. To the extent that our sponsors and the other real estate and debt finance professionals at our advisor face competing demands upon their time at times when we have capital ready for investment, we may face delays in locating suitable investments. Therefore, the size of this offering and the competition from other entities that may be better positioned to acquire the types of investments we desire to make increase the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns.
Regulatory developments related to how we report our estimated value per share under recently effective FINRA and NASD Conduct Rules and changes to the definition of “fiduciary” under ERISA and the Internal Revenue Code, may significantly affect our ability to raise substantial additional funds in this offering.
In April 2016, final regulations went into effect that require FINRA members and their associated persons that participate in this offering to disclose an estimated value per share of our shares developed in a manner reasonably designed to ensure that the estimated value per share is reliable. As a result, we report an estimated NAV per share on our account statements.
Also in April 2016, the Department of Labor issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Internal Revenue Code. The final regulation broadens the definition of fiduciary and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (including IRAs). The final regulation took effect in part on June 9, 2017, with full implementation scheduled for January 1, 2018. The final regulation and the accompanying exemptions are complex. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development. These regulatory developments may significantly affect our ability to raise substantial additional funds in this offering.
Disruptions in the financial markets and uncertain economic conditions could adversely impact the commercial mortgage market, the market for real estate-related debt investments generally, market rental rates, commercial real estate values and our ability to secure debt financing, which could hinder our ability to service debt obligations, to implement our business strategy and generate returns to you.
The returns available to investors generated by real estate-related investments are determined by: (i) the supply and demand for such investments; (ii) the terms we are able to negotiate for our investments; (iii) the performance of the assets securing the investments; and (iv) the existence of a market for such investments, which includes the ability to sell or finance such investments.
During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors on new investments will decrease. Conversely, a lack of liquidity will cause the returns available to investors on new investments to increase.
We have relied on debt financing to finance our real estate properties and we may have difficulty refinancing some of our debt obligations prior to or at maturity or we may not be able to refinance these obligations at terms as favorable as the terms of our existing indebtedness and we also may be unable to obtain additional debt financing on attractive terms or at all. If we are not able to refinance our existing indebtedness on attractive terms at the various maturity dates, we may be forced to dispose of some of our assets. Market conditions can change quickly, which could negatively impact the value of our assets.
Disruptions in the financial markets and uncertain economic conditions could adversely affect the values of our investments. Any disruption to the debt and capital markets could result in fewer buyers seeking to acquire commercial properties and possible increases in capitalization rates and lower property values. Furthermore, declining economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing our loan investments, which could have the following negative effects on us:

•	the values of our investments in commercial properties could decrease below the amounts paid for such investments;

•	the value of collateral securing our loan investments could decrease below the outstanding principal amounts of such loans;

•
revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financing; and/or

•
revenues generated by the properties and other assets securing our loan investments could decrease, making it more difficult for the borrowers to meet their payment obligations to us, which could in turn make it more difficult for us to pay distributions or meet our debt service obligations on debt financing.

All of these factors could reduce our stockholders’ return and decrease the value of an investment in us.
To the extent we incur expenses in connection with the identification, evaluation, and negotiation of potential investments that we ultimately do not acquire or originate, we will have fewer funds available to make investments and your overall return may be reduced.
Our advisor follows a tightly managed process to examine all elements of our potential investments, the objective of which is to identify suitable acquisition and origination targets that meet our investment and underwriting criteria. The pursuit of investments may pose certain risks to us. We may not be able to identify acquisition or origination candidates that fit our criteria. Even if we are able to identify such candidates, we may not be able to acquire or originate them on terms satisfactory to us. Our advisor will incur expenses on our behalf and will dedicate attention and resources associated with the evaluation and negotiation of acquisition and origination opportunities, whether or not we ultimately consummate these transactions. For example, before we make any investment, our advisor may engage third parties to perform appraisals, surveys, property condition reports, environmental site assessments and other analyses with respect to a potential investment. In addition, our advisor may incur legal and other professional costs on our behalf in connection with the negotiation of potential investments. We will be responsible for reimbursing our advisor for the third-party costs associated with the pursuit of an investment target, regardless of whether we ultimately acquire or originate the investment. To the extent we incur expenses in connection with the identification, evaluation, and negotiation of potential investments that we ultimately do not acquire or originate, for whatever reason, we will have fewer funds available to make investments and your overall return may be reduced.
Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative. We may make investments with which you do not agree.
As of August 10, 2017, we had invested in two hotel properties, two office buildings, one apartment building, an unconsolidated entity and a first mortgage loan. In addition, we had entered into a joint venture to develop one retail property, which is currently under construction. We have a limited portfolio of investments and, as of August 10, 2017, we had not acquired or identified any additional assets to acquire. As a result, we are not able to provide you with any information to assist you in evaluating the merits of any specific assets that we may acquire.
We will seek to invest substantially all of the net proceeds from our public offerings after the payment of fees and expenses, in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Our board of directors and our advisor have broad discretion when identifying, evaluating and making such investments. You will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific investments before we invest in them. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and you will not have the opportunity to evaluate potential tenants, managers or borrowers. As a result, you must rely on our board of directors and our advisor to identify and evaluate our investment opportunities, and they may not be able to achieve our business objectives, may make unwise decisions or may make investments with which you do not agree. These factors increase the risk that your investment may not generate returns comparable to our competitors.
We have a limited operating history which makes our future performance difficult to predict.
We have a limited operating history. We were incorporated in the State of Maryland on February 6, 2013 and commenced a private placement offering in July 2013. We terminated offering shares in our private offering immediately prior to commencement of our initial public offering in August 2014. We commenced our initial public offering of shares of our common stock on August 12, 2014, pursuant to which we are offering $1,000,000,000 of shares of our Class A and Class T common stock at a price of $10.00 per share for Class A shares and $9.63 per share for Class T shares in the primary offering and $760,000,000 of shares of common stock pursuant to our dividend reinvestment plan at $9.05 per share for Class A and Class T shares. As of August 10, 2017, we had invested in two hotel properties, two office buildings, one apartment building, an unconsolidated entity and one first mortgage loan. In addition, we had entered into a joint venture to develop one retail property, which is currently under construction. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. We can provide no assurance that our performance will replicate the past performance of other KBS-sponsored programs. Our investment returns could be substantially lower than the returns achieved by other KBS-sponsored programs. The results of our operations depend on several factors, including the availability of opportunities for the acquisition or origination of target assets, the level and volatility of interest rates, the availability of short and long-term financing, and conditions in the financial markets and economic conditions.
Because we depend upon our advisor and its affiliates to conduct our operations, adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.
We depend on KBS Capital Advisors, its affiliates and the key real estate and debt finance professionals at KBS Capital Advisors to manage our operations and our portfolio of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. Our advisor depends upon the fees and other compensation that it receives from us and other KBS-sponsored public programs in connection with the origination, purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of KBS Capital Advisors or its affiliates or our relationship with KBS Capital Advisors or its affiliates could hinder their ability to successfully manage our operations and our portfolio of investments.

Our ability to implement our investment strategy depends, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.
We have retained KBS Capital Markets Group, an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, depends upon the ability of KBS Capital Markets Group to grow and maintain a network of broker-dealers to sell our shares to their clients. Some or all of the broker-dealers in this network have a choice of numerous competing real estate investment trust offerings, many with similar investment objectives, to recommend to their clients, which may make selling our shares to their clients more difficult. If KBS Capital Markets Group is not successful in growing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.
Investors in this offering will experience immediate dilution of their investment in us primarily because we pay upfront fees in connection with the sale of our shares.
Stockholders who purchase shares in this offering will incur immediate dilution of their investment in us. This is primarily because of the upfront fees, including selling commissions, dealer manager fees and organization and other offering expenses, paid in connection with this offering that are not available for investment in real estate. The current value per share for investors purchasing our stock in this offering will be below the current offering price.
Because the offering prices for our Class A shares and Class T shares in this offering exceed our net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.
We are offering shares of our Class A common stock and our Class T common stock in this primary offering at $[] and $[] per share, respectively, with discounts available to certain categories of purchasers. Our primary offering price exceeds our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price in this offering primarily as a result of (i) the substantial fees paid in connection with our initial public offering, this follow-on offering and our now terminated private offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker-dealers, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (iii) general and administrative expenses, (iv) accumulated depreciation and amortization of real estate investments, and (v) the issuance of shares in our now-terminated private offering at a purchase price of less than the offering price in this offering.
As of [], 2017, our net tangible book value per share of our Class A and Class T common stock, was $[]. To the extent we are able to raise additional proceeds in this offering, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.
The return per share for investors in this offering will be diluted if we issue stock dividends prior to their investment in us.
Our investment objectives include investing in assets with potential for long term appreciation; however, they may have reduced cash flow from operations initially. As a result, we have issued and may continue to issue stock dividends to supplement our payment of cash distributions, especially in the early stages of our operations before our value-creating investments have stabilized and started generating stable cash flow from operations. Therefore, investors who purchase our shares early in this offering, as compared with later investors, will receive more shares for the same cash investment as a result of any stock dividends not received by later investors. Because they would own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their gross investment amount compared to later investors.

If we are incorrect in our assessment of asset appreciation or anticipated asset appreciation that has been used to justify a cash distribution or stock dividend, the return for later investors purchasing our stock after payment of these cash distributions or stock dividends will be lower than the return for earlier investors.
Under our distribution policy, to the extent that we believe assets in our portfolio have appreciated in value after acquisition or will appreciate in value, we may determine to issue additional stock dividends or use additional proceeds from real estate financings to fund additional cash distributions to our stockholders. Therefore, investors who purchase our shares early in this offering, as compared with later investors, may receive more distributions for the same cash investment as a result of any distributions that are made based on our assessment of asset appreciation or anticipated asset appreciation. Furthermore, if we are incorrect in our assessment of asset appreciation that is used to justify a cash or stock dividend, the return for later investors purchasing our stock may be further reduced relative to the return for earlier investors.
We have paid distributions in part from financings and expect that in the future we may not pay distributions solely from our cash flow from operating activities. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.
Our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. We have paid distributions in part from financings and expect that in the future we may not pay distributions solely from our cash flow from operating activities, in which case distributions may be paid in whole or in part from debt financing. We may also fund such distributions with proceeds from the sale of assets or from the maturity, payoff or settlement of debt investments. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operating activities available for distribution in future periods. If we fund distributions from the sale of assets or the maturity, payoff or settlement of debt investments, this will affect our ability to generate cash flow from operating activities in future periods. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have fewer funds available with which to make real estate investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. In addition, to the extent distributions exceed cash flow from operating activities, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount of distributions we may fund from sources other than from cash flow from operating activities.
During our public offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets, and from time to time during our operational stage, we may not pay distributions solely from our cash flow from operating activities.
For the year ended December 31, 2016, we paid aggregate distributions of $2.7 million, including $1.1 million distributions paid in cash and $1.6 million of distributions reinvested through our dividend reinvestment plan. Our net loss attributable to common stockholders for the year ended December 31, 2016 was $6.5 million and cash flow provided by operations was $0.7 million. We funded our total distributions paid, which includes net cash distributions and dividends reinvested by stockholders, with $2.0 million of cash flow from operating activities and $0.7 million of debt financing. For purposes of determining the source of our distributions paid, we assume first that we use cash flow from operating activities from the relevant or prior periods to fund distribution payments.
For the three months ended March 31, 2017, we paid aggregate distributions of $0.8 million, including $0.3 million distributions paid in cash and $0.5 million of distributions reinvested through our dividend reinvestment plan. Our net loss attributable to common stockholders for the three months ended March 31, 2017 was $2.4 million and cash flow provided by operations was $0.5 million. We funded our total distributions paid, which includes net cash distributions and dividends reinvested by stockholders, with $0.5 million of cash flow from operating activities and $0.3 million of debt financing. For purposes of determining the source of our distributions paid, we assume first that we use cash flow from operating activities from the relevant or prior periods to fund distribution payments.
From inception through [], we paid cumulative distributions of $[] million and our cumulative net loss during the same period was $[] million.

The loss of or the inability to retain or obtain key real estate and debt finance professionals at our advisor and key employees at our dealer manager could delay or hinder implementation of our investment strategies, which could limit our ability to pay distributions and decrease the value of your investment.
Our success depends to a significant degree upon the contributions of Messrs. Bren, Hall, McMillan and Schreiber, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with Messrs. Bren, Hall, McMillan or Schreiber. Messrs. Bren, Hall, McMillan and Schreiber may not remain associated with us, our advisor or its affiliates. If any of these persons were to cease their association with us, our advisor or its affiliates, we may be unable to find suitable replacements and our operating results could suffer as a result. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If we lose or are unable to retain or obtain the services of highly skilled professionals our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline. Furthermore, if some or all of the key real estate and debt finance professionals at KBS Capital Advisors are internalized by KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT or KBS Growth & Income REIT, KBS Capital Advisors may need to replace such professionals, or we may need to find employees or an advisor to replace the management services KBS Capital Advisors provides to us. In such event our operating performance and the return on your investment could suffer.
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against our independent directors if they negligently cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interest and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.
We have limited experience with European investments.
Neither we nor our advisor or any of its affiliates has substantial experience investing in real estate-related assets located in Europe. With respect to any investments we make in Europe, we will be largely dependent upon the acquisition and portfolio management performance of STAM, the third-party with whom our advisor has entered into a sub-advisory agreement. We may not have the expertise necessary to maximize the return on our European investments.
Your investment may be subject to additional risks if we make international investments.
We may purchase real estate assets located in Europe and may make or purchase additional mortgage, bridge, mezzanine or other loans or participations in mortgage, bridge, mezzanine or other loans made by a borrower located in Europe or secured by property located in Europe. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

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governmental laws, rules and policies including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•	variations in currency exchange rates;

•	adverse market conditions caused by inflation or other changes in national or local economic conditions;

•	changes in relative interest rates;

•	changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;

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our REIT tax status not being respected under foreign laws, in which case any income or gains from foreign sources would likely be subject to foreign taxes, withholding taxes, transfer taxes, and value added taxes;

•	lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles);

•	changes in land use and zoning laws;

•	more stringent environmental laws or changes in such laws;

•	changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;

•	we, our sponsor and its affiliates have relatively less experience with respect to investing in real property or other investments in Europe as compared to domestic investments; and

•	legal and logistical barriers to enforcing our contractual rights.
Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.
We have no target investment allocation and we may change our targeted investments without stockholder consent.
Except with respect to unimproved or non-income producing property, we are not limited in the percentage of net proceeds of our public offerings that we may allocate to a specific real estate asset type. Thus, we may make all of our investments in investments which present an increased risk of loss. In addition, we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, our targeted investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to pay distributions to you.
We face risks associated with security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology (“IT”) networks and related systems.
We face risks associated with security breaches, whether through cyber-attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, and other significant disruptions of our IT networks and related systems. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations. Although we make efforts to maintain the security and integrity of these types of IT networks and related systems, and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not be detected and, in fact, may not be detected. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is impossible for us to entirely mitigate this risk.
A security breach or other significant disruption involving our IT networks and related systems could:

•	disrupt the proper functioning of our networks and systems and therefore our operations;

•	result in misstated financial reports, violations of loan covenants and/or missed reporting deadlines;

•	result in our inability to properly monitor our compliance with the rules and regulations regarding our qualification as a REIT;

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result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of ours or others, which others could use to compete against us or which could expose us to damage claims by third-parties for disruptive, destructive or otherwise harmful purposes and outcomes;

•	require significant management attention and resources to remedy any damages that result;

•	subject us to claims for breach of contract, damages, credits, penalties or termination of leases or other agreements; or

•	damage our reputation among our stockholders.
Any or all of the foregoing could have a material adverse effect on our results of operations, financial condition and cash flows.
Risks Related to Conflicts of Interest
KBS Capital Advisors and its affiliates, including all of our executive officers and our affiliated directors and other key real estate and debt finance professionals, face conflicts of interest caused by their compensation arrangements with us and with other KBS-sponsored programs and KBS-advised investors, which could result in actions that are not in the long-term best interests of our stockholders.
All of our executive officers and our affiliated directors and other key real estate and debt finance professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other KBS-affiliated entities. KBS Capital Advisors and its affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer manager agreement;

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offerings of equity by us, which entitle KBS Capital Markets Group to dealer manager fees and will likely entitle KBS Capital Advisors to increased acquisition and origination fees and asset management fees;

•	sales of investments, which entitle KBS Capital Advisors to disposition fees and possible subordinated incentive fees;

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acquisitions of investments and originations of loans, which entitle KBS Capital Advisors to acquisition and origination fees based on the cost of the investment and asset management fees and, in the case of acquisitions of investments from other KBS-sponsored programs, might entitle affiliates of KBS Capital Advisors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire investments and to originate loans, which borrowings increase the acquisition and origination fees payable to KBS Capital Advisors;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle KBS Capital Advisors to a subordinated incentive fee; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a disposition fee and/or a subordinated incentive fee.
The fees our advisor receives in connection with transactions involving the acquisition or origination of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us and increase your risk of loss.
KBS Capital Advisors and its affiliates face conflicts of interest relating to the acquisition and origination of investments and leasing of properties due to their relationship with other KBS-sponsored programs and KBS-advised investors, which could result in decisions that are not in our best interest or the best interest of our stockholders.
We rely on key real estate and debt finance professionals at our advisor, including Messrs. Hall and McMillan, to identify suitable investment opportunities for us. KBS REIT I, KBS REIT II, KBS Legacy Partners Apartment REIT, KBS REIT III, KBS Strategic Opportunity REIT and KBS Growth & Income REIT are also advised by KBS Capital Advisors and rely on many of the same real estate and debt finance professionals as will future KBS-sponsored programs advised by our advisor. Messrs. Bren and Schreiber and several of the other key real estate and debt finance professionals at KBS Capital Advisors are also the key real estate and debt finance professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to KBS-advised investors. As such, we and the other KBS-sponsored programs that are currently raising funds for investment or that otherwise have funds available for investment, and KBS-advised investors rely on many of the same real estate and debt finance professionals, as will future KBS-sponsored programs and KBS-advised investors. Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs and KBS-advised investors. When these real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor.
Our acquisition stage will overlap to some extent with KBS Strategic Opportunity REIT and KBS Growth & Income REIT, five private KBS-sponsored programs and possibly future KBS-sponsored programs and KBS-advised investors. KBS Strategic Opportunity REIT has filed a registration statement with the SEC to conduct a follow-on offering that is in registration with the SEC. In addition, KBS Strategic Opportunity REIT may obtain capital from other sources during our offering and investment stage and may seek to invest in additional assets while we are raising and investing proceeds from our offering stage. In considering whether to direct an investment opportunity to us or KBS Strategic Opportunity REIT, our advisor will consider our cash flow requirements, operating needs, diversification goals and overall portfolio mix, along with the amount of funds we have available for investment and current market conditions. Our advisor does not believe, however, it is likely we will be competing directly with KBS Strategic Opportunity REIT for investment opportunities because our advisor believes the initial investment opportunities appropriate for our portfolio will generally be in a price range of $60 million or less, while KBS Strategic Opportunity REIT will generally be considering investments at a purchase price in excess of $60 million based on its current portfolio composition and available cash for investment.
For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. Thus, the real estate and debt finance professionals of KBS Capital Advisors could direct attractive investment opportunities to other KBS-sponsored programs or KBS-advised investors. Such events could result in us investing in assets that provide less attractive returns, which would reduce the level of distributions we may be able to pay you.
We and other KBS-sponsored programs and KBS-advised investors may also rely on these real estate professionals to supervise the property management and leasing of properties. If we engage a KBS-affiliated property manager and the team of real estate professionals directs creditworthy prospective tenants to properties owned by another KBS-sponsored program or KBS-advised investor when it could direct such tenants to our properties, our tenant base may have more inherent risk and our properties’ occupancy may be lower than might otherwise be the case.
Further, existing and future KBS-sponsored programs and KBS-advised investors and Messrs. Bren, Hall, McMillan and Schreiber generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, origination, development, ownership, leasing or sale of real estate-related investments. For a detailed description of the conflicts of interest that our advisor faces, see “Conflicts of Interest.”
KBS Capital Advisors will face conflicts of interest relating to joint ventures that we may form with affiliates of KBS Capital Advisors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.
If approved by a majority of our independent directors, we may enter into joint venture agreements with other KBS-sponsored programs or affiliated entities for the acquisition, development or improvement of properties or other investments. KBS Capital Advisors and KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs and the investment advisers to KBS-advised investors, have some of the same executive officers, directors and other key real estate and debt finance professionals; and these persons will face conflicts of interest in determining which KBS program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the KBS-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a KBS-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The KBS-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.
KBS Capital Advisors, the real estate and debt finance professionals assembled by our advisor, their affiliates and our officers face competing demands on their time and this may cause our operations and your investment to suffer.
We rely on KBS Capital Advisors and the real estate and debt finance professionals our advisor has assembled, including Messrs. Bren, Hall, McMillan, Schreiber and Waldvogel and Ms. Yamane, for the day-to-day operation of our business. KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS REIT III and KBS Growth & Income REIT are also advised by KBS Capital Advisors and rely on many of the same real estate, debt finance, management and accounting professionals, as will future KBS-sponsored programs and KBS-advised investors. Further, our officers and affiliated director are also officers and/or an affiliated director of some or all of the other public KBS-sponsored programs. Messrs. Bren, Hall, McMillan, Schreiber and Waldvogel and Ms. Yamane are also executive officers of KBS REIT I, KBS REIT II and KBS REIT III; Messrs. Bren, Hall, Schreiber and

Waldvogel and Ms. Yamane are also executive officers of KBS Growth & Income REIT; Messrs. Hall, McMillan and Waldvogel and Ms. Yamane are executive officers of KBS Strategic Opportunity REIT; and Messrs. Bren, McMillan and Waldvogel and Ms. Yamane are executive officers of KBS Legacy Partners Apartment REIT. In addition, Messrs. Bren and Schreiber are executive officers of KBS Realty Advisors and its affiliates, the advisors of the private KBS-sponsored programs and the investment advisors to KBS-advised investors. As a result of their interests in other KBS-sponsored programs, their obligations to other KBS-advised investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Bren, Hall, McMillan, Schreiber and Waldvogel and Ms. Yamane face conflicts of interest in allocating their time among us, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Growth & Income REIT, KBS Capital Advisors and other KBS-sponsored programs and KBS-advised investors, as well as other business activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and their affiliates share many of the same key real estate and debt finance professionals. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Furthermore, some or all of these individuals may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs. If these events occur, the returns on our investments, and the value of your investment, may decline.
All of our executive officers and our affiliated directors and the key real estate and debt finance professionals assembled by our advisor face conflicts of interest related to their positions and/or interests in KBS Capital Advisors and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.
All of our executive officers and our affiliated directors and other key real estate and debt finance professionals assembled by our advisor are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other KBS-affiliated entities. Through KBS-affiliated entities, some of these persons also serve as the investment advisors to KBS-advised investors and through KBS Capital Advisors and its affiliates these persons serve as the advisor to KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Growth & Income REIT and other KBS-sponsored programs. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Further, Messrs. Bren, Hall, McMillan and Schreiber and existing and future KBS-sponsored programs and KBS-advised investors are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to pay distributions to you and to maintain or increase the value of our assets.
Because other real estate programs offered through our dealer manager are conducting offerings concurrently with our public offerings, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.
KBS Strategic Opportunity REIT has filed a registration statement with the SEC to conduct a follow-on offering that is in registration with the SEC.  In addition, future KBS-sponsored programs may seek to raise capital through public offerings conducted concurrently with our public offerings. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsors generally seek to avoid simultaneous offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and key investment objectives. Nevertheless, there may be periods during which one or more programs sponsored by our sponsors will be raising capital and may compete with us for investment capital. Such conflicts may not be resolved in our favor and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our board of directors’ loyalties to KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and possibly to future KBS-sponsored programs could influence its judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to another KBS-sponsored program at our expense.
Three of our directors, including one of our independent directors, Mr. Yee, are also directors of KBS Strategic Opportunity REIT. One of our affiliated directors is also a director of KBS REIT I, KBS REIT II and KBS REIT III. The loyalties of our directors serving on the boards of directors of KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT, or possibly on the board of directors of future KBS-sponsored programs, may influence the judgment of our board when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

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The conflicts committee of our board must evaluate the performance of KBS Capital Advisors with respect to whether KBS Capital Advisors is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other KBS-sponsored programs or if our advisor is giving preferential treatment to other KBS-sponsored programs in this regard, the conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

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We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle KBS Capital Advisors or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other KBS-sponsored programs might entitle KBS Capital Advisors or its affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller in addition to acquisition and origination fees and other fees that we might pay to KBS Capital Advisors in connection with such transaction. Similarly, property sales to other KBS-sponsored programs might entitle KBS Capital Advisors or its affiliates to acquisition and origination fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to KBS Capital Advisors in connection with such transaction. Decisions of our board of directors and the conflicts committee regarding the terms of those transactions may be influenced by our board’s and the conflicts committee’s loyalties to such other KBS-sponsored programs.

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A decision of our board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that such offering would compete with an offering of other KBS-sponsored programs.

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A decision of our board of directors or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

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A decision of our board of directors or the conflicts committee regarding whether and when we seek to list our shares of common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade.

Risks Related to This Offering and Our Corporate Structure
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third-party from acquiring us in a manner that could result in a premium price to our stockholders.
Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.
Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.
Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

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pursuant to Section 3(a)(1)(A) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

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pursuant to Section 3(a)(1)(C) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analyses. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).
With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.
If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(a)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.
To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see “Investment Objectives and Criteria-Investment Limitations Under the Investment Company Act of 1940.”
Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.
If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.
Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.
Because our charter does not require our listing or liquidation by a specified date, or at all, you should only purchase our shares as a long-term investment and be prepared to hold them for an indefinite period of time.
We may seek to list our shares of common stock on a national securities exchange if our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange by August 12, 2024, our charter requires that we either seek stockholder approval of the liquidation of the company; or postpone the decision of whether to liquidate the company, if a majority of the conflicts committee determines that liquidation is not then in the best interests of the stockholders. If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and we could continue to operate as before. Because our charter does not require our listing or liquidation by a specified date, or at all, you should only purchase our shares as a long-term investment and be prepared to hold them for an indefinite period of time.
You may not be able to sell your shares under our share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the full amount of your investment in our shares.
Our share redemption program includes numerous restrictions that limit your ability to sell your shares. You must hold your shares for at least one year in order to participate in our share redemption program, except for redemptions sought in connection with a Special Redemption. We limit the number of shares redeemed pursuant to our share redemption program as follows: (i) during any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year and (ii) during each calendar year, redemptions will be limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year; however, we may increase or decrease the funding available for the redemption of shares upon ten business days’ notice to our shareholders. We have provided up to $500,000 in additional funds to redeem a qualifying stockholder’s shares in connection with a Special Redemption. Further, we have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all redemption requests made in any year. In particular, the limitation on redemptions to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year may significantly limit your ability to have your shares redeemed pursuant to our share redemption program because a significant portion of our distributions have been in the form of stock dividends Particularly during our offering stage, we do not expect to have sufficient cash flow to pay significant cash distributions, and we have not paid significant cash distributions, which will severely limit redemptions during the next calendar year.
Our board is free to amend, suspend or terminate our share redemption program upon 30 days’ notice, provided that we may increase or decrease the funding available for the redemption of shares pursuant to our share redemption program upon ten business days’ notice to our stockholders. Unless the shares are being redeemed in connection with a Special Redemption, the prices at which we will redeem the shares is as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent estimated NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent estimated NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent estimated NAV per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent estimated NAV per share as of the applicable redemption date.
On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017, see “Determination of Estimated Net Asset Value Per Share.” For purposes of determining the time period a redeeming stockholder has held each share, the time period begins as of the date the stockholder acquired the shares; provided, that shares purchased by the redeeming stockholder pursuant to our dividend reinvestment plan or shares received as a stock dividend will be deemed to have been acquired on the same date as the initial share to which our dividend reinvestment plan shares or stock dividend shares relate. The date of the share’s original issuance by us is not determinative. In addition, as described above, the shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each share submitted for redemption.
In March 2009, in order to preserve capital and value for all stockholders during the economic crisis, KBS REIT I amended its share redemption program to limit redemptions (other than Special Redemptions) during any calendar year to the amount of the net proceeds from the sale of shares under its dividend reinvestment plan from the prior calendar year less amounts KBS REIT I deemed necessary from such proceeds to fund its current and future funding obligations and needs. Pursuant to this limitation, KBS REIT I suspended ordinary redemptions for the remainder of 2009 and from 2010 through March 2012. KBS REIT I provided notice of this amendment in its Annual Report on Form 10-K filed on March 27, 2009, and the amendment was effective upon 30 days’ notice. The amendment became effective before the April 30, 2009 redemption date. As a result, investors did not have a final opportunity to submit redemptions. In March 2012, KBS REIT I amended and restated its share redemption program to provide only for Special Redemptions. Special Redemptions are limited to an annual amount determined by KBS REIT I’s board of directors which may be reviewed and adjusted from time to time during the year.
On January 24, 2014, in consideration of the cash requirements necessary to effectively manage KBS Legacy Partners Apartment REIT’s assets, KBS Legacy Partners Apartment REIT amended and restated its share redemption program to limit redemptions to $2.0 million of shares in the aggregate during any calendar year. Additionally, during any calendar year, once KBS Legacy Partners Apartment REIT has redeemed $1.5 million of shares under its share redemption program, including Special Redemptions, the remaining $0.5 million of the $2.0 million annual limit shall be reserved exclusively for Special Redemptions. KBS Legacy Partners Apartment REIT provided notice of this amendment and restatement of its share redemption program in its Current Report on Form 8-K filed on January 28, 2014 and its amended and restated share redemption program became effective for redemptions under the program on or after February 27, 2014. Because of these limitations on the dollar value of shares that may be redeemed under its share redemption program, KBS Legacy Partners Apartment REIT exhausted funds available for all redemptions for 2014 in August 2014. The $2.0 million annual limitation was reset beginning January 1, 2015 and the outstanding unfulfilled redemption requests as of December 31, 2014 were fulfilled in January 2015. Because of the limitation on the dollar value of shares that may be redeemed under its share redemption program described above, KBS Legacy Partners Apartment REIT exhausted funds available for all redemptions for 2015 in March 2015. The $2.0 million annual limitation was reset beginning January 1, 2016 and $1.0 million of the outstanding unfulfilled redemption requests as of December 31, 2015, representing 103,808 shares, were fulfilled in January 2016. In January 2016, KBS Legacy Partners Apartment REIT exhausted funds available for all redemptions for 2016 and in August 2016, KBS Legacy Partners Apartment REIT exhausted the $0.5 million of funds available for Special Redemptions for the remainder of 2016. As of December 31, 2016, KBS Legacy Partners Apartment REIT had $1.4 million of outstanding and unfulfilled ordinary redemption requests and $0.3 million of outstanding and unfulfilled Special Redemption requests. The annual limitation was reset on January 1, 2017, and KBS Legacy Partners Apartment REIT had an aggregate of $2.0 million of funds available for all redemptions, subject to the limitations on the dollar value of shares that may be redeemed under its share redemption program described above. KBS Legacy Partners Apartment REIT exhausted funds available for all redemptions for 2017 in January 2017. As of March 31, 2017, KBS Legacy Partners Apartment REIT could redeem up to $0.2 million of shares for the remainder of 2017 in connection with Special Redemptions and had $1.4 million of outstanding and unfulfilled ordinary redemption requests.
On May 15, 2014, KBS REIT II amended and restated its share redemption program to provide only for Special Redemptions. Special Redemptions are limited to an annual amount determined by KBS REIT II’s board of directors which may be reviewed and adjusted from time to time during the year. KBS REIT II provided notice of this amendment and restatement of its share redemption program in its Current Report on Form 8-K filed on May 19, 2014 and its amended and restated share redemption program became effective for redemptions under the program on June 18, 2014.
During the year ended December 31, 2016, KBS Strategic Opportunity REIT’s redemptions were limited to $3.0 million of shares in a given quarter (excluding Special Redemptions). To the extent that KBS Strategic Opportunity REIT redeemed less than $3.0 million of shares (excluding Special Redemptions) in a given fiscal quarter, any remaining excess capacity to redeem shares in such fiscal quarter was added to the capacity to otherwise redeem shares (excluding Special Redemptions) during succeeding fiscal quarters. In December 2016, the amount of redemption requests in connection with Special Redemptions was less than the amount of the $1.0 million reserved for such redemptions under the share redemption program, therefore the excess funds were used to redeem shares not requested in connection with Special Redemptions during such month. In 2017, KBS Strategic Opportunity REIT may not redeem more than $3.0 million of shares in a given quarter (excluding Special Redemptions). To the extent that KBS Strategic Opportunity REIT redeems less than $3.0 million of shares (excluding Special Redemptions) in a given fiscal quarter, any remaining excess capacity to redeem shares in such fiscal quarter will be added to our capacity to otherwise redeem shares (excluding Special Redemptions) during succeeding fiscal quarters. The last $1.0 million of net proceeds from the dividend reinvestment plan during 2016 is reserved exclusively for Special Redemptions, with any excess funds being available to redeem shares not requested in connection with Special Redemptions on the December 2017 redemption date. Based on the amount of net proceeds raised from the sale of shares under the dividend reinvestment plan during 2016, KBS Strategic Opportunity REIT has $12.6 million available for redemptions during 2017, subject to the limitations described above. KBS Strategic Opportunity REIT had $14.3 million of outstanding unfulfilled redemption requests as of December 31, 2016.
The restrictions of our share redemption program will severely limit your ability to sell your shares should you require liquidity and will limit your ability to recover the value you invest in us.
If funds are not available from our dividend reinvestment plan offering for general corporate purposes, then we may have to use a greater proportion of our cash flow from operations to meet our general cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under our share redemption program.
We depend on the proceeds from our dividend reinvestment plan offering for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; reserves required by any financings of our investments; future funding obligations under any real estate loan receivable we acquire or originate; the acquisition or origination of assets, which would include payment of acquisition and origination fees to our advisor; the repayment of debt; and expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital and tenant improvements or paying leasing costs and commissions related to real property. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for general corporate purposes. If such funds are not available from our dividend reinvestment plan offering, then we may have to use a greater proportion of our cash flow from operations to meet our general cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under our share redemption program.
The estimated NAV per share of our common stock may not reflect the value that stockholders will receive for their investment and does not take into account how developments subsequent to the valuation date related to individual assets, the financial or real estate markets or other events may have increased or decreased the value of our portfolio.
On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017, see “Determination of Estimated Net Asset Value Per Share.” There have been no material changes between [], 2017 and [], 2017 that would impact the overall estimated NAV per share. We provided this estimated NAV per share to assist broker-dealers who participate in this offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340 as required by FINRA. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines.
As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NAV per share of our common stock and this difference could be significant, nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP.
Accordingly, with respect to our estimated NAV per share, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at our estimated NAV per share;

•	a stockholder would ultimately realize distributions per share equal to our estimated NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our shares of common stock would trade at our estimated NAV per share on a national securities exchange;

•	a third party would offer our estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated NAV per share; or

•	the methodology used to determine our estimated NAV per share would be acceptable to FINRA for compliance with ERISA reporting requirements.
Further, our estimated NAV per share is based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017. As of [], 2017, there were [] and [] shares of Class A and Class T common stock issued and outstanding, respectively. We did not make any adjustments to our estimated NAV subsequent to [], 2017, including adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio, the management of those assets, and the real estate and finance markets. Our estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. Our estimated NAV per share does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt. The estimated NAV per share does not take into consideration acquisition-related costs and financing costs related to future acquisitions. We currently expect to utilize our advisor and/or an independent valuation firm to update our estimated NAV per share within 12 months. We cannot assure you that our estimated NAV per share will increase or that it will not decrease.
For a full description of the methodologies and assumptions used to value our assets and liabilities in connection with the calculation of the estimated NAV per share, see “Determination of Estimated Net Asset Value Per Share.”

Because our dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.
Our dealer manager, KBS Capital Markets Group, is one of our affiliates. Because KBS Capital Markets Group is an affiliate, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.
Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock, with 500,000,000 shares being designated as Class A common stock and 500,000,000 shares being designated as Class T common stock, and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future follow-on offerings, including through our dividend reinvestment plan, (ii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation, (iii) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of our Operating Partnership, or (iv) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after your purchase in this primary offering, whether in a subsequent follow-on offering, through our dividend reinvestment plan, as stock dividends or otherwise, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.
Payment of fees to KBS Capital Advisors and its affiliates reduces cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.
KBS Capital Advisors and its affiliates perform services for us in connection with the selection, acquisition, origination, management, and administration of our investments. We pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and reduce the amount of cash available for investment or distribution to stockholders. Compensation to be paid to our advisor may be increased without stockholder approval, which would further dilute your investment and reduce the amount of cash available for investment or distribution to stockholders. We estimate that we will use $[] per Class A and Class T share to acquire real estate and real estate-related investments, to maintain a working capital reserve, to pay acquisition and origination expenses and, upon the acquisition or origination of real estate investments, to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of such real estate investments. We will use the remainder of the gross proceeds from this primary offering to pay selling commissions, the dealer manager fee and up to 1.0% of the organization and other offering expenses as described in footnote 3 to our estimated use of proceeds table.
These fees increase the risk that the amount of cash available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this primary offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with KBS Capital Advisors and its affiliates, see “Management Compensation.”
Failure to procure adequate capital and funding would negatively impact our results and may, in turn, negatively affect our ability to pay distributions to our stockholders.
We will depend upon the availability of adequate funding and capital for our operations. The failure to secure acceptable financing could reduce our taxable income, as our investments would no longer generate the same level of net interest income due to the lack of funding or increase in funding costs. A reduction in our net income could reduce our liquidity and our ability to pay distributions to our stockholders. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on our ability to pay distributions.
You may be more likely to sustain a loss on your investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.
Our four sponsors, through their ownership interest in KBS Capital Advisors, have only invested $200,000 in us through the purchase of 21,739 shares of our Class A common stock at $9.20 per share. In addition, Messrs. Hall and

McMillan, through their ownership interest in Willowbrook Capital Group LLC, have invested $2,000,000 in us through the purchase of 240,211 shares of our Class A common stock at $8.33 per share. Therefore, if we are successful in raising enough proceeds to reimburse our sponsors for our significant organization and offering expenses that they incurred, through our advisor, our dealer manager and their affiliates, on our behalf in connection with our initial public offering and to a lesser extent with this follow-on offering, our sponsors will have little exposure to loss in the value of our shares. Without this exposure, our stockholders may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.
Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.
Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares - Business Combinations,” “Description of Shares - Control Share Acquisitions” and “Description of Shares - Subtitle 8.”
Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.
Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, all tendering stockholders will have the ability to rescind the tender of their shares. In addition, the noncomplying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.
Risks Related to Our Investments
Our investments will be subject to the risks typically associated with real estate.
We intend to invest in a diverse portfolio of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments, including direct investments in opportunistic real estate. Each of these investments will be subject to the risks typically associated with real estate. Our loans held for investment will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination or acquisition of those loans. If the values of the properties securing the loans drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in CMBS and RMBS, CDOs and other real estate-related investments may be similarly affected by real estate property values. The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.
The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans and our tenants to pay their rent, as well as on the value that we can realize from other real estate-related assets we originate, own or acquire.
Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict.
Traditional performance metrics of real estate assets are generally not meaningful for non-performing real estate assets. Non-performing properties, for example, do not have stabilized occupancy rates to provide a useful measure of revenue. Similarly, non-performing loans do not have a consistent stream of loan servicing or interest payments to provide a useful measure of revenue. In addition, for non-performing loans, often there is no expectation that the face amount of the note will be paid in full. Appraisals may provide a sense of the value of the investment, but any appraisal of the property or property securing the loan will be based on numerous estimates, judgments and assumptions that significantly affect the appraised value of the property securing the loan. Further, an appraisal of a nonstabilized property, in particular, involves a high degree of subjectivity due to high vacancy levels and uncertainties with respect to future market rental rates and timing of lease-up and stabilization. Accordingly, different assumptions may materially change the appraised value of the property. In addition, the value of the property will change over time.
We may pursue more than one strategy to create value in a non-performing real estate investment. With respect to a property, these strategies may include development, redevelopment, or lease-up of such property. With respect to a loan, these strategies may include negotiating with the borrower for a reduced payoff, restructuring the terms of the loan or enforcing our rights as lender under the loan and foreclosing on the collateral securing the loan.
The factors described above make it challenging to evaluate non-performing investments.
We are dependent on the third-party manager of our hotels.
As of August 10, 2017, we owned two hotel properties. In order to qualify as a REIT, we are not able to operate any hotel properties or participate in the decisions affecting the daily operations of our hotels. We will lease any hotels we acquire to a TRS in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.
We depend on these independent management companies to adequately operate our hotels as provided in the management agreements. We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. In the event that we need to replace our management company, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotel.
We may have to make significant capital expenditures to maintain our hotels.
Hotels have an ongoing need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•	cost overruns and delays;

•	renovations can be disruptive to operations and can displace revenue at the hotels, including revenue lost while rooms under renovation are out of service;

•	the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

•	the risk that the return on our investment in these capital improvements will not be what we expect.
If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to obtain financing or use proceeds from this offering to fund future capital improvements.
General economic conditions and discretionary consumer spending may affect our hotels and lower the return on your investment.
The operations of our hotels will depend upon a number of factors relating to discretionary consumer spending. Unfavorable local, regional or national economic developments or uncertainties regarding future economic prospects as a result of terrorist attacks, military activity or natural disasters could reduce consumer spending in the markets in which we own hotels and adversely affect the operation of any hotels we may acquire. Consumer spending on luxury goods, travel and other leisure may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities. Certain of the classes of properties that we may acquire may be unable to maintain their profitability during periods of adverse economic conditions or low consumer confidence, which could in turn affect the ability of operators to make scheduled rent payments to us.
Seasonal revenue variations in our hotels require the operators of such assets to manage cash flow properly over time to meet their non-seasonal scheduled rent payments to us.
Certain of our hotels may be seasonal in nature. For example, the typical beach season begins in early May and runs through August, during which time beach resorts generate the vast majority of their annual revenues. Revenues and profits at beach resorts and their related properties are substantially lower and historically result in losses during the winter months due to the weather. As a result of the seasonal nature of certain industries that may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us. The failure of an operator or a tenant to manage its cash flow properly may result in such operator or tenant having insufficient cash on hand to make its scheduled payments to us during seasonally slow periods, which may adversely affect our cash available for distribution to stockholders.
Adverse weather conditions may affect operations of our hotels or reduce our operators’ ability to make scheduled rent payments to us, which could reduce our cash flow from such investments.
Adverse weather conditions may disrupt operations and influence revenues at our hotels. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or merely reduced rainfall levels), excessive rain and floods. In particular, Springmaid Beach Resort Hotel, which represented 13% of our total assets as of March 31, 2017 is located in Myrtle Beach, South Carolina, an area that sustained significant damage from Hurricane Matthew in October 2016. Certain rooms were damaged and continue to be offline as of June 28, 2017. The pier was destroyed and certain restaurants and stores have been closed. Based on management’s estimates, we recognized an estimated aggregate loss for the damaged assets’ net book value of $3.7 million during the year ended December 31, 2016, which was reduced by $3.7 million of estimated insurance recovery since we determined that it was probable of receipt. During the year ended December 31, 2016, we recorded a gain for casualty-related income, net on our consolidated statements of operations for the year ended December 31, 2016, which relates to the damages sustained on the pier. The net book value of the pier was $0.3 million and we received $1.9 million from the insurance company for damages sustained at the pier as of December 31, 2016.
Repair and cleanup costs incurred during the year ended December 31, 2016 of $2.9 million were reduced by the estimated insurance recovery of $2.7 million. There were $0.2 million of repair and cleanup costs at the property not estimated to be recovered from insurance proceeds as the estimated loss on the buildings was less than the related deductible and reduced the gain for casualty-related income, net, on our consolidated statements of operations for the year ended December 31, 2016.
As of December 31, 2016, we recorded a receivable of $6.2 million for estimated insurance recoveries related to the damages mentioned above. Subsequent to December 31, 2016 and through March 21, 2017, the date our consolidated financial statements were issued, we received $2.0 million of the estimated insurance recovery.

Certain properties, such as Springmaid Beach Resort, are susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. Thus, poor weather conditions may adversely affect both the value of our tenants and operators to make their scheduled rent payments to us.
We may not have control over properties under construction.
We may acquire hotels under development, as well as hotels that require extensive renovation, such as Springmaid Beach Resort. If we acquire a hotel for development or renovation, we may be subject to the risk that we cannot control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.
We are subject to the risk of increased hotel operating expenses.
We are subject to the risk of increased hotel operating expenses, including, but not limited to, the following cost elements:

•	wage and benefit costs;

•	repair and maintenance expenses;

•	employee liabilities;

•	energy costs;

•	property taxes;

•	insurance costs;

•	other operating expenses; and

•	the risk that the return on our investment in these capital improvements will not be what we expect.
Any increases in one or more of these operating expenses could have a significant adverse impact on our results of operations, cash flows and financial position.
We are subject to the risk of potentially significant tax penalties in case our leases with our TRS do not qualify for tax purposes as arm’s length.
Any TRSs we form will incur taxes or accrue tax benefits consistent with a “C” corporation. If the leases between us and any of our TRSs were deemed by the IRS to not reflect arm’s length transactions for tax purposes, we may be subject to severe tax penalties as the lessor that will increase our lodging operating expenses and adversely impact our profitability and cash flows.
There may be operational limitations associated with management and franchise agreements affecting our hotels and these limitations may prevent us from using these properties to their best advantage for our stockholders.
Our TRSs will lease and hold some of our hotels and may enter into franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of any hotels we may acquire in order to maintain uniformity within the franchiser system. We expect that franchisors will periodically inspect our properties to ensure that we maintain their standards. We do not know whether those limitations may restrict our business plans tailored to each property and to each market.
The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict our TRS’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. Conversely, as a condition to the maintenance of a franchise license, a franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. Action or inaction on our part or by our TRS could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or termination of a franchise license.
In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more lodging properties could materially and adversely affect our results of operations, financial condition and cash flows, including our ability to service debt and pay distributions to our stockholders.

Newly constructed and existing multifamily rental properties or other properties that compete with any properties we may acquire in any particular location could adversely affect the operating results of our properties and our cash available for distribution.
We may acquire properties in locations that experience increases in construction of multifamily rental or other properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find residents to lease units in our apartment communities;

•	force us to lower our rental prices in order to lease units in our apartment communities; or

•	substantially reduce our revenues and cash available for distribution.
Our efforts to upgrade multifamily rental properties to increase occupancy and raise rental rates through redevelopment and repositioning may fail, which may reduce our net income and the cash available for distributions.
The success of our ability to upgrade our multifamily rental properties and realize capital gains and current income for you on these investments materially depends upon the status of the economy where the multifamily rental property is located. Our revenues will be lower if the rental market cannot bear the higher rental rate that accompanies the upgraded multifamily rental property due to job losses or other economic hardships. Should the local market be unable to support a higher rental rate for a multifamily rental property that we upgraded, we may not realize the premium rental we had assumed by a given upgrade and we may realize reduced rental income or a reduced gain or even loss upon the sale of the property. These events could cause us to reduce the cash available for distributions.
Short-term multifamily leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions.
We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term or earlier in certain situations, such as when a resident loses his/her job, without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.
If we acquire retail properties or mixed-use properties with a retail component, our investments may be affected by an economic downturn in the United States, which may have an adverse impact on the retail industry generally. Slow or negative growth in the retail industry may result in defaults by retail tenants, which could have an adverse impact on our results of operations.
Economic conditions in the United States have had an adverse impact on the retail industry generally. As a result, the retail industry is facing reductions in sales revenues and increased bankruptcies throughout the United States. The continuation of adverse economic conditions may result in an increase in distressed or bankrupt retail companies, which in turn would result in an increase in defaults by tenants at our commercial properties. Additionally, slow economic growth is likely to hinder new entrants into the retail market which may make it difficult for us to fully lease space at any retail properties we may acquire. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of any retail properties we acquire and our results of operations.
Any retail tenants we have will face competition from numerous retail channels, which may reduce our profitability and ability to pay distributions.
Retailers will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. If retail tenants’ rent payments are based on the amount of sales revenue that they generate, such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.
The mortgage loans in which we invest and the mortgage loans underlying the mortgage securities in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.
Commercial real estate loans generally are secured by commercial real estate and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, fiscal policies and regulations, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. We intend to invest in commercial mortgage loans directly and through CMBS.
Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property depends upon the income or assets of the borrower. A number of factors, including a general economic downturn, natural disasters, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Though we do not intend to invest directly in residential mortgage loans, we may invest in pools of residential mortgage loans or RMBS.
In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal and any accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure on a property securing a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the collateral securing the loan at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.
CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial real estate loans and RMBS evidence interests in or are secured by pools of residential mortgage loans. Accordingly, the CMBS and RMBS we invest in are subject to all of the risks of the underlying mortgage loans.
The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.
We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.
The mezzanine loans that we may originate or in which we may invest would involve greater risks of loss than senior loans secured by the same properties.
We may originate or invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of the entity owning (directly or indirectly) the real property securing a mortgage or other senior loan. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to repay our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.
Bridge loans may involve a greater risk of loss than conventional mortgage loans.
We may provide bridge loans secured by first-lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.
Investment in non-conforming and non-investment grade loans may involve increased risk of loss.
Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties securing the loans the loans, the borrowers’ credit history, the properties’ cash flow or other factors. As a result, non-conforming and non-investment grade loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.
Our investments in subordinated loans and subordinated CMBS and RMBS may be subject to losses.
We intend to acquire or originate subordinated loans and invest in subordinated CMBS and RMBS. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to repay our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to repay the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be repaid only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.
In general, losses on a mortgage loan included in a securitization will be borne first by the owner of the property securing the loan, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to repay interest and principal payments due on the related CMBS and RMBS, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.
Construction loans involve a high risk of loss if we are unsuccessful in raising the unfunded portion of the loan or if a borrower otherwise fails to complete the construction of a project. Land loans and pre-development loans involve similarly high risks of loss if construction financing cannot be obtained.
We may invest in construction loans. If we are unsuccessful in raising the unfunded portion of a construction loan, there could be adverse consequences associated with the loan, including a loss of the value of the property securing the loan if the construction is not completed and the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan. Further, other non-cash flowing assets such as land loans and pre-development loans may fail to qualify for construction financing and may need to be liquidated based on the “as-is” value as opposed to a valuation based on the ability to construct certain real property improvements. The occurrence of such events may have a negative impact on our results of operations. Other loan types may also include unfunded future obligations that could present similar risks.
Risks of cost overruns and non-completion of the construction or renovation of the properties securing the loans we make or acquire may materially adversely affect our investment.
The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and the possibility of construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment and we may not recover some or all of our investment.
To close loan transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.
We may gain a competitive advantage by, from time to time, being able to analyze and close loan transactions within a very short period of time. Our underwriting guidelines require a thorough analysis of many factors, including the property securing the loan’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.
Investments that are not U.S. government-insured involve risk of loss.
We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the price of our common stock may be adversely affected.
The RMBS in which we may invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.
The value of RMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. RMBS are also subject to several risks created through the securitization process. Subordinate RMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate RMBS will not be fully paid. Subordinate RMBS are also subject to greater credit risk than those RMBS that are more highly-rated.
We may invest in RMBS backed by non-prime or sub-prime residential mortgage loans that are subject to higher delinquency, foreclosure and loss rates than prime residential mortgage loans, which could result in losses to us.
Non-prime and sub-prime residential mortgage loans are made to borrowers who have poor or limited credit histories and as a result they do not qualify for traditional mortgage products. Because of the poor, or lack of, credit history, non-prime and sub-prime borrowers have materially higher rates of delinquency, foreclosure and loss compared to prime credit quality borrowers. There is limited history with respect to the performance of RMBS over multiple economic cycles. Investments in RMBS backed by sub-prime or non-prime residential mortgage loans have higher risk than investments in RMBS backed by prime residential mortgage loans. We may realize credit losses if we invest in RMBS backed by sub-prime and non-prime residential mortgage loans because such RMBS are subject to all of the risks of the underlying sub-prime and non-prime residential mortgage loans.
We may invest in non-agency RMBS and RMBS backed by non-conforming residential mortgage loans.
We may invest in non-agency RMBS. Agency-backed securities include RMBS that represent the entire ownership interest in pools of residential mortgage loans secured by residential real property and are guaranteed as to principal and interest by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, by the U.S. government. Non-agency RMBS are not guaranteed by Fannie Mae, Freddie Mac, Ginnie Mae, or the U.S. government; rather, their ratings are assigned by nationally recognized rating agencies such as Moody’s and Standard & Poor’s. Non-agency RMBS have a higher risk of loss than agency RMBS. We may realize credit losses on our investment in non-agency RMBS.
We may also invest in RMBS backed by non-conforming residential mortgage loans. We expect that the residential mortgage loans will be non-conforming due to non-credit factors including, but not limited to, the fact that the (i) mortgage loan amounts exceed the maximum amount for such mortgage loan to qualify as a conforming mortgage loan, and (ii) underwriting documentation for the mortgage loan does not meet the criteria for qualification as a conforming mortgage loan. Non-conforming residential mortgage loans may have higher risk of delinquency and foreclosure and losses than conforming mortgage loans. We may realize credit losses on our investment in RMBS backed by non-conforming residential mortgage loans.

The types of structured debt securities and real estate-related loans in which we may invest have caused large financial losses for many investors and we can give no assurances that our investments in such securities will be successful.
We may invest in CMBS, RMBS, CDOs and other structured debt securities as well as real estate-related loans. Many of these types of investments became illiquid and considerably less valuable following the subprime mortgage crisis that began in 2008. This reduced liquidity and decrease in value caused financial hardship for many investors in these assets. Many investors did not fully appreciate the risks of such investments. We can give you no assurances that our investments in these assets will be successful.
Changes in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.
We may invest in fixed-rate CMBS, RMBS and other fixed-rate debt investments. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase. We will also invest in floating-rate debt investments, for which decreases in interest rates will have a negative effect on value and interest income. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.
Prepayments can adversely affect the yields on our investments.
In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans may reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our RMBS portfolio and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders.
The yield of our other assets may be affected by the rate of prepayments differing from our projections. Prepayments on debt instruments, where permitted under the applicable documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of any prepayments we receive in assets with at least an equivalent yield, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.
If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.
We will price our assets based on our assumptions about future credit spreads for financing of those assets. We expect to obtain longer-term financing for our assets using structured financing techniques in the future. In such financings, interest rates are typically set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that borrowers will pay over the benchmark widens and the rates we charge on our assets to be securitized are not increased accordingly, our income may be reduced or we may suffer losses.
Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.
We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging products may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset losses due to fluctuations in interest rates is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.
Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the investments being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the interest rate risk sought to be hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.
Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.
The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then-current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.
We will assume the credit risk of our counterparties with respect to derivative transactions.
We may enter into derivative contracts for risk management purposes to hedge our exposure to cash flow variability caused by changing interest rates on our future variable rate real estate loans receivable and variable rate notes payable. These derivative contracts generally are entered into with bank counterparties and are not traded on an organized exchange or guaranteed by a central clearing organization. We would therefore assume the credit risk that our counterparties will fail to make periodic payments when due under these contracts or become insolvent. If a counterparty fails to make a required payment, becomes the subject of a bankruptcy case, or otherwise defaults under the applicable contract, we would have the right to terminate all outstanding derivative transactions with that counterparty and settle them based on their net market value or replacement cost. In such an event, we may be required to make a termination payment to the counterparty, or we may have the right to collect a termination payment from such counterparty. We assume the credit risk that the counterparty will not be able to make any termination payment owing to us. We may not receive any collateral from a counterparty, or we may receive collateral that is insufficient to satisfy the counterparty’s obligation to make a termination payment. If a counterparty is the subject of a bankruptcy case, we will be an unsecured creditor in such case unless the counterparty has pledged sufficient collateral to us to satisfy the counterparty’s obligations to us.
We will assume the risk that our derivative counterparty may terminate transactions early.
If we fail to make a required payment or otherwise default under the terms of a derivative contract, the counterparty would have the right to terminate all outstanding derivative transactions between us and that counterparty and settle them based on their net market value or replacement cost. In certain circumstances, the counterparty may have the right to terminate derivative transactions early even if we are not defaulting. If our derivative transactions are terminated early, it may not be possible for us to replace those transactions with another counterparty, on as favorable terms or at all.
We may be required to collateralize our derivative transactions.
We may be required to secure our obligations to our counterparties under our derivative contracts by pledging collateral to our counterparties. That collateral may be in the form of cash, securities or other assets. If we default under a derivative contract with a counterparty, or if a counterparty otherwise terminates one or more derivative contracts early, that counterparty may apply such collateral toward our obligation to make a termination payment to the counterparty. If we have pledged securities or other assets, the counterparty may liquidate those assets in order to satisfy our obligations. If we are required to post cash or securities as collateral, such cash or securities will not be available for use in our business. Cash or securities pledged to counterparties may be repledged by counterparties and may not be held in segregated accounts. Therefore, in the event of a counterparty insolvency, we may not be entitled to recover some or all collateral pledged to that counterparty, which could result in losses and have an adverse effect on our operations.
There can be no assurance that the direct or indirect effects of the Dodd-Frank Act and other applicable non-U.S. regulations will not have an adverse effect on our interest rate hedging activities.
Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) imposed additional regulations on derivatives markets and transactions. Such regulations and, to the extent we trade with counterparties organized in non-US jurisdictions, any applicable regulations in those jurisdictions, are still being implemented, and will affect our interest rate hedging activities. While the full impact of the regulation on our interest rate hedging activities cannot be fully assessed until all final rules and regulations are implemented, such regulation may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and/or may result in us entering into such transactions on less favorable terms than prior to implementation of such regulation. For example, but not by way of limitation, the Dodd-Frank Act and the rulemaking thereunder provides for significantly increased regulation of the derivative transactions used to affect our interest rate hedging activities, including: (i) regulatory reporting, (ii) subject to an exemption for end-users of swaps upon which we and our subsidiaries generally rely, mandated clearing of certain derivatives transactions through central counterparties and execution on regulated exchanges or execution facilities and, (iii) to the extent we are required to clear any such transactions, margin and collateral requirements. The imposition, or the failure to comply with, any of the foregoing requirements may have an adverse effect on our business and our stockholders’ return.
Our investments in debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.
Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments discussed in this prospectus. Issuers that are debt finance companies are subject to the inherent risks associated with structured financing investments also discussed in this prospectus. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the senior claims of banks and other lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and/or distribution payments to us.
We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rates exposure.
We may purchase real estate-related securities denominated in foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.
Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.
Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore, any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.
Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.
Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.
Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on these international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries where we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs on to our tenants.
Concerns regarding the European debt crisis and market perceptions concerning the instability of the euro could adversely affect our business, results of operations and financing.
Concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual Eurozone countries. These concerns could lead to the re-introduction of individual currencies in one or more Eurozone countries, or, in more extreme circumstances, the possible dissolution of the euro currency entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could materially adversely affect the value of any euro-denominated assets and obligations we may acquire.
Our dependence on the management of other entities in which we invest may adversely affect our business.
We will not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.
Many of our investments will be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.
Certain of the real estate-related securities that we may purchase in connection with privately-negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Some of the CMBS and RMBS that we may purchase may be traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. The mezzanine and bridge loans we may purchase or originate will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. This illiquidity may limit our ability to vary our portfolio in response to changes in economic and other conditions, which could increase the likelihood that the value of your investment in us will decrease as a result of such changes in economic and other conditions.
Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.
We expect that a substantial portion of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security below its amortized value is other-than-temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.
A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in available credit may reduce our earnings and, in turn, cash available for distribution to stockholders.
Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. If the market value of our investments declines, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.
Market values of our real estate-related investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults related to the collateral, increases in voluntary prepayments for our investments that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.
Some of our investments will be carried at an estimated fair value and we will be required to disclose the fair value of other investments quarterly. The estimated fair value will be determined by us and, as a result, there may be uncertainty as to the value of these investments.
Some of our investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. In addition, we must disclose the fair value of our investments in loans each quarter. Such estimates are inherently uncertain. The fair value of securities and other investments, including loans that have limited liquidity or are not publicly traded, may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.
Competition with third parties in acquiring and originating investments may reduce our profitability and the return on your investment.
We have significant competition with respect to our acquisition and origination of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.
Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return.
We have entered into, and may continue to enter into, joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•
that disputes between us and our co-venturer or partner in an investment could result in litigation, thereby increasing our expenses and preventing our executive officers and directors from focusing available time and effort on our ongoing business operations.

Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner.
Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.
Before making a loan to a borrower or acquiring debt or equity securities of a company, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.
We depend on debtors for a portion of our revenue and, accordingly, our revenue and our ability to pay distributions to you depends upon the success and economic viability of such debtors.
The success of our investments in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.
Delays in liquidating defaulted mortgage loans could reduce our investment returns.
If there are defaults under any mortgage loan we acquire or originate, we may not be able to repossess and sell the properties securing the loans quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the borrower raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other factors, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.
Delays in restructuring or liquidating non-performing real estate securities could reduce the return on your investment.
Real estate securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may earn or recover from an investment.
If we foreclose on the collateral that will secure our investments in loans receivable, we may incur significant liabilities for deferred repairs and maintenance, property taxes and other expenses, which would reduce cash available for distribution to our stockholders.
Some of the properties we may acquire in foreclosure proceedings may face competition from newer, more updated properties. In addition, the overall condition of these properties may have been neglected prior to the time we would foreclose on them. In order to remain competitive, increase occupancy at these properties and/or make them more attractive to potential tenants and purchasers, we may have to make significant capital improvements and/or incur deferred maintenance costs with respect to these properties. Also, if we acquire properties through foreclosure, we will be responsible for property taxes and other expenses which will require more capital resources than if we held a secured interest in these properties. To the extent we have to make significant capital expenditures with respect to these properties, we will have less cash available to fund distributions and investor returns may be reduced.
Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.
A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to our stockholders. In addition, because a property’s market value depends principally upon the value of the leases associated with that property, the resale value of a property with high or prolonged vacancies could suffer, which could further reduce our returns. Such a reduction in the resale value of a property could also reduce the value of our stockholders’ investment.

We depend on tenants for a portion of our revenue, and lease defaults or terminations could reduce our net income and limit our ability to pay distributions to our stockholders.
The success of our real estate investments materially depends on the financial stability of our tenants. A default or termination by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and could require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property.
If a tenant defaults on or terminates a significant lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to our stockholders.
Our inability to sell a property at the time and on the terms we want could limit our ability to pay cash distributions to our stockholders.
Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to pay distributions to our stockholders and could reduce the value of our shares.
Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.
Our opportunistic property acquisition strategy may include investments in properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income will likely decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of properties and projects, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project. Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.
If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.
In some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.
Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish your return on your investment.
We may invest some of the proceeds available for investment in the acquisition, development and/or redevelopment of properties upon which we will develop and construct improvements. We could incur substantial capital obligations in connection with these types of investments. We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to pay distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.
In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.
If the properties related to our investments are concentrated by type or geographic area, then we will be exposed to increased risk with respect to those property types or that geographic area.
Our investments may at times be concentrated in certain property types that are subject to a higher risk of foreclosure. In addition, our investments may be secured by properties concentrated in a limited number of geographic locations. Adverse conditions in the areas where the properties securing or otherwise underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of the properties securing the loans our investments. A material decline in demand or the ability of tenants to pay rent or of a buyer to consummate a purchase in these geographic areas may result in a material decline in our cash available for distribution.
Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.
Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.
Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.
The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to pay distributions and may reduce the value of our shares.
The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury or other damage claims could reduce could reduce the cash available for distribution to our stockholders.
Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the cash available for distribution to our stockholders.
Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distribution.
Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distribution to our stockholders.
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flow from operations and the return on our stockholders’ investment in us.
There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases may insist that commercial property owners purchase coverage against terrorism as a condition to providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which will reduce the value of our stockholders’ investment in us. In addition, other than any working capital reserve or other reserves we may establish, we have limited sources of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to our stockholders.
Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.
Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. The inability to obtain sufficient terrorism insurance or any terrorism insurance at all could limit our investment, financing and refinancing options as some mortgage lenders have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition to providing loans.
Risks Related to Our Financing Strategy
We are likely to obtain lines of credit, mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.
We plan to obtain lines of credit and long-term financing that may be secured by our real estate investments. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to pay distributions and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). However, we can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms or at all.

If we do mortgage a property and there is a shortfall between the cash flow generated by that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distribution to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage or other debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of all or a part of the debt or other amounts related to the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a mortgage secured by a single property could affect mortgages secured by other properties.
We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and our stockholders could lose all or part of their investment.
High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash available for distribution to our stockholders.
If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the debt when it becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties subject to mortgage debt, our income could be reduced. We may be unable to refinance or may only be able to partly refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are more strict than when we originally financed the properties. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more stock or by borrowing more money.
We expect to use leverage in connection with our real estate-related investments, which increases the risk of loss associated with our investments.
We expect to finance the acquisition and origination of a portion of our investments with warehouse lines of credit, repurchase agreements, various types of securitizations, mortgages and other borrowings. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. Our ability to execute this strategy will depend on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more restrictive recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to you, for our operations and for future business opportunities. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.
Short-term borrowing through repurchase agreements, bank credit facilities and warehouse facilities may put our assets and financial condition at risk. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.
We may not be able to acquire eligible investments for a CDO issuance or may not be able to issue CDO securities on attractive terms, either of which may require us to seek more costly financing for our investments or to liquidate assets.
We may use short-term financing arrangements to finance the acquisition of instruments until a sufficient quantity is accumulated, at which time we may refinance these lines through a securitization, such as a CDO issuance, or other long-term financing. As a result, we are subject to the risk that we will not be able to acquire, during the period that our short-term financing is available, a sufficient amount of eligible assets to maximize the efficiency of a CDO issuance. In addition, conditions in the capital markets may make the issuance of CDOs less attractive to us when we have accumulated a sufficient pool of collateral. If we are unable to issue a CDO to finance these assets, we may be required to seek other forms of potentially less attractive financing or liquidate the assets. In addition, while we generally will retain the equity component, or below investment grade component, of such CDOs and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into securitization transactions will increase our overall exposure to risks associated with ownership of such investments, including the risk of default under warehouse facilities, bank credit facilities and repurchase agreements discussed above.
The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.
We expect that the terms of CDOs we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” We anticipate that the CDO terms will provide that, if certain delinquencies and/or losses exceed specified levels, which we will establish based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted had losses or delinquencies not exceeded those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot assure you of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expenses associated with our CDO financings will increase.
We may be required to repurchase loans that we have sold or to indemnify holders of CDOs we issue.
If any of the loans we originate or acquire and sell or securitize do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the properties securing the loans, we may be required to repurchase those loans (including from a trust vehicle used to facilitate a structured financing of the assets through CDOs) or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to be carried on our books, and our ability to borrow against such assets may be limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.
High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.
If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of real properties. For the mortgage debt we place on properties, we run the risk of being unable to refinance our indebtedness when the loans become due, or of being unable to refinance our indebtedness on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements into which we may enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing KBS Capital Advisors as our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.
In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.
Our operating results will depend in large part on differences between the income from our assets, net of credit losses and financing costs. Income from our assets may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit our ability to pay distributions to our stockholders. We expect that we will incur debt in the future and increases in interest rates will increase the cost of that debt, which could reduce our cash flow from operations and the cash we have available for distribution to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.
We have broad authority to incur debt and high debt levels could hinder our ability to pay distributions and decrease the value of your investment.
Although we expect that once we have fully invested the proceeds of this offering, our debt financing and other liabilities will be 60% or less of the cost of our tangible assets (before deducting depreciation and other non-cash reserves), our debt financing and other liabilities may exceed this level during our offering stage. Our charter limits our total liabilities to 75% of the cost of our tangible assets (before deducting depreciation and other non-cash reserves); however, we may exceed this limit with the approval of the conflicts committee of our board of directors. See “Investment Objectives and Criteria - Financing Strategy and Policies.” During the early stages of this offering, and to the extent financing in excess of this limit is available on attractive terms, the conflicts committee may approve debt such that our total liabilities would exceed this limit. High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.
We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.
We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuances of commercial mortgage-backed securities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase agreements may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.
Federal Income Tax Risks
Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.
DLA Piper LLP (US) will render an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 2014 and that our current organization and method of operations will enable us to continue to meet the requirements for qualification and taxation as a REIT. This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper LLP (US) will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent the legal judgment of DLA Piper LLP (US) based on the law in effect as of the date of the opinion. The opinion of DLA Piper LLP (US) will not be binding on the Internal Revenue Service (the “IRS”) or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”
Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to you.
We elected to qualify and expect to continue to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2014. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to you. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce your anticipated return from an investment in us.
Distributions that we make to our taxable stockholders to the extent of our current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (i) be designated by us as capital gain dividends generally taxable as the extent that they are attributable to net capital gain recognized by us, (ii) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from non-REIT corporations, such as our TRSs, if any, or (iii) constitute a return of capital generally to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital distribution is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.
You may have current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares —Dividend Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state, local, or other tax liabilities that reduce our cash flow and our ability to pay distributions to you.
Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

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If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

Our investments in debt instruments may cause us to recognize taxable income in excess of cash available for distribution for federal income tax purposes even though no cash payments have been received on the debt instruments.
It is expected that we may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.
In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate CMBS and RMBS at the stated rate regardless of when their corresponding cash payments are received.
As a result of these factors, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this taxable income in excess of cash available for distribution is recognized.
REIT distribution requirements could adversely affect our ability to execute our business plan.
We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed taxable income. We intend to pay distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to pay distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.
We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, the underlying entity would become subject to taxation as a corporation, thereby reducing distributions to our operating partnership and jeopardizing our ability to maintain REIT status. See the “Federal Income Tax Considerations — Effect of Subsidiary Entities - Ownership of Partnership Interests “ section of this prospectus.
Early investors may receive tax benefits from our election to accelerate depreciation expense deductions of certain components of our investments, including land improvements and fixtures, from which later investors may not benefit.
For U.S. federal income tax purposes, distributions received, including distributions that are reinvested pursuant to our dividend reinvestment plan, by our investors generally will be considered ordinary dividends to the extent that the distributions are paid out of our current and accumulated earnings and profits (excluding distributions of amounts either attributable to income subject to corporate-level taxation or designated as a capital gain dividend). However, depreciation expenses, among other deductible items, reduce taxable income and earnings and profits but do not reduce cash available for distribution. To the extent that a portion of any distributions to our investors exceed our current and accumulated earnings and profits, that portion will be considered a return of capital (a non-taxable distribution) for U.S. federal income tax purposes up to the amount of their tax basis in their shares (and any excess over their tax basis in their shares will result in capital gain from the deemed disposition of the investors’ shares). The amount of distributions considered a return of capital for U.S. federal income tax purposes will not be subject to tax immediately but will instead reduce the tax basis of our investors’ investments, generally deferring any tax on that portion of the distribution until they sell their shares or we liquidate. Because we may choose to increase depreciation expense deductions in the earlier years after acquisition of an asset, for U.S. federal income tax purposes, of certain components of our investments, including land improvements and fixtures through the use of cost segregation studies, our early investors may benefit to the extent that increased depreciation causes all or a portion of the distributions they receive to be considered a return of capital for U.S. federal income tax purposes thereby deferring tax on those distributions, while later investors may not benefit to the extent that the depreciation of these components has already been deducted.
If we fail to invest a sufficient amount of the net proceeds from this offering in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.
Temporary investment of the net proceeds from our public offerings in securities that are not treated as real estate assets for REIT qualification purposes and income from these investments generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. In order to satisfy these requirements, we may invest in one or more assets on terms and conditions that are not otherwise favorable to us, which ultimately could materially and adversely affect our financial condition and operating results. Alternatively, if we are unable to invest a sufficient amount of the net proceeds from sales of our stock in qualifying real estate assets within the one-year period, we could fail to satisfy one or more of the gross income or asset tests and we could be limited to investing all or a portion of any remaining funds in cash or certain cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Internal Revenue Code, we could fail to qualify as a REIT.

To maintain our REIT status, we may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.
To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to pay distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and reduce the value of your investment.
Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.
If (i) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (ii) we are a “pension-held REIT,” (iii) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (iv) the residual Real Estate Mortgage Investment Conduit interests, or REMICs, we buy (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code. See “Federal Income Tax Considerations—Taxation of KBS Strategic Opportunity REIT II, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.”
The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations or financing arrangements.
We may be deemed to be ,or we may make investments in entities that own or are themselves deemed to be, taxable mortgage pools. Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. However, certain categories of stockholders, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such stockholder’s ownership. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.
Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and (i) those borrowings are secured by mortgages or CMBS or RMBS and (ii) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or CMBS or RMBS to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, provided we own 100% of such entity, but a portion of the taxable income we recognize may be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

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be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

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be taxable (at the highest corporate tax rate) to us, rather than to you, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.
The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.
It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.
Complying with REIT requirements may force us to liquidate otherwise attractive investments.
To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and CMBS and RMBS. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% (20% for taxable years after 2017) of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations-Taxation of KBS Strategic Opportunity REIT II, Inc.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and the cash available for distribution to our stockholders.
Liquidation of assets may jeopardize our REIT qualification.
To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.
Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.
We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests discussed in “Federal Income Tax Considerations-Taxation of KBS Strategic Opportunity REIT II, Inc.”

If certain sale-leaseback transactions are not characterized by the IRS as “true leases,” we may be subject to adverse tax consequences.
We may purchase investments in properties and lease them back to the sellers of these properties. If the IRS does not characterize these leases as “true leases,” we would be not treated as receiving rents from real property with regard to such leases which could affect our ability to satisfy the REIT gross income tests.
Complying with REIT requirements may limit our ability to hedge effectively.
The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (iii) to manage risk with respect to the termination of certain prior hedging transactions described in (i) and/or (ii) above, and, in each case, such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Federal Income Tax Considerations—Taxation of KBS Strategic Opportunity REIT II, Inc.—Derivatives and Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.
Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for their shares.
In order for us to qualify as a REIT for each taxable year beginning with the December 31, 2016 taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and some entities such as private foundations. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.
Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (20% for taxable years after 2017) of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure you that we will be able to comply with the 25% (or 20%, as applicable) value limitation on ownership of TRS stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.
We may be required to pay some taxes due to actions of a TRS which would reduce our cash available for distribution to you.
Any net taxable income earned directly by a TRS, or through entities that are disregarded for federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, a TRS is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a TRS if the economic arrangements between the REIT, the REIT’s customers, and the TRS are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.
The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.
We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “Federal Income Tax Considerations — Taxation of KBS Strategic Opportunity REIT II, Inc. — Income Tests.” Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.
If our CDO issuers that are taxable REIT subsidiaries are subject to federal income tax at the entity level, it would greatly reduce the amounts those entities would have available to distribute to us and to pay their creditors.
There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We intend that any of our CDO issuers that are taxable REIT subsidiaries will rely on that exemption or otherwise operate in a manner so that they will not be subject to federal income tax on their net income at the entity level. If the IRS were to succeed in challenging that tax treatment, it could greatly reduce the amount that those CDO issuers would have available to distribute to us and to pay to their creditors.
Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, and, if so, the amount of net cash from operations payable to you will be reduced.
We intend to acquire real property located outside the U.S. and may invest in stock or other securities of entities owning real property located outside the United States. As a result, we may be subject to foreign (i.e., non-U.S.) income taxes, stamp taxes, real property conveyance taxes, withholding taxes, and other foreign taxes or similar impositions in connection with our ownership of foreign real property or foreign securities. The country in which the real property is located may impose such taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in such real property or securities. If a foreign country imposes income taxes on profits from our investment in foreign real property or foreign securities, you will not be eligible to claim a tax credit on your U.S. federal income tax returns to offset the income taxes paid to the foreign country, and the imposition of any foreign taxes in connection with our ownership and operation of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you. Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you. We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with U.S. investments. Moreover, we may be required to file income tax or other information returns in foreign jurisdictions as a result of our investments made outside of the United States. Any organizational costs and reporting requirements will increase our administrative expenses and reduce the amount of cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.
Our foreign investments will be subject to changes in foreign tax or other laws, as well as to changes in U.S. tax laws, and such changes could negatively impact our returns from any particular investment.
We may make investments in real estate located outside of the United States. Such investments will typically be structured to minimize non-U.S. taxes, and generally include the use of holding companies. Our ownership, operation and disposition strategy with respect to non-U.S. investments will take into account foreign tax considerations. For example, it is typically advantageous from a tax perspective in non-U.S. jurisdictions to sell interests in a holding company that owns real estate rather than the real estate itself. Buyers of such entities, however, will often discount their purchase price by evaluating any inherent risks or expected tax liability in such entity. Additionally, the pool of buyers for interests in such holding companies is typically more limited than buyers of direct interests in real estate, and we may be forced to dispose of real estate directly, thus potentially incurring higher foreign taxes and negatively affecting the return on the investment.

We will also capitalize our holding companies with debt and equity to reduce foreign income and withholding taxes as appropriate and with consultation with local counsel in each jurisdiction. Such capitalization structures are complex and potentially subject to challenge by foreign and domestic taxing authorities.
We may use certain holding structures for our non-U.S. investments to accommodate the needs of one class of investors which reduce the after-tax returns to other classes of investors. For example, if we interpose an entity treated as a corporation for United States tax purposes in our chain of ownership with respect to any particular investment, U.S. tax-exempt investors will generally benefit as such investment will no longer generate unrelated business taxable income. However, if a corporate entity is interposed in a non-U.S. investment holding structure, this would prevent individual investors from claiming a foreign tax credit for any non-U.S. income taxes incurred by the corporate entity or its subsidiaries.
Foreign investments are subject to changes in foreign tax or other laws. Any such law changes may require us to modify or abandon a particular holding structure. Such changes may also lead to higher tax rates on our foreign investments than we anticipated, regardless of structuring modifications. Additionally, U.S. tax laws with respect to foreign investments are subject to change, and such changes could negatively impact our returns from any particular investment.
The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.
We may be subject to adverse legislative or regulatory tax changes.
At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.
Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.
Dividends payable by REITs do not qualify for the reduced tax rates.
In general, the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for this reduced rate. While this tax treatment does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non‑REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.
Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of U.S. real property interests (“USRPIs”), generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business unless FIRPTA provides an exemption. However, a capital gain dividend will not be treated as effectively connected income if (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the non-U.S. stockholder does not own more than 10% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.
Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA (subject to specific FIRPTA exemptions for certain non-U.S. stockholders). Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.
Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 10% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.
Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.
We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to pay distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to pay distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.
Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.
Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Retirement Plan Risks
If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an IRA) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.
There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
With respect to the annual valuation requirements described above, we will provide an estimated value for our stock annually. We can make no claim whether such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.
On April 8, 2016, the Department of Labor issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Internal Revenue Code. The final regulation broadens the definition of fiduciary and is accompanied by new and revised prohibited transaction exemptions relating to investments by IRAs and Benefit Plans. The final regulation will take effect in part on June 9, 2017, with full implementation scheduled for January 1, 2018. The final regulation and the accompanying exemptions are complex. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common stock.

If our assets are deemed to be plan assets, our advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.
In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA or Section 4975 of the Internal Revenue Code, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if we or our advisor are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected. Stockholders should consult with their legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on their investment and our performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, as will future supplements to this prospectus, about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from those expressed or implied by these forward-looking statements.
You should carefully review the “Risk Factors” section of this prospectus, and those contained in any supplement to this prospectus, for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS
We are offering two classes of shares in this primary offering: Class A shares at $[] and Class T shares at $[]. The following table sets forth information about how we intend to use the proceeds raised in this primary offering assuming that we sell the maximum of up to $500,000,000 in shares of our common stock. The following table assumes that (a) 15% of the proceeds raised in this primary offering are from the sale of Class A shares and 85% of the proceeds raised in this primary offering are from the sale of Class T shares, (b) we do not further reallocate shares being offered between this primary offering and dividend reinvestment plan offering, and (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any purchasers). Raising less than the maximum offering amount, selling a different percentage of Class A and Class T shares and/or reallocating shares between this primary offering and the dividend reinvestment plan offering will alter the amounts of commissions, fees and expenses set forth below. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time.
There is no assurance that we will raise the maximum offering amount in this offering. As a result, we will make fewer investments than originally intended, resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. Adverse developments with respect to a single asset, or a geographic region, will have a greater adverse impact on our operations than they otherwise would. In addition, our inability to raise substantial funds will increase our fixed operating expenses as a percentage of our revenue, limiting our ability to pay distributions to our stockholders.
We expect to have $[] per Class A and Class T share to acquire real estate and real estate-related investments, to maintain a working capital reserve, to pay acquisition and origination expenses and, upon the acquisition or origination of real estate investments, to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of such real estate investments. We will use the remainder of the gross proceeds from this primary offering to pay selling commissions, the dealer manager fee and the organization and other offering expenses as described in footnote 3 to the table below.
We may fund distributions from any source, including, without limitation, offering proceeds or borrowings (which may constitute a return of capital). However, our distribution policy is generally not to use proceeds from our public offerings to pay distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available to make investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.
The following table presents information regarding the use of proceeds if we raise the maximum offering amount in this primary offering.

	Maximum Primary Offering(1)
	$75,000,000 in Class A Shares ($[] per share)		$425,000,000 in Class T Shares ($[] per share)
	$	% of Offering Proceeds	$	% of Offering Proceeds
Gross Offering Proceeds	75,000,000	15.00	425,000,000	85.00
Less Offering Expenses:
Selling Commissions(2)	4,875,000	6.50	12,750,000	3.00
Dealer Manager Fee(2)	1,500,000	2.00	8,500,000	2.00
Organization and Other Offering Expenses(3)	750,000	1.00	4,250,000	1.00
Amount Available for Investment/Net Investment Amount	67,875,000	90.50	399,500,000	94.00
Acquisition and Origination Fees (4)	1,715,278	2.29	10,096,857	2.38
Acquisition and Origination Expenses (4)	393,472	0.52	2,316,147	0.54
Initial Working Capital Reserve (5)	187,500	0.25	1,062,500	0.25
Targeted Investment Capital (6)	65,578,750	87.44	386,024,496	90.83
________________________
(1) As we are registering any combination of the two classes of shares, this allocation is management’s best estimate based on the recommendation of our dealer manager and its perceived demand in the market for each respective class of shares. If the demand for the Class A and Class T shares varies materially from our assumptions, we will provide an updated estimated use of proceeds table to reflect a revised allocation between the Class A and Class T shares in this offering.
(2) Except as described in the “Plan of Distribution” section of this prospectus, an annual stockholder servicing fee of 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers) for the Class T shares sold in this primary offering will be paid to our dealer manager and will accrue daily and be paid monthly in arrears. Our dealer manager will reallow all of the stockholder servicing fee paid to it. The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase and is not intended to be a principal use of offering proceeds; it is therefore not included in the table above.
(3) Organization and other offering expenses include all expenses to be paid or reimbursed by us in connection with this primary offering, excluding selling commissions, the dealer manager fee and the ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering. Organization and other offering expenses include our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers, legal fees of our dealer manager, and promotional items. We will not reimburse our dealer manager for wholesaling compensation expenses. Our advisor and its affiliates have agreed to reimburse us at the termination of this primary offering to the extent that organization and other offering expenses borne by us in connection with this primary offering, regardless of when incurred, exceed 1.0% of gross primary offering proceeds.
(4) The acquisition and origination fee is a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures budgeted as of the date of acquisition related to the development, construction or improvement of the investment.
We will incur customary acquisition and origination expenses in connection with the acquisition and/or origination (or attempted acquisition and/or origination) of our investments. We have assumed, for purposes of this table, that customary acquisition and origination expenses (including expenses relating to potential investments that we do not close) will be an amount equal to 0.6% of the targeted investment capital from this primary offering, excluding fees and expenses associated with such investments. Customary acquisition and origination expenses include legal fees and expenses (including fees of in-house counsel that are not employees or affiliates of the advisor), costs of due diligence, travel and communications expenses, appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments.
This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the targeted investment capital and the amount of acquisition and origination fees and acquisition and origination expenses will be proportionately greater. If we raise the maximum offering amount and our assumptions with respect to the amount of fees paid remain unchanged and our debt financing and other liabilities are equal to our maximum target leverage such that our total liabilities do not exceed 60% of the cost of our tangible assets (before deducting depreciation and other non-cash reserves), then we estimate that acquisition and origination fees would be $28,211,955 and acquisition and origination expenses would be $6,741,621.
Compensation to be paid to KBS Capital Advisors may be increased without the approval of our stockholders. Our charter limits our ability to make an investment if the total of all acquisition and origination fees and acquisition and origination expenses relating to the investment exceeds 6.0% of the contract purchase price or 6.0% of the total funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.
This table assumes that we will not use the net proceeds from the sale of shares under our dividend reinvestment plan to invest in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. To the extent we use the net proceeds from our dividend reinvestment plan to invest in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments, our advisor or its subsidiary would earn the related acquisition and origination fees and we would incur additional acquisition and origination expenses.
(5) We may incur expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital and tenant improvements or paying leasing costs and commissions related to real property. At the time we make an investment, we will establish estimates of the capital needs of such investment through the anticipated hold period of the investment. Depending on how much we raise in this offering, we expect to use between 0.25% and 1.0% of the gross proceeds from this primary offering for working capital reserves. We may also use debt proceeds, our cash flow from operations and proceeds from our dividend reinvestment plan to meet our needs for working capital and to build a moderate level of cash reserves.
(6) Until required in connection with investment in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments, substantially all of the net proceeds of our public offerings and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Targeted investment capital from this primary offering may also include anticipated capital improvement expenditures and tenant leasing costs.
We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; reserves required by any financings of our investments; future funding obligations under any real estate loan receivable we acquire or originate; the acquisition or origination of assets, which would include payment of acquisition and origination fees to our advisor; the repayment of debt; and expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital and tenant improvements or paying leasing costs and commissions related to real property. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our dividend reinvestment plan are used for the acquisition or origination of real estate investments, sales under our dividend reinvestment plan will result in greater fee income for our advisor because of acquisition and origination fees and other fees. See “Management Compensation.”

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. Our board has retained KBS Capital Advisors to manage our day-to-day operations and our portfolio of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments, subject to our board’s supervision. Because of the conflicts of interest created by the relationships among us, KBS Capital Advisors and various affiliates, many of the responsibilities of our board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”
Our board of directors is comprised of five members, three of whom are independent. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors or its affiliates, has not been so for the previous two years and meets the other requirements set forth in our charter. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc.
Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares entitled to vote and present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.
Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time. Any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for that purpose. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director(s) shall be removed.
Unless otherwise provided by Maryland law, our board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on our board of directors for any other cause will be filled by a majority of the remaining directors, even if such majority is less than a quorum.
Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.
In addition to meetings of the various committees of our board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although we expect the conflicts committee would act on these matters.
Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors
Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors. Our board of directors has two committees, the audit committee and the conflicts committee, each of which consists solely of independent directors, that is, all of our directors who are not affiliated with our advisor.
Audit Committee
The audit committee assists our board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.
The audit committee also selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement and considers and approves the audit and non-audit services to be provided by the independent registered public accounting firm and the fees to be paid to the independent registered public accounting firm by us. The members of the audit committee are Messrs. Joliet, Degryse and Yee. Our board of directors has determined that Mr. Yee satisfies the SEC’s requirements for an audit committee financial expert.
Conflicts Committee
In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both our board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors at our expense. See “Conflicts of Interest — Certain Conflict Resolution Measures.”
Our charter requires that the conflicts committee discharge our board’s responsibilities relating to the nomination of independent director nominees and the compensation of our independent directors. The conflicts committee will also discharge the board’s responsibilities relating to the compensation of our executives should we ever directly employ our executive officers. Subject to the limitations in our charter and with stockholder approval, the conflicts committee may also create stock-award plans. The members of the conflicts committee are Messrs. Joliet, Degryse and Yee.
Executive Officers and Directors
We have provided below certain information about our executive officers and directors.

Name*	Age**	Positions
Keith D. Hall	59	Chief Executive Officer and Director
Peter McMillan III	59	Chairman of the Board, President and Director
Jeffrey K. Waldvogel	40	Chief Financial Officer, Treasurer and Secretary
Stacie K. Yamane	53	Chief Accounting Officer
John P. Joliet	47	Independent Director
Laurent Degryse	50	Independent Director
Kenneth G. Yee	57	Independent Director
________________________
* The address of each executive officer and director listed is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
** As of June 19, 2017.
Keith D. Hall is our Chief Executive Officer and one of our directors, positions he has held since our formation in February 2013. He is also Chief Executive Officer and a director of KBS Strategic Opportunity REIT, positions he has held since December 2008 and October 2008, respectively. He is also an Executive Vice President of KBS REIT I, KBS REIT II, KBS REIT III, and KBS Growth & Income REIT, positions he has held for these entities since June 2005, August 2007, January 2010 and January 2015, respectively. In addition, Mr. Hall is a sponsor of our company, KBS

REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT, which were formed in 2013, 2005, 2007, 2009, 2008, 2009 and 2015, respectively. Mr. Hall owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor. Mr. Hall is also a member of the investment committee formed by our advisor to evaluate and recommend new investment opportunities for us.
Mr. Hall is a co-founder of Willowbrook Capital Group, LLC, an asset management company. Prior to forming Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed the distribution strategy and business development for the Principal Transaction Group’s $18.0 billion real estate securities portfolio. Mr. Hall’s two primary business unit responsibilities were Mezzanine Lending and Commercial Real Estate Development. Before joining CS First Boston in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6.0 billion annual pipeline of fixed-income, CMBS. During the 1980s, Mr. Hall was a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities. Mr. Hall received a Bachelor of Arts Degree with honors in Finance from California State University, Sacramento.
Our board of directors has concluded that Mr. Hall is qualified to serve as one of our directors for reasons including his expertise in the real estate finance markets and his expertise with real estate-related investments. With over 30 years of experience investing in and managing real estate-related investments, Mr. Hall has the depth and breadth of experience to implement our business strategy. As our Chief Executive Officer and as an executive officer and principal of our advisor, Mr. Hall is able to direct our board of directors to the critical issues facing our company.
Peter McMillan III is our President, the Chairman of the Board and one of our directors, positions he has held since our formation in February 2013. He is also President, Chairman of the Board and a director of KBS Strategic Opportunity REIT, positions he has held since December 2008. He is also an Executive Vice President, Treasurer, Secretary and a director of KBS REIT I, KBS REIT II and KBS REIT III and an Executive Vice President of KBS Legacy Partners Apartment REIT, positions he has held for these entities since June 2005, August 2007, January 2010 and August 2009, respectively. Mr. McMillan served as an Executive Vice President, and as Treasurer, Secretary and a director of KBS Growth & Income REIT from January 2015 through February 2017. In addition, Mr. McMillan is a sponsor of our company, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT, which were formed in 2013, 2005, 2007, 2009, 2008, 2009 and 2015, respectively. Mr. McMillan owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor. Mr. McMillan is also a member of the investment committee formed by our advisor to evaluate and recommend new investment opportunities for us.
Mr. McMillan is a Partner and co-owner of Temescal Canyon Partners LP, an investment advisor formed in 2013 to manage a multi-strategy hedge fund on behalf of investors. Mr. McMillan is also a co-founder and the Managing Partner of Willowbrook Capital Group, LLC, an asset management company. Prior to forming Willowbrook in 2000, Mr. McMillan served as an Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75.0 billion in assets, including CMBS and RMBS, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6.0 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a member of the Board of Trustees of Metropolitan West Funds, TCW Mutual Funds and TCW Alternative Funds and is a former director of Steinway Musical Instruments, Inc.
Our board of directors has concluded that Mr. McMillan is qualified to serve as one of our directors and the Chairman of the Board for reasons including his expertise in real estate finance and with real estate-related investments. With over 30 years of experience investing in and managing real estate-related debt investments, Mr. McMillan offers insights and perspective with respect to our real estate-related investment portfolio as well as our real estate portfolio. As one of our executive officers and a principal of our advisor, Mr. McMillan is also able to direct our board of directors to the critical issues facing our company. Further, his experiences as a director of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, TCW Mutual Funds, Metropolitan West Funds and TCW Alternative Funds and as a former director of KBS Growth & Income REIT and Steinway Musical Instruments, Inc. provide him with an understanding of the requirements of serving on a public company board and qualify him to serve as the chairman of our board of directors.
John P. Joliet is one of our independent directors, a position he has held since August 2017. He has been a Partner at American Discovery Capital, an independent merchant banking firm focused on principal investments in leading family-owned and middle-market companies in selected high-growth sectors, since he founded the company in 2016. Prior to founding American Discovery Capital Mr. Joliet was a Partner and Managing Director at Moelis & Company where he was responsible for leading the firm’s global investment banking activities in the Enterprise Software sector. Prior to joining Moelis &Co., Mr. Joliet spent ten years at UBS Investment Bank where he was a Managing Director and Global Head of Software Investment Banking, as well as the Head of the Los Angeles office. Mr. Joliet began his investment banking career with Donaldson, Lufkin & Jenrette (“DLJ”), and remained with DLJ until its sale to Credit Suisse in 2000. Before he began his investment banking career, Mr. Joliet spent four years as a consultant with Coopers & Lybrand in Boston, London UK, and Chicago, and was licensed as a Certified Public Accountant.
Mr. Joliet studied at the University of Pennsylvania’s Wharton School and the Ross School of Business at the University of Michigan,where he earned a Bachelor of Business Administration. He earned a Master of Business Administration, with honors, from the University of Chicago’s Booth School of Business.
Our board of directors has concluded that Mr. Joliet is qualified to serve as one of our independent directors for reasons including his nearly 25 years as an investment banker and corporate finance consultant. With his strong back ground in mergers and acquisitions and capital markets, he is well-positioned to advise the board with respect to strategic alternatives.
Laurent Degryse is one of our independent directors, a position he has held since April 2014. Mr. Degryse has been involved in the real estate development industry for over 20 years with a focus on real estate activities in Belgium. For the past five years he has been self-employed and engaged in real estate development and venture capital activities. In 2002, Mr. Degryse founded Urbis Development, a real estate development company located in Luxemburg, and served as its Managing Director until, in 2008, it created a joint venture with another real estate company, Herpain SA, and became Herpain Urbis.
Since December 2007 he has also served as the Managing Director of Hunza Ventures and Managing Partner of Hunza Management, affiliated venture capital companies based in Luxemburg that invest in technology and life science projects. In connection with his position at Hunza Ventures, he serves as a member of the supervisory board of Hunza Ventures II SCA SICAR, a fund raised by Hunza Ventures that is investing and raising capital for venture investments; and from December 2007 through June 2012 he served as a member of the supervisory board of Hunza Ventures SCA SPF, a fund that raised and fully invested €15 million in 14 venture investments. Mr. Degryse also manages his own portfolio of investments in Europe, Asia and the United States.
In addition, Mr. Degryse has served as the chairman of the board of SoftKinetic International SA since 2008. He is currently a director of Herpain Urbis Retail (since 2008) and previously served as a director of Herpain Urbis (from 2007 - 2013) and Herpain Enterprise (from 2008 - 2013). Herpain Urbis Retail, Herpain Urbis and Herpain Enterprise are related companies with expertise in real estate development and construction for office, residential and commercial real estate in Belgium. In addition, from March 2007 through March 2012 he served as a member of the supervisory board of Urbis SCA. Mr. Degryse is a member of the board of trustees and member of the finance and the audit committee of MOCA, the Museum of Contemporary Art in Los Angeles, California. Mr. Degryse is a graduate of the Solvay Business School at the University of Brussels, Belgium where he received a Master in Business Engineering.
Our board of directors has concluded that Mr. Degryse is qualified to serve as one of our independent directors for reasons including his expertise in the real estate development business. With over 20 years of experience in the real estate industry, with a particular focus on investments in Belgium, Mr. Degryse offers insights and perspective with respect to our investment portfolio and our focus on European investment opportunities.
Kenneth G. Yee is one of our independent directors and is the chairman of the audit committee, positions he has held since April 2017 and May 2017, respectively. He is also an independent director and chairman of the audit committee of KBS Strategic Opportunity REIT, positions he has held since April 2017 and May 2017, respectively. Since 2000, Mr. Yee has been the President and Chief Executive Officer of Ridgecrest Capital, Inc., a real estate financial advisory services and structured finance firm. Mr. Yee previously served in the same positions for Ridgecrest Capital, Inc. from 1992 to 1997. From 2007 to June 2011, Mr. Yee was also the managing director of Cappello Capital Corp., where he was responsible for sourcing, evaluating, structuring and placing transactions relating to domestic and international real estate equity and debt, and small and middle market corporate capital raising and mergers and acquisitions. Mr. Yee served as Senior Vice President of Acquisitions for Imperial Credit Commercial Mortgage Investment Corp from 1998 to 1999. From 1990 to 1991, Mr. Yee served as Vice President and Controller for Secured Capital Corp. (now known as Eastdil Secured LLC, a division of Wells Fargo), a real estate advisory and investment banking firm. Prior to that, he was a Vice President at Drexel Burnham Lambert from 1987 to 1990. From 1986 to 1987, Mr. Yee was an associate consultant for Kenneth Leventhal & Company, a real estate consulting and public accounting firm. Mr. Yee was a financial analyst with Deseret Pacific Mortgage from 1985 to 1986 and he was a senior accountant with Ernst & Whitney, a public accounting firm, from 1982 to 1985.
Mr. Yee received Bachelor of Science in Business Administration, Master of Business Administration and Master of Business Taxation degrees from the University of Southern California. He also received a Master of Science in Real Estate Development degree from the Massachusetts Institute of Technology and a Juris Doctor degree from the University of California, Los Angeles. Mr. Yee is a Chartered Financial Analyst, a Certified Public Accountant, a licensed attorney and a licensed real estate broker.
Our board of directors has concluded that Mr. Yee is qualified to serve as one of our independent directors and the chairman of the audit committee for reasons including his expertise with respect to real estate equity and debt transactions and accounting matters. With almost 25 years of experience with real estate equity and debt transactions, Mr. Yee is well-positioned to advise our board with respect to potential investment opportunities and investment management. In addition, with over 30 years of experience as a Certified Public Accountant, Mr. Yee provides our board of directors with substantial expertise regarding real estate accounting and financial reporting matters.
Jeffrey K. Waldvogel is our Chief Financial Officer, Treasurer and Secretary, positions he has held since June 2015. He is also the Chief Financial Officer of our advisor, KBS REIT I, KBS REIT II and KBS REIT III, positions he has held for each of these entities since June 2015. He is also the Chief Financial Officer, Treasurer and Secretary of KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT, positions he has held since June 2015. He is also the Chief Financial Officer, Treasurer and Secretary of KBS Growth & Income REIT, positions he has held since June 2015, April 2017 and April 2017, respectively. Mr. Waldvogel is a member of the investment committee formed by our advisor to evaluate and recommend new investment opportunities for us.
Mr. Waldvogel has been employed by an affiliate of our advisor since November 2010. With respect to the KBS-sponsored REITs advised by KBS Capital Advisors, he served as the Director of Finance and Reporting from July 2012 to June 2015 and as the VP Controller Technical Accounting from November 2010 to July 2012. In these roles Mr. Waldvogel was responsible for overseeing internal and external financial reporting, valuation analysis, financial analysis, REIT compliance, debt compliance and reporting, and technical accounting.
Prior to joining an affiliate of our advisor in 2010, Mr. Waldvogel was an audit senior manager at Ernst & Young LLP. During his eight years at Ernst & Young LLP, where he worked from October 2002 to October 2010., Mr. Waldvogel performed or supervised various auditing engagements, including the audit of financial statements presented in accordance with GAAP, as well as financial statements prepared on a tax basis. These auditing engagements were for clients in a variety of industries, with a significant focus on clients in the real estate industry..
Stacie K. Yamane is our Chief Accounting Officer, a position she has held since our formation in February 2013. Ms. Yamane is also the Chief Accounting Officer, Portfolio Accounting of our advisor and Chief Accounting Officer of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT, positions she has held for these entities since October 2008, October 2008, October 2008, January 2010, August 2009, August 2009 and January 2015, respectively. From July 2007 to December 2008, Ms. Yamane served as the Chief Financial Officer of KBS REIT II and from July 2007 to October 2008, she served as Controller of KBS REIT II; from October 2004 to October 2008, she served as Fund Controller of our advisor; from June 2005 to December 2008, she served as Chief Financial Officer of KBS REIT I; and from June 2005 to October 2008 she served as Controller of KBS REIT I.
Ms. Yamane also serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/Portfolio Accounting with KBS-affiliated investment advisors from 1995 to 2004. At KBS Realty Advisors, from 2004 through 2015, Ms. Yamane was responsible for client accounting/reporting for two real estate portfolios. These portfolios consisted of industrial, office and retail properties as well as land parcels. Ms. Yamane worked closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assisted in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of our advisor in 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented in accordance with GAAP, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences with various KBS-affiliated entities and Kenneth Leventhal & Company give her almost 30 years of real estate experience.
Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).
Compensation of Directors
We compensate each of our independent directors with an annual retainer of $40,000. In addition, we pay independent directors for attending board and committee meetings as follows:

•	$2,500 for each board meeting attended;

•	$2,500 for each audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each audit or conflicts committee meeting attended);

•	$2,000 for each teleconference board meeting attended; and

•	$2,000 for each teleconference audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference audit or conflicts committee meeting attended).
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at board of directors meetings and committee meetings. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
To the extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, KBS Capital Advisors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•
in the case of a non-independent director, KBS Capital Advisors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.
The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, KBS Capital Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to KBS Capital Advisors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third-party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.
We have also purchased and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.
Our Advisor
Our advisor is KBS Capital Advisors, an investment adviser registered with the SEC. KBS Capital Advisors is a limited liability company that was formed in the State of Delaware on October 18, 2004. As our advisor, KBS Capital Advisors has contractual and fiduciary responsibilities to us and our stockholders.
Messrs. Bren and Schreiber indirectly own a controlling interest in and are two of the managers of KBS Capital Advisors. Messrs. Hall and McMillan also indirectly own an ownership interest in KBS Capital Advisors and together, through GKP Holding LLC, act as the third manager of KBS Capital Advisors. Messrs. Bren, Hall, McMillan and Schreiber all actively participate in the management and operations of our advisor. For more information regarding the background and experience of Messrs. Hall and McMillan, see “Management - Executive Officers and Directors” and “- Other Affiliates - Our Sponsors.”
Below is a brief description of the background and experience of our sponsors and the key real estate and debt finance professionals at our advisor, other than Messrs. Hall, McMillan, and Waldvogel, who are the members of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.
Peter M. Bren, 83, is the Chairman and President of our advisor and President of KBS REIT I, KBS REIT II, KBS REIT III and KBS Growth & Income REIT, positions he has held for these entities since October 2004, June 2005, August 2007, January 2010 and January 2015, respectively. Mr. Bren is President and a director of KBS Legacy Partners Apartment REIT, positions he has held since August 2009 and July 2009, respectively. Effective July 10, 2017, Mr. Bren will also serve as a director of KBS Growth & Income REIT. In addition, Mr. Bren is a sponsor of our company, KBS REIT I, KBS REIT II, KBS REIT III, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT and KBS Growth & Income REIT, which were formed in 2013, 2005, 2007, 2009, 2009, 2008 and 2015, respectively. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.
Mr. Bren is Chairman of the Board and President of KBS Realty Advisors LLC and is a principal of Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities are registered as investment advisers with the SEC. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. As of December 31, 2016, KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, had been involved in the investment in or management of approximately $23.0 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT.
Mr. Bren has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 30 years. Prior to taking his current positions as Chairman of the Board and President of KBS Capital Advisors and KBS Realty Advisors, he served as the President of The Bren Company, was a Senior Partner of Lincoln Property Company and was President of Lincoln Property Company, Europe. Mr. Bren is also a founding member of the Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management. He is also a member of the Real Estate Roundtable in Washington, D.C.
Charles J. Schreiber, Jr., 65, is the Chief Executive Officer of our advisor, a position he has held since October 2004. He is also the Chairman of the Board, Chief Executive Officer and a director of KBS REIT I and KBS Growth & Income REIT, positions he has held since June 2005 and January 2015, respectively. He is also the Chairman of the Board, Chief Executive Officer and a director of KBS REIT II, positions he has held since August 2007, August 2007 and July 2007, respectively. He is also the Chairman of the Board, Chief Executive Officer and a director of KBS REIT III, positions he has held since January 2010, January 2010 and December 2009, respectively. In addition, Mr. Schreiber is a sponsor of our company, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT, which were formed in 2008, 2005, 2007, 2009, 2008, 2009 and 2015, respectively. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and our dealer manager. All four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.
Mr. Schreiber is the Chief Executive Officer of KBS Realty Advisors LLC and is a principal of Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities are registered as investment advisers with the SEC. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. As of December 31, 2016, KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, had been involved in the investment in or management of approximately $23.0 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT.
Mr. Schreiber has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for more than 30 years. Prior to teaming with Mr. Bren in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.
Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with an emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly-formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy, Planning and Development. Mr. Schreiber also serves as a member of the Executive Committee for the Public Non-Listed REIT Council for the National Association of Real Estate Investment Trusts. Mr. Schreiber has served as a member of the board of directors and executive committee of The Irvine Company since August 2016, and since December 2016, Mr. Schreiber has served on the Board of Trustees of The Irvine Company.
James Chiboucas, 58, is Vice Chairman and Chief Legal Officer of KBS Capital Advisors. Mr. Chiboucas has served as the Chief Legal Officer of KBS Realty Advisors since its formation and the Chief Legal Officer of the other KBS-affiliated investment advisors since 1996. He became Vice Chairman of KBS Realty Advisors in 2006. He has represented KBS-affiliated entities since the first investment advisor was formed in 1992. As Vice Chairman and Chief Legal Officer, Mr. Chiboucas is responsible for the negotiation and documentation of real estate investments across the United States, including management of local counsel in each of the jurisdictions involved with acquisitions and dispositions. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint. He also manages legal counsel retained to provide services for KBS Capital Advisors and KBS Realty Advisors.
Mr. Chiboucas has over 30 years of legal experience in the real estate industry, including real estate investment, finance, acquisitions, dispositions, development and management. Before joining KBS, Mr. Chiboucas was a partner of Paone, Callahan, McHolm & Winton, L.L.P. and Vice-President of Signal Landmark, a national real estate development company, where he was responsible for all of Signal Landmark’s legal real estate transactional matters across the United States. Mr. Chiboucas received a Bachelor’s Degree in Business and a Juris Doctorate degree from the University of Southern California.
Geoffrey Hawkins, 54, has served as Managing Director of KBS Capital Advisors since he joined KBS Capital Advisors in 2006. As Managing Director, Mr. Hawkins oversees acquisition, asset management and disposition activities with respect to CMBS and CDOs. Mr. Hawkins is the regional manager for mortgage debt originations and distressed opportunities in the Midwest region of the U.S. Mr. Hawkins is also a member of the investment committee formed by KBS Capital Advisors to evaluate and authorize new investment opportunities for us and KBS Strategic Opportunity REIT. From 2002 to 2006, Mr. Hawkins was an Executive Director and Senior Portfolio Manager for Forum Partners, an

international commercial real estate private equity group with $1.5 billion in assets as of 2006. At Forum, Mr. Hawkins managed real estate-related investments in the United States, Europe and Asia. He was in charge of the fixed income group, which invested in residential and commercial mortgage backed securities, asset-backed securities and whole loans for its family of funds, which included a mutual fund, an ETF, and several different opportunity funds. From 1992 to 2002, Mr. Hawkins was a Portfolio Manager at the Capital Group Companies. At Capital Group, he was in charge of managing fixed income portfolios in excess of $2 billion, with assets in the structured finance (CMBS, RMBS, asset backed securities and CDOs), REIT and specialty finance company sectors in the United States, Europe, Latin American and Asia. Mr. Hawkins managed bond portfolios for subsidiaries of the Capital Group, which included the American Funds, Capital Guardian & Trust Company, and Capital International. From 1991 to 1992, Mr. Hawkins worked for FHLMC (Freddie Mac) as a Senior Financial Analyst in the Structured Finance Group. His responsibilities included the structuring and modeling of collateralized mortgage obligations. From 1988 to 1991, Mr. Hawkins worked as an accountant and then the controller of Highland Management and Development Company, a regional commercial real estate company. Mr. Hawkins has over 24 years’ experience investing in the global commercial real estate and structured finance markets, with more than 20 years of experience specifically related to real estate-related debt investments. Mr. Hawkins holds a BBA in Finance from the University of Iowa and a MBA from DePaul University.
Brian Ragsdale, 56, has served as Executive Vice President, Head of Credit for KBS Capital Advisors since he joined KBS Capital Advisors in 2007. As Executive Vice President, Head of Credit, Brian Ragsdale oversees underwriting, origination, acquisition, asset management and disposition activities with respect to loan investments. Mr. Ragsdale is also a member of the investment committee formed by KBS Capital Advisors to evaluate and authorize new investment opportunities for us and KBS Strategic Opportunity REIT. From 2002 to 2007, Mr. Ragsdale was Vice President, Mortgage Lending and Real Estate at AIG Global Investment Corp. where he was responsible for the supervision of refinance transactions in AIG’s real estate-related loan portfolio consisting of approximately 1500 loans valued at approximately $13 billion. From 2000 to 2002, Mr. Ragsdale was Senior Vice President, Client Portfolio Management for Trammell Crow Company, where he was responsible for the development, brokerage and management of portfolios of commercial real estate consisting of approximately 26 locations and totaling more than 7.2 million square feet of office and industrial space. From 1999 to 2000, Mr. Ragsdale was Vice President, Asset and Portfolio Management for PM Realty Advisors where he oversaw a 30-asset, $450 million commercial real estate portfolio owned by a state employee retirement fund. From 1989 to 1999, Mr. Ragsdale worked for Metropolitan Life Insurance Company. At MetLife, Mr. Ragsdale analyzed and negotiated real estate-related debt and equity investment opportunities as an Investment Analyst and then subsequently managed and supervised such investment opportunities as an Investment Manager. From 1995 to 1998, Mr. Ragsdale served as a Senior Committee member of the investment committee responsible for the review and approval of all transactions associated with MetLife’s $20 billion debt and equity real estate portfolio. Mr. Ragsdale has over 21 years’ experience identifying, supervising and managing real estate-related investment opportunities, with 12 years of experience specifically related to real estate-related debt investments. Mr. Ragsdale graduated from the University of Arizona with a BS degree and later received his MBA from Southern Methodist University in Dallas, Texas. He is also the recipient of a Costa School of Real Estate Certificate, Southern Methodist University.
The Advisory Agreement
Under the terms of the advisory agreement, KBS Capital Advisors will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, KBS Capital Advisors manages our day-to-day operations, retains the loan servicers for our loan investments and the property managers for our real estate investments (both subject to the authority of our board of directors and officers) and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service contracts for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties securing our loan investments and properties we may acquire;

•	entering into leases and service contracts for our real properties;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•
formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, servicing, leasing and disposition of our investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.
See “Management Compensation” for a detailed discussion of the fees payable to KBS Capital Advisors under the advisory agreement. Compensation to be paid to KBS Capital Advisors may be increased without the approval of our stockholders. We also describe in that section our obligation to reimburse KBS Capital Advisors for commercially reasonable organization and offering expenses, the costs of providing services to us (other than for the employee costs in connection with services for which it earns acquisition and origination fees or disposition fees, though we may reimburse our advisor for travel and communications expenses) and payments made by KBS Capital Advisors for amounts it pays in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment. Additional information regarding compensation paid to our advisor and its affiliates is included in a supplement to this prospectus.
It is the duty of our board of directors to evaluate the performance of our advisor before renewing the advisory agreement. The criteria used in such evaluation will be reflected in the minutes of the meeting at which the performance and criteria are discussed. Our board of directors will determine that any successor entity possesses sufficient qualifications to perform the advisory functions and that the compensation provided for in the advisory agreement is justified.
The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one year periods upon the mutual consent of KBS Capital Advisors and us. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a non interest-bearing promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds as determined by an independent third-party plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and a 7.0% per year cumulative, noncompounded return from inception through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us.
KBS Capital Advisors and its affiliates engage in other business ventures and, as a result, they do not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, KBS Capital Advisors must devote sufficient resources to our business to discharge its obligations to us. KBS Capital Advisors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Our Strategic Relationship with STAM
We have formed a strategic relationship with STAM, a commercial real estate investment and asset management firm headquartered in Paris, France to support us and our advisor in connection with any investments we may make in Europe. Our advisor has entered a sub-advisory agreement with STAM, pursuant to which STAM provides real estate acquisition and portfolio management services to our advisor in connection with investments we make in Europe. For investments in Europe we make directly and our ownership interest is 100%, our advisor will compensate STAM for its services in sourcing and managing these investments from the fees it earns from us under the advisory agreement with us and we will pay STAM no additional compensation. We have invested in a loan to STAM and may make similar loans to STAM in the future. STAM used the proceeds to fund a general partner interest in a STAM-sponsored institutional real estate fund with an unrelated third party joint venture partner. The real estate fund invested in European real estate which STAM manages on behalf of the joint venture. As part of the terms of this investment with STAM, we receive a portion of the fees STAM receives from the fund.
STAM is a European real estate investment and fund manager created in 1997 to provide asset management of opportunistic and value-added investments in France for North American investors. Over the years, its business practice has extended into investment management for a wider range of opportunistic investors, as well as into asset management for core real estate investments. Its real estate experience extends to all asset classes, including office, light industrial, warehouse, logistics, retail, and residential.
Initial Investment by Our Advisor
Our sponsors, through their ownership interest in KBS Capital Advisors, have invested $200,000 in us through the purchase of 21,739 shares of our Class A common stock at $9.20 per share. KBS Capital Advisors is the owner of these 21,739 shares. KBS Capital Advisors may not sell any of these shares during the period it serves as our advisor. Although nothing prohibits KBS Capital Advisors or its affiliates from acquiring additional shares of our common stock, KBS Capital Advisors currently has no options or warrants to acquire any shares. KBS Capital Advisors has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with KBS Capital Advisors or any of its affiliates.
In the event the advisory agreement is terminated, the shares owned by KBS Capital Advisors would not automatically be redeemed. KBS Capital Advisors would, however, be able to participate in our share redemption program, subject to all of the restrictions of our share redemption program applicable to all other common stockholders.
Investment by Our Affiliates
In addition, Messrs. Hall, our Chief Executive Officer, and McMillan, our President and the chairman of our board of directors, through their ownership interest in Willowbrook Capital Group LLC, have invested $2,000,000 in us through the purchase of 240,211 shares of our Class A common stock at $8.33 per share.
Other Affiliates
Our Sponsors
Messrs. Bren, Hall, McMillan and Schreiber control and indirectly own our advisor and our dealer manager. We refer to these individuals as our sponsors. All four of our sponsors actively participate in the management and operations of our advisor, and our advisor has three managers: an entity owned and controlled by Mr. Bren; an entity owned and controlled by Messrs. Hall and McMillan; and an entity owned and controlled by Mr. Schreiber.
In 2004, Messrs. Bren, Hall, McMillan and Schreiber founded KBS Capital Advisors. Our sponsors work together at KBS Capital Advisors with their team of key real estate and debt finance professionals. These senior real estate and debt finance professionals have been through multiple real estate and financial cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, loan workouts, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. McMillan and Hall, Messrs. Waldvogel, Hawkins, Ragsdale and Chiboucas comprise the investment committee of KBS Capital Advisors that is responsible for our investment decisions related to our investments. Mr. Chiboucas is a member of the investment committee for the limited purpose of approving potential investments from a legal and regulatory compliance standpoint. Subject to any limitations in our charter and the oversight of our board of directors, the investment committee of KBS Capital Advisors evaluate and approve our investments and financings.

The business strategy of our sponsors is threefold: first, identify attractive investment opportunities that meet the investment objectives of their clients; second, aggressively manage each asset acquired; third, execute a well-defined exit strategy for each investment made.
We believe the experience and disciplined investment approach of our sponsors and the team of real estate and debt finance professionals they have assembled will allow us to successfully execute our business model. Our advisor is the external advisor of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, and KBS Growth & Income REIT. Some or all of our sponsors are directors and/or executive officers of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, and KBS Growth & Income REIT. Through their affiliations with us, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, and KBS Legacy Partners Apartment REIT and KBS Capital Advisors, as of December 31, 2016, our sponsors had overseen the investment in and management of approximately $14.2 billion of real estate and real estate-related investments on behalf of the investors in us, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT.
Since 1992, Messrs. Bren and Schreiber have teamed to invest in, manage, develop and sell high-quality U.S. commercial real estate and real estate-related investments on behalf of institutional investors. Together, they founded KBS Realty Advisors LLC, a registered investment adviser with the SEC and a nationally recognized real estate investment advisor. The advisors of KBS-advised investors are also affiliated with our advisor.
Messrs. Bren and Schreiber each has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years. Over that time, Messrs. Bren and Schreiber have developed extensive experience investing in and managing a broad range of real estate asset classes. Since 1992, the experience of the investment advisors affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2016):

•	sponsoring 14 private real estate programs that had invested over $4.6 billion (including equity, debt and investment of income and sales proceeds) in 305 real estate assets

•	through these 14 private KBS-sponsored programs, raising over $2.8 billion of equity from 38 institutional investors; and

•	selling 267 of the 305 real estate assets acquired by these 14 private KBS-sponsored programs.
In addition to their experience with the 14 private KBS-sponsored programs described above, investment advisors affiliated with Messrs. Bren and Schreiber have also been engaged by four other KBS-advised investors to recommend real estate acquisitions and manage some of their investments. The investment proceeds of these KBS-advised investors were not commingled. The investments made on behalf of these four KBS-advised investors were made pursuant to management agreements or partnership agreements that permitted the KBS-advised investors to reject acquisitions recommended by the KBS-affiliated investment advisor. Because the KBS-advised investors were not as passive as those in the 14 private KBS-sponsored programs described above or as those who invest in this offering, we have not described the real estate assets acquired or managed for these four KBS-advised investors. The amounts paid for the assets acquired and/or managed and for subsequent capital expenditures for these four KBS-advised investors totaled over $4.3 billion. On behalf of these four KBS-advised investors, investment advisors affiliated with Messrs. Bren and Schreiber have sold 229 real estate assets.
We believe that the institutional investors that invested in the 14 private KBS-sponsored programs referenced above and the KBS-advised investors are more likely to invest in offerings that can be conducted with lower offering expenses than those found in this offering, in which the securities are sold by participating broker-dealers on a best-efforts basis. It is not expected that any institutional investors such as the ones described above will participate in this offering. However, if institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering.
Each of Messrs. Hall and McMillan has over 20 years of experience in real estate-related investments. Mr. McMillan is a Partner and co-owner of Temescal Canyon Partners LP, an investment advisor formed in 2013 to manage a multi-strategy hedge fund on behalf of investors. Mr. McMillan is also a co-founder and the Managing Partner of Willowbrook Capital Group, LLC, an asset management company. Before forming Willowbrook with Mr. Hall, Mr. McMillan served as Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including CMBS and RMBS, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, where he managed the distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CS First Boston in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income CMBS. During the 1980s, Mr. Hall was a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.
On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I. KBS REIT I accepted gross offering proceeds of approximately $1.7 billion in its primary initial public offering and accepted aggregate gross offering proceeds of $233.7 million from shares issued pursuant to its dividend reinvestment plan. KBS REIT I ceased offering shares in its primary initial public offering on May 30, 2008 and terminated its dividend reinvestment plan effective April 10, 2012. As of December 31, 2016, KBS REIT I had used $97.4 million to fund share redemptions pursuant to its share redemption program. On January 27, 2017, the stockholders of KBS REIT I approved the sale of all of KBS REIT I’s assets and KBS REIT I’s dissolution pursuant to the terms of its plan of complete liquidation and dissolution.
On April 22, 2008, our sponsors launched the initial public offering of KBS REIT II. KBS REIT II accepted aggregate gross offering proceeds of approximately $1.8 billion in its primary initial public offering and accepted $298.2 million from shares issued pursuant to its dividend reinvestment plan. KBS REIT II ceased offering shares in its primary initial public offering on December 31, 2010 and terminated its dividend reinvestment plan effective May 29, 2014. As of December 31, 2016, KBS REIT II had used $240.1 million to fund share redemptions pursuant to its share redemption program.
On November 20, 2009, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT. KBS Strategic Opportunity REIT accepted aggregate gross offering proceeds of approximately $561.7 million in its primary initial public offering and, as of December 31, 2016, had accepted $65.4 million from shares issued pursuant to its dividend reinvestment plan. KBS Strategic Opportunity REIT ceased offering shares in its primary initial public offering on November 14, 2012. As of December 31, 2016, KBS Strategic Opportunity REIT had used $77.0 million to fund share redemptions pursuant to its share redemption program. In addition, KBS Strategic Opportunity REIT has filed a registration statement with the SEC to conduct a follow-on offering that is in registration with the SEC.
On March 12, 2010, together with Legacy Partners Residential Realty LLC and certain of its affiliates, our sponsors launched the initial public offering of KBS Legacy Partners Apartment REIT. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its primary initial public offering on March 12, 2013. On March 13, 2013, KBS Legacy Partners Apartment REIT commenced a follow-on public offering. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its follow-on public offering, effective as of March 31, 2014. KBS Legacy Partners Apartment REIT accepted aggregate gross offering proceeds of approximately $204.4 million in its primary public offerings and, as of December 31, 2016, had accepted $24.4 million from shares issued pursuant to its dividend reinvestment plan. As of December 31, 2016, KBS Legacy Partners Apartment REIT had used $7.9 million to fund share redemptions pursuant to its share redemption program.
On October 26, 2010, our four sponsors launched the initial public offering of KBS REIT III. KBS REIT III accepted aggregate gross offering proceeds of approximately $1.7 billion in its primary initial public offering and, as of December 31, 2016, had accepted approximately $165.0 million from shares issued pursuant to its dividend reinvestment plan. KBS REIT III ceased offering shares in its primary initial public offering on May 29, 2015. As of December 31, 2016, KBS REIT III had used $52.5 million to fund share redemptions pursuant to its share redemption program.
On April 28, 2016, our four sponsors launched the initial public offering of KBS Growth & Income REIT. Prior to commencement of its initial public offering, KBS Growth & Income REIT conducted a private offering to accredited investors, which commenced on June 11, 2015. KBS Growth & Income REIT accepted gross offering proceeds of approximately $76.8 million in its private offering and raised an additional $345,000 in proceeds from affiliates of its sponsors. KBS Growth & Income REIT ceased offering shares in the primary portion of its private offering on April 27, 2016 and processed subscriptions for the primary portion of the private offering dated on or prior to April 27, 2016 through May 30, 2016. As of December 31, 2016, KBS Growth & Income REIT had accepted aggregate gross offering proceeds of $2.6 million in its public offering, including $1.2 million from shares issued pursuant to its distribution reinvestment plan. KBS Growth & Income REIT terminated its primary public offering effective June 30, 2017 and intends to conduct a private offering solely to accredited investors pursuant to Rule 506(c) of Regulation D of the Securities Act.

Dealer Manager
We have retained KBS Capital Markets Group LLC, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group provides wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of KBS Capital Markets Group is participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group also served as dealer manager for KBS Growth & Income REIT’s private placement offering and serves as the dealer manager for KBS Growth & Income REIT’s initial public offering, the primary portion of which was terminated effective June 30, 2017. KBS Capital Markets Group also serves as the dealer manager for KBS REIT III’s, KBS Strategic Opportunity REIT’s and KBS Legacy Partners Apartment REIT’s dividend reinvestment plan offerings. Previously it served as dealer manager for KBS REIT I’s, KBS REIT II’s, KBS Strategic Opportunity REIT’s, KBS Legacy Partners Apartment REIT’s and KBS REIT III’s initial public offerings and KBS Legacy Partners Apartment REIT’s follow-on public offering as well as KBS REIT I’s and KBS REIT II’s dividend reinvestment plan offerings. In addition, KBS Strategic Opportunity REIT has filed a registration statement with the SEC to conduct a follow-on offering that is in registration with the SEC. KBS Capital Markets Group expects to serve as the dealer manager for KBS Strategic Opportunity REIT’s proposed follow-on offering. From time to time, KBS Capital Markets Group serves as the dealer manager for private KBS-sponsored programs and other programs.
Our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, indirectly own a controlling interest in KBS Capital Markets Group.
Below is a brief description of the background and experience of the Chief Executive Officer of KBS Capital Markets Group:
Mick Manning was appointed Chief Executive Officer of KBS Capital Markets Group effective May 8, 2015. As Chief Executive Officer, Mr. Manning is responsible for overall firm strategy of KBS Capital Markets Group and provides strategic and tactical guidance to the organization, with particular focus on product development, distribution, sales management, business planning and oversight of the firm’s wholesaling operations and activities. Mr. Manning joined KBS Capital Markets Group in January 2006 as one of its original wholesalers and was promoted to national sales manager in June 2009. In January 2015, Mr. Manning was appointed President of KBS Capital Markets Group. Mr. Manning has more than 28 years of experience in the financial services industry, with a diverse background in retail sales and operations, wholesaling and team building. His experience comes from previous leadership roles with MFS/Sun Life, MassMutual, MetLife and Northwestern Mutual Life. Mr. Manning graduated from the University of Colorado, Boulder and holds a Chartered Life Underwriter designation from the American College in Bryn Mawr, Pennsylvania.
Management Decisions
The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investments to be recommended to our board of directors, the negotiation for these investments and asset management, resides in the investment committee of our advisor. KBS Capital Advisors also has the authority to make all of the decisions regarding our investments, subject to any limitations in our charter and the direction and oversight of our board of directors.

MANAGEMENT COMPENSATION
Although we have executive officers who manage our operations, we have no paid employees. Our advisor and the real estate and debt finance professionals at our advisor manage our day‑to‑day affairs and our portfolio of real estate investments, subject to our board of directors’ supervision. The table below summarizes all of the compensation and fees that we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we will pay to our independent directors. Compensation to be paid to KBS Capital Advisors, KBS Capital Markets Group and their affiliates may be increased without stockholder approval. Additional information regarding fees paid or reimbursable to our advisor and its affiliates is included in a supplement to this prospectus.
We are offering two classes of shares in this primary offering: Class A shares at $[] per share and Class T shares at $[] per share. The amount of selling commissions differs among Class A shares and Class T shares, and there is an ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering. Both classes of shares have discounts available to certain categories of purchasers. This table assumes that (a) 15% of the proceeds raised in this primary offering are from the sale of Class A shares and 85% of the proceeds raised in this primary offering are from the sale of Class T shares, (b) we do not further reallocate shares being offered between this primary offering and dividend reinvestment plan offering, (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any purchasers), and (d) solely with respect to the estimated stockholder servicing fee, 4.0% of the proceeds raised in this primary offering are from the sale of Class A shares through distribution channels that do not pay selling commissions of 6.5%. As we are registering any combination of the two classes of shares, our allocation between the Class A shares and the Class T shares is management’s best estimate based on the recommendation of our dealer manager and its perceived demand in the market for each respective class of shares. If the demand for the Class A and Class T shares varies materially from our assumptions, we will provide an updated management compensation table to reflect a revised allocation between the Class A and Class T shares in this offering. No selling commissions or dealer manager fees are payable on shares through our dividend reinvestment plan. No stockholder servicing fee will be paid with respect to Class T shares purchased through our dividend reinvestment plan or issued pursuant to a stock dividend; however, the stockholder servicing fee payable with respect to Class T shares purchased in this primary offering is a class-specific expense and is allocated to all the Class T shares. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the NAV of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in this primary offering exceeds the cash available for distribution to holders of Class A shares.

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares (1))
Organization and Offering Stage
Selling Commissions(2)	KBS Capital Markets Group	Up to 6.5% of the price per share of Class A common stock sold and up to 3.0% of the price per share of Class T common stock sold; no selling commissions are payable on shares of common stock sold under our dividend reinvestment plan; all selling commissions are reallowed to participating broker-dealers.	$17,625,000
Dealer Manager Fee (2)	KBS Capital Markets Group
Up to 2.0% of the price per share of Class A and Class T common stock sold. Our dealer manager may generally reallow to any participating broker-dealer up to 1.0% of the gross primary offering proceeds attributable to that participating broker-dealer as a marketing fee; in select cases up to 1.5% of the gross primary offering proceeds may be reallowed; this reallow will be based upon such factors as the projected sales volume by such participating broker-dealer, access to conferences and meetings and the general level of assistance of such participating broker-dealer in marketing this offering; no dealer manager fee is payable on shares of common stock sold under our dividend reinvestment plan.
$10,000,000
Organization and Other Offering Expenses (3)	KBS Capital Advisors and KBS Capital Markets Group
We reimburse our advisor and dealer manager for commercially reasonable organization and other offering expenses they incur on our behalf in connection with this offering. No reimbursements made by us to our advisor or our dealer manager may cause total organization and offering expenses incurred by us (including selling commissions, dealer manager fees, the stockholder servicing fee and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from this primary offering and the dividend reinvestment plan offering as of the date of reimbursement.
We also pay organization and other offering expenses directly. At the termination of this primary offering, our advisor and its affiliates will reimburse us to the extent that the organization and other offering expenses paid directly or reimbursed by us in connection with the primary offering, regardless of when incurred, exceed 1.0% of gross primary offering proceeds. Our advisor and its affiliates will be responsible for all organization and other offering expenses related to this primary offering to the extent they exceed 1.0% of gross primary offering proceeds as of the termination of this primary offering. Prior to the termination of this primary offering, at which time our advisor will reimburse us as described above, we will be responsible for the payment of all organization and other offering expenses we incur directly and the reimbursement of organization and other offering expenses our advisor and dealer manager incur on our behalf in connection with this offering subject to the 15% limit on reimbursements discussed above.
$5,000,000

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares (1))

Organization and other offering expenses include all expenses to be paid or reimbursed by us in connection with this offering, excluding selling commissions, the dealer manager fee and the ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering. Organization and other offering expenses include our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers, legal fees of our dealer manager, and promotional items.
We will not reimburse our dealer manager for wholesaling compensation expenses.

Acquisition and Development Stage
Acquisition and Origination Fees(4)(5)	KBS Capital Advisors and KBS Capital Markets Group
2.6% of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures budgeted as of the date of acquisition related to the development, construction or improvement of the investment. Under our charter, a majority of the independent directors would have to approve any increase in the acquisition and origination fee payable to our advisor. Acquisition fees that are calculated based on capital expenditures budgeted as of the date of acquisition shall be paid at the time funds are disbursed pursuant to a final approved budget upon receipt of an invoice by us.
Our charter limits our ability to make an investment if the total of all acquisition and origination fees and expenses relating to the investment exceeds 6.0% of the contract purchase price or 6.0% of the total funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

$11,812,135 (maximum offering and no debt)/
$28,211,955 (maximum offering and leverage such that our total liabilities do not exceed 60% of the cost of our tangible assets, which is our target leverage).

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares (1))
Acquisition and Origination Expenses	KBS Capital Advisors
Reimbursement of customary acquisition and origination expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of in-house counsel that are not employees or affiliates of the advisor), costs of due diligence, travel and communications expenses, appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties and real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. We estimate that these expenses will average approximately []% of the purchase price or origination amount of our investments, excluding fees and expenses associated with such investments.
$2,709,619 (maximum offering and no debt)/$6,471,621 (maximum offering and leverage such that our total liabilities do not exceed 60% of the cost of our tangible
Operational Stage
Stockholder Servicing Fee	KBS Capital Markets Group
An annual fee of 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers) of Class T common stock sold in this primary offering for services rendered to Class T stockholders by the broker-dealer of record after the initial sale of the Class T share. For a description of the services required from the broker-dealer of record, see the “Plan of Distribution” section of this prospectus. Except as described in the “Plan of Distribution” section of this prospectus, the stockholder servicing fee will accrue daily and be paid monthly in arrears and our dealer manager will reallow all of the stockholder servicing fee to such broker-dealer of record.
The stockholder servicing fee with respect to a Class T share will cease accruing upon the occurrence of any of the following events: (i) the date at which aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the primary offering in which the Class T share was sold, as calculated by us with the assistance of our dealer manager after the termination of the primary offering in which the Class T share was sold, (ii) with respect to a particular Class T share, on the fourth anniversary of the issuance of the share (or such earlier date as provided in the agreement between our dealer manager and the broker dealer of record in effect at the time the Class T share was first issued), (iii) a listing of our common stock on a national securities exchange, (iv) a merger or other extraordinary transaction, or (v) the date the Class T share associated with the stockholder servicing fee is no longer outstanding such as upon its redemption or our dissolution.
$17,000,000

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares (1))

Underwriting compensation includes selling commissions, dealer manager fees, and stockholder servicing fees being paid in connection with an offering as well as other items of value paid in connection with an offering, including amounts not paid directly or reimbursed by us, that are viewed by FINRA as underwriting compensation. No stockholder servicing fee is payable on shares of Class T common stock sold under our dividend reinvestment plan or issued as a stock dividend.

Asset Management Fees (4)(6)	KBS Capital Advisors
A monthly fee equal to the lesser of one-twelfth of (i) 1.0% of the cost of our investments and (ii) 2.0% of the sum of the cost of our investments, less any debt secured by or attributable to our investments. The cost of our real property investments will be calculated as the amount paid or allocated to acquire the real property, including the cost of any subsequent development, construction or improvements to the property and including fees and expenses related thereto (but excluding acquisition fees paid or payable to our advisor), as of the time of calculation. The cost of our loans and any investments other than real property will be calculated as the lesser of (x) the amount actually paid or allocated to acquire or fund the loan or other investment, including fees and expenses related thereto (but excluding acquisition and origination fees paid or payable to our advisor), and (y) the outstanding principal amount of such loan or other investment, including fees and expenses related to the acquisition or funding of such investment (but excluding acquisition and origination fees paid or payable to our advisor), as of the time of calculation. In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment.
Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses (6)	KBS Capital Advisors and KBS Capital Markets Group
We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities, accounting software and cybersecurity costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. At this time we only expect to reimburse our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us; however, in the future, our advisor may seek reimbursement for additional employee costs. If our advisor were to seek reimbursement for additional employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition, origination
Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares (1))

or disposition fees (other than reimbursement of travel and communications expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.
We reimburse our dealer manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform, or the AIP Platform, with respect to certain accounts of our investors serviced through the AIP Platform.
Additionally, on January 6, 2014, we, together with KBS REIT I, KBS REIT II, KBS REIT III, KBS Legacy Partners Apartment REIT, KBS Strategic Opportunity REIT, our dealer manager, our advisor and other KBS-affiliated entities, entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of coverage are shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the plan, and is billed directly to each entity. The allocation of these shared coverage costs is proportionate to the pricing by the insurance marketplace for the first tiers of directors and officers liability coverage purchased individually by each REIT. Our advisor’s and our dealer manager’s portion of the shared lower tiers’ cost is proportionate to the respective entities’ prior cost for the errors and omissions insurance. In June 2015, KBS Growth & Income REIT was added to the insurance program at terms similar to those described above. In June 2017, we renewed our participation in the program, and the program is effective through June 30, 2018. As KBS REIT I is implementing its plan of liquidation, at renewal in June 2017, KBS REIT I elected to cease participation in the program and obtain separate insurance coverage.

Independent Director Compensation	Independent Directors
We pay each of our independent directors an annual retainer of $40,000. We also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each audit or conflicts committee meeting attended (except that the committee chairman is paid $3,000 for each audit or conflicts committee meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference audit or conflicts committee meeting attended). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at board of directors and committee meetings.
Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares (1))
Operational and Liquidation Stage
Subordinated Participation in Net Cash Flows (4)(7)	KBS Capital Advisors
After our common stockholders have received, together as a collective group, aggregate distributions (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their gross investment amount, which is the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased) multiplied by the weighted average issue price of the shares sold in our primary offerings, and (ii) a 7.0% per year cumulative, noncompounded return on such gross investment amount, KBS Capital Advisors is entitled to receive 15% of our net cash flows, whether from continuing operations, net sales proceeds, net financing proceeds, or otherwise. Net sales proceeds means the net cash proceeds realized by us after deduction of all expenses incurred (i) in connection with a disposition of our assets, or (ii) from the prepayment, maturity, workout or other settlement of any loan or other investment. Net financing proceeds means the net cash proceeds realized from the financing of our assets or refinancing of our debt.
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

The 7.0% per year cumulative, noncompounded return on gross investment amount is calculated on a daily basis. In making this calculation, gross investment amount is determined for each day during the period for which the 7.0% per year cumulative, noncompounded return is being calculated, including a daily adjustment to reflect shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased). In addition, gross investment amount is reduced by the following: (i) distributions from net sales proceeds, (ii) distributions from net financing proceeds, and (iii) distributions paid from cash flow from operations in excess of a cumulative, noncompounded, annual return of 7.0%. Gross investment amount is only reduced as described above; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes. The 7.0% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder but rather is based on total distributions paid on all outstanding shares relative to total gross investment amount invested by all stockholders. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to receive the subordinated incentive fee. In fact, if KBS Capital Advisors is entitled to receive the subordinated incentive fee, the returns of our stockholders will differ, and some may be less than a 7.0%

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares (1))

per year cumulative, noncompounded return.
This fee is payable only while we are not listed on an exchange. In addition, before we will be able to pay distributions to our stockholders equal to a return of their gross investment amount plus a 7% cumulative, non-compounded, annual return on such gross investment amount, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for our advisor to receive this fee and we will likely be in our liquidation stage if our advisor is eligible to begin earning this fee.

Liquidation/Listing Stage
Disposition Fees(4)(8)	KBS Capital Advisors or its affiliates
For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates a percentage of the contract sales price of each loan, debt-related security, real property or other investment sold (including CMBS, RMBS or CDOs issued by a subsidiary of ours as part of a securitization transaction) as a disposition fee. For dispositions with a contract sales price less than or equal to $50 million, the disposition fee will equal 1.5% of the contract sales price. For dispositions with a contract sales price greater than $50 million, the disposition fee will equal the sum of $750,000 (which amount is 1.5% of $50 million), plus 1.0% of the amount of the contract sales price in excess of $50 million. The disposition fee is determined on a per-transaction basis and is not cumulative.
If, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor, the fee paid to our advisor and its affiliates may not exceed the commissions paid to such unaffiliated third parties, and provided further that the disposition fees paid to our advisor, its affiliates and unaffiliated third parties may not exceed 6.0% of the contract sales price. The conflicts committee will determine whether our advisor or its affiliates has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other debt-related investment, provided that (i) if we negotiate a discounted payoff with the borrower, we will pay a disposition fee and (ii) if we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sell an asset to an affiliate, our charter requires that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares (1))

 interested in the transaction conclude that the transaction is fair and reasonable to us. Although we are most likely to pay disposition fees during our liquidation stage, these fees may also be incurred during our operational stage.

Subordinated Incentive Fee (4)(7)(9)	KBS Capital Advisors
Upon a merger or listing of our common stock on a national securities exchange, we will pay our advisor an incentive fee. Upon a listing this fee will equal 15% of the amount by which (i) the market value of our outstanding stock plus the total of all distributions paid by us to stockholders from inception until the date market value is determined (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes and excluding any stock dividend) exceeds (ii) the sum of our stockholders’ gross investment amount, which is the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased) multiplied by the weighted average issue price of the shares sold in our primary offerings, and the amount of cash flow necessary to generate a 7.0% per year cumulative, noncompounded return on our stockholders’ gross investment amount from our inception through the date the market value is determined.
Upon a merger this fee will equal 15% of the amount by which (i) the merger consideration amount plus the total of all distributions paid or declared by us to stockholders from inception until the closing of the merger (regardless of the source used to fund such distributions and including distributions that may constitute a return of capital for federal income tax purposes and excluding any stock dividend) exceeds (ii) the sum of our stockholders’ gross investment amount, which is the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by the total number of shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased) multiplied by the weighted average issue price of the shares sold in our primary offerings, and the amount necessary to generate a 7.0% per year cumulative, noncompounded return on our stockholders’ gross investment amount from our inception through the closing of the merger.
If our advisor receives a subordinated incentive fee, the fee will not be separately reduced by the prior payment to our advisor of a participation in our net cash flows as the calculation of the subordinated incentive fee takes into account any prior payment to our advisor of this participation. In addition, if KBS Capital Advisors is
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time

Type of Compensation	Recipient of Compensation	Determination of Amount	Estimated Amount for Maximum Primary Offering ($500,000,000 in shares (1))
entitled to receive the subordinated incentive fee upon a listing, KBS Capital Advisors will no longer participate in our net cash flows as described above.

The 7.0% per year cumulative, noncompounded return on gross investment amount is calculated on a daily basis. In making this calculation, gross investment amount is determined for each day during the period for which the 7.0% per year cumulative, noncompounded return is being calculated, including a daily adjustment to reflect shares repurchased by us (excluding shares received as a stock dividend which we subsequently repurchased). In addition, gross investment amount is reduced by the following: (i) distributions from net sales proceeds, (ii) distributions from net financing proceeds, and (iii) distributions paid from cash flow from operations in excess of a cumulative, noncompounded, annual return of 7.0%.
Gross investment amount is only reduced as described above; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes. The 7.0% per year cumulative, noncompounded return is not based on the return provided to any individual stockholder but rather is based on total distributions paid on all outstanding shares relative to total gross investment amount invested by all stockholders. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to receive the subordinated incentive fee. In fact, if KBS Capital Advisors is entitled to receive the subordinated incentive fee, the returns of our stockholders will differ, and some may be less than a 7.0% per year cumulative, noncompounded return.

________________________
(1) The estimated maximum dollar amounts are based on the sale of up to $500,000,000 of shares of our common stock to the public in this primary offering and exclude the shares we have registered under our dividend reinvestment plan as we do not expect the fees paid in this offering to be determined based on proceeds raised in the dividend reinvestment plan offering. We reserve the right to reallocate shares between this primary offering and the dividend reinvestment plan offering, and to the extent we reallocate shares from the dividend reinvestment plan offering to this primary offering, the fees disclosed above will be higher.
(2) All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”
(3) In addition to the selling commissions, dealer manager fees and stockholder servicing fee, some of the amounts described under “Organization and Other Offering Expenses” are also underwriting compensation in connection with this offering under the rules of FINRA. These amounts include (i) the attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar; (ii) the travel, meal and lodging costs of registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars; and (iii) the travel, meal and lodging costs of registered persons associated with our dealer manager and registered representatives of the participating broker-dealers to attend bona fide training and education meetings held by us. See “Plan of Distribution” for a discussion of underwriting compensation paid in connection with this offering.
(4) Our advisor in its sole discretion may defer any fee payable to it under the advisory agreement. These fees may consist of charges of our advisor for administrative services related to the issuance of shares in this offering, acquisition and origination fees, asset management fees and disposition fees. All or any portion of such fees not taken may be deferred without interest and paid when our advisor determines.

(5) Because the acquisition and origination fee we pay our advisor is a percentage of the purchase price of an investment or the amount funded by us to acquire or originate a loan, this fee will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which, along with our other liabilities, we expect to represent 60% or less of the cost of our tangible assets (before deducting depreciation and other non-cash reserves) once we have fully invested the proceeds raised during our offering stage), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for assets and (iv) proceeds from the sale of shares under our dividend reinvestment plan. Our acquisition and origination expenses will also be greater if we fund acquisitions and originations from these sources.
(6) KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and other offering expenses, legal, audit, accounting, all types of underwriting compensation, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain on the sale of our assets; and (vi) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.
(7) Our charter requires that any gain from the sale of assets that we may pay KBS Capital Advisors be reasonable. Under our charter, an interest in the gain from the sale of assets is “presumptively reasonable” if it does not exceed 15% of the balance of net sales proceeds remaining after investors have received a return of their net capital contributions and a 6.0% per year cumulative, noncompounded return. Under our advisory agreement, an incentive fee may be paid only if the stockholders first enjoy a 7.0% per year cumulative, noncompounded return. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee. The subordinated incentive fee payable under the advisory agreement is a subordinated participation in net cash flows, whether from continuing operations, net sales proceeds or otherwise; however, to the extent that this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on “total operating expenses” described in note 6 above.
Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a similar fee if KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. The termination fee would be payable in the form of a non-interest-bearing promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments and the fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs. See “Management - The Advisory Agreement.”
(8) Although we are most likely to pay disposition fees to KBS Capital Advisors or an affiliate in the event of our liquidation, these fees may also be incurred during our operational stage. Under our charter, a majority of the independent directors would have to approve any increase in the disposition fees payable to our advisor and its affiliates under the advisory agreement. Our charter also limits the maximum amount of the disposition fees payable to our advisor and its affiliates to 3% of the contract sales price.
To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 6 above.
(9) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. The subordinated incentive fee will count against the limit on “total operating expenses” described in note 6 above.
Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by entering into a business combination transaction with affiliates of our sponsors. Upon the recommendation of our advisor, our board of directors determined that, in the event our board of directors and the conflicts committee determine that it is in our best interest to obtain the personnel needed to become self-managed by entering into a business combination with affiliates of our sponsors (an “Internalization Transaction”), then we will not enter into such an Internalization Transaction unless our advisor or one of its affiliates agrees to proceed with the Internalization Transaction without the payment of any internalization fee or other consideration by us, whether in the form of a cash payment or in the form of stock, warrants or options. We cannot predict whether, and on what terms, an internalization transaction would occur in the future. Our charter requires that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that an internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

STOCK OWNERSHIP
The following table shows, as of June 19, 2017, the amount of our Class A and Class T common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of each of our Class A and Class T common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner of Class A and Class T Shares, as indicated (1)	Amount and Nature of Beneficial Ownership of Class A Shares		Percent of all Class A Shares	Amount and Nature of Beneficial Ownership of Class T Shares	Percent of all Class T Shares
Millennium Trust Co. LLC	–		–	576,726	5.7%
Robert E. Low	796,784		5.1%	–	–
John P. Joliet, Independent Director	–		–	–	–
Laurent Degryse, Independent Director	–		–	–	–
Kenneth G. Yee, Independent Director	–		–	–	–
Keith D. Hall, Chief Executive Officer and Director	313,141	(2)(3)	2.0%	–	–
Peter McMillan III, Chairman of the Board, President and Director	313,141	(2)(3)	2.0%	–	–
Jeffrey K. Waldvogel, Chief Financial Officer, Treasurer and Secretary	–		–	–	–
Stacie K. Yamane, Chief Accounting Officer	–		–	–	–
KBS Capital Advisors LLC	25,023	(2)	*	–	–
All directors and executive officers as a group	313,141	(2)(3)	2.0%	–	–
________________________
*    Less than 1.0% of the outstanding Class A Shares
(1)    The address of each beneficial owner is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

(2)	Includes 25,023 Class A shares owned by KBS Capital Advisors, which is indirectly owned and controlled by Messrs. Bren, Hall, McMillan and Schreiber. None of the shares is pledged as security.

(3)	Includes 288,118 Class A shares owned by Willowbrook Capital Group, an entity owned and controlled by Messrs. Hall and McMillan. None of the shares is pledged as security.

DETERMINATION OF ESTIMATED NET ASSET VALUE PER SHARE
On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017. There were no material changes between [], 2017 and [], 2017 that would impact the overall estimated NAV per share. We provided this estimated NAV per share to assist broker-dealers who participate in this offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340 as required by FINRA. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines.
The conflicts committee, composed solely of all of our independent directors, is responsible for the oversight of the valuation process used to determine the estimated NAV per share of our common stock, including the review and approval of the valuation and appraisal processes and methodologies used to determine our estimated NAV per share, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. The estimated NAV per share was based upon the recommendation and valuation prepared by our advisor. With the approval of the conflicts committee, we engaged [], an independent third-party real estate valuation firm, to provide appraisals for each of our consolidated investments in real properties owned as of [], 2017 (the “Appraised Properties”) for use by our advisor in calculating and recommending an estimated NAV per share. [] prepared appraisal reports, summarizing key inputs and assumptions for each of the Appraised Properties. Our advisor performed valuations of our cash, restricted cash, real estate loan receivable, investment in an unconsolidated entity, other assets, mortgage debt and other liabilities. The methodologies and assumptions used to determine the estimated value of our assets and the estimated value of our liabilities are described further below.
Our advisor used the appraised values of the Appraised Properties together with its estimated value of each of our other assets and liabilities, to calculate and recommend an estimated NAV per share of our common stock. Based on (i) the conflicts committee’s receipt and review of our advisor’s valuation report, including our advisor’s summary of the appraisal reports prepared by [] and our advisor’s estimated value of each of our other assets and our liabilities, (ii) the conflicts committee’s review of the reasonableness of our estimated NAV per share resulting from our advisor’s valuation process, and (iii) other factors considered by the conflicts committee and the conflicts committee’s own extensive knowledge of our assets and liabilities, the conflicts committee concluded that the estimated NAV per share proposed by our advisor was reasonable and recommended to our board of directors that it adopt $[] as the estimated NAV per share of our common stock. The board of directors unanimously agreed to accept the recommendation of the conflicts committee and approved $[] as the estimated NAV per share of our common stock, which determination is ultimately and solely the responsibility of the board of directors.
The table below sets forth the calculation of our estimated NAV per share as of [], 2017. [] is not responsible for the determination of the estimated NAV per share as of [], 2017.

Real estate properties	$ []
Real estate loan receivable	[]
Investment in unconsolidated entity	[]
Cash	[]
Other assets	[]
Mortgage debt	[]
Other liabilities	[]
Non-controlling interests	[]
Estimated net asset value per share	[]
Estimated enterprise value premium	None assumed
Total estimated net asset value per share	$ []
As of [], 2017, we had sold [] shares of common stock in our private offering, separate private transactions, our initial public offering and this follow-on offering, including pursuant to our dividend reinvestment plan, at an average price of approximately $[] per share. The table below summarizes the significant factors that explain the difference between the average price at which we have sold shares of our common stock and our estimated NAV per share. The changes below reflect, among other changes through [], 2017: the impact of various organization and offering costs related to our private offering, our initial public offering and this follow-on offering through [], 2017; acquisition-related costs and expenses; distributions; and the changes in the fair value of our assets since their acquisition and our liabilities since their incurrence.

	Estimated Value (in thousands)	Calculation of Estimated Value per Share
Average offering price (1)	$ []	$ []
Offering costs	[]	[]
Net offering proceeds	[]	[]
Changes due to acquisition-related costs, distributions and stockholder servicing fees
Acquisition-related costs	[]	[]
Deferred financing costs	[]	[]
Cash Distributions declared in excess of operating cash flow	[]	[]
Class T share stockholder servicing fees paid	[]	[]
Total changes due to acquisition-related costs, cash distributions and stockholder servicing fees	[]	[]
Changes to fair value of real estate and real estate-related investments
Real estate	[]	[]
Capital expenditures on real estate	[]	[]
Minority interest in joint ventures	[]	[]
Real estate loan receivable	[]	[]
Total changes to fair value of real estate and real estate-related investments	[]	[]
Changes to fair value of other assets and liabilities
Other changes, net (2)	[]	[]
Total changes to fair value of other assets and liabilities	[]	[]
Stock distributions declared	—	[]
	$ []	$ []
_____________________
(1) Average offering price presented is calculated based on the number of shares issued and outstanding as of [], 2017. Through [], 2017, we had sold [] shares of common stock in our private offering, separate private transactions, our initial public offering and this follow-on offering for gross offering proceeds of $[] million, or an average of $[] per share. This includes [] shares of common stock sold under our dividend reinvestment plan for gross offering proceeds of $[] million, or an average of $[] per share and reflects redemptions as of [], 2017 of [] shares for $[] million, or an average of $[] per share.
(2) “Other changes, net” consists of various unrelated insignificant items.
As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated NAV per share of our common stock, and this difference could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to U.S. GAAP, nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties or debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt. The estimated value per share does not take into consideration acquisition-related costs and financing costs related to future acquisitions. As of [], 2017, we had no potentially dilutive securities outstanding that would impact the estimated net asset value per share of our common stock.
Our estimated NAV per share takes into consideration any potential liability related to a subordinated participation in cash flows our advisor is entitled to upon meeting certain stockholder return thresholds in accordance with the advisory agreement. For purposes of determining the estimated NAV per share, our advisor calculated the potential liability related to this incentive fee based on a hypothetical liquidation of our assets and liabilities at their estimated fair values, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would be no liability related to the subordinated participation in cash flows.

Methodology
Our goal for the valuation was to arrive at a reasonable and supportable estimated NAV per share, using a process that was designed to be in compliance with the IPA Valuation Guidelines and using what we and our advisor deemed to be appropriate valuation methodologies and assumptions. The following is a summary of the valuation and appraisal methodologies, assumptions and estimates used to value our assets and liabilities:
Real Estate
Independent Valuation Firm
[] was selected by our advisor and approved by our conflicts committee and board of directors to appraise each of the Appraised Properties. [] is engaged in the business of appraising commercial real estate properties and is not affiliated with us or our advisor. The compensation we paid to [] was based on the scope of work and not on the appraised values of the Appraised Properties. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation, as well as the requirements of the state where each real property is located. Each appraisal was reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). The use of the reports is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
[] collected all reasonably available material information that it deemed relevant in appraising the Appraised Properties. [] obtained property-level information from our advisor, including (i) property historical and projected operating revenues and expenses; (ii) property lease agreements; and (iii) information regarding recent or planned capital expenditures. [] reviewed and relied in part on the property-level information provided by our advisor and considered this information in light of its knowledge of each property’s specific market conditions.
In conducting its investigation and analyses, [] took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although [] reviewed information supplied or otherwise made available by us or our advisor for reasonableness, it assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and did not independently verify any such information. With respect to operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with [], [] assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, our board of directors, and/or our advisor. [] relied on us or our advisor to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.
In performing its analyses of the Appraised Properties, [] made numerous other assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, [] assumed that we had clear and marketable title to each of the Appraised Properties, that no title defects existed, that any improvements were made in accordance with law, that no hazardous materials were present or had been present previously, that no deed restrictions existed, and that no changes to zoning ordinances or regulations governing use, density or shape were pending or being considered. Furthermore, [] analyses, opinions and conclusions were necessarily based upon market, economic, financial and other circumstances and conditions existing as of or prior to the date of the appraisals, and any material change in such circumstances and conditions may affect [] analyses and conclusions. [] appraisal reports contain other assumptions, qualifications and limitations that qualify the analyses, opinions and conclusions set forth therein. Furthermore, the prices at which the Appraised Properties may actually be sold could differ from their appraised values.
Although [] considered any comments to its appraisal reports received from us or our advisor, the appraised values of the Appraised Properties were determined by []. The appraisal reports for the Appraised Properties are addressed solely to us to assist in the determination of the estimated NAV per share of our common stock. The appraisal reports are not addressed to the public and may not be relied upon by any other person to establish an estimated NAV per share of our common stock and do not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its appraisal reports, [] did not solicit third-party indications of interest for the Appraised Properties and did not, and was not requested to, solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of us. While [] is responsible for providing appraisals of the Appraised Properties, [] is not responsible for, did not calculate, and did not participate in, the determination of our estimated NAV per share.
The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to [] appraisal reports. All of the [] appraisal reports, including the analyses, opinions and conclusions set forth in such reports, are qualified by the assumptions, qualifications and limitations set forth in the respective appraisal reports.
Real Estate Valuation
As of [], 2017, we (i) owned, and the Appraised Properties consisted of two hotel properties, two office properties, one apartment building and one retail property currently under construction, which were acquired for a total purchase price of $[] million, exclusive of acquisition fees and acquisition expenses of $[] million, and (ii) had invested $[] million in capital and tenant improvements in the Appraised Properties. As of [], 2017, the total appraised value of the Appraised Properties as provided by [] using the appraisal methods described below was $[] million. The total appraised value of the Appraised Properties, compared to the total purchase price (exclusive of acquisition fees and acquisition expenses) of the Appraised Properties plus subsequent capital and tenant improvements in the Appraised Properties through [], 2017, results in an overall increase in the value of the Appraised Properties of approximately []%.
Income-Generating Properties
As of [], 2017, our income-generating properties consisted of two hotel properties, two office properties and one apartment building. [] appraised each of the income-generating properties using various methodologies including the direct capitalization approach, discounted cash flow analysis and sales comparison approach and relied primarily on 10-year discounted cash flow analyses for the final appraisal of the these properties. [] calculated the discounted cash flow value of each of the income-generating properties using property-level cash flow estimates, terminal capitalization rates and discount rates that fall within ranges it believes would be used by similar investors to value the properties, based on recent comparable market transactions adjusted for unique properties and market-specific factors.
The total appraised value of our income-generating properties using the appraisal methodologies described above was $[] million, compared to a total cost basis, including acquisition fees and expenses, capital expenditures and leasing commissions through [], 2017, of $[] million.
The following table summarizes the key assumptions that [] used in the discounted cash flow analyses to arrive at the appraised value of our income-generating properties:

	Range in Values	Weighted-Average Basis
Terminal capitalization rate	[]% to []%	[]
Discount rate	[]% to []%	[]
Net operating income compounded annual growth rate (1)	[]% to []%	[]
_____________________
(1) The net operating income compounded annual growth rates (“CAGRs”) reflect both the contractual and market rents and reimbursements (in cases where the contractual lease period is less than the hold period of the property) net of expenses over the holding period. The range of CAGRs shown is the constant annual rate at which the net operating income is projected to grow to reach the net operating income in the final year of the hold period for each of the properties.
While we believe that [] assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the appraised value of the income-generating properties and thus, our estimated NAV per share. The table below illustrates the impact on our estimated NAV per share; including an adjustment to non-controlling interest, if the terminal capitalization rates or discount rates [] used to appraise the income generating properties were adjusted by 25 basis points, assuming all other factors remain unchanged. Additionally, the table below illustrates the impact on our estimated NAV per share if these terminal capitalization rates or discount rates were adjusted by 5% in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged:

Increase (Decrease) on the Estimated Net Asset Value per Share due to
	Decrease of 25 basis points		Increase of 25 basis points		Decrease of 5%		Increase of 5%
Terminal capitalization rate	$	[]	$	[]	$	[]	$	[]
Discount Rate		[]		[]		[]		[]
Development Property
As of [], 2017, we had invested in a retail development project. [] considered various valuation methodologies including the cost approach, income capitalization approach and sales comparison approach and relied on a sales comparison approach for the final appraisal of this investment. [] gathered data on reasonably substitutable properties and adjusted for unique property and market-specific factors to arrive at a market value. The appraised value of our retail development project using the appraisal methodology described above was $[] million, compared to a total cost basis, including acquisition fees and expenses, capital expenditures and other development costs through [], 2017 of $[] million.
Finally, a 1% increase in the appraised value of the Appraised Properties would result in an $[] increase in our estimated NAV per share and a 1% decrease in the appraised value of the Appraised Properties would result in a decrease of $[] to our estimated NAV per share, assuming all other factors remain unchanged.
Real Estate Loan Receivable
As of [], 2017, we owned one real estate loan receivable. Our advisor’s estimated value for our real estate loan receivable is equal to the GAAP fair value disclosed in our Quarterly Report on Form 10-Q for the period ended [], 2017, but does not equal the book value of the loan in accordance with GAAP. Our advisor estimated the value of the real estate loan receivable by applying a discounted cash flow analysis over the remaining expected life of the investment, excluding any potential transaction costs. The cash flow estimates used in the analysis during the term of the investment were based on the investment’s contractual cash flow which we anticipate we will receive. The expected cash flow for the loan was discounted at a rate that we expect a market participant would require for an instrument with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral, current performance, credit enhancements and other factors.
The cost of our real estate loan receivable was $[] million, which amount includes $[] million of origination fees and origination expenses. As of [], 2017, the GAAP fair value of our real estate loan receivable was $[] million and the outstanding principal balance was $[] million. The discount rate applied to the cash flow from the real estate loan receivable, which has a remaining term of 6 months, was approximately []%. Similar to the appraisals of our real estate properties, a change in the assumptions and inputs would change the fair value of our real estate loan receivable and thus, could change our estimated NAV per share. Assuming all other factors remain unchanged, a decrease or increase in the discount rates of 25 basis points would have no impact on our estimated net asset value per share. Additionally, assuming all other factors remain unchanged, a 5% decrease or increase in the discount rates would have no impact on our estimated net asset value per share.
Investment in Unconsolidated Entity
As of [], 2017, we had originated a participating loan facility in an amount up to €2.6 million ($[] million as of [], 2017). As of [], 2017, we had funded the participating loan facility €2.1 million ($[] million as of [], 2017). The proceeds were used to fund a 5% general partner interest in a joint venture acquiring a portfolio of light industrial properties located throughout France. Under the terms of the participating loan facility, we participate in the expected residual profits of the portfolio and the terms are structured in a manner such that the risks and rewards of the arrangement are similar to those associated with an investment in a real estate joint venture. Accordingly, the participating loan facility is accounted for under the equity method of accounting. The estimated value of our investment in this participating loan facility is equal to the GAAP carrying value as disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended [], 2017. The fair value and carrying value of our investment in the participating loan facility is $[] million.
Non-controlling Interest
We have an ownership interest in four consolidated joint ventures as of [], 2017. As we consolidate these joint ventures, the entire amount of the underlying assets and liabilities of each joint venture is reflected at fair value in the corresponding line items of the estimated NAV per share determination. As a result, we also must consider the fair value of any non-controlling interest liability as of [], 2017. In determining this fair value, we considered the various profit participation thresholds in each of the joint ventures that must be measured in determining the fair value of our non-controlling interest liability. We used the real estate appraisals provided by [] and calculated the amount that the joint venture partners would receive in a hypothetical liquidation of the underlying real estate properties (including all current assets and liabilities) at their current appraised values and the payoff of any related debt at its fair value, based on the profit participation thresholds contained in the joint venture agreements. The estimated payment to the joint venture partners was then reflected as the non-controlling interest liability in our determination of our estimated NAV per share.
Notes Payable
The estimated values of our notes payable are equal to the GAAP fair values disclosed in our Quarterly Report on Form 10-Q for the period ended [], 2017, but do not equal the book value of the loans in accordance with GAAP. Our advisor estimated the values of our notes payable using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flow over the remaining loan terms, including extensions we expect to exercise, and management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio and type of collateral.
As of [], 2017, the GAAP fair value and the carrying value of our notes payable were $[] million and $[] million, respectively. The weighted-average discount rate applied to the future estimated debt payments, was approximately []%. Our notes payable have a weighted-average remaining term of [] years.
The table below illustrates the impact on our estimated NAV per share if the discount rates our advisor used to value our notes payable were adjusted by 25 basis points, assuming all other factors remain unchanged. Additionally, the table below illustrates the impact on our estimated NAV per share if these discount rates were adjusted by 5% in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged:

Increase (Decrease) on the Estimated Net Asset Value per Share due to
	Decrease of 25 basis points		Increase of 25 basis points		Decrease of 5%		Increase of 5%
Discount rate	$	[]	$	[]	$	[]	$	[]
Other Assets and Liabilities
The carrying values of a majority of our other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature, with the exception of (i) stockholder servicing fees payable, which is included in the calculation of the NAV based on amounts contractually due as of [], 2017 and not the amount accrued on our financial statements as amounts accrued for future periods would not be due and payable under a hypothetical liquidation of our assets and liabilities as of [], 2017 and (ii) estimated insurance receivables related to the Springmaid Beach Resort described below. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities, deferred financing costs, unamortized lease commissions and unamortized lease incentives, have been eliminated for the purpose of the valuation due to the fact that the value of those balances was already considered in the valuation of the related asset or liability. Our advisor has also excluded redeemable common stock as temporary equity does not represent a true liability to us and the shares that this amount represents are included in our total outstanding shares of common stock for purposes of determining our estimated NAV per share.
Insurance Receivable
In October 2016, one of our hotel properties, the Springmaid Beach Resort, sustained significant damage from Hurricane Matthew. Rooms have been and continue to be offline as of [], 2017. The pier was destroyed and certain restaurants and stores have been closed. Our insurance policy provides coverage for property damage and business interruption subject to a deductible of up to 3% of replacement cost per incident. As of [], 2017, we recorded a receivable for insurance proceeds of $[] million in accordance with GAAP. Under GAAP, insurance proceeds that ultimately exceed the difference between replacement cost and net book value of the impaired assets, the post-hurricane costs incurred, and/or business interruption losses recognized will be reflected as income in the period those amounts are received or when receipt is deemed probable to occur. Accordingly, the GAAP book value of the insurance receivable as of [], 2017 related to the hurricane damages is less than what we expect to recover from the insurance company. The estimated value of insurance receivable as of [], 2017 is based on the estimated replacement cost of the damages, the post-hurricane costs incurred and the amount of estimated business interruption losses, less any applicable insurance deductible and insurance proceeds received through [], 2017.
Limitations of Estimated Net Asset Value per Share
As mentioned above, we provided this estimated NAV per share to assist broker dealers that participate in this offering in meeting their customer account statement reporting obligations. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines and we anticipate that our future valuations will follow the same procedures described above. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NAV per share of our common stock and this difference could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP.

Accordingly, with respect to our estimated NAV per share, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at our estimated NAV per share;

•	a stockholder would ultimately realize distributions per share equal to our estimated NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our shares of common stock would trade at our estimated NAV per share on a national securities exchange;

•	a third party would offer our estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated NAV per share; or

•	the methodology used to determine our estimated NAV per share would be acceptable to FINRA for compliance with ERISA reporting requirements.
Further, our estimated NAV per share is based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017. As of [], 2017, there were [] and [] shares of Class A and Class T common stock issued and outstanding, respectively. We did not make any adjustments to our estimated NAV subsequent to [], 2017, including adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio, the management of those assets, and the real estate and finance markets. Our estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. Our estimated NAV per share does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt. The estimated NAV per share does not take into consideration acquisition-related costs and financing costs related to future acquisitions. We currently expect to utilize our advisor and/or an independent valuation firm to update our estimated NAV per share within 12 months. We cannot assure you that our estimated NAV per share will increase or that it will not decrease.

DETERMINATION OF PRIMARY OFFERING PRICES
The offering prices of shares of common stock to be sold in this primary offering was determined by adding certain offering costs to the estimated NAV as established by our board of directors on [__], 2017 and discussed above under “Determination of Estimated Net Asset Value Per Share.” These costs include selling commissions, dealer manager fees and certain other offering costs so that any dilutive impact to our existing stockholders is minimized. The table below sets forth the calculation of the primary offering prices to be sold in this offering. [__] did not participate in the determination of the primary offering prices.

Class A Common Stock:
Estimated NAV per share	$	[ ]
Offering related costs	[ ]
Primary offering price per share	$	[ ]

Class T Common Stock:
Estimated NAV per share	$	[ ]
Offering related costs	[ ]
Primary offering price per share	$	[ ]

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our advisor, KBS Capital Advisors, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.
Our Affiliates’ Interests in Other KBS-Sponsored Programs and KBS-Advised Investors
General
All of our executive officers and our affiliated directors and other key real estate and debt finance professionals at our advisor are also: officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other KBS-affiliated investment advisors that are the sponsors of other KBS-sponsored programs or are the advisors of KBS-advised investors; and executive officers and affiliated directors and/or key professionals of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT, the other non-traded REITs advised by KBS Capital Advisors. Through affiliates of our advisor, key real estate and debt finance professionals at our advisor also serve as investment advisors to KBS-advised investors. These individuals have legal and financial obligations with respect to those KBS-sponsored programs and KBS-advised investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our advisor may organize other KBS-sponsored programs, serve as the investment advisor to other KBS-advised investors and acquire for their own account investments that may be suitable for us.
Since 1992, investment advisors affiliated with Messrs. Bren and Schreiber have sponsored 14 private KBS-sponsored programs. Six of these programs were still operating as of December 31, 2016. Our sponsors, Messrs. Bren, Hall, McMillan and Schreiber are also the sponsors of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, and KBS Growth & Income REIT and, together with Legacy Partners Residential Realty LLC and certain of its affiliates, our sponsors are also the sponsors of another public real estate investment trust, KBS Legacy Partners Apartment REIT. All of these KBS-sponsored programs have investment objectives that are similar to ours. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the KBS-advised investors.
Allocation of Investment Opportunities
We rely on our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, and the real estate and debt finance professionals of our advisor to identify suitable investments. KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT are also advised by KBS Capital Advisors and rely on these same key real estate and debt finance professionals. Messrs. Bren and Schreiber and other real estate and debt finance professionals at KBS Capital Advisors are also the key real estate and debt finance professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to KBS-advised investors. As such, the other KBS-sponsored programs and KBS-advised investors that are seeking investment opportunities as of the date of this prospectus all rely on many of the same real estate and debt finance professionals as will future programs and investors. Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs and KBS-advised investors. When these real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these KBS real estate and debt finance professionals could direct attractive investment opportunities to other entities or investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase any significant asset unless our advisor has recommended the investment to us. See “- Certain Conflict Resolution Measures.”
Our acquisition stage will overlap to some extent with KBS Growth & Income REIT, five private KBS-sponsored programs and possibly future KBS-sponsored programs and KBS-advised investors. We expect KBS Growth & Income REIT to be raising offering proceeds at the same time we are conducting this offering. Although there may be some overlap of investment opportunities, we generally do not expect to compete for investments with KBS Growth & Income REIT because of its core real estate properties and real estate-related assets focus. In addition, we do not expect to be in direct competition with the five private KBS-sponsored programs that were in their acquisition stages as of the date of this prospectus due to their different investment objectives and funds available for investment.

In addition, our acquisition stage may overlap to some extent with KBS Strategic Opportunity REIT, a public KBS-sponsored program with a primary investment focus similar to ours. KBS Strategic Opportunity REIT has filed a registration statement with the SEC to conduct a follow-on offering that is in registration with the SEC. In addition, KBS Strategic Opportunity REIT may obtain capital from other sources during our offering and investment stage and may be seeking to invest in additional assets while we are raising and investing proceeds from our offering stage. In considering whether to direct an investment opportunity to us or KBS Strategic Opportunity REIT, our advisor will consider our cash flow requirements, operating needs, diversification goals and overall portfolio mix, along with the amount of funds we have available for investment and current market conditions. Our advisor does not believe, however, it is likely we will be competing directly with KBS Strategic Opportunity REIT for investment opportunities because our advisor believes the initial investment opportunities appropriate for our portfolio will generally be in a price range of $60 million or less, while KBS Strategic Opportunity REIT will generally be considering investments at a purchase price in excess of $60 million based on its current portfolio composition and available cash for investment.
Joint Ventures with Affiliates
We may enter into joint ventures with KBS Capital Advisors, any of our officers or directors or any of their affiliates for the acquisition, development or improvement of properties or other investments if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transactions concludes that the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers. KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs and the investment advisers to KBS-advised investors, have some of the same executive officers, directors and other key real estate and debt finance professionals; and these persons will face conflicts of interest in determining which KBS program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the KBS-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a KBS-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The KBS-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.
Competition for Tenants and Others
Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other KBS-sponsored programs, KBS-advised investors or KBS-affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another KBS-sponsored program, KBS-advised investor or KBS-affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another KBS-sponsored program, KBS-advised investor or KBS-affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors-Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or KBS Capital Advisors seek to employ developers, contractors, building managers or other third parties. Our advisor and the advisors of other KBS-sponsored programs, KBS-advised investors and KBS-affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other KBS-sponsored programs, KBS-advised investors and KBS-affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other KBS-sponsored programs, KBS-advised investors and KBS-affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.
Allocation of Our Affiliates’ Time
We rely on KBS Capital Advisors and the key real estate, debt finance, management and accounting professionals our advisor has assembled, including Messrs. Bren, Hall, McMillan, Schreiber and Waldvogel and Ms. Yamane, for the day-to-day operation of our business. KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT are also advised by KBS Capital Advisors and rely on our sponsors and many of the same real estate, debt finance, management and accounting professionals, as will future KBS-sponsored programs and KBS-advised investors. Further, our officers and affiliated directors are also officers and/or affiliated directors of some or all of the other KBS-sponsored programs. Messrs. Bren, Hall, Schreiber and Waldvogel and Ms. Yamane are executive officers of KBS REIT I, KBS REIT II, KBS REIT III and KBS Growth & Income REIT. Additionally, Mr. McMillan is an executive officer of KBS REIT I, KBS REIT II and

KBS REIT III. Messrs. Hall, McMillan and Waldvogel and Ms. Yamane are executive officers of KBS Strategic Opportunity REIT, and Messrs. Bren, McMillan and Waldvogel and Ms. Yamane are executive officers of KBS Legacy Partners Apartment REIT. In addition, Messrs. Bren and Schreiber and Ms. Yamane are the executive officers of KBS Realty Advisors and its affiliates, the advisors of the private KBS-sponsored programs and KBS-advised investors. As a result of their interests in other KBS-sponsored programs, their obligations to KBS-advised investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Bren, Hall, McMillan, Schreiber and Waldvogel and Ms. Yamane face conflicts of interest in allocating their time among us, KBS Capital Advisors, other KBS-sponsored programs, KBS-advised investors and other business activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and their affiliates share many of the same key real estate, debt finance, management and accounting professionals. Our executive officers and the key real estate, debt finance, management and accounting professionals affiliated with our sponsors who provide services to us are not obligated to devote a fixed amount of their time to us.
Our sponsors believe that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of KBS-sponsored programs are very similar, there are significant efficiencies created by the same team of individuals at our advisor providing services to multiple programs. For example, our advisor has streamlined the structure for financial reporting, internal controls and investment approval processes for the programs.
Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates
KBS Capital Advisors and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and directors and the key real estate, debt finance, management and accounting professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer manager agreement;

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offerings of equity by us, which entitle KBS Capital Markets Group to dealer manager fees and will likely entitle KBS Capital Advisors to increased acquisition and origination fees and asset management fees;

•	sales of investments, which entitle KBS Capital Advisors to disposition fees and possible subordinated incentive fees;

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acquisitions of investments and originations of loans, which entitle KBS Capital Advisors to acquisition and origination fees and asset management fees both based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other KBS-sponsored programs, might entitle affiliates of KBS Capital Advisors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire investments and to originate loans, which borrowings will increase the acquisition and origination fees payable to KBS Capital Advisors;

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whether and when we seek to list our shares of common stock on a national securities exchange, which listing (i) may make it more likely for us to become self-managed or internalize our management or (ii) could entitle KBS Capital Advisors to a subordinated incentive fee, and which could also adversely affect the sales efforts for other KBS-sponsored programs, depending on the price at which our shares trade; and whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a subordinated incentive fee and terminate the asset management fee.

Our Board of Directors’ Loyalties to KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Growth & Income REIT and Possibly to Future KBS-Sponsored Programs
Three of our directors, including one of our independent directors, Mr. Yee, are also directors of KBS Strategic Opportunity REIT. One of our affiliated directors is also a director of KBS REIT I, KBS REIT II and KBS REIT III. The loyalties of our directors serving on the boards of directors of KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT, or possibly on the board of directors of future KBS-sponsored programs, may influence the judgment of our board when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

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The conflicts committee of our board must evaluate the performance of KBS Capital Advisors with respect to whether KBS Capital Advisors is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other KBS-sponsored programs or if our advisor is giving preferential treatment to other KBS-sponsored programs in this regard, the conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

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We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle KBS Capital Advisors or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other KBS-sponsored programs might entitle KBS Capital Advisors or its affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller in addition to acquisition and origination fees and other fees that we might pay to KBS Capital Advisors in connection with such transaction. Similarly, property sales to other KBS-sponsored programs might entitle KBS Capital Advisors or its affiliates to acquisition and origination fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to KBS Capital Advisors in connection with such transaction. Decisions of our board and the conflicts committee regarding the terms of those transactions may be influenced by our board’s and the conflicts committee’s loyalties to such other KBS-sponsored programs.

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A decision of our board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with offerings of other KBS-sponsored programs.

•	A decision of our board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

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A decision of our board or the conflicts committee regarding whether and when we seek to list our shares of common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts of other KBS-sponsored programs, depending on the price at which our shares trade.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates
All of our executive officers and our affiliated directors and the key real estate and debt finance professionals at our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in:

•	KBS Capital Advisors, our advisor;

•	KBS Capital Markets Group, our dealer manager; and/or

•	other KBS-sponsored programs.
Through KBS-affiliated entities, some of these persons also serve as the investment advisors to KBS-advised investors. As a result, they owe fiduciary duties to each of these KBS-sponsored programs, their stockholders, members and limited partners and the KBS-advised investors. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager
Since KBS Capital Markets Group, our dealer manager, is an affiliate of KBS Capital Advisors, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”
KBS Capital Markets Group served as dealer manager for KBS Growth & Income REIT’s now-terminated private placement offering and primary initial public offering. KBS Capital Markets Group continues to serve as the dealer manager for KBS Growth & Income REIT’s distribution reinvestment plan offering. In addition, KBS Strategic Opportunity REIT, which has investment objectives similar to ours, has filed a registration statement with the SEC to conduct a follow-on offering that is in registration with the SEC. KBS Capital Markets Group expects to serve as the dealer manager for KBS Strategic Opportunity REIT’s proposed follow-on offering. In addition, from time to time KBS Capital Markets Group serves as the dealer manager for other KBS-sponsored programs. Future KBS-sponsored programs may also seek to raise capital through our dealer manager through offerings conducted concurrently with this follow-on offering. As a result, our sponsors and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsors generally seek to avoid simultaneous offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and key investment objectives. Nevertheless, there may be periods during which one or more KBS-sponsored programs for which KBS Capital Markets Group acts as the dealer manager will be raising capital and may compete with us for investment capital.
Certain Conflict Resolution Measures
Conflicts Committee
In order to ameliorate the risks created by conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both our board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors at our expense. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer manager agreement;

•	offerings of securities;

•	the provision of direction and oversight to our advisor in connection with its authority to make the decisions regarding our investments;

•	sales of properties and other investments;

•	the acquisition or origination of investments;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and affiliated directors should we ever employ and compensate our officers directly;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with KBS Capital Advisors; and

•	whether and when we seek to sell the company or substantially all of its assets.
Other Charter Provisions Relating to Conflicts of Interest
In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to KBS Capital Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of KBS Capital Advisors and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

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the amount of the fees and any other compensation, including stock-based compensation, paid to KBS Capital Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of KBS Capital Advisors in generating appropriate investment opportunities for us;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by KBS Capital Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by KBS Capital Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by KBS Capital Advisors and its affiliates for their own account and for their other clients.
Under our charter, we can only pay our advisor or its affiliates a disposition fee in connection with the sale of an asset if (i) our advisor or its affiliates provide a substantial amount of the services in the effort to sell the asset, (ii) the commission does not exceed 3% of the sales price of the asset, and (iii) if in connection with a disposition commissions are paid to third parties unaffiliated with our advisor, the commission paid to our advisor does not exceed the commissions paid to such unaffiliated third parties. Although our charter limits the disposition fee we may pay to our advisor to 3% of the sales price, our advisory agreement provides for a 1.5% fee for sales less than or equal to $50 million and a fee equal to the sum of $750,000 plus 1.0% of amounts in excess of $50 million for sales greater than $50 million. The disposition fee is determined on a per-transaction basis and is not cumulative. Any increase in this fee would require the approval of a majority of the members of the conflicts committee. Moreover, our charter also provides that the commission paid to our advisor and its affiliates, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sell an asset to an affiliate, our charter requires that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.
Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in the gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sales proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6.0% of the original issue price of the common stock per year cumulative. Under our advisory agreement, an incentive fee may be paid only if the stockholders first enjoy a 7.0% per year cumulative, noncompounded return. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee. The subordinated incentive fee payable under the advisory agreement is a subordinated participation in net cash flows, whether from continuing operations, net sales proceeds or otherwise; however, to the extent that this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on “total operating expenses” described below.
Our charter also limits the amount of acquisition and origination fees and acquisition and origination expenses we can incur to a total of 6.0% of the contract purchase price for the asset or, in the case of a loan we originate, 6.0% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition and origination fees and acquisition and origination expenses to equal 6.0% of the purchase price or funds advanced, our advisory agreement limits the acquisition and origination fee to 2.6% of the purchase price or funds to be advanced, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures budgeted as of the date of acquisition related to the development, construction or improvement of the investment. Any increase in the acquisition and origination fee stipulated in the advisory agreement could be made without the approval of our stockholders, subject to the approval of a majority of the members of the conflicts committee.
Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate the advisory agreement with KBS Capital Advisors without cause or penalty on 60 days’ written notice. In such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function.
Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a non interest-bearing promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds as determined by an independent third-party plus distributions paid from inception through the termination date exceed (ii) the amount necessary to provide investors with a return of their gross investment amount and a 7.0% per year cumulative, noncompounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us.
Our Acquisitions. We will not purchase or lease assets in which KBS Capital Advisors, our sponsor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value.
Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of our board of directors, or the approval of a majority of a committee of our board, provided that the members of the committee approving the transaction would also constitute a majority of our board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from KBS Capital Advisors, any of our directors or officers or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.
Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with KBS Capital Advisors, our directors or officers or any of their affiliates, unless an independent expert appraises the property securing the loan. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of KBS Capital Advisors, our directors or officers or any of their affiliates.
Other Transactions Involving Affiliates. Our charter provides that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and KBS Capital Advisors, our sponsor, any of our officers or directors or any of their affiliates, are fair and reasonable to us and are either on terms and conditions not less favorable to us than those available from unaffiliated third parties or, in the case of joint ventures, are on substantially the same terms and conditions as those received by other joint venturers.

Limitation on Operating Expenses. KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and other offering expenses, legal, audit, accounting, all items of underwriting compensation, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock on a national securities exchange; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.
Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to KBS Capital Advisors, our directors, the sponsors or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than KBS Capital Advisors, our directors, the sponsors and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to KBS Capital Advisors, our directors, the sponsors or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.
Repurchase of Our Shares. Our charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our charter prohibits us from paying a fee to KBS Capital Advisors, our sponsor, or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.
Loans to Affiliates. We will not make any loans to KBS Capital Advisors, our sponsor, or to our directors or officers or any of their affiliates. In addition, our charter provides that we will not borrow from these affiliates unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or KBS Capital Advisors or its affiliates.
Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year after this offering terminates. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•
the aggregate amount of advisory fees and the aggregate amount of other fees paid to KBS Capital Advisors and any affiliates of KBS Capital Advisors by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

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a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. KBS Capital Advisors, our directors and officers and their affiliates cannot vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.
Ratification of Charter Provisions. Our board of directors and the conflicts committee approved and ratified our charter by the vote of a majority of their respective members, as required by our charter.
Internalization Fee Restriction
If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter requires that a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties. Upon the recommendation of our advisor, our board of directors determined that, in the event our board of directors determine that it is in our best interest to obtain the personnel needed to become self-managed by entering into a business combination with affiliates of our sponsors (an “Internalization Transaction”), then we will not enter into such an Internalization Transaction unless our advisor or one of its affiliates agrees to proceed with the Internalization Transaction without the payment of any internalization fee or other consideration by us, whether in the form of a cash payment or in the form of stock, warrants or options.
Allocation of Investment Opportunities
Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs, as well as for the KBS-advised investors for whom our advisor, KBS Realty Advisors and their affiliates serve as investment advisors. KBS Capital Advisors, as our advisor and the advisor to KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT, and KBS Realty Advisors and its affiliates share many of the same key real estate and debt finance professionals. When these real estate and debt finance professionals direct an investment opportunity to any KBS-sponsored program or one of the KBS-advised investors, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Our advisory agreement with KBS Capital Advisors requires that this determination be made in a manner that is fair without favoring any other KBS-sponsored program or investor. The factors that the real estate and debt finance professionals will consider when determining the KBS-sponsored program or KBS-advised investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

•
the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties and, in the case of debt-related investments, the characteristics of the property securing the loan;

•	the policy of each program or investor relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.
If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of our advisor’s real estate and debt finance professionals, to be more appropriate for another KBS-sponsored program or a KBS-advised investor, they may offer the investment to such KBS-sponsored program or KBS-advised investor. It shall be the duty of our board of directors, including the independent directors, to ensure that the allocation method described above is applied fairly to us.
Our advisory agreement with KBS Capital Advisors requires that KBS Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other KBS-sponsored programs and KBS-advised investors for whom KBS Capital Advisors, KBS Realty Advisors or one of their affiliates serves as an investment advisor so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. KBS Capital Advisors’ success in generating investment opportunities for us and the fair allocation of opportunities among KBS-sponsored programs and KBS-advised investors are important factors in the conflicts committee’s determination to continue or renew our arrangements with KBS Capital Advisors and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other KBS-sponsored programs or KBS-advised investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us.

INVESTMENT OBJECTIVES AND CRITERIA
General
We expect to use substantially all of the net proceeds raised during our public offerings to invest in and manage a diverse portfolio of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. We intend to acquire distressed debt, to originate and acquire mortgage, mezzanine, bridge and other real estate-related loans, to invest in various types of opportunistic real estate and to invest in real estate-related debt securities such as CMBS, RMBS and CDOs. In addition, we may acquire equity and preferred equity securities of companies that make similar investments such as other real estate operating companies. We may make our investments through loan origination and the acquisition of individual assets or by acquiring portfolios of assets, mortgage REITs or companies with investment objectives similar to ours. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of acquiring a portfolio of assets that provide opportunities for capital appreciation as well as potential for cash distributions through increased cash flow from operations and targeted asset sales. We expect our investments to be in real estate located in the United States and Europe. Our funds will be invested in accordance with our charter, which will place numerous limitations on us with respect to the manner in which we may invest (see “—Charter-imposed Investment Limitations”). Except with respect to unimproved or non-income producing property, we are not limited in the percentage of net proceeds of our public offerings that we may allocate to a specific real estate asset type. Thus, we may make all of our investments in investments which present an increased risk of loss.
We are focused on acquiring an investment portfolio with a total return profile that is composed of investments that provide capital appreciation potential and current operating income. To that end, our primary investment objectives are:

•	to preserve and return your capital contribution;

•	to realize growth in the value of our investments; and

•	to provide increasing cash distributions to you through increased cash flow from operations or targeted asset sales.
We will also seek to realize growth in the value of our investments by timing asset sales to maximize their value. We intend to actively pursue lending and investment opportunities that we believe provide an attractive risk-adjusted return.
We may return all or a portion of your capital contribution in connection with the sale of the company or the investments we will make or upon maturity or payoff of our debt investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.
We may seek to list our shares of common stock on a national securities exchange if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by August 12, 2024, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	postpone the decision of whether to liquidate the company, if a majority of the conflicts committee determines that liquidation is not then in the best interest of our stockholders.
If a majority of the conflicts committee does determine that liquidation is not then in the best interest of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties and collateral are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets would be more likely to result in greater benefit for stockholders. One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing on a national securities exchange. If our board believed that after listing, it would remain difficult for stockholders to dispose of their shares, then that factor would weigh against listing, as a listing likely would not provide additional liquidity. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing and limited liquidity, our board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. Our board would also likely consider whether there was a large demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under our share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.
Our board of directors may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. The conflicts committee reviews our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.
Acquisition and Investment Policies
Primary Investment Focus
We will focus our investment activities on real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments located in the United States and Europe. We may also acquire equity and preferred equity securities of companies that make investments similar to ours such as other real estate operating companies. Although the foregoing represents our present investment focus and targets, we have no target allocation for each asset class and we may adjust any of the foregoing based on real estate market conditions and investment opportunities. We may make our investments through loan originations and the acquisition of individual assets or by acquiring portfolios of assets, mortgage REITs or companies with investment objectives similar to ours. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an investment, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. To the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect.
Investments in Real Estate-Related Loans
We intend to invest in real estate-related loans, including distressed debt, first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in such loans. We intend to structure, underwrite and originate many of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor or a wholly owned subsidiary of our advisor will source our debt investments. We will pay our advisor or its subsidiary acquisition and origination fees for loans that we make or acquire and asset management fees for the loans that we hold for investment.
We may sell some of the loans (or portions of the loans after separating them into tranches) that we originate to third parties for a profit. We expect to hold other loans (or portions of loans) for investment and in some instances securitize these loans through a CDO structure (discussed below).
Described below are some of the types of loans we may originate or acquire:
Distressed Debt. We may invest in distressed debt, which may include sub- and non-performing real estate loans acquired from financial institutions and performing loans acquired from distressed sellers. We make these investments when we believe our underwriting, credit, financing and asset management experience will enable us to generate above-average risk-adjusted returns by resolving these distressed loans expeditiously through refinancings, negotiated repayments with borrowers or foreclosure and subsequent sale of the property securing the loan. A sub-performing loan is a loan with a very high loan-to-value ratio and a low debt service coverage ratio and that is likely to default at maturity because the property securing the loan cannot support a refinancing of the loan’s entire unpaid principal balance. A non-performing loan is a loan that is in default of its covenants, is past due in interest payments, or is past its final maturity date and has not been repaid. Sub- and non-performing loans are typically purchased at a discount to the note’s face amount.
With respect to non-performing loans, we expect to explore various strategies for these investments including the following: (i) negotiating with the borrowers for reduced payoffs, (ii) restructuring the terms of the loans, and (iii) enforcing our rights as lender under the loans and foreclosing on the collateral securing the loans. Ultimately, we may obtain title to the properties securing any non-performing loan investments via foreclosure or deed-in-lieu proceedings.
Mortgage Loans. We may originate or acquire mortgage loans structured to permit us (i) to retain the entire loan, (ii) to sell or securitize the lower yielding senior portions of the loan and retain the higher yielding subordinate investment (or vice-versa) or (iii) to contribute all or a portion of the loan to a CDO. We expect these loans to be secured by commercial properties, generally, with exceptions, such as high-quality loans with low loan-to-value ratios. We may also acquire seasoned mortgage loans in the secondary market secured by single assets as well as portfolios of performing and sub-performing loans that were originated by third-party lenders such as banks, life insurance companies and other owners.
Second Mortgages. We may invest in second mortgages, which are loans secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.
B-Notes. B-Notes are junior participations in a first mortgage loan, which are typically secured by a single property, but may be secured by a group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. Though B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the property securing the loan, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.
B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the collateral securing the loan than the corresponding first mortgage or the A-Note. Our management believes that B-Notes are among the safest subordinated debt instruments because B-Notes share a single mortgage with the A-Note and, as a result, its position survives an event of foreclosure. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.
Mezzanine Loans. The mezzanine loans we may originate or acquire will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.
We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan, payable upon maturity, refinancing or sale of the property. Our mezzanine loans may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.
These investments typically have terms from two to 10 years and bear interest at a rate of 275 to 800 basis points over the applicable interest rate index. Mezzanine loans may have maturities that match the maturity of the related mortgage loan but may have shorter terms. Mezzanine loans usually have loan-to-value ratios between 66% and 90%.

These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.
These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.
Bridge Loans. We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter-term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.
Convertible Mortgages. Convertible mortgages are similar to equity participations. We may invest in and/or originate convertible mortgages if our directors conclude that we may benefit from the cash flow or any appreciation in the value of the subject property.
Wraparound Mortgages. A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.
Construction Loans. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years.
Pre-development Loans and Land Loans. We may provide financing to fund the costs of property pre-development as well as land acquisitions. These loans are frequently done in conjunction with construction loans and are often structured as a component of the construction loan. Due to the complexity and underwriting requirements of a construction loan, borrowers often need to secure financing prior to being able to satisfy all of the requirements for the construction loan. Funds are used for acquisition of the land, pre-development and site work and to fund other costs until a guaranteed maximum construction price can be put into place. The terms of these loans generally do not exceed three years.
Loans on Leasehold Interests. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of six months to 15 years. Leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.
Fund Level or Corporate Level Debt. We may invest in various real estate ventures by providing financing to or purchasing the debt obligations of funds or corporate entities with a primary focus on the commercial real estate and real estate finance industries.
Participations. Participation investments are investments in partial interests of loans of the type described above that are made and administered by third-party lenders.
Loans on Equity Interests. Loans on equity interests are typically made to the general partner or managing member of a newly-formed joint venture acquiring real estate and are often secured by an assignment of the borrower’s equity interest in the particular joint venture and/or a guaranty of payment. These loans are generally for terms of six months to five years. The terms of equity interest loans vary; they can have fixed repayment intervals or be repaid based on cash flow from the property the particular joint venture owns, or both. These loans would generally permit us to become a direct or indirect member of the particular joint venture if a default occurs. We may also originate an equity interest loan where a direct equity investment through a joint venture is not feasible or economical.

Underwriting Criteria
In evaluating prospective investments in and originations of loans, our management and our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property securing the loan;

•	the amount of existing debt on the property securing the loan and the priority thereof relative to our prospective investment;

•	the potential for capital appreciation of the property securing the loan;

•	expected levels of rental and occupancy rates and the potential for rental increases of the property securing the loan;

•	current and projected cash flow of the property securing the loan;

•	the degree of liquidity of the investment;

•	the geographic location of the property securing the loan;

•	the condition and use of the property securing the loan;

•	the income-producing capacity of the property securing the loan;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property securing the loan is located.
Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. One of the real estate or debt finance professionals at our advisor or its subsidiary or their agent may inspect material properties securing a loan during the loan approval process, if such an inspection is deemed necessary. Inspection of a property securing a loan may be deemed necessary if that property is considered material to the transaction (such as a property representing a significant portion of the collateral securing a pool of loans) or if there are unique circumstances related to such property, such as recent capital improvements or possible functional obsolescence. We also may engage trusted third-party professionals to inspect properties securing loans on our behalf.
Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term.
Our loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.
We will not make or invest in mortgage loans unless an appraisal concerning the property securing the loan is available, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.
We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria.
Except as described below under “—Charter-Imposed Investment Limitations,” our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of loan or in any single loan; or

•	the types of properties subject to mortgages or other loans in which we may invest.

When determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate-related investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives. As discussed above, some of the loans we make will be sold shortly after origination.
Investments in Real Property
We expect that our real estate-related debt investments, in particular investments in distressed debt, will, in certain circumstances, result in us owning real property as a result of a loan workout, foreclosure or similar circumstances. In addition, we intend to invest a portion of the proceeds from this offering in real property, which may include, but is not limited to, office, industrial and retail properties, hospitality properties and undeveloped residential lots. If we invest in undeveloped residential lots, we do not expect to pay our advisor a separate fee, in addition to the asset management fee, related to the development of such lots. We expect some portion of our portfolio will consist of direct investments in opportunistic real estate, excluding real property that we take title to (i) as part of a portfolio of debt investments, (ii) through a loan workout, foreclosure or similar circumstances or (iii) through convertible debt investments, although the percentage could be higher or lower. We consider opportunistic or enhanced-return properties to be properties with significant possibilities for short-term capital appreciation, such as non-stabilized properties, properties with moderate vacancies or near-term lease rollovers, poorly managed and positioned properties, properties owned by distressed sellers and built-to-suit properties. Except as described below under “—Charter-Imposed Investment Limitations,” our charter does not limit the amount of gross offering proceeds that we may apply to investments in real property.
Hospitality Properties
We may also acquire hospitality properties that meet our opportunistic investment strategy. Such investments may include limited-service, extended-stay and full-service lodging facilities as well as all-inclusive resorts. We may acquire existing hospitality properties or properties under construction and development. We expect to acquire hospitality properties with high growth potential achievable through various strategies, such as brand repositioning, market-based recovery or improved management practices. If we acquire hotel properties, we will lease the hotel to a TRS in which we may own a 100% ownership interest. Our TRS will engage a third-party in the business of operating hotels to manage the property.
Potential European Investments
We expect that a portion of our investments in Europe will be in the form of a loan to STAM, the proceeds of which STAM will use to fund a general partner interest in a STAM-sponsored institutional real estate fund with an unrelated third-party joint venture partner. The real estate fund will invest in European real estate which STAM will manage on behalf of the joint venture. As part of the terms of these investments with STAM, we expect to receive a portion of the fees STAM receives from the fund.
Investments in Real Estate-Related Debt Securities
In addition to our investments in real estate-related loans, we also expect to invest in real estate-related debt securities such as CMBS, RMBS and CDOs. We may invest in any CMBS, RMBS, CDOs or other real estate-related debt security that we believe will provide an attractive risk-adjusted return. While we may invest in any real estate-related debt securities, we expect that the majority of these investments would be CMBS. A brief description of CMBS, RMBS and CDOs follows.
Commercial Mortgage-Backed Securities. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.
CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. The equity tranche, which is the “first loss” position, bears most of the risk associated with the collateral pool. It is possible for a relatively few number of defaults in the collateral pool to cause large losses for the equity tranche. However, if the collateral pool performs well, the equity tranche has a greater potential return than the more senior tranches, which typically have returns capped at the coupon rates of the notes created in the structure.

In addition to tranche seniority, the credit quality of CMBS depends on the credit quality of the underlying mortgage loans, the real estate finance market and the parties directly involved in the transaction, which is a function of factors such as:

•	the principal amount of the loans relative to the value of the properties securing the underlying loans;

•	the mortgage loan terms (e.g. amortization);

•	market assessment and geographic location of the properties securing the underlying loans;

•	construction quality of the properties securing the underlying loans;

•	the creditworthiness of the borrowers;

•	macroeconomic variables that affect the supply and demand for commercial real estate;

•	structural features of the transaction, such as subordination levels, advancing terms and other credit enhancements;

•	the originator of the loan and its motivation to sell it;

•	the underwriter and issuer of the transaction and their ability to trade and support it in the secondary markets; and

•	the servicers and trustees responsible for running and maintaining the transaction on a daily basis.
Residential Mortgage-Backed Securities. RMBS are similar to CMBS, however, they evidence interests in, or are secured by, a pool of residential mortgage loans secured by residential real property. These securities are also subject to all of the risks underlying the mortgage loans.
Collateralized Debt Obligations. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as CMBS and RMBS, B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securitization structures, in a collateralized debt obligation the assets are pledged to a trustee for the benefit of the holders of the bonds. Like the CMBS described above, CDOs are typically issued in multiple tranches with varying risk/reward attributes.
CDOs can be structured in many different ways. Some of the more common structural classifications include the following:

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Cash flow vs. market value. Cash flow CDOs pay interest and principal to investors from the cash flows produced by the assets owned by the CDO, while market value CDOs make principal and interest payments to investors from the cash flows produced by the assets owned by the CDO and by generating cash from trading such assets. The market value structure is often used when the collateral pool consists of assets that do not generate predictable cash flow streams, but have significant market value upside potential (such as a collateral pool of defaulted bonds or loans).

•
Managed vs. unmanaged. Cash flow CDOs can be managed or unmanaged. The manager of a cash flow CDO is chosen for credit expertise rather than trading expertise and generally focuses on managing credit quality of the underlying portfolio. A cash flow CDO may be unmanaged only if it has a static pool of assets. Market value CDOs require a manager to generate returns through trading.

•
Cash vs. synthetic. Cash CDOs are structures backed by a portfolio of cash assets owned by the CDO (such as a pool of bonds, loans and/or asset-backed securities), while synthetic CDOs are backed by credit default swaps, which are derivative instruments that can reference any type of cash obligation. Hybrid CDOs may contain both cash assets as well as credit default swaps.

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Funded vs. unfunded. A synthetic CDO tranche may be funded or unfunded. If it is unfunded, the investor will not contribute any capital initially but will have to make loss payments in the event the portfolio’s losses reach the investor’s tranche. Typically, a synthetic CDO has both funded tranches (for the more junior and risky tranches) and an unfunded tranche (for the most senior and least risky tranche).

Ratings of Real Estate-Related Debt Securities. For CMBS, RMBS and CDOs, the securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment” grade. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We will not acquire CMBS, RMBS or CDOs or other structured debt securities (exclusive of investments in certificates that represent all of the beneficial interests in a pool of mortgages, which are referred to as a “whole pool” certificates and are akin to owning the underlying mortgages directly) that are not rated AA or higher. However, we may invest in such securities indirectly through investment in equity or preferred equity securities of mortgage REITs and companies with investment objectives similar to ours such as other real estate operating companies.
We evaluate the risk of CMBS, RMBS and CDOs based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts and tenant incentives (build-out incentives or other rent concessions) related to the properties securing the loans. We utilize third-party data providers to review loan level performance such as delinquencies and threats to credit performance. We also review monthly servicing reports of the master and special servicers as well as reports from rating agencies. We perform specific asset-level underwriting on all significant loans in the securities structure. We utilize sensitivity analysis and other statistical underwriting when evaluating the cash flows generated by a transaction. With respect to transactional structure, we assess the structure of a particular securities transaction as well as utilize third-party data providers for a structural sensitivity analysis. After assessing loan-level data and structural data, we combine this information to forecast expected cash flows, probability of default and loss given a default. Except as described below under “—Charter-Imposed Investment Limitations,” our charter does not limit the amount of gross offering proceeds that we may apply to investments in real estate-related debt securities.
Investments in Equity Securities
We may make equity and preferred equity investments in mortgage REITs and other companies with investment objectives similar to ours such as other real estate operating companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target.
Generally, we will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities in investments through joint ventures, limited liability companies, partnerships and other types of common ownership or participations. Except as described below under “—Charter-Imposed Investment Limitations,” our charter does not limit the amount of gross offering proceeds that we may apply to investments in equity securities.
Other Possible Investments
Although we expect that most of our investments will be of the types described above, we may make other investments. In fact, we may invest in whatever types of interests in real estate- or debt-related assets that we believe are in our best interest. Although we can purchase any type of interest in real estate- or debt-related assets, our charter does limit certain types of investments. See “—Charter-Imposed Investment Limitations.” We do not intend to underwrite securities of other issue.
Investment Decisions and Asset Management: The KBS Approach
KBS Capital Advisors has the authority to make all of the decisions regarding our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. In particular, our board of directors is responsible for approving the investment opportunities presented by our advisor. In addition, the conflicts committee reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our common stockholders. See “Conflicts of Interest - Certain Conflict Resolution Procedures” and “Conflicts of Interest — Allocation of Investment Opportunities” for a discussion of additional requirements related to our board of director’s oversight of our advisor.
KBS Capital Advisors believes that successful investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, KBS Capital Advisors has developed a disciplined investment approach that combines the experience of its team of real estate and debt finance professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The KBS approach also includes active and aggressive management of each asset acquired. KBS Capital Advisors believes that active management is critical to creating value. Our advisor also develops a well-defined exit strategy for each investment we make. KBS Capital

Advisors then continually re-evaluates the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to hold the asset.
Our sponsors each have over 20 years of experience in real estate-related debt investments. Messrs. Hall and McMillan, two of our sponsors, will work together with their team of real estate and debt finance professionals in the identification, origination, acquisition and management of our investments. The key real estate and debt finance professionals at KBS Capital Advisors have been through multiple financial cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, loan workouts, asset management, dispositions, development, leasing and property and portfolio management.
To execute KBS Capital Advisors’ disciplined investment approach, a team of our advisor’s real estate and debt finance professionals takes responsibility for the business plan of each investment. The following practices summarize KBS Capital Advisors’ investment approach:

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National Market Research - The investment team extensively researches the acquisition and/or origination and underwriting of each investment, utilizing both “real time” market data and the transactional knowledge and experience of KBS Capital Advisors’ network of professionals.

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Underwriting Discipline - KBS Capital Advisors follows a tightly controlled and managed process to examine all elements of a potential investment including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with our advisor’s other real estate and debt finance professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

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Risk Management - Risk management is a fundamental principle in our advisor’s construction of our portfolio and in the management of each investment. Diversification by investment type, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. KBS Capital Advisors’ real estate and debt finance professionals continuously review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

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Asset Management - Prior to the purchase of an individual asset or portfolio, the asset managers work closely with the acquisition and underwriting teams to assess the asset business strategy and confirm the borrower-submitted market operating information. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. KBS Capital Advisors reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a market cycle. KBS Capital Advisors designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Joint Venture Investments
We enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) or participations for the purpose of making investments. Joint venture investments permit us to own interests in large investments without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.
KBS Capital Advisors will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with third parties or KBS Capital Advisors, any of our officers or directors or any of their affiliates; however, we may only enter into joint ventures with KBS Capital Advisors, any of our officers or directors or any of their affiliates if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction concludes that the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers. At such time during the term of this offering that KBS Capital Advisors believes that there is a reasonable probability that we will enter into a joint venture for the origination or acquisition of a significant investment, we will supplement this prospectus to disclose the terms of such proposed transaction. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.
We have not established the specific terms we will require in the joint venture agreements we enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the relevant facts, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to joint ventures we enter, we expect to consider the following types of concerns and safeguards:

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Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

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Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Financing Strategy and Policies
We fund our investments with proceeds from our public offerings and finance a portion of our investments with debt. We use debt financing in various forms in an effort to increase the size of our portfolio and potential returns to our stockholders. Access to low-cost capital is crucial to our business, as we will earn income based on the spread between the yield on our investments and the cost of our borrowings.
We expect to use short-term financing in the form of revolving credit facilities, repurchase agreements, bridge financings and bank warehousing facilities. For longer-term funding, we may utilize securitization structures, if available, and we may place mortgage financing on any real estate investments we make.
Repurchase Agreements. With repurchase agreements, we may borrow against the loans, CMBS, RMBS and other investments we own. Under these agreements, we may sell loans and other investments to a counterparty and agree to repurchase the same assets from the counterparty at a price equal to the original sales price plus an interest factor. Repurchase agreements economically resemble short-term, variable-rate financings and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets.
Warehouse Facilities. We may rely on warehouse credit facilities for capital needed to fund our investments. These facilities are typically lines of credit from commercial and investment banks that we can draw from to fund our investments. Warehouse facilities are typically collateralized loans made to investors who invest in securities and loans and, in return for financing, pledge their securities and loans to the warehouse lender. Third-party custodians, usually banks, typically hold the securities and loans funded with the warehouse facility borrowings, including the securities, loans, notes, mortgages and other important loan documentation, for the benefit of the investor who is deemed to own the securities and loans and, if there is a default under the warehouse credit facility, for the benefit of the warehouse lender.
Securitizations. We may seek to enhance the returns on our investments through CMBS, CDOs, and other securitizations, if available. For example, we may securitize the senior portion of our investments in whole mortgage loans by selling A-notes, while retaining the subordinated securities in our investment portfolio.
Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time that any given asset may be used as eligible collateral.
We may incur indebtedness in other forms that may be appropriate. For example, for investments in real estate, we may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, or mortgage financing. The form of our indebtedness may be long-term or short-term, fixed or floating rate, and secured or unsecured. KBS Capital Advisors will seek to obtain financing on our behalf on the most favorable terms available. We may use borrowing proceeds to finance loan originations or new investments; to pay for capital improvements, repairs or tenant build-outs on foreclosure or other properties; to refinance existing indebtedness; to pay distributions; or to provide working capital.
We intend to focus our investment activities on obtaining a diverse portfolio of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. We expect that once we have fully invested the proceeds of our public offerings, our debt financing and other liabilities will be 60% or less of the cost of our tangible assets (before deducting depreciation and other non-cash reserves), although it may exceed this level during our offering stage. This is our target leverage as established by our board of directors. There is no limitation on the amount we may borrow for any single investment. Our charter limits our total liabilities to 75% of the cost of our tangible assets (before deducting depreciation and other non-cash reserves); however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our common stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. During the early stages of this offering, and to the extent financing in excess of this limit is available on attractive terms, the conflicts committee may approve debt such that our total liabilities would exceed this limit.
To the extent that we do not finance our investments, our ability to make additional investments will be restricted. When interest rates are high or financing is otherwise unavailable on a timely basis, we may make certain investments with cash with the intention of obtaining a loan for a portion of the cost of the investment at a later time. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Related to Our Financing Strategy.”
Except with respect to any borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.
Our charter provides that we will not borrow from our advisor or its affiliates to make investments unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We anticipate that our board of directors and conflicts committee will make this determination by (i) seeking to secure borrowings from third-party lenders and comparing the terms offered by such third-party lenders to the terms of proposed borrowings from our advisor or its affiliates, and (ii) reviewing publicly available disclosure to determine borrowing terms secured by other similarly-situated real estate investment companies from third-party lenders and comparing such terms to the terms of proposed borrowings from our advisor or its affiliates.
Operating Policies
Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.
Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through interest rate hedging activities.
Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations, currency risks and other changes in market conditions. These transactions may include interest rate and currency swaps, the purchase or sale of interest rate and currency collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate and currency risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate or currency risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.
Equity Capital Policies. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future offerings, including through our dividend reinvestment plan, (ii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation, (iii) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of our Operating Partnership, or (iv) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after your purchase in this offering, whether in a follow-on offering, through our dividend reinvestment plan, as stock dividends or otherwise, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional issuances and the value of our investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.
Disposition Policies
The period that we will hold our investments in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments will vary depending on the type of asset, interest rates and other factors. Our advisor will develop a well-defined exit strategy for each investment we make. KBS Capital Advisors will continually perform a hold-sell analysis on each asset. These periodic analyses focus on the remaining available value enhancement opportunities for the asset, the demand for the asset in the marketplace, market conditions and our overall portfolio objectives to determine if the sale of the asset, whether via an individual sale or as part of a portfolio sale or merger, would generate a favorable return to our stockholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.
If we do not list our shares of common stock on a national securities exchange by August 14, 2024, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders. If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties and collateral are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets would be more likely to result in greater benefit for stockholders. One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. See the discussion above under “Investment Objectives and Criteria — General.”
Charter-imposed Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	incur debt such that it would cause our liabilities to exceed 75% of the aggregate cost of tangible assets owned by us, unless approved by a majority of the conflicts committee;

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invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as an equity interest in real property that was not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the property securing the loan, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

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make an investment if the related acquisition and origination fees and acquisition and origination expenses are not reasonable or exceed 6.0% of the contract purchase price for the asset or, in the case of a loan we originate, 6.0% of the funds advanced, provided that the investment may be made if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and determines that the transaction is commercially competitive, fair and reasonable to us;

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acquire equity securities unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our board of directors (including a majority of the members of the conflicts committee) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter−dealer quotation system);

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by our board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

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issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.
Investment Limitations under the Investment Company Act of 1940
We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

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pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

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pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

We believe that neither we nor our Operating Partnership will be required to register as an investment company based on the following analysis. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).
With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.
If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(a)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.
Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. The SEC staff, according to published guidance, takes the view that certain mortgage loans, participations, mezzanine loans and other types of real estate related loans in which we intend to invest are qualifying real estate assets. Thus, we intend to treat these investments as qualifying real estate assets. The SEC staff has not published guidance with respect to the treatment of commercial mortgage backed securities for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to residential or commercial mortgage backed securities, we intend to treat residential or commercial mortgage backed securities as a real estate-related asset.
If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subsidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and has reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “KBS Strategic Opportunity REIT II, Inc.,” “we,” “our” and “us” mean only KBS Strategic Opportunity REIT II, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate KBS Strategic Opportunity REIT II, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;
and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.
This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.
The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we pay distributions attributable to “excess inclusion income.” See “—Taxation of KBS Strategic Opportunity REIT II, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.
Taxation of KBS Strategic Opportunity REIT II, Inc.
We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2014. We believe that we have been organized and have operated and expect to continue to be organized and to operate in such a manner as to qualify for taxation as a REIT.
The law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, will render an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 2014 and that our proposed method of operations will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and proposed operation and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued and will not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”
Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.
Certain domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 39.6%. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”
Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “— Taxation of Stockholders.”
If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•
If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below. “Disqualified organizations” are any organization described in Section 860E (e)(5) of the Internal Revenue Code, including: (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; and (iv) certain other organizations.

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If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•
If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

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The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS (as described below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification—General
The Internal Revenue Code defines a REIT as a corporation, trust or association:

(i)	that is managed by one or more trustees or directors;

(ii)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(iii)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(iv)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(v)	the beneficial ownership of which is held by 100 or more persons;

(vi)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(vii)
that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(viii)	that meets other tests described below, including with respect to the nature of its income and assets.
The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) need not be met during a corporation’s initial tax year as a REIT. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above. In our case, we elected to be taxed as a REIT commencing with our taxable year ended December 31, 2014.
We believe that we have issued in this offering common stock with sufficient diversity of ownership to satisfy conditions (v) and (vi). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares—Restriction on Ownership of Shares.”
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.
The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “-Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “-Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of our Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Effective for taxable years beginning after December 31, 2017, the Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in the Operation Partnership being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of these taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.
Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a CDO issuer or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into, if any, will be treated as qualified REIT subsidiaries. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”
Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% (20% for taxable years after 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to pay distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass- through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.
We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no U.S. federal income tax. There is a specific exemption from U.S. federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.
Income Tests
In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property and certain limited personal property (including certain types of CMBS and RMBS), “rents from real property,” distributions received from other REITs, gains from the sale of real estate assets (other than certain non-qualified publicly offered REIT debt instruments), and any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of both gross income tests. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.
The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, where a mortgage covers both real property and personal property an apportionment of the interest income must be made as described below. If the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. For purposes of the 75% gross income test, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, such personal property is treated as real property. Note that a “significant modification” of a debt instrument will result in a new debt instrument which can require new tests of the value of the real estate securing the instrument. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).
Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, some of our investments may not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the loan as of a certain testing date, a portion of the income from that investment may be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the property securing the loan, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.
We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (i) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (ii) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.
We and our subsidiaries may also invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of CMBS and RMBS. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.
We may also hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations that absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “-Taxation of REITs in General,” “—Requirements for Qualification-General,” “—Asset Tests” and “—Failure to Qualify.”
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value.
In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally we are not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on our Operating Partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.
If we eventually collect less on a debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would potentially be an ordinary bad debt deduction (rather than capital loss) but this is not free from doubt, and may depend on the characteristics of the underlying obligation, and the amount of cash we collect on maturity, etc. Our ability to benefit from that bad debt deduction (or capital loss) would depend on our having taxable income (or capital gain) in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, loss later” phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.
Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by our Operating Partnership encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate CMBS and RMBS at the stated rate regardless of whether corresponding cash payments are received.
Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this taxable income for which cash has not been received is recognized. See “—Annual Distribution Requirements.”
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1.0% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.
We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, and (iii) to manage risk with respect to the termination of certain prior hedging transactions described in (i) and (ii) above, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Our foreign investments might generate foreign currency gains and losses. “Real estate foreign exchange gain” is excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain is foreign currency gain which is attributable to (i) any item of income or gain qualifying for the 75% gross income test, (ii) our acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) our becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes Section 987 gain attributable to a qualified business unit (“QBU”) of the REIT if the QBU itself meets the 75% income test for the taxable year, and meets the 75% asset test at the close of each quarter of the REIT that has directly or indirectly held the QBU.
“Passive foreign exchange gain” is another type of currency gain. This type of gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income (to the extent that it is not real estate foreign exchange gain), for purposes of the 75% income test. Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (i) any item of income or gain which qualifies for the 95% gross income test, (ii) the acquisition or ownership of obligations, (iii) becoming or being the obligor under obligations, and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “-Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.
Asset Tests
At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of CMBS and RMBS and mortgage loans and (subject to certain limitations) debt instruments issued by publicly offered REITs. Certain ancillary personal property leased with real property will be treated as real property for purposes of the 75% asset test if the rent attributable to such personal property does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property leased under a lease. Further, a debt obligation secured by a mortgage on both real and personal property will be treated as a “real estate asset” for purposes of the 75% test if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% (20% for taxable years after 2017) of the value of our total assets.
Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.
We believe that most of the real estate-related securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property, if any, will not be qualifying assets for purposes of the 75% asset test.
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).
Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1.0% of the REIT’s total assets and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.
Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”
To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.
We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.
No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements
In order to qualify as a REIT, we are required to pay distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(i)	the sum of

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction, and

(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(ii)	the sum of certain specified items of non-cash income.
We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (i) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; or (ii) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the holders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement. For periods through August 14, 2014 (the date we began publicly offering our shares), in order for distributions in such periods to have been counted for this purpose, and to have provided a tax deduction for us, the distributions for such periods must not have been “preferential dividends.” A distribution is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents. Note that once we were a publicly offered REIT (as of August 14, 2014), the preferential dividend rules described above no longer prospectively apply to our distributions, provided we remain a publicly offered REIT.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (i) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.
To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”
If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.
It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (i) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (ii) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or CMBS or RMBS held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•
loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to pay distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to certain domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Prohibited Transactions
Net income that we derive from a “prohibited transaction” is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions
We and our subsidiaries may enter into hedging transactions with respect to interest rate and exchange rate and exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate and exchange rate swap agreements, interest rate and exchange rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, and (iii) to manage risk with respect to the termination of certain prior hedging transactions described in (i) and/or (ii) above, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”), under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, a portion of a REIT or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.
A portion of the REIT’s income from the TMP, which might be non-cash accrued income, could be treated as excess inclusion income. Section 860E(c) of the Internal Revenue Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP in any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year. Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•
results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.
Taxation of Stockholders
Taxation of Taxable Domestic Stockholders
Definitions. In this section, the phrase “domestic stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e. the 20% maximum federal rate) for qualified distributions received by certain domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).
Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of KBS Strategic Opportunity REIT II, Inc. — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares with respect to which the distributions were made. Rather, the distributions will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of KBS Strategic Opportunity REIT II, Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Taxation of KBS Strategic Opportunity REIT II, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.
Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Tax rates. The maximum tax rate for non-corporate taxpayers for (i) capital gains, including certain “capital gain dividends,” is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (ii) “qualified dividend income” is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year) or are properly designated by the REIT as “capital gain dividends.”
Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.
Medicare Contribution Tax. Certain U.S. stockholders who are individuals, estates or certain trusts are generally required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.
Taxation of Foreign Stockholders
The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•
a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.
The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.
Ordinary Dividends. The portion of distributions received by non-U.S. holders (i) that is payable out of our earnings and profits, (ii) which is not attributable to our capital gains and (iii) which is not effectively connected with a

U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of KBS Strategic Opportunity REIT II, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.
In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.
Non-Dividend Distributions. Unless our stock constitutes a USRPI, distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the stockholder’s proportionate share of our earnings and profits, plus (ii) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA (unless a FIRPTA Exemption applies as discussed below), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g. an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.
Capital Gain Distributions. Under FIRPTA (unless an exemption applies), a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.
A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (i) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.
Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than

50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.
Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA.  If our stock constitutes a USRPI and we do not constitute a domestically-controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our common stock will ever be publicly traded on an established securities market.
If gain on the sale of our stock were subject to taxation under FIRPTA (unless an exemption applies), the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (i) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.
FIRPTA Exemption - Qualified Shareholders. Subject to the exception discussed below, any distribution on or after December 18, 2015 to a “qualified shareholder” (defined below) who holds stock of a REIT directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a qualified shareholder will not be subject to FIRPTA withholding on REIT distributions, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of the stock of the REIT in which the qualified shareholder holds stock (whether or not by reason of the investor’s ownership in the qualified shareholder) may be subject to FIRPTA withholding.
A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded (as defined in Section 7704(b) of the Internal Revenue Code), is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership for purposes of U.S. withholding taxes, and would be treated as a United States real property holding company if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

FIRPTA Exemption - Qualified Foreign Pension Funds. Any distribution on or after December 18, 2015 to a “qualified foreign pension fund” (defined below) or an entity all of the interests of which are held by a qualified foreign pension fund who holds REIT stock directly or indirectly (through one or more partnerships) will generally not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to the withholding rules under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has actual knowledge or reason to know, that a non-U.S. holder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.
Foreign Accounts. The Hiring Incentives to Restore Employment Act (the “HIRE Act”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non‑U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the “Foreign Account Tax Compliance Act” or “FATCA.”
As a general matter, FATCA (i) currently imposes a 30% withholding tax on dividends on our shares if paid to a foreign entity, and (ii) beginning January 2019 is expected to impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (in each case) either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA.
If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-

exempt stockholder), and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.
To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours, is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income.
If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “-Taxation of KBS Strategic Opportunity REIT II, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our stock (by value) could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.
Foreign Investments
Taxes and similar impositions paid by us or our subsidiaries in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Such taxes and impositions will, however, generally be deductible by us against our taxable income. See “Risk Factors—Federal Income Tax Risks.”
Backup Withholding and Information Reporting
We will report to our domestic stockholders and the IRS the amount of dividends-paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends-paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends-paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock. Specifically, according to publicly released statements, it is a top legislative priority of the current administration to enact significant reform to federal tax laws. There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and its potential impact on us.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS
The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.
Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA (“Benefit Plan”), among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.
Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.
ERISA also requires that, with certain exceptions, the assets of an employee Benefit Plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.
Prohibited Transactions
Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, KBS Capital Advisors and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.
Plan Asset Considerations
In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (“Plan Assets Regulation”). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.
In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to KBS Capital Advisors, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by KBS Capital Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.
If KBS Capital Advisors or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.
The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy the publicly offered securities exception described below.
Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

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either (a) part of a class of securities registered under the Exchange Act, or (b) sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”
The shares sold in this offering are sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that have been registered under the Exchange Act. In addition, we have in excess of 100 stockholders of our Class A and Class T common stock independent of us and each other.
Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is

$10,000 or less. Where the minimum investment in an offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

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any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

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any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.
Our structure has been established with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”
Provided each class of our common stock is held by 100 or more stockholders independent of us and each other, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and this offering takes place as described in this prospectus, shares of our common stock sold in this offering should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.
Other Prohibited Transactions
Regardless of whether our shares qualify for the “publicly offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, KBS Capital Advisors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (i) that the advice will serve as the primary basis for investment decisions and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs.
On April 8, 2016, the Department of Labor issued a final regulation that modifies the definition of a “fiduciary” under ERISA.  The final regulation will take effect in part on June 9, 2017, with full implementation scheduled for January 1, 2018. Following effectiveness of the final regulation, a routine solicitation directed to an IRA, a Benefit Plan participant or beneficiary, or to certain smaller Benefit Plans will be characterized as a “recommendation” that will result in fiduciary status for the person or entity making the solicitation.  In the absence of an exemption, an investment made in response to such a solicitation would be a prohibited transaction.  To accommodate continued sales of investments to these IRAs and Benefit Plans, the Department of Labor also issued new and modified prohibited transaction exemptions when it issued the final regulation.  The final regulation and the accompanying exemptions are complex.
The final regulation and exemptions should not apply to investments in our shares made prior to the date of implementation. All investors, including an ERISA fiduciary, should be aware that neither us, our advisor, our sponsor, or our dealer manager, nor any of their respective officers, directors, employees and affiliates is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with this offering or purchase of our common stock and our advisor and our dealer manager have financial interests associated with the purchase of our common stock, including the fees, expense reimbursements and other payments they anticipate receiving from us in connection with the purchase of our common stock. The final regulation could have a negative effect on the marketing of investments in our shares to such plans or accounts. The final regulation and the accompanying exemptions are complex, and Benefit Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development.
Annual Valuation
A fiduciary of an employee Benefit Plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.
Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. We currently have no plans to list our shares on a national securities exchange. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.
To assist FINRA members and their associated persons that participate in this offering in meeting their customer account statement reporting obligations pursuant to FINRA and NASD Conduct Rules, we expect to disclose in each annual report distributed to stockholders an estimated value per share of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. In addition, our advisor will prepare annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in our shares. This estimated value per share will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules. On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017. This value was based on valuations of our assets and liabilities, by, or with the material assistance or confirmation of, a third-party valuation expert or service and complied with the IPA Valuation Guidelines. See “Determination of Estimated Net Asset Value Per Share” for additional information regarding the methodologies and assumptions used. We anticipate that our future valuations will follow the same procedures.
The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES
Our charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Of the total shares of common stock authorized, 500,000,000 shares are classified as Class A shares and 500,000,000 are classified as Class T shares. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of the [], [] shares of our Class A common stock were issued and outstanding, [] shares of our Class T common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.
Holders of our Class A and Class T shares of common stock are entitled to receive such distributions on their respective class of shares as may be declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. The payment of the ongoing stockholder servicing fee with respect to Class T shares sold in this primary offering will result in the payment of lower distributions on Class T shares relative to the distributions paid on Class A shares because the amount of the ongoing stockholder servicing fee will reduce the amount available for distribution to Class T stockholders. Distribution amounts paid on Class A and Class T shares will only vary due to the stockholder servicing fee; there are no additional class-specific expenses that will affect relative distribution amounts. See “ — Common Stock — Class T Shares” for a discussion of when the stockholder servicing fee will terminate. See also “Description of Shares — Distributions.”
In addition, as a result of the allocation of the stockholder servicing fees to the Class T shares, each share class could have a different NAV per share if distributions are not adjusted to take account of such fee. In calculating an estimated NAV per share, we intend to allocate the company’s accrued stockholder servicing fees attributable to Class T shares sold in the primary offering to the Class T shares, on a class-wide basis. We may allocate these accrued fees to the Class T shares through distribution adjustments or NAV adjustments. It is our intention for any adjustment related to the cost of the stockholder servicing fee to be made through distributions, to the extent distributions are made. However, the NAV of the Class T shares will be adjusted relative to that of the Class A shares to account for any of the company’s accrued stockholder servicing fees currently payable that have not already been allocated to the Class T shares through distribution adjustments. Selling commissions and the dealer manager fee paid by purchasers of Class A and Class T shares in this primary offering at the time of purchase, will have no effect on the NAV of any class. See “Description of Shares — Distributions” for more information.
In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held and the estimated NAV of each class of shares) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. A majority of our board of directors will determine the NAV per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class.
As noted above, except in the unlikely event that the stockholder servicing fees payable on Class T shares sold in this primary offering exceed the amount otherwise available for distribution to Class A stockholders in a particular period, we expect the NAV per share of each Class A share and Class T share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. In the event that we have not previously calculated an NAV for our Class A and Class T shares prior to a liquidation, a majority of our board of directors will determine the NAV for our Class A and Class T shares in connection with such a liquidation specifically to facilitate the equitable distribution of assets or proceeds to the share classes. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock shall be non‑assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.
Our board of directors has authorized the issuance of shares of our capital stock without certificates. We do not expect to issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to:

•	Regular mail: KBS Strategic Opportunity REIT II, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015.

•	Overnight mail: KBS Strategic Opportunity REIT II, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.

•	Telephone: (866) 584-1381.
We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.
Class A Shares
We are offering Class A shares in this primary offering at $[] per share and our dealer manager will receive selling commissions of up to 6.5% of the gross offering proceeds for Class A shares sold in this primary offering, all of which will be reallowed to participating broker-dealers. In addition, our dealer manager will receive a dealer manager fee of up to 2.0% of the gross proceeds for Class A shares sold in this primary offering. From its dealer manager fee, our dealer manager may generally reallow to any participating broker-dealer up to 1.0% of the gross primary offering proceeds attributable to that participating broker-dealer as a marketing fee. In select cases up to 1.5% of the gross primary offering proceeds may be reallowed. This reallow will be based upon such factors as the projected sales volume by such participating broker-dealer, access to conferences and meetings and the general level of assistance of such participating broker-dealer in marketing this offering. Reduced selling commissions and dealer manager fees will be paid for Class A shares with respect to certain volume discount sales and for sales through certain distribution channels. These reduced fees will reduce the purchase price paid for our Class A shares for certain categories of purchasers. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” for additional information. We will not pay any selling commissions or dealer manager fees for Class A shares sold under our dividend reinvestment plan. No stockholder servicing fee is payable with respect to our Class A shares.
Class T Shares
We are offering Class T shares in this primary offering at $[] per share and our dealer manager will receive selling commissions of up to 3.0% of the gross offering proceeds for Class T shares sold in this primary offering. In addition, our dealer manager will receive a dealer manager fee of up to 2.0% of the gross proceeds for Class T shares sold in this primary offering. The dealer manager fee may be reallowed as described above. In addition, our dealer manager will receive an annual stockholder servicing fee of 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers) for our Class T shares sold in this primary offering solely to the extent there is a broker-dealer of record with respect to such Class T share that has entered a currently-effective selected dealer agreement or servicing agreement that provides for the payment to such broker-dealer of the stockholder servicing fee with respect to such Class T share, and such broker-dealer of record is in compliance with the applicable terms of such selected dealer agreement or servicing agreement related to such payment. To the extent payable, the stockholder servicing fee will accrue daily and be paid monthly in arrears and is an ongoing fee that is not paid at the time of purchase. Our dealer manager will reallow 100% of the stockholder servicing fee to such broker-dealer of record for services provided to Class T stockholders after the initial sale of the Class T share. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” for additional information including a description of the services required from the broker-dealer of record. Volume discounts are available to purchasers of Class T shares.
No selling commissions or dealer manager fees are payable on Class T shares sold through our dividend reinvestment plan. In addition, no stockholder servicing fee will be paid with respect to Class T shares purchased through our dividend reinvestment plan or issued pursuant to a stock dividend; however, the stockholder servicing fee payable with respect to Class T shares purchased in this primary offering is a class-specific expense and is allocated to all the Class T shares. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the NAV of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in this primary offering exceeds the cash available for distribution to holders of Class A shares. Distributions on Class T shares will be lower than distributions on Class A shares because of the ongoing stockholder servicing fee to be paid with respect to Class T shares.
The stockholder servicing fee with respect to a Class T share will cease accruing upon the occurrence of any of the following events: (i) the date at which aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the primary offering in which the Class T share was sold, as calculated by us with the assistance of our dealer manager after the termination of the primary offering in which the Class T share was sold, (ii) with respect to a particular Class T share, on the fourth anniversary of the issuance of the share (or such earlier date as provided in the agreement between our dealer manager and the broker dealer of record in effect at the time the Class T share was first issued), (iii) a listing of our common stock on a national securities exchange, (iv) a merger or other extraordinary transaction, or (v) the date the Class T share associated with the stockholder servicing fee is no longer outstanding such as upon its redemption or our dissolution.
Underwriting compensation includes the selling commissions, dealer manager fees, and stockholder servicing fees being paid by us as well as other items of value paid in connection with this offering, including amounts not paid directly or reimbursed by us, that are viewed by FINRA as underwriting compensation. Assuming that (i) the gross offering price of our Class T shares in this primary offering remains constant at $[], (ii) 85% of the gross primary offering proceeds raised are from the sale of Class T shares, (iii) 4% of the proceeds raised in this primary offering are from the sale of Class A shares through distribution channels that do not pay selling commissions of 6.5%, (iv) the stockholder servicing fee is paid for four years and not a reduced period as provided in the agreement between our dealer manager and the broker dealer of record in effect at the time the Class T share was first issued, and (v) none of the Class T shares purchased in this primary offering are redeemed and no extraordinary or other transaction affecting whether the share is outstanding occurs prior to the four year anniversary of the issuance of the T share, and because the stockholder servicing fee on a particular Class T share will cease to accrue on the fourth anniversary of the issuance of the share, we expect that with respect to a one-time $10,000 investment in Class T shares, approximately $400 in servicing fees will be paid over 4.0 years and $500 in selling commissions and dealer manager fees will be paid at the time of the investment for a total of $900 in selling commissions, dealer manager fees and stockholder servicing fees, or []% of the price per share of Class T common stock. For further clarity, with respect to any Class T share purchased in the primary offering at $[], under the same assumptions, we would pay approximately $[] in servicing fees over 4.0 years and $[] in selling commissions and dealer manager fees at the time of the investment for a total of $[] in selling commissions, dealer manager fees and stockholder servicing fees, or []% of the purchase price per share of Class T common stock. The selling commissions and dealer manager fees would be paid at the time of the investment from the offering proceeds we receive from the investor. The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase and is not intended to be paid from the offering proceeds we receive from an individual investor; rather, it is paid over time for services provided by the broker-dealer of record and is an ongoing class-specific expense that is allocated to all the Class T shares. Notwithstanding the foregoing and as discussed above, the stockholder servicing fee may cease to accrue prior to the fourth anniversary of the issuance of the Class T share if aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the primary offering in which the Class T share was sold, as calculated by us with the assistance of the dealer manager after the termination of the primary offering in which the Class T share was sold. See the “Plan of Distribution” for a discussion of the underwriting compensation expected to be paid in connection with this offering.
Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. A majority of our board of directors will determine the NAV per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class. As noted above, except in the unlikely event that the stockholder servicing fees payable on Class T shares sold in the primary offering exceed the amount otherwise available for distribution to Class A stockholders in a particular period, we expect the NAV per share of each Class A share and Class T share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. In the event that we have not previously calculated an NAV for our Class A and Class T shares prior to a liquidation, a majority of our board of directors will determine the NAV for our

Class A and Class T shares in connection with such a liquidation specifically to facilitate the equitable distribution of assets or proceeds to the share classes.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. A majority of the conflicts committee who do not have an interest in the transaction must approve any issuance of preferred stock. In addition, our charter empowers the conflicts committee to retain its own legal and financial advisors at the expense of the company. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.
Meetings and Special Voting Requirements
An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the shares of common stock entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary, within ten days of receipt of such request, will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days nor more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares entitled to vote and present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.
Our charter provides that the concurrence of our board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that the Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, our board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.
The term of our advisory agreement with KBS Capital Advisors will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Our independent directors will annually review our advisory agreement with KBS Capital Advisors. While the stockholders do not have the ability to vote to replace KBS Capital Advisors or to select a new advisor, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for the purpose of removing a director.
Advance Notice for Stockholder Nominations for Directors and Proposals of New Business
In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.
Restriction on Ownership of Shares
Ownership Limit
To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.
To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if our board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.
Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.
Shares held in trust will remain issued and outstanding and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.
Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sales proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.
Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.
Within 30 days after the end of each taxable year, every owner of 5% (or such lower percentage as required by the Internal Revenue Code or regulations promulgated thereunder) or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.
These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.
Suitability Standards and Minimum Purchase Requirements
State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page and below at “Plan of Distribution - Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer our shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.
Distributions and Dividends
During our offering stage, we currently expect our board of directors to continue to declare stock dividends on a set monthly basis based on a record date as of the end of the month. Especially during the early stages of our operations and until our cash flows stabilize, our board of directors believes the declaration of stock dividends is in our best interest because it will allow us to focus on our investment strategy of investing in opportunistic real estate investments that may generate limited cash flow but have the potential for appreciation. These stock dividends may reflect in part an increase or anticipated increase in portfolio value to the extent our board of directors believes assets in our portfolio have appreciated or will appreciate in value after acquisition or after we have taken control of the assets. In addition, these stock dividends may reflect in part cash flow from operations. However, we can provide no assurances that our stock dividends will reflect appreciation in our portfolio or cash flow from operations. Unless our assets appreciate in an amount sufficient to offset the dilutive effect of any stock dividends, the return per share for later investors purchasing our stock will be below the return per share of earlier investors. With respect to any non-performing assets that we acquire, we believe that within a relatively short time after acquisition or taking control of such investments via foreclosure or deed-in-lieu proceedings, we will often experience an increase in their value. For example, in most instances, we bring financial stability to the property, which reduces uncertainty in the market and alleviates concerns regarding the property’s management, ownership and future. We also may have more capital available for investment in these properties than their prior owners and operators were willing to invest, and as such, we are able to invest in tenant improvements and capital expenditures with respect to such properties, which enables us to attract substantially increased interest from brokers and tenants.
We expect our board of directors to continue to authorize and declare cash distributions based on daily record dates and pay these distributions on a monthly basis. We expect that we will fund these cash distributions from interest income generated by our debt investments, rental and other income generated by our real property investments and to the extent we acquire investments with short maturities or investments that are close to maturity, we may fund distributions with the proceeds received at the maturity, payoff or settlement of those investments. We may also utilize strategic refinancings to fund cash distributions for investments that have appreciated in value after our acquisition.

Generally, our distribution policy is not to pay cash distributions from sources other than cash flow from operations, investment activities and strategic financings. However, we may fund cash distributions from any source and there are no limits to the amount of distributions that we may pay from any source, including proceeds from our public offerings or the proceeds from the issuance of securities in the future, other third-party borrowings, advances from our advisor or sponsors or from our advisor’s deferral of its fees under the advisory agreement. We have paid distributions in part from financings and expect that in the future we may not pay distributions solely from our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have less funds available to make investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. In these situations we may pay distributions in excess of our cash flow from operations, investment activities and strategic financings to satisfy the REIT distribution requirement described above. In such an event, we would look first to other third-party borrowings to fund these distributions.
Commencing with the period from March 1, 2016 through March 31, 2016, we began paying regular, monthly cash distributions based on daily record dates. Through [], 2017, we had funded a portion of our distributions with cash flows from operations and have continued to fund a portion of our distributions with proceeds from debt financing. Commencing March 2015, our board of directors has declared and issued stock dividends on shares of our common stock, including a one-time stock dividends, quarterly stock dividends and monthly stock dividends. Stock dividends are issued in the same class of shares as the shares for which such stockholder received the stock dividend. For more information regarding distributions paid and the source of our distributions, see supplement no. 2 to this prospectus.
Upon completion of our offering stage, we expect to fund cash distributions from interest and rental and other income generated by our investments, the maturity, payoff or settlement of investments and from strategic sales of loans, debt securities, properties and other assets as well as the strategic use of debt financing as described above. We do not expect to make significant asset sales (and related cash distributions from net sales proceeds) during our offering stage because, as a REIT, we will generally have to hold our assets for two years in order to meet the safe harbor to avoid a 100% prohibited transactions tax, unless such assets are held through a TRS or other taxable corporation. At such time as we have assets that we have held for at least two years, we anticipate that we may authorize and declare distributions based on gains on asset sales monthly, to the extent we close on the sale of one or more assets and our board of directors does not determine to reinvest the proceeds of such sales..
Cash distributions on Class T shares will be lower than cash distributions on Class A shares because of the ongoing stockholder servicing fee to be paid with respect to Class T shares sold in this primary offering. We will not pay the stockholder servicing fee on Class T shares issued as a stock dividend or purchased in the dividend reinvestment plan offering; however, the stockholder servicing fee payable with respect to Class T shares purchased in this primary offering is a class-specific expense and is allocated to all the Class T shares. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the NAV of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in this primary offering exceeds the cash available for distribution to holders of Class A shares.
Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flow from operations (except with respect to distributions related to sales of our assets and distributions related to the repayment of principal under real estate-related investments). Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Risk Factors” in this prospectus. Those factors include: our ability to raise capital to make additional investments; the future operating performance of our current and future real estate investments in the existing real estate and financial environment; our advisor’s ability to identify additional real estate investments that are suitable to execute our investment objectives; the success and economic viability of our tenants; the ability of our borrowers and their sponsors to make their debt service payments and/or to repay their loans upon maturity; our ability to refinance existing indebtedness at comparable terms; changes in interest rates on any variable rate debt obligations we incur; and the level of participation in our dividend reinvestment plan. In the event our cash flow from operations decreases in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed cash flow from operations.
To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of KBS Strategic Opportunity REIT II, Inc. — Annual Distribution Requirements.” In general, we anticipate making distributions to our stockholders of at least 100% of our REIT taxable income so that none of our income is subject to federal income tax. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
Distributions that our stockholders receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our dividend reinvestment plan at a discount to fair market value, if any. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.
To the extent any portion of a stockholder’s distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of the stockholder’s investment (and potentially result in taxable gain upon the stockholder’s sale of the stock). During the first few years of our operations, we expect that portions of our distributions will not be funded from current or accumulated earnings and profits and will therefore be considered a return of capital. Distributions that constitute a return of capital, in effect, defer a portion of a stockholder’s tax until the stockholder’s investment is sold or we are liquidated, at which time the stockholder will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that stockholders consult with their tax advisor.
We believe that any stock dividends should be tax-free transactions for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” common stock should be computed by dividing the adjusted tax basis of the old common stock by the total number of shares, old and new. The holding period of the common stock received in such non-taxable distribution is expected to begin on the date the taxpayer acquired the common stock on which such stock dividend is being issued. Stockholders should consult their own tax advisors regarding the tax consequences of any stock dividends.
We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.
Inspection of Books and Records
Under Maryland law, a stockholder is entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of stockholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office. As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.
If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/ or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations
Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by our board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.
Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the five provisions of the statute:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on our board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.
Our charter does not prohibit us from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or our board of directors.
Tender Offers by Stockholders
Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.
In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Exchange Act, and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.
In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, all tendering stockholders will have the opportunity to rescind the tender of their shares to the non-complying offeror within 30 days of our provision of a position statement on such non-compliant tender offer to stockholder. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.
Dividend Reinvestment Plan
Prior to the commencement of this offering, we intend to amend and restate our dividend reinvestment plan pursuant to which you may elect to have all or a portion of your dividends and other distributions, excluding those dividends and other distributions that our board of directors designates as ineligible for reinvestment through the plan, reinvested in additional shares of our common stock in lieu of receiving cash distributions. Purchases pursuant to our proposed dividend reinvestment plan will be in the same class of shares as the shares for which such stockholder received the distributions that are being reinvested. The following discussion summarizes the principal terms of this proposed plan. Appendix B to this prospectus contains the full text of our proposed dividend reinvestment plan.
Eligibility
All of our common stockholders are eligible to participate in our dividend reinvestment plan regardless of the offering in which they acquired their shares; however, we may elect to deny your participation in our dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.
At any time prior to the listing of our shares on a national securities exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards. We request that participants notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.
Election to Participate
You may elect to participate or increase your participation in our dividend reinvestment plan by completing the subscription agreement, an enrollment form or another approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose.
Stock Purchases
Shares will be purchased on the distribution payment dates and will be in the same class of shares as the shares for which such stockholder received the distributions that are being reinvested. Participants in our dividend reinvestment plan may purchase fractional shares so that 100% of the distributions will be used to acquire shares.
Participants in our dividend reinvestment plan will acquire shares of our common stock at a price per share equal to the estimated NAV per share, as estimated by our board of directors. On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017, see “Determination of Estimated Net Asset Value Per Share.” Our board of directors may adjust the offering prices of the primary offering shares or dividend reinvestment plan shares during the course of this offering.
Account Statements
You or your designee will receive a confirmation of your purchases under our dividend reinvestment plan monthly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.
In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.
Fees and Commissions and Use of Proceeds
No selling commissions or dealer manager fees will be payable on the shares sold under our dividend reinvestment plan. In addition, no stockholder servicing fee is payable with respect to Class T shares purchased through our dividend reinvestment plan (or issued pursuant to a stock dividend); however, the stockholder servicing fee payable with respect to Class T shares purchased in this primary offering is a class-specific expense and is allocated to all the Class T shares. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the NAV of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in this primary offering exceeds the cash available for distribution to holders of Class A shares. We expect to use the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes including, but not limited to, the following:

•	the repurchase of shares under our share redemption program;

•	reserves required by any financings of our investments;

•	future funding obligations under any real estate loan receivable we acquire or originate;

•	the acquisition or origination of assets, which would include payment of acquisition or origination fees to our advisor;

•	the repayment of debt; and

•
expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital and tenant improvements or paying leasing costs and commissions related to real property.

We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes.
Voting
You may vote all shares, including fractional shares, that you acquire through our dividend reinvestment plan.
Tax Consequences of Participation
If you elect to participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations - Taxation of Stockholders.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations – Backup Withholding and Information Reporting.”
Termination of Participation
Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have: sold all of the shares registered in our dividend reinvestment plan offering; terminated this offering; or terminated our dividend reinvestment plan. You may terminate your participation in our dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least four business days prior to the last business day prior to the payment date for the distribution; provided that, if we publicly announce, whether in a mailing to stockholders, a public filing with the SEC or otherwise, a new offering price under our dividend reinvestment plan, then a participant shall have no less than two business days after the date of such announcement to notify us in writing of a participant’s termination of participation in our dividend reinvestment plan and the participant’s termination will be effective for the next date shares are purchased under our dividend reinvestment plan. Any transfer of your shares will effect a termination of the participation of those shares in our dividend reinvestment plan. We will terminate your participation in our dividend reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.
Amendment or Termination of Plan
We may amend or terminate our dividend reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Share Redemption Program
Prior to commencement of this offering, we intend to amend and restate our share redemption program. Our share redemption plan may enable you to sell your shares of common stock to us in limited circumstances. However, our share redemption program includes numerous restrictions that limit our stockholders’ ability to sell their shares. The following discussion summarizes the principal terms of the proposed share redemption program.
Redemption Price
Unless the shares are being redeemed in connection with a Special Redemption, the prices at which we will redeem the shares is as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent estimated NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent estimated NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent estimated NAV per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent estimated NAV per share as of the applicable redemption date.
On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017, see “Determination of Estimated Net Asset Value Per Share.” For purposes of determining the time period a redeeming stockholder has held each share submitted for redemption, the time period begins as of the date the stockholder acquired the shares; provided further, that shares purchased by the redeeming stockholder pursuant to our dividend reinvestment plan or received as a stock dividend will be deemed to have been acquired on the same date as the initial share to which our dividend reinvestment plan shares or stock dividend shares relate. The date of the share’s original issuance by us is not determinative. In addition, as described above, the shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each share submitted for redemption.
Limitations on Redemption
There are several limitations on our ability to redeem shares under the program:

•	Unless the shares are being redeemed in connection with a Special Redemption, we may not redeem shares unless the stockholder has held the shares for one year.

•
During each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. Notwithstanding the foregoing, the share redemption program provides up to $500,000 in additional funds to redeem a qualifying stockholder’s shares if the shares are being redeemed in connection with a Special Redemption. For purposes of determining the amount of funds available for redemption under the share redemption program, redemptions for a Special Redemption are to be made first from this $500,000. This restriction may significantly limit your ability to have your shares redeemed pursuant to our share redemption program because initial distributions have been in the form of stock dividends and, particularly during our offering stage, we do not expect to have cash flow sufficient to pay significant cash distributions, which would in turn severely limit redemptions during the next calendar year.

•	During any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•
We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Procedures for Redemption
We will redeem shares on the last business day of each month, except that the first redemption date following our announcement of an estimated NAV per share shall be no less than 10 business days after our announcement of an estimated NAV per share in a filing with the SEC and the redemption date shall be set forth in such filing. The program administrator must receive your written request for redemption at least five business days before that date in order for us to repurchase your shares that month. If we could not repurchase all shares presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis, except that if a pro rata redemption would result in the stockholder owning less than the minimum purchase amount described in our currently-effective, or our most recently effective, registration statement, as such registration statement has been amended or supplemented, then we will redeem all of such stockholder’s shares.
If we did not completely satisfy a stockholder’s redemption request on a redemption date because the program administrator did not receive the request in time, because of the limitations on redemptions set forth in the program or because of a suspension of the program, we would treat the unsatisfied portion of the redemption request as a request for redemption at the next redemption date funds are available for redemption or at the next redemption date after the resumption of our share redemption program unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice were received by us at least five business days before the redemption date.
Special Redemptions
In several respects we would treat redemptions in connection with a Special Redemption differently from other redemptions:

•	there is no one-year holding requirement; and

•	the redemption price for all shares will be the estimated NAV per share as of the redemption date.
In order for a disability to entitle a stockholder to the Special Redemption terms described above (a “qualifying disability”), (i) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (ii) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.
Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the Special Redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (i) the investor’s initial application for disability benefits and (ii) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.
We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.
Therefore, such disabilities would not qualify for the Special Redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

In order for a determination of incompetence or incapacitation (a “determination of incompetence”) to entitle a stockholder to the Special Redemption terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be redeemed. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the Special Redemption terms. Redemption requests following a “determination of incompetence” must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.
Amendment, Suspension or Termination of Program and Notice
In its sole discretion, our board of directors may amend, suspend or terminate the program without stockholder approval upon 30 days’ notice to our stockholders, provided that we may increase or decrease the funding available for the redemption of shares pursuant to our share redemption program upon ten business days’ notice to our stockholders. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.
Our share redemption program only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.
Qualifying stockholders who desire to redeem their shares would have to give written notice to us by completing a redemption request form and returning it as follows:

•	Regular mail: KBS Strategic Opportunity REIT II, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015.

•	Overnight mail: KBS Strategic Opportunity REIT II, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.
Redemption request forms are available by contacting a financial advisor or by calling (866) 527-4264.
Registrar and Transfer Agent
We have engaged DST Systems, Inc. to serve as the registrar and transfer agent for our common stock.
To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address, or dividend reinvestment plan election, as well as stockholder redemption requests under our share redemption program.
Restrictions on Roll-Up Transactions
A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•
a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

•
a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent expert. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.
In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed Roll-up Transaction:

•
that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•
in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares - Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT
General
KBS Strategic Opportunity Limited Partnership II, our Operating Partnership, is a Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through our Operating Partnership. We are the sole general partner of our Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS Strategic Opportunity Holdings II LLC, was the sole limited partner of our Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of our Operating Partnership.
As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of this offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest of the same class as the applicable shares with respect to which offering proceeds have been received. Such units will have economic terms that vary based upon the class of shares issued. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our Operating Partnership will be deemed to have simultaneously paid the selling commissions and dealer manager fees associated with the sale of the shares. These units will be held by KBS Strategic Opportunity Holdings II. Because our wholly owned subsidiary is currently the only limited partner in the Partnership, we do not have multiple classes of operating partnership interests that correspond to our classes of common stock. However, in the future we may issue new classes of operating partnership interests with unique terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.
As a result of this structure, we will be considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of our Operating Partnership will be deemed to be assets and income of the REIT.
If we ever decide to acquire properties in exchange for units of limited partnership interest in our Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.
Capital Contributions
We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to our Operating Partnership as an additional capital contribution. If we did contribute additional capital to our Operating Partnership, we would receive additional partnership units and our percentage interest in our Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause our Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of our Operating Partnership and us. Our Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from our Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If our Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.
Operations
We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, our Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that our Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in our Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses
The partnership agreement would provide that our Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.
Similarly, the partnership agreement would provide that our Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in our Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in our Operating Partnership. Losses could not be passed through to our stockholders.
Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of our Operating Partnership, including partner loans, any remaining assets of our Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.
Rights, Obligations and Powers of the General Partner
We would expect to be the sole general partner of our Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control our Operating Partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease, manage, as applicable, and dispose of loans, securities, real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our Operating Partnership with another entity.
Under an amended and restated partnership agreement, we expect that our Operating Partnership would continue to pay all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing investments. Our Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of our Operating Partnership. Such expenses would include:

•	all expenses relating to our organization and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the payment of the ongoing stockholder servicing fee;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.
The only costs and expenses we could incur that our Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of our Operating Partnership. We would pay the expenses relating to such assets directly.

Exchange Rights
We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of our Operating Partnership would have the right to cause our Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.
Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.
Change in General Partner
We expect that we generally would not be able to withdraw as the general partner of our Operating Partnership or transfer our general partnership interest in our Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (i) the holders of a majority of partnership units (including those we held) approved the transaction; (ii) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (iii) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (iv) the successor entity contributed substantially all of its assets to our Operating Partnership in return for an interest in our Operating Partnership and agreed to assume all obligations of the general partner of our Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.
Transferability of Interests
With certain exceptions, the limited partners would not be able to transfer their interests in our Operating Partnership, in whole or in part, without our written consent as the general partner.
Amendment of Limited Partnership Agreement
We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION
General
We are publicly offering up to $500,000,000 in shares of our common stock in this primary offering, consisting of two classes of shares: Class A shares at $[] per share and Class T shares at $[] per share. Both classes of shares have discounts available to certain categories of purchasers as described below. This offering is being conducted on a “best efforts” basis through KBS Capital Markets Group, our dealer manager. Because this is a “best efforts” offering, KBS Capital Markets Group must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares.
We are also offering up to $125,000,000 in shares of our common stock pursuant to our dividend reinvestment plan. Purchases pursuant to our dividend reinvestment plan will be in the same class of shares as the shares for which such stockholder received the distributions that are being reinvested. Participants in our dividend reinvestment plan will acquire shares of our common stock at a price per share equal to the estimated NAV per share, as estimated by our board of directors. On [], 2017, our board of directors approved an estimated NAV per share of our common stock of $[] based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of [], 2017, see “Determination of Estimated Net Asset Value Per Share.”
Our board of directors may adjust the offering price of the primary offering shares or dividend reinvestment plan shares during the course of this public offering. Any adjustment to the offering price of less than 20% would be effected by a supplement to this prospectus. A larger adjustment could only be effected by means of a post-effective amendment.
We are offering to sell any combination of Class A and Class T shares in the primary offering and dividend reinvestment plan offering but in no event may we sell more than $625,000,000 of shares of our common stock pursuant to this offering. We reserve the right to allocate shares between this primary offering and dividend reinvestment plan offering, and to allocate shares among classes of common stock, if we elect to offer additional classes in the future.
We currently expect to offer shares of common stock in the primary offering until approximately 90 days (as determined by our Chief Executive Officer) after we have announced that we have raised $650 million in our public offerings or [], 2019. Under rules promulgated by the SEC, we may extend this offering beyond [], 2019. If we decide to revise the threshold upon which we will terminate the primary offering or amend the date by which we will terminate the primary offering, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan after this primary offering terminates until we have sold all shares of common stock registered in our dividend reinvestment plan through the reinvestment of distributions. In some states, we will need to renew the registration statement or file a new registration statement annually to continue the primary offering and the dividend reinvestment plan offering. We may terminate this primary offering or the dividend reinvestment plan offering at any time, and we will provide that information in a prospectus supplement.
The principal business of KBS Capital Markets Group is participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group is indirectly owned and controlled by our sponsors, Messrs. Bren, Hall, McMillan and Schreiber. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management — Other Affiliates — Dealer Manager,” “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Measures.”
We will not sell our shares through an online distribution channel.
Compensation of Dealer Manager and Participating Broker-Dealers
Except as provided below, our dealer manager will receive selling commissions of 6.5% of the gross offering proceeds for Class A shares sold in the primary offering and up to 3.0% of the gross offering proceeds for Class T shares sold in this primary offering. Reduced selling commissions will be paid for shares with respect to certain volume discount sales and sales through certain distribution channels. We will not pay any selling commissions for shares sold under our dividend reinvestment plan.
We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer.

We may sell our Class A shares at a discount to the primary offering price (currently $[] per share) through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•
has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.
If an investor purchases Class A shares through one of these channels in this primary offering, we will sell the Class A shares at a 6.5% discount (e.g. at $[] per share based on the primary offering price of $[] per share), reflecting that selling commissions will not be paid in connection with such purchases. We will receive the same net proceeds for sales of Class A shares through these channels.
If an investor purchases Class A shares in this primary offering net of commissions through a registered investment adviser that is affiliated with a participating broker‑dealer in a transaction in which the registered investment adviser is compensated on a fee‑for‑service basis by the investor, our dealer manager may reallow to the affiliated participating broker‑dealer up to 1.0% of the gross offering proceeds attributable to that transaction as a marketing fee from the dealer manager fee received by the dealer manager. The marketing fee paid to participating broker‑dealers would be paid by our dealer manager out of its dealer manager fee. If an investor purchases Class A shares in this offering through a registered investment adviser (or bank acting as a trustee or fiduciary) not affiliated with a participating broker‑dealer, our dealer manager will not reallow any portion of the dealer manager fee.
Neither our dealer manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.
If an investor purchases Class A shares in this primary offering net of commissions through a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, and if in connection with such purchase the investor must also pay a broker‑dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s Class A shares by the amount of the annual custodial or other fees paid to the broker‑dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our Class A shares is only available for the investor’s initial investment in our Class A common stock. The investor must include the “Request for Broker‑Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in Class A shares reduced by the amount of his or her annual custodial fee.
From the dealer manager fee, our dealer manager will receive a dealer manager fee of up to 2.0% of the gross primary offering proceeds for Class A and Class T shares as compensation for acting as our dealer manager. The dealer manager fee paid with respect to any purchases made net of selling commissions as described in this “Plan of Distribution” section, will be calculated based on the undiscounted purchase price. A reduced dealer manager fee will be paid with respect to certain volume discount sales related to sales of our shares as described below. We will not pay dealer manager fees for shares sold under our dividend reinvestment plan.
Our dealer manager may generally reallow to any participating broker-dealer up to 1.0% of the gross primary offering proceeds attributable to that participating broker-dealer as a marketing fee. In select cases up to 1.5% of the gross primary offering proceeds may be reallowed. This reallow will be based upon such factors as the projected sales volume by such participating broker-dealer, access to conferences and meetings and the general level of assistance of such participating broker-dealer in marketing this offering. For volume discount sales of $3,000,001 or more, the dealer manager fee is reduced as set forth below. The amount of the dealer manager fee reallowed to a participating broker‑dealer in that instance will be negotiated on a transaction by transaction basis. The marketing fee paid to participating broker‑dealers would be paid by our dealer manager out of its dealer manager fee.
In addition, our dealer manager will receive an annual stockholder servicing fee of 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers) of Class T common stock sold in this primary offering solely to the extent there is a broker-dealer of record with respect to such Class T share that has entered a currently-effective selected dealer agreement or servicing agreement that provides for the payment to such broker-dealer of the stockholder servicing fee with respect to such Class T share, and such broker-dealer of record is in compliance with the applicable terms of such selected dealer agreement or servicing agreement related to such payment. Such terms include providing ongoing services to the holder of the Class T share, which services would generally include (i) offering to meet with the holder of the Class T share no less than annually to provide overall guidance on the holder’s investment in us, including discussing the mechanics of the dividend reinvestment plan, share redemption program or a tender offer, or to answer questions about the account statement or valuations, and (ii) discussing with the holder of the Class T share, upon such holder’s request, any questions related to the holder’s investment in us. While we expect that the broker-dealer of record for a Class A stockholder may provide similar services to a Class A stockholder, they are under no contractual obligation to do so and we will not pay a stockholder servicing fee for such services. To the extent payable, the stockholder servicing fee will accrue daily and be paid monthly in arrears, and our dealer manager will reallow 100% of the stockholder servicing fee to such broker-dealer of record for services provided to Class T stockholders after the initial sale of the Class T share. If the broker-dealer of record with respect to a Class T share has changed during a calendar month, the broker-dealer of record as of the end of the month with respect to such Class T share will be entitled to the full amount of the stockholder servicing fee accrued for that month; provided, however, that if the broker-dealer of record has changed during a calendar month in conjunction with a change in the registered holder of the Class T share, the servicing fee accrued for the month will be prorated among the broker-dealers of record associated with the account. In addition, the time period over which the stockholder servicing fee is paid to a broker-dealer of record (as described below) with respect to any Class T share will be as set forth in the agreement between our dealer manager and the broker-dealer of record in effect at the time such Class T share was first issued. No stockholder servicing fee will be paid with respect to Class T shares purchased through the dividend reinvestment plan or issued pursuant to a stock dividend; however, the stockholder servicing fee payable with respect to Class T shares purchased in this primary offering will be allocated to the Class T shares as a class expense. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the NAV of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in this primary offering exceeds the cash available for distribution to holders of Class A shares.
The stockholder servicing fee with respect to a Class T share will cease accruing upon the occurrence of any of the following events: (i) the date at which aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the primary offering in which the Class T share was sold, as calculated by us with the assistance of our dealer manager after the termination of the primary offering in which the Class T share was sold, (ii) with respect to a particular Class T share, on the fourth anniversary of the issuance of the share (or such earlier date as provided in the agreement between our dealer manager and the broker-dealer of record in effect at the time the Class T share was first issued), (iii) a listing of our common stock on a national securities exchange, (iv) a merger or other extraordinary transaction, or (v) the date the Class T share associated with the stockholder servicing fee is no longer outstanding such as upon its redemption or our dissolution.
Assuming that (i) the gross offering price of our Class T shares in this primary offering remains constant at $[], (ii) 85% of the gross primary offering proceeds raised are from the sale of Class T shares, (iii) 4% of the proceeds raised in this primary offering are from the sale of Class A shares through distribution channels that do not pay selling commissions of 6.5%, (iv) the stockholder servicing fee is paid for four years and not a reduced period as provided in the agreement between our dealer manager and the broker-dealer of record in effect at the time the Class T share was first issued, and (v) none of the Class T shares purchased in this primary offering are redeemed and no extraordinary or other transaction affecting whether the share is outstanding occurs prior to the four year anniversary of the issuance of the T share, and because the stockholder servicing fee on a particular Class T share will cease to accrue on the fourth anniversary of the issuance of the share, we expect that with respect to a one-time $10,000 investment in Class T shares, approximately $400 in servicing fees will be paid over 4.0 years and $500 in selling commissions and dealer manager fees will be paid at the time of the investment for a total of $900 in selling commissions, dealer manager fees and stockholder servicing fees, or 9.0% of the price per share of Class T common stock. For further clarity, with respect to any Class T share purchased in this primary offering at $[], under the same assumptions, we would pay approximately $[] in servicing fees over 4.0 years and $[] in selling commissions and dealer manager fees at the time of the investment for a total of $[] in selling commissions, dealer manager fees and stockholder servicing fees, or 9.0% of the purchase price per share of Class T common stock. The selling commissions and dealer manager fees would be paid at the time of the investment from the offering proceeds we receive from the investor. The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase and is not intended to be paid from the offering proceeds we receive from an individual investor; rather, it is paid over time for services provided by the broker dealer of record and is an ongoing class-specific expense that is allocated to all the Class T shares. See above for a discussion of the stockholder services to be provided in connection with the stockholder servicing fee. Notwithstanding the foregoing, the stockholder servicing fee may cease to accrue prior to the fourth anniversary of the issuance of the Class T share if aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the primary offering in which the Class T share was sold, as calculated by us with the assistance of the dealer manager after the termination of the primary offering in which the Class T share was sold. See below for a discussion of the underwriting compensation expected to be paid in connection with this offering.
Underwriting compensation includes selling commissions, dealer manager fees, and stockholder servicing fees being paid in connection with an offering as well as other items of value paid in connection with an offering, including amounts not paid or reimbursed by us, that are viewed by FINRA as underwriting compensation. We describe in the table below the underwriting compensation expected to be paid in connection with this offering. This table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby and 11% of the proceeds raised in this primary offering are from the sale of Class A shares at the highest possible selling commissions and dealer manager fee, 4% of the proceeds raised in this primary offering are from the sale of Class A shares through distribution channels that do not pay selling commissions of 6.5% and 85% of the proceeds raised in this primary offering are from the sale of Class T shares at the highest possible selling commissions and dealer manager fee. Except for wholesaling compensation expenses, which are solely the responsibility of our dealer manager and its affiliates, we will reimburse or pay directly our dealer manager and their affiliates for the costs listed below, subject to reimbursement by our advisor and its affiliates as described below.

Dealer Manager and Participating Broker-Dealer Compensation
	Total Compensation	% of Primary Offering Gross Proceeds
Selling commissions (maximum)
Class A common stock (1)	$3,575,000	0.7
Class T common stock	12,750,000	2.6
Dealer manager fee (maximum)
Class A common stock	1,500,000	0.3
Class T common stock	8,500,000	1.7
Stockholder Servicing Fee (maximum)(2)
Class T common stock	17,000,000	3.4
Other underwriting compensation:
Expense reimbursements for retail activities (4)	[]	[]
Expense reimbursements for wholesaling activities (4)(5)	[]	[]
Legal fees allocable to our dealer manager (4)	[]	*
Promotional items (4)	[]	*
Total	$50,000,000	10%
________________________
* Less than 0.1%
(1) The maximum amount of commissions we expect to pay has been determined based on the assumption that 4% of the proceeds raised in this primary offering are from the sale of Class A shares through distribution channels that do not pay selling commissions of 6.5%, similar to the assumptions described in footnote 2 below for the estimated amount of stockholder servicing fee. If all Class A shares are sold through distribution channels with the highest commissions, the maximum commissions payable would be $4,875,000, which would reduce the amount of cash available for the stockholder servicing fee to $15,700,000.
(2) The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase. Except as described herein, the stockholder servicing fee will accrue daily and be paid monthly in arrears and our dealer manager will reallow 100% of the stockholder servicing fee to the broker-dealer of record with respect to the Class T share that has entered a currently-effective selected dealer agreement or servicing agreement that provides for the payment to such broker-dealer of the stockholder servicing fee with respect to such Class T share, and such broker-dealer of record is in compliance with the applicable terms of such selected dealer agreement or servicing agreement related to such payment. The maximum amount of the stockholder servicing fee we expect to pay has been determined based on the following assumptions: (i) the gross offering price of our Class T shares in this primary offering remains constant at $[], (ii) 85% of the gross primary offering proceeds raised are from the sale of Class T shares, (iii) 4% of the proceeds raised in this primary offering are from the sale of Class A shares through distribution channels that do not pay selling commissions of 6.5%, (iv) the stockholder servicing fee is paid for four years and not a reduced period as provided in the agreement between our dealer manager and the broker dealer of record in effect at the time the Class T share was first issued, and (v) none of the Class T shares purchased in this primary offering are redeemed and no extraordinary or other transaction affecting whether the share is outstanding occurs prior to the four year anniversary of the issuance of the T share.
(3) These fees will consist primarily of reimbursements for attendance and sponsorship fees payable to participating broker‑dealers hosting a retail seminar and the travel, meals and lodging costs of representatives of participating broker‑dealers to attend bona fide training and education meetings hosted by us.

(4) Other than wholesaling compensation expenses noted in footnote 5 below which are solely the responsibility of the dealer manager and its affiliates, we or our advisor reimburse KBS Capital Markets Group or its affiliates for these expenses other than wholesaling compensation expenses noted in footnote 5 below. In some cases, these payments serve to reimburse our dealer manager for amounts it has paid to participating broker‑dealers for the items noted. Our advisor and its affiliates have agreed to reimburse us at the termination of this primary offering to the extent that organization and other offering expenses borne by us in connection with this primary offering, regardless of when incurred, exceed 1.0% of gross primary offering proceeds. Our advisor and its affiliates will be responsible for the payment of such organization and other offering expenses related to this primary offering to the extent they exceed 1.0% of gross primary offering proceeds.
(5) These fees will consist primarily of (i) the travel, meals and lodging costs incurred by registered persons associated with our dealer manager to attend (a) retail conferences sponsored by participating broker‑dealers, other meetings with participating broker‑dealers and industry conferences, and (b) bona fide training and education meetings hosted by us, (ii) wholesaling compensation expenses (which expenses we are not reimbursing our dealer manager), and (iii) reimbursement of the portion of a dual employee’s salary paid by KBS Capital Markets Group attributable to time spent planning and coordinating bona fide training and education meetings on our behalf.
Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the stockholder servicing fee, may not exceed 10% of the gross offering proceeds from the primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.
We or our advisor will pay directly or reimburse our dealer manager for all items of underwriting compensation discussed in this prospectus for this primary offering, as amended and supplemented, to the extent that this prospectus, as amended and supplemented, indicates such items will be paid by us or our advisor. We or our advisor also pay directly or reimburse our dealer manager for bona fide invoiced due diligence expenses of broker-dealers. We estimate these expenses will be approximately $400,000. However, no reimbursements made by us to our advisor or our dealer manager may cause total organization and offering expenses incurred by us (including selling commissions, dealer manager fees, the stockholder servicing fee and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from the primary offering and the dividend reinvestment plan offering as of the date of reimbursement. We also pay organization and other offering expenses directly. At the termination of this primary offering, our advisor and its affiliates will reimburse us to the extent that the organization and other offering expenses (which exclude selling commissions, dealer manager fees and stockholder servicing fees) paid directly or reimbursed by us in connection with this primary offering exceed, regardless of when incurred, 1.0% of gross primary offering proceeds. Our advisor and its affiliates will be responsible for all organization and other offering expenses related to this primary offering to the extent they exceed 1.0% of gross primary offering proceeds as of the termination of this primary offering. Prior to the termination of this primary offering, at which time our advisor will reimburse us as described above, we will be responsible for the payment of all organization and other offering expenses we incur directly and the reimbursement of organization and other offering expenses our advisor and dealer manager incur on our behalf in connection with this offering subject to the 15% limit on reimbursements discussed above.
Upon the fourth anniversary of the issuance of the last Class T share sold in this primary offering, to the extent that total underwriting compensation for this primary offering is less than 10% of the gross offering proceeds of this primary offering, KBS Capital Markets Group may establish a bonus pool program for employees that participated in this offering and certain other employees that provided substantial stockholder services to our stockholders. The amount of funds available for any such bonus pool would be specifically limited to an amount that would not cause total underwriting compensation in the primary offering to exceed 10% of gross offering proceeds of this primary offering. The bonus pool would be funded by our sponsor, most likely from advisory fees payable to KBS Capital Advisors under the advisory agreement, although the exact source of funds has not been determined.
To the extent permitted by law and our charter, we will indemnify the participating broker‑dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management-Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”
Our dealer manager has agreed to sell up to 5% of the shares offered in this primary offering, in either class, to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares of either class to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one‑year lock‑up agreements with respect to the purchased shares. Under the “friends and family program” we will sell Class A shares at a 6.5% discount (e.g. at $[] per share based on the primary offering price of $[] per share) and Class T shares at a 3.0% discount (e.g. at $[] per share based on the primary offering price of $[] per share), reflecting that selling commissions will not be paid in connection with such purchases. The net proceeds to us from the sales of Class A shares and Class T shares made net of commissions will be the same as the net proceeds we receive from other sales of Class A shares and Class T shares, respectively.
We may sell shares of either class to participating broker‑dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a 6.5% discount for Class A shares or a 3.0% discount for Class T shares (e.g. at $[] or $[]) per share for the Class A and Class T shares, respectively, based on the primary offering price of $[] and $[], respectively), reflecting that selling commissions will not be paid in connection with such purchases in consideration of the services rendered by such broker‑dealers and representatives in this offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother‑ or father‑in‑law, son‑ or daughter‑in law or brother‑ or sister‑in‑law. The net proceeds to us from the sales of Class A shares and Class T shares, respectively, will be the same as the net proceeds we receive from other sales of Class A shares and Class T shares, respectively.
We are offering volume discounts to investors who purchase $1,000,001 or more of either class of shares of our common stock in this primary offering. The net proceeds to us from a sale of shares eligible for a volume discount will be the same, but the selling commissions and, in some cases, the dealer manager fees we pay will be reduced. The stockholder servicing fee with respect to any purchases made at a discount will be calculated based on the undiscounted purchase price. Because our dealer manager will reallow all selling commissions and may reallow a portion of the dealer manager fee as a marketing fee, the amount of commissions participating broker‑dealers receive for such sales of shares will be reduced as may the amount of the marketing fee.
The following table shows the discounted price per share and the reduced selling commissions and dealer manager fee payable for volume sales of our Class A shares based on the primary offering price of $[] per share.

Volume Discount Table for Class A Shares
Dollar Volume Class A Shares Purchased			Sales Commissions (Based on $[] Price Per Share)	Dealer Manager Fee (Based on $[] Price Per Share)	Price Per Share to Investor
$0	to	$1,000,000	6.5%	2.0%	[]
$1,000,001	to	$2,000,000	5.5%	2.0%	[]
$2,000,001	to	$3,000,000	4.5%	2.0%	[]
$3,000,001	to	$4,000,000	3.5%	1.5%	[]
$4,000,001	to	$10,000,000	2.0%	1.5%	[]
$10,000,001	and above		1.0%	1.0%	[]
We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $[]. For example, a purchase of 250,000 Class A shares in a single transaction would result in a purchase price of $[] ($[] per share), selling commissions of $[] and dealer manager fees of $[].
If an investor purchases $3,000,001 or more of Class A shares in this primary offering through a distribution channel under which selling commissions are not paid, we will apply the reduced dealer manager fee available as set forth in the table below. The following table shows the discounted price per Class A share and the reduced dealer manager fee payable for volume sales of our shares sold net of selling commissions.

Volume Discount Table for Purchases of Class A Shares Made Net of Selling Commissions
Dollar Volume Class A Shares Purchased			Dealer Manager Fee (Based on $[] Price Per Class A Share)	Price Per Class A Share to Investor*
$3,000,001	to	$10,000,000	1.5%	[]
$10,000,001	and above		1.0%	[]
________________________
*Price per Class A share to investor assumes a purchase price of $[]; the dealer manager fee is calculated based on the $[] purchase price.

The following table shows the discounted price per share and the reduced selling commissions and dealer manager fee payable for volume sales of our Class T shares based on the primary offering price of $[] per share.

Volume Discount Table for Class T Shares
Dollar Volume of Class T Shares Purchased			Sales Commissions (Based on $[] Price Per Share)	Dealer Manager Fee (Based on $[] Price Per Share)	Price Per Share to Investor
$0	to	$1,000,000	3.0%	2.0%	[]
$1,000,001	to	$2,000,000	2.0%	2.0%	[]
$2,000,001	to	$3,000,000	1.5%	2.0%	[]
$3,000,001	to	$4,000,000	1.0%	1.5%	[]
$4,000,001	to	$5,000,000	0.5%	1.5%	[]
$5,000,001	to	$10,000,000	0.0%	1.0%	[]*
$10,000,001	and above		0.0%	1.0%**	[]**
________________________
*With respect to Class T shares sold at $[] per share pursuant to the table above, our advisor will reimburse us $[] per share for estimated organization and offering expenses with respect to the sale of such shares, such that the only organization and offering expenses borne by us with respect to the sale of such shares will be the 1.0% dealer manager fee set forth above and the stockholder servicing fee.
**With respect to Class T Shares sold at $[] per share pursuant to the table above, our advisor will (i) reimburse us $[] per share for estimated organization and offering expenses with respect to the sale of such shares, and (ii) pay us a 1.0% dealer manager fee based on a $[] undiscounted price per share, or $[] per share, which we will remit to our dealer manager. As a result of such reimbursements and payments, the only organization and offering expenses borne by us with respect to the sale of such shares will be the stockholder servicing fee.
We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $[]. For example, a purchase of 250,000 Class T shares in a single transaction would result in a purchase price of $[] ($[] per share), selling commissions of $[] and dealer manager fees of $[].
To qualify for a volume discount as a result of multiple purchases of our Class A or Class T shares, a stockholder must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if a stockholder fails to mark the “Additional Investment” space. Once a stockholder qualifies for a volume discount, such stockholder will be eligible to receive the benefit of such discount for subsequent purchases of shares in this primary offering. If a subsequent purchase entitles an investor to an increased reduction in sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments.
For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, purchases by an individual investor and his or her spouse living in the same household may also be combined as a “single purchaser” for purposes of determining the applicable volume discount.
In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.
Shares purchased through our dividend reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify an investor for the different discount levels.
Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed for combined purchases by an individual investor and his or her spouse living in the same household.

Subscription Procedures
To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific class and number of shares and pay for the shares at the time of your subscription. Unless you are a Benefit Plan investor subscribing to purchase Class T shares, you should make your check payable to “KBS Strategic Opportunity REIT II, Inc.” Benefit Plan investors subscribing to purchase Class T shares should follow the instructions below under “-Special Notice to Benefit Plan Investors.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.
You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.
Investors who desire to purchase Class A or Class T shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Alabama, Kansas and Ohio investors are not eligible to participate in the automatic investment program. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We will pay dealer manager fees, selling commissions and the stockholder servicing fee in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this primary offering outside of the automatic investment program. If a stockholder elects to participate in both the automatic investment program and our dividend reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to our dividend reinvestment plan. For a discussion of our dividend reinvestment plan, see “Description of Shares-Dividend Reinvestment Plan.”
You will receive a confirmation of your purchases under the automatic investment program monthly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.
To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “- Compensation of Dealer Manager and Participating Broker-Dealers.”
You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.
Suitability Standards
Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

◦	the fundamental risks of the investment;

◦	the risk that you may lose your entire investment;

◦	the lack of liquidity of our shares;

◦	the restrictions on transferability of our shares; and

◦	the tax consequences of your investment.
Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.
Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.
Minimum Purchase Requirements
You must generally initially invest at least $4,000 in our shares to be eligible to participate in this offering. If you have satisfied the applicable minimum purchase requirement either in this offering or through an investment in our initial public offering, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.
If you own the minimum investment in shares (400 shares) in KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS Growth & Income REIT or any future public KBS-sponsored program, you may invest less than the minimum amount set forth above, but in no event less than $100. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.
Notwithstanding the above, if you are investing distributions from a KBS-sponsored public program and you own the minimum investment in shares from a KBS-sponsored public program, then there is no minimum investment in our shares.
Unless you are transferring all of your shares of common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.
Investments by Qualified Accounts
Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

Investments through IRA Accounts
If you would like to purchase shares through an IRA account, Equity Trust Company (with respect to our Class A shares), NuView IRA, and Community National Bank have agreed to act as IRA custodians for purchasers of our common stock as described below; however, we do not require that you use these IRA custodians.
If you would like to establish a new IRA account with Equity Trust Company for an investment in our shares, we will pay the fees related to the establishment of the investor account with Equity Trust Company. Investors will be responsible for the annual IRA maintenance fees in addition to other transactional fees that may be charged by Equity Trust Company, including the first year annual maintenance fees.
If you would like to establish a new IRA account with NuView IRA for an investment in our shares, we will pay the first year annual account fee. After we pay the first year annual account fee, investors will be responsible for the annual account fees charged by NuView IRA at the anniversary date of the opening of the account, as well as all other fees related to the account charged by NuView IRA.
If you would like to establish a new IRA account with Community National Bank for an investment in our shares, we will pay the first calendar year base fee for investors that establish new accounts with Community National Bank. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by Community National Bank, charged at the beginning of each calendar year.
Further information about custodial services is available through your broker or through our dealer manager at www.kbs-cmg.com.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may utilize additional sales materials in connection with this offering, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	investor sales promotion brochures;

•	cover letters transmitting this prospectus;

•	brochures containing a summary description of this offering;

•	fact sheets describing the general nature of KBS Strategic Opportunity REIT II, Inc. and our investment objectives;

•	asset flyers describing our recent acquisitions or originations;

•	broker updates;

•	online investor presentations;

•	website material;

•	electronic media presentations;

•	client seminars and seminar advertisements and invitations; and

•	third-party industry-related article reprints
All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. All sales materials will comply with applicable state laws and federal regulations. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.
EXPERTS
[__], an independent third party real estate valuation firm, appraised each of the Appraised Properties. As further described in this prospectus, our advisor used the appraisal reports prepared by [__] to calculate and recommend an estimated NAV per share of our common stock.
LEGAL MATTERS
The validity of the shares of our common stock being offered hereby will be passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) will also review the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and will pass upon our qualification as a REIT for federal income tax purposes.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

APPENDIX A
FORM OF

Investor Instructions

KBS Strategic Opportunity REIT II

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. SUBSCRIPTION AMOUNT

PLEASE NOTE: Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

This subscription agreement is for Class A and Class T shares. Please consult with your financial advisor regarding the account type and commissions structure of your investment and indicate the class of shares in which you want to invest and the subscription amount. Class T shares are not available for purchases through Registered Investment Advisors (RIA). The prospectus of KBS Strategic Opportunity REIT II, Inc., as amended and supplemented as of the date hereof (the "Prospectus"), contains information regarding the different share classes.

A minimum initial investment of $4,000 is required. All investments in KBS - sponsored REIT products count towards the $4,000 minimum. This does not affect the suitability standards applicable to investors in this offering. In no event shall any investment be less than $100. You should make your check payable to "KBS Strategic Opportunity REIT II, Inc."

2. ACCOUNT TYPE

Please check the appropriate box to indicate the account type of the subscription and provide the requested documents, if applicable.

3. ACCOUNT INFORMATION

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address(es), telephone number(s), and dates(s) of birth of the registered owner(s) of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 7, you are certifying that the taxpayer identification number or social security number you have provided in Section 3 of the Subscription Agreement is correct.

Please print the exact name(s) in which the shares of KBS Strategic Opportunity REIT II, Inc. to be acquired are to be registered. Include the trust/entity name, if applicable. If the account is an Individual Retirement Account ("IRA") or custodial held account, include the names and taxpayer identification numbers of both the investor and the custodian or administrator.

You may elect to have your account documents, such as investor and proxy statements, tax forms, annual reports and other investor communications made available to you electronically, by signing in this section. If you elect this option, you: (i) must provide a valid e-mail address in Section 3 of the Subscription Agreement; (ii) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (iii) understand you may incur certain costs associated with downloading and printing investor documents; and (iv) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. KBS Strategic Opportunity REIT II, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at www.kbsreits.com and logging into the site using the "Investor Login" option or by contacting KBS Strategic Opportunity REIT II, Inc. at (866) 584-1381, option 2.

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4. CUSTODIAN/THIRD PARTY ADMINISTRATOR INFORMATION

Complete Section 4 if the registered owner of the investment will be a Custodian Plan. The Custodian/Administrator of the plan must sign page four of the Subscription Agreement.

5. DISTRIBUTION INFORMATION

PLEASE NOTE: If you elect to participate in the Dividend Reinvestment Plan, the company requests that if at any time you fail to meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify KBS Strategic Opportunity REIT II, Inc. in writing of that fact.

Complete Section 5 to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit into your checking or savings account (not available for brokerage accounts), you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Dividend Reinvestment Plan. You must indicate the percentage of your distribution to be applied to each option selected and the sum of the allocations must equal 100%. If you do not complete Section 5, distributions will be paid to the registered owner at the address in Section 3, or for custodial held accounts, to the address listed in Section 4 of the Subscription Agreement. Custodial account distributions to a third party require custodian approval.

6. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

PLEASE NOTE: The Broker-Dealer or Registered Investment Adviser must complete Section 6 of the Subscription Agreement. To be listed as agent/firm of record, a selling agreement must be executed between KBS Capital Markets Group and the broker dealer/ RIA. All fields are mandatory.

7. SUBSCRIBER SIGNATURES

Please separately initial each of the representations in paragraphs (a) through (e) of Section 7. If you are a resident of Alabama, California, Iowa, Kansas or Maine, Kentucky, Massachusetts, Nebraska, New Jersey, North Dakota or Ohio, you must initial paragraph (f), (g), (h), (i), (j), (k), (l), (m), (n) or (o) of Section 7, respectively. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards that are imposed by the state of your primary residence.

By signing the Subscription Agreement, you agree to provide the information in Section 7 and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to open your account.

KBS Strategic Opportunity REIT II – Investor Instructions

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8. FINANCIAL REPRESENTATIVE SIGNATURES

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must sign Section 8 to complete the subscription.

Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she has:

- reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;
- discussed the investor's prospective purchase of shares with such investor;
- advised the investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on the transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;
- delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- reasonable grounds to believe that the investor is purchasing these shares for the account referenced in Section 3; and
- reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, such investor meets the suitability standards applicable to the investor set forth in the Prospectus and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor's legal residence in Section 3 of the Subscription Agreement; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	*Overnight Delivery*
KBS Strategic Opportunity REIT II, Inc. c/o DST Systems, Inc. PO Box 219015 Kansas City, MO 64121-9015	**KBS Strategic Opportunity REIT II, Inc.** c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105
(866) 584-1381, option 2	
Payments may be wired to: *(Subscription Agreements may be faxed or sent to the address above.)*	
UMB Bank, N.A. ABA# 101000695 1010 Grand, 4th Floor Mail stop: 1020409 Kansas City, MO 64106	**Account name:** KBS Capital Advisors LLC, as Trustee for KBS Strategic Opportunity REIT II, Inc. **Account #: 9871737705**

KBS Strategic Opportunity REIT II – Investor Instructions

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FORM OF

Subscription Agreement

KBS Strategic Opportunity REIT II

1. SUBSCRIPTION AMOUNT

This subscription agreement is for Class A and Class T shares. Please consult with your financial advisor regarding the account type and commissions structure of your investment and indicate the class of shares in which you want to invest and the subscription amount. The prospectus of KBS Strategic Opportunity REIT II, Inc., as amended and supplemented as of the date hereof (the "Prospectus"), contains information regarding the different share classes.

State of Sale: ______

☐ *Purchase Qualifies for Volume Discount.*

☐ *Shares are being purchased net of commissions.*

Amount of Subscription:

☐ Class A shares: *(Fund 3867)* ______

☐ Class T shares: *(Fund 5870)* ______

Class T shares are not for sale by RIAs.

** Minimum investment is $4,000.*

** Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.*

2. ACCOUNT TYPE (Check **ONE** box only)

☐ Individual *(If applicable, attach TOD form)*

☐ Joint Tenant[1] *(If applicable, attach TOD form)*

☐ Tenants in Common[1]

☐ Community Property[1]

☐ UGMA: State of ______

☐ UTMA: State of ______

☐ Trust[2,3]

☐ S-Corporation[2]

☐ C-Corporation[2]

☐ Partnership[2]

☐ Pension Plan[2]

☐ Profit Sharing Plan[2]

☐ KEOGH Plan[2]

☐ Other[2] ______

☐ 401K

☐ Traditional (Individual) IRA

☐ Simple IRA

☐ SEP IRA

☐ ROTH IRA

☐ Beneficial IRA as Beneficiary for: ______

(Name of Deceased Owner)

(1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution) which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents. You may request a copy of this form by calling (866) 584-1381, option 2.

3. ACCOUNT INFORMATION (SSN OR TIN REQUIRED)

SAMPLE

Investor/Trustee 1 Name ______

SSN/TIN ______ DOB ______

Investor/Trustee 2 Name ______

SSN/TIN ______ DOB ______

Please complete if registration of shares is different than above:

Account Registration ______

Taxable ID ______

Legal Address ______ City ______

______ State ______ Zip Code ______

Mailing Address ______ City ______

(If same as above, please write "same") ______ State ______ Zip Code ______

Phone *(Day)* ______

Phone *(Evening)* ______

E-mail ______

☐ Check here if you are subject to backup withholding

Please attach a copy of the withholding notice.

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country ______

A U.S. Social Security number or Taxpayer Identification Number is required for all entities and authorized signers to open an account. Nonresident Aliens must supply a completed and signed original IRS Form W-8BEN.

Sign here if you would like to receive investor communications electronically

Electronic delivery of investor communications is optional.

______ ______

Signature of Investor *Date*

Your signature above authorizes KBS Strategic Opportunity REIT II, Inc. to make certain investor communications available on its website at www.kbsreits.com and notify you via e-mail when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other investor communications. By electing electronic delivery, you: (i) agree that you have provided a valid e-mail address in this Section 3; (ii) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (iii) understand you may incur certain costs associated with downloading and printing investor documents; and (iv) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. KBS Strategic Opportunity REIT II, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at www.kbsreits.com, and logging into the site using the "Investor Login" option or by contacting KBS Strategic Opportunity REIT II, Inc. at (866) 584-1381, option 2.

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4. CUSTODIAN/THIRD PARTY ADMINISTRATOR INFORMATION

Custodian/Administrator Name

Custodian/Administrator Address 1

Custodian/Administrator Address 2

Custodian/Administrator City State Zip Code

Custodian/Administrator Phone No.

Custodian/Administrator Tax ID

Investor's Account No. with Custodian/Administrator

By executing this Subscription Agreement, the Custodian/Administrator certifies to the Company that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in section 3 of this Subscription Agreement (the "Beneficial Owner"). The Custodian/Administrator agrees to notify the Company promptly, but in any event within 30 days of any change in the names of the Beneficial Owner or the number of shares for which the Custodian/Administrator holds shares. The Custodian/Administrator confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian/Administrator to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders shall not be effective until after the holding of such annual or special meeting of stockholders of the Company). Each Beneficial Owner (and not the Custodian/Administrator) will then be deemed the holder of record for the shares of common stock for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders.

5. DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations **must** equal 100%. Without custodial approval, cash distributions will be paid directly to the custodian for all custodial accounts.

% of distribution

☐ I prefer to participate in the Dividend Reinvestment Plan, as described in the Prospectus. . . . .

☐ Send distributions via check to investor's home address (not available without custodial approval, if applicable) . . . . . .

☐ Send distributions via check to alternate payee listed below (not available without custodial approval, if applicable) . . .

Name

Address

City State Zip Code

Account No.

☐ **Direct Deposit** *(Attach Voided Check)* I authorize KBS Strategic Opportunity REIT II, Inc., or its agent *(collectively, "KBS")* to deposit my distributions in the checking or savings *(not available for brokerage accounts)* account identified below. This authority will remain in force until I notify KBS in writing to cancel it. In the event that KBS deposits funds erroneously into my account, KBS is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit *(not available without custodial approval, if applicable)*. . . . .

% of distribution

Financial Institution Name ☐ Checking ☐ Savings

ABA/Routing No. Account No.

6. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Selling Agreement must be executed with KBS Capital Markets Group to be listed as agent/firm of record.

Broker-Dealer Name

Representative Name Rep. No.

Representative's Company Name Branch ID

Representative's Address

Rep's City State Zip Code

Rep's Phone No. Fax No.

Rep's E-mail Address

REGISTERED INVESTMENT ADVISER (RIA): *All sales of shares of common stock must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.*

Continued on next page

KBS Strategic Opportunity REIT II – Subscription Agreement

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SAMPLE

STOCKHOLDER SERVICING FEE: *The Broker-Dealer named in this Section 6 has agreed to comply with the requirements listed below, which include providing certain stockholder and account maintenance services, in order to receive the stockholder servicing fee described in the Prospectus in connection with any Class T shares purchased in the primary offering pursuant to this Subscription Agreement:*

- *Maintain all licenses with FINRA necessary to carry on the activities required by the Broker-Dealer's Selling Agreement with KBS Capital Markets Group;*
- *Offer to meet with the holder of the Class T shares no less than annually to provide overall guidance on the holder's investment in KBS Strategic Opportunity REIT II, Inc., including mechanics of KBS Strategic Opportunity REIT II, Inc.'s Dividend Reinvestment Plan or share redemption plan or a tender offer, or to answer questions about the account statement or valuations; and*
- *Discuss with the holder of the Class T shares upon such holder's request any questions related to the holder's investment in KBS Strategic Opportunity REIT II, Inc.*

7. SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. **NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.**

Please separately initial each of the representations below, if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. For the purposes of this Section 7, net worth in all cases should be calculated excluding the value of an investor's home, home furnishings and automobiles and liquid net worth is defined as that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable investments. In order to induce KBS Strategic Opportunity REIT II, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

	Owner *Initials*	Joint Owner *Initials*
(a) I have received the final Prospectus of KBS Strategic Opportunity REIT II, Inc., as amended and supplemented as of the date hereof, at least five business days before signing this Subscription Agreement..		
(b) I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth under "Suitability Standards" in the Prospectus.		
(c) I acknowledge that this is a long term investment and there is no public market for the shares purchased. Thus, my investment in these shares is not liquid.		
(d) I am purchasing the shares for the account referenced in this Subscription Agreement		
(e) I acknowledge I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing this Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.		
(f) If I am an Alabama resident, I acknowledge that I have a liquid net worth of at least ten times my investment in KBS Strategic Opportunity REIT II, Inc. and its affiliates.		
(g) If I am a California resident, I acknowledge that I have (i) either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $150,000, and (ii) a net worth of at least 10 times my investment in KBS Strategic Opportunity REIT II, Inc.		
(h) If I am an Iowa resident, I acknowledge that I have (i) either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $100,000, and (ii) a liquid net worth of at least ten times my investment in KBS Strategic Opportunity REIT II, Inc. and its affiliates.		
(i) If I am a Kansas or Maine resident, I acknowledge it is recommended by the office of the Kansas Securities Commissioner and the Maine Office of Securities that Kansas and Maine investors, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments		
(j) If I am a Kentucky resident, I acknowledge that I have a liquid net worth of at least 10 times my investment in KBS Strategic Opportunity REIT II, Inc. and other same-sponsored non-publicly traded real estate investment trusts. . .		
(k) If I am a Massachusetts resident, I acknowledge that I have (i) either (a) a net worth of at least $300,000 or (b) a gross annual income of at least $90,000 and a net worth of at least $90,000, and (ii) a liquid net worth of at least 10 times my investment in KBS Strategic Opportunity REIT II, Inc. and other illiquid direct participation programs. . . .		
(l) If I am a Nebraska resident, I acknowledge that I have a net worth of at least ten times the amount of my aggregate investment in KBS Strategic Opportunity REIT II, Inc. and securities of other non-publicly traded real estate investment trusts.		
(m) If I am a New Jersey resident, I acknowledge that I have (i) either (a) a liquid net worth of $350,000 or (b) a minimum gross annual income of not less than $85,000 and a minimum liquid net worth of at least $100,000, and (ii) a liquid net worth of at least ten times my investment in KBS Strategic Opportunity REIT II, Inc., its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).		
(n) If I am a North Dakota resident, I acknowledge that I have a net worth of at least ten times my investment in KBS Strategic Opportunity REIT II, Inc.		
(o) If I am an Ohio resident, I acknowledge that I have a liquid net worth of at least ten times my investment in KBS Strategic Opportunity REIT II, Inc., its affiliates, and any other non-traded real estate investment programs. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		

SAMPLE

KBS Strategic Opportunity REIT II – Subscription Agreement
Continued on next page

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7. SUBSCRIBER SIGNATURES (CONTINUED)

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If custodial held account, Administrator or Custodian must sign.

SIGN HERE		SIGN HERE	
Signature of Investor	*Date*	*Signature of Joint Investor or, for Custodial Held Accounts, of Custodian or Administrator*	*Date*

Investors will receive confirmations of their purchases upon acceptance of their subscriptions.

8. FINANCIAL REPRESENTATIVE SIGNATURES

The investor's financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully offer and sell the shares of common stock in the state where the sale was made and in the state designated as the investor's legal residence. The financial advisor agrees to maintain records of the information used to determine that an investment in the shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified in this Subscription Agreement are true, correct and complete in all respects; (ii) discussed such investor's prospective purchase of shares with such investor; (iii) advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on the transfer of the shares and the risk that the investor could lose his or her entire investment in the shares; (iv) delivered to such investor the Prospectus required to be delivered in connection with this subscription; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I understand this Subscription Agreement is for KBS Strategic Opportunity REIT II, Inc.

Signature of Financial Representative	*Date*	*Branch Manager Signature (if required by Broker/Dealer)*	*Date*

SAMPLE

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail		*Overnight Delivery*
KBS Strategic Opportunity REIT II, Inc. c/o DST Systems, Inc. PO Box 219015 Kansas City, MO 64121-9015	**(866) 584-1381, option 2**	**KBS Strategic Opportunity REIT II, Inc.** c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105

Payments may be wired to: *(Subscription Agreements may be faxed or sent to the address above.)*

UMB Bank, N.A. ABA# 101000695 1010 Grand, 4th Floor Mail stop: 1020409 Kansas City, MO 64106	**Account name:** KBS Capital Advisors LLC, as Trustee for KBS Strategic Opportunity REIT II, Inc. **Account #: 9871737705**

DOCUMENT FAX ACCEPTABLE - FAX FORM TO (877) 805-1116

07/16 KBS Strategic Opportunity REIT II – Subscription Agreement 7102-C

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APPENDIX B
FORM OF
FIFTH AMENDED AND RESTATED
DIVIDEND REINVESTMENT PLAN
Adopted [], 2017
KBS Strategic Opportunity REIT II, Inc., a Maryland corporation (the “Company”), has adopted a Fourth Amended and Restated Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter, as amended and supplemented, unless otherwise defined herein.
1.Amount of Shares Issuable. Up to an aggregate of $125,000,000 of shares in any combination of Class A and Class T Common Stock (the “Shares”) is authorized for issuance under the DRP.
2.Participants. “Participants” are holders of the Company’s shares of any class of Common Stock who elect to participate in the DRP regardless of the offering in which such Participant acquired their shares.
3.Dividend Reinvestment. Exclusive of dividends and other distributions that the Company’s board of directors designates as ineligible for reinvestment through this DRP, the Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of any class of Common Stock to the purchase of additional Shares for such Participant. Purchases will be in the same class of Shares as the shares for which such Participant received the distributions that are being reinvested. The Company will not pay selling commissions or dealer manager fees on the Shares purchased in the DRP. No stockholder servicing fee will be paid with respect to Shares of Class T Common Stock purchased through this DRP; however, the stockholder servicing fee payable by the Company with respect to shares of Class T Common Stock purchased in a primary offering will be allocated to all shares of Class T Common Stock as a class expense. The stockholder servicing fee therefore will impact the distributions payable on all shares of Class T Common Stock and may impact the NAV of all shares of Class T Common Stock if the amount of the stockholder servicing fee payable on the shares of Class T Common Stock sold in a primary offering exceeds amounts available for distribution to holders of shares of Class A Common Stock.
4.Procedures for Participation. Qualifying stockholders may elect to become Participants or to increase participation in the DRP by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription agreement, enrollment form or other Company approved authorization form.
5.Purchase of Shares.

a.	[Shares will be purchased on the date that the Company makes a Distribution. Distributions will be paid upon the terms as authorized and declared by the Company’s board of directors.

b.
Until the Company announces an estimated net asset value per share, Participants will acquire Shares at a price per share equal to 95% of the then-current offering price for shares in the primary portion of the Company’s current offering (ignoring any discounts that may be available to certain categories of purchasers).

c.
Upon the Company’s announcement, whether in a separate mailing to stockholders, a public filing with the Securities and Exchange Commission (the “SEC”) or otherwise, that the Company has established an estimated net asset value per share, Participants will acquire the Shares at a price equal to the estimated net asset value per share, as estimated by the Company’s board of directors.

d.
Participants in the DRP may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to purchase Shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.] [NTD]

B-1

6.Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.
7.Share Certificates. The Shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.
8.Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all Shares, including fractional Shares, acquired by the Participant through the DRP.
9.Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting distributions, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.
10.Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least four business days prior to the payment of the Distribution. Notwithstanding the preceding sentence, if the Company announces, whether in a mailing to stockholders, a public filing with the SEC or otherwise, a new purchase price for Shares under the DRP, then a Participant shall have no less than two business days after the date of such announcement to notify the Company in writing of Participant’s termination of participation in the DRP and Participant’s termination will be effective for the next date Shares are purchased under the DRP. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.
11.Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason at any time upon ten days’ notice to the Participants. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to Participants.
12.Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.
13.Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-2

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Page
Suitability Standards	i
Prospectus Summary	1
Risk Factors	34
Cautionary Note Regarding Forward-Looking Statements	83
Estimated Use of Proceeds	84
Management	86
Management Compensation	100
Stock Ownership	111
Determination of Estimated Net Asset Value Per Share	112
Determination of Primary Offering Prices	119
Conflicts of Interest	120
Investment Objectives and Criteria	130
Federal Income Tax Considerations	144
ERISA Considerations	166
Description of Shares	170
The Operating Partnership Agreement	186
Plan of Distribution	189
Supplemental Sales Material	199
Experts	199
Legal Matters	199
Where You Can Find More Information	200
Appendix A – Form of Subscription Agreement with Instructions	A-1
Appendix B – Fourth Amended and Restated Dividend Reinvestment Plan	B-1

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” to read about risks you should consider before buying shares of our common stock.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Maximum Offering of $625,000,000 Shares of Common Stock

PROSPECTUS

KBS CAPITAL MARKETS GROUP LLC

KBS STRATEGIC OPPORTUNITY REIT II, INC.
SUPPLEMENT NO. 1 DATED [], 2017
TO THE PROSPECTUS DATED [], 2017

This document supplements, and should be read in conjunction with, the prospectus of KBS Strategic Opportunity REIT II, Inc. dated []. As used herein, the terms “we,” “our” and “us” refer to KBS Strategic Opportunity REIT II, Inc. and, as required by context, KBS Strategic Opportunity Limited Partnership II, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose prior performance information as of December 31, 2016.
PRIOR PERFORMANCE SUMMARY
In January 2006, our sponsors teamed to launch the initial public offering of their first public non-traded REIT, KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I. In April 2008, our sponsors launched KBS Real Estate Investment Trust II, Inc., which we refer to as KBS REIT II; in November 2009, our sponsors launched KBS Strategic Opportunity REIT, Inc., which we refer to as KBS Strategic Opportunity REIT; in March 2010, our sponsors, together with Legacy Partners Residential Realty LLC and certain of its affiliates, launched KBS Legacy Partners Apartment REIT, Inc., which we refer to as KBS Legacy Partners Apartment REIT; in October 2010, our sponsors launched KBS Real Estate Investment Trust III, which we refer to as KBS REIT III; and in June 2015, our sponsors launched KBS Growth & Income REIT, Inc., which we refer to as KBS Growth & Income REIT. As described below, KBS REIT I, KBS REIT II, and KBS Strategic Opportunity REIT each acquired a diverse portfolio of commercial properties and real estate-related investments. KBS REIT III has acquired a diverse portfolio that consists almost entirely of equity investments in core office properties. KBS Legacy Partners Apartment REIT acquired a portfolio of equity investments in high-quality apartment communities. KBS Growth & Income has acquired three office buildings. Our advisor, KBS Capital Advisors LLC, which we refer to as KBS Capital Advisors, is also the external advisor to KBS REIT I, KBS REIT II, KBS REIT III, KBS Growth & Income REIT, KBS Strategic Opportunity REIT, and KBS Legacy Partners Apartment REIT. Each of these programs is a publicly registered, non-traded REIT. In January 2013, KBS Capital Advisors registered as an investment adviser with the SEC.
Since 1992, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have partnered to acquire, manage, develop and sell high-quality U.S. commercial real estate assets as well as real estate-related investments on behalf of institutional investors. Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, investment advisors affiliated with Messrs. Bren and Schreiber have sponsored 14 private real estate programs that had raised over $2.8 billion of equity from institutional investors as of December 31, 2016. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors LLC, a nationally recognized real estate investment advisor. KBS Realty Advisors is registered as an investment adviser with the SEC. We refer to the investment advisors affiliated with Messrs. Bren and Schreiber as KBS-affiliated investment advisors.
Unless otherwise indicated, the information presented below represents the historical experience of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT, KBS REIT III and KBS Growth & Income REIT, including information regarding the most recent estimated value per share (if applicable) and share redemption program (if applicable) of each REIT, and the 10 KBS-sponsored private real estate programs as of the 10 years ended December 31, 2016.
By purchasing shares in this offering, you will not acquire any ownership interest in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate programs discussed. Further, the KBS-sponsored private programs discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT. We have omitted from this discussion information regarding the prior performance of entities for which an institutional investor engaged a KBS-affiliated investment advisor if the investor had the power to reject the real estate acquisitions proposed by the KBS-affiliated investment advisor. Such entities are not considered “programs” as that term is used in this supplement. Additional information regarding the prior performance of KBS-sponsored public programs is included in the Prior Performance tables in this supplement.

1

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with KBS-sponsored public programs, including a copy of the most recent Annual Report on Form 10‑K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10‑K. Many of the materials and reports prepared in connection with KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT are also available on their websites at www.kbsreit.com, www.kbsreitii.com, www.kbsreitiii.com, www.kbsstrategicopportunityreit.com, www.kbslegacyreit.com and www.kbsgireit.com. Neither the contents of those websites nor any of the materials or reports relating to KBS-sponsored public programs are incorporated by reference in or otherwise a part of this supplement. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and other information that KBS-sponsored public programs file electronically with the SEC.
KBS REIT I
On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. KBS REIT I ceased offering shares in its primary offering on May 30, 2008 and terminated its dividend reinvestment plan effective April 10, 2012. KBS REIT I accepted gross offering proceeds of $1.7 billion in its primary offering and accepted gross offering proceeds of $233.7 million from shares issued pursuant to its dividend reinvestment plan. As of December 31, 2016, KBS REIT I had approximately 40,700 stockholders. As of December 31, 2016, KBS REIT I had redeemed $97.4 million of shares, or 14,450,298 shares, under its share redemption program.
As of December 31, 2016, KBS REIT I owned or, with respect to a limited number of properties, held a leasehold interest in 90 real estate properties (of which 30 GKK Properties (defined below) were held for sale). As of December 31, 2016, KBS REIT I’s real estate portfolio held for investment was approximately 88% occupied (which excludes the 30 GKK Properties that were held for sale). In addition, as of December 31, 2016, KBS REIT I also owned three real estate loans receivable and a participation interest with respect to a real estate joint venture.
KBS REIT I had investment objectives similar to ours. Like ours, its primary investment objectives were to preserve and return investors’ capital contributions and realize growth in the value of its investments. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.
KBS REIT I acquired and manages a diverse portfolio of real estate and real estate-related assets. It sought to diversify its portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that would provide attractive and stable returns to its investors. In constructing its portfolio, KBS REIT I targeted approximately 70% core investments (which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover) and approximately 30% enhanced-return properties (which are higher-yield and higher-risk investments than core properties, such as properties with moderate vacancies or near-term lease rollovers, poorly managed and positioned properties, properties owned by distressed sellers and built-to-suit properties) and real estate-related investments, including mortgage loans, mezzanine debt, commercial mortgage-backed securities and other similar structured finance investments. With proceeds from its initial public offering and debt financing (as a percentage of its total investments), the purchase price of KBS REIT I’s real estate properties represented 65% of its portfolio and the purchase price of its real estate-related investments represented 35% of its portfolio.
As described in more detail below, after KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed when it restructured certain investments, took title to properties underlying investments in certain loans, sold or otherwise disposed of assets and received repayment of debt investments.
KBS REIT I used the net proceeds from its initial public offering and debt financing to purchase or fund $3.1 billion of real estate and real estate-related investments, including $34.5 million in acquisition fees and closing costs. KBS REIT I used the net proceeds from its initial public offering for the acquisition and origination of real estate properties and real estate-related assets in the amounts of $0.8 billion and $0.8 billion, respectively, and had debt financing on its real estate properties and real estate-related assets in the amounts of $1.2 billion and $0.3 billion, respectively, at acquisition.

2

With proceeds from its initial public offering and debt financing, as a percentage of the amount invested (based on purchase price), KBS REIT I invested in the following types of assets (including its investments through a consolidated joint venture): 35% in 22 office properties, 29% in 42 industrial properties and a master lease in another industrial property, 26% in interests in 12 mezzanine loans, 5% in interests in six mortgage loans, 2% in interests in two loans representing subordinated debt of a private REIT, 2% in two investments in securities directly or indirectly backed by commercial mortgage loans and 1% in interests in two B-notes. All of KBS REIT I’s real property investments were located within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT I’s investments in real properties were as follows (including its investments through a consolidated joint venture): 40% in 26 properties and a master lease in another property in the East; 30% in 22 properties in the South; 15% in nine properties in the West; and 15% in seven properties in the Midwest. All of the real properties purchased by KBS REIT I had prior owners and operators.
With respect to its historical real estate portfolio, KBS REIT I had disposed of 33 properties as of December 31, 2016 for approximately $834.4 million, net of closing costs. KBS REIT I originally intended to hold its core properties for four to seven years. Additionally, KBS REIT I has sold or otherwise terminated the leasehold interests in 633 GKK Properties for $1.632 billion, net of closing costs. The hold period of certain GKK Properties was affected by the underlying debt structure and related defeasance costs and prepayment penalties. KBS REIT I has also transferred 153 GKK Properties to the respective lenders of certain loans for which these properties served as security, in exchange for the release from the debt outstanding and other obligations related to these mortgage loans. See also the discussion of the KBS-New Leaf Joint Venture below. See Table V under “Prior Performance Tables” in this supplement.
The following summarizes asset sales, restructurings, pay-offs and discounted pay-offs of KBS REIT I’s investments in real estate loans receivable as of December 31, 2016:

•	One Madison Park Mezzanine Loan - The borrowers paid off the loan in full with an outstanding principal balance of $21.0 million, including a spread maintenance premium, in November 2007.

•
Arden Portfolio Mezzanine Loans -KBS REIT I released the borrowers from liability and received a preferred membership interest in a joint venture that owns the properties that had secured the loans (the “HSC Partners Joint Venture”).  KBS REIT I wrote-off its investment in this loan in July 2009. In June 2012, the HSC Partners Joint Venture redeemed KBS REIT I’s preferred membership interest in the joint venture in exchange for a settlement of $0.8 million. KBS REIT I acquired these loans in January 2008 for $144.0 million plus closing costs.

•
18301 Von Karman Loans - KBS REIT I foreclosed on the office property securing the loans in October 2009 and subsequently disposed of the property in June 2010 for $41.3 million. KBS REIT I acquired these loans in June 2008 for $61.9 million plus closing costs.

•
Tribeca Loans - KBS REIT I acquired these loans in 2006 and 2007 for an aggregate purchase price including additional principal funded and net of principal repayments subsequent to acquisition of $57.0 million plus closing costs. KBS REIT I foreclosed on the Tribeca Building, which secured loans, in February 2010 and acquired the remaining unsold units of the Tribeca Building consisting of 27 residential units, 2 commercial retail units and parking spaces and assumed the project liabilities including $39.2 million of mortgage debt and $13.3 million of other liabilities. As of December 31, 2015, KBS REIT I had sold all 27 residential units, both commercial retail units and the parking spaces for an aggregate sales price of $106.2 million.

•	55 East Monroe Mezzanine Loan Origination - The borrower paid off the loan in full with an outstanding principal balance of $55.0 million in September 2010 at maturity.

•
200 Professional Drive Loan Origination - KBS REIT I foreclosed on the property securing the loan and received $4.1 million upon the sale of the property in December 2010. In July 2007, KBS REIT I originated this loan and funded an aggregate of $9.3 million of principal to the borrower.

•	Artisan Multifamily Portfolio Mezzanine Loan - KBS REIT I wrote-off this investment in January 2011. KBS REIT I acquired this loan in December 2007 for $15.9 million plus closing costs.

•	2600 Michelson Mezzanine Loan - KBS REIT I sold the loan at a discount in June 2011 and received $52,000 upon the sale. KBS REIT I acquired this loan in June 2008 for $8.5 million plus closing costs.

•
GKK Mezzanine Loans - In May 2011, the borrower (the “GKK Borrower”) under the GKK Mezzanine Loan (defined below) defaulted on its payment obligations and, as a result, on September 1, 2011, KBS REIT I entered into a settlement agreement (the “Settlement Agreement”) with the GKK Borrower pursuant to which the GKK Borrower transferred all of its interest in certain real estate properties (the “GKK Properties”) which indirectly secured the GKK Mezzanine Loan, and the mortgage debt related to the GKK Properties, to KBS REIT I in satisfaction of its obligations. KBS REIT I acquired these loans in August 2008 for $496.0 million plus closing costs.

•
San Antonio Business Park Mortgage Loan - KBS REIT I sold the loan to an unaffiliated buyer for $26.0 million in December 2011. KBS REIT I acquired this loan in March 2008 for $23.8 million plus closing costs.

3

•
Park Central Mezzanine Loan - KBS REIT I released the borrower under the loan from all outstanding debt and liabilities under a discounted payoff agreement at a discounted amount of $7.3 million in December 2011. KBS REIT I acquired its portion of this loan in March 2007 for $15.0 million plus closing costs.

•	Petra Subordinated Debt Tranche A and B - KBS REIT I wrote-off this investment in March 2012. KBS REIT I acquired these loans in October 2007 for $50.0 million plus closing costs.

•
11 South LaSalle Loan - KBS REIT I sold the loan to an unaffiliated buyer for $17.0 million in March 2012. KBS originated this loan in August 2007 and funded $38.8 million of principal to the borrower.

•
Sandmar Mezzanine Loan - As of December 31, 2016, KBS REIT I recorded an asset-specific loan loss reserve to reduce the carrying value of this investment to $0. KBS REIT I acquired this loan in January 2007 for $8.0 million plus closing costs. Subsequent to December 31, 2016, the borrower defaulted on the Sandmar Mezzanine Loan.

•
Lawrence Village Plaza Loan - On September 1, 2015, the Lawrence Village Plaza Loan Origination matured without repayment. On May 13, 2016, KBS REIT I received a deed-in-lieu of foreclosure in full satisfaction of all amounts due to it under its investment in the Lawrence Village Plaza Loan Origination and received title to the collateral that secured the loan.

KBS REIT I’s primary public offering was subject to certain up-front commissions, fees and expenses similar to those associated with this offering and KBS REIT I had and has certain fee arrangements with KBS affiliates structured similarly to ours. For more information regarding the fees paid to KBS affiliates by KBS REIT I, see Table II under “Prior Performance Tables” in this supplement.
The disruptions in the financial markets from 2008 to 2011 adversely affected the fair values and recoverability of certain of KBS REIT I’s investments. KBS REIT I disclosed fair values below its book values for certain assets in its financial statements and recognized impairments related to certain assets.
KBS REIT I recognized an other-than-temporary impairment related to its real estate securities of $50.1 million during the year ended December 31, 2008 and a $5.1 million impairment related to its real estate securities during the year ended December 31, 2009. During the year ended December 31, 2009, KBS REIT I also reversed $14.8 million of the cumulative other-than-temporary impairment related to its real estate securities out of retained earnings. During the year ended December 31, 2012, KBS REIT I sold one of its real estate securities investments to an unaffiliated buyer for $46.7 million resulting in a gain of $25.5 million and wrote-off its investment in the other real estate securities.
Since inception, KBS REIT I invested approximately $1.1 billion in real estate-related loans. As of December 31, 2016, KBS REIT I had recorded $5.1 million of asset-specific loan loss reserves related to its investment in the Sandmar Mezzanine Loan. Over the last ten years, KBS REIT I also charged-off approximately $303.5 million of reserves for loan losses related to 13 of its real estate-related loan investments.
In August 2007, KBS REIT I entered a joint venture (the “KBS-New Leaf Joint Venture”) with New Leaf Industrial Partners Fund, L.P. to acquire a portfolio of industrial properties (the “National Industrial Portfolio”) for approximately $515.9 million plus closing costs. The National Industrial Portfolio consisted of 23 industrial properties and a master lease with respect to another industrial property. KBS REIT I had an 80% membership interest in the KBS-New Leaf Joint Venture and consolidated the joint venture in its financial statements. The mortgage and mezzanine loans with which the KBS-New Leaf Joint Venture financed a portion of its purchase of the National Industrial Portfolio (the “NIP Loans”) were to mature on December 31, 2011. However, due to a decline in the operating performance of the National Industrial Portfolio resulting from increased vacancies, lower rental rates and tenant bankruptcies, in addition to declines in market value across all real estate types in the period following the initial investment, it became unlikely that the KBS-New Leaf Joint Venture would be able to refinance or extend the NIP Loans upon their maturities. As a result, on December 28, 2011, the KBS-New Leaf Joint Venture entered into an agreement in lieu of foreclosure and related documents to transfer the National Industrial Portfolio properties to certain indirect wholly owned subsidiaries of the lender under the NIP Loans in full satisfaction of the debt outstanding under, and other obligations related to, the NIP Loans. As a result, KBS REIT I recorded a gain on extinguishment of debt of $115.5 million (including amounts for noncontrolling interest of approximately $24.2 million), which represents the difference between the carrying amount of the outstanding debt and other liabilities of approximately $446.1 million and the carrying value of the real estate properties and other assets of approximately $328.3 million, net of closing costs of $2.3 million, upon transfer of the properties (during the year ended December 31, 2010, KBS REIT I had recognized an impairment charge on real estate of $123.5 million with respect to 17 properties within the National Industrial Portfolio).
In addition, KBS REIT I had recorded real estate impairments of $387.4 million due to changes in cash flow estimates of certain properties. In the future, KBS REIT I may recognize material charges for impairment with respect to investments other than those described above or a different impairment charge for investments described above. Moreover, even if KBS REIT I does not recognize any material charge for impairment with respect to an asset, the fair value of the asset may have declined based on general economic conditions or other factors.

4

As of December 15, 2011, pursuant to the Settlement Agreement entered in September 2011 after the GKK Borrower defaulted on its payment obligations in May 2011, the GKK Borrower had transferred to KBS REIT I the equity interests in the indirect owners of, or holders of a leasehold interest, in approximately 867 properties, including 576 bank branch properties and 291 office buildings and operations centers. KBS REIT I also assumed approximately $1.5 billion of mortgage debt related to the GKK Properties. In consideration of the performance of the Settlement Agreement, KBS REIT I agreed to release the GKK Borrower from its obligations under KBS REIT I’s investment in a senior mezzanine loan with an original face amount of $500,000,000 (the “GKK Mezzanine Loan”) that KBS REIT I acquired in August 2008 for $496.0 million plus closing costs. KBS REIT I’s estimated fair values of the underlying GKK Properties and related current assets and liabilities was approximately $1.9 billion and supported the approximately $1.9 billion total of the combined outstanding mortgage loan balance encumbering the GKK Properties (including a portion of a mortgage loan secured by some of the GKK Properties which KBS REIT I owned), plus KBS REIT I’s carrying value of the GKK Mezzanine Loan and a portion of a junior mezzanine loan relating to the GKK Properties that KBS REIT I owned prior to KBS REIT I’s entry into the Settlement Agreement. KBS REIT I has sold or otherwise terminated the leasehold interests in 633 GKK Properties for $1.632 billion, net of closing costs. KBS REIT I has also transferred 153 GKK Properties to the respective lenders of certain loans for which these properties served as security, in exchange for the release from the debt outstanding and other obligations related to these mortgage loans.
Distributions
In order to manage its reduced cash flow from operations and to redirect available funds to reduce its debt, and as a result of the general impact of then-current economic conditions on rental rates, occupancy rates and property cash flows, in March 2012, KBS REIT I’s board of directors approved the suspension of monthly distribution payments. On December 5, 2013, KBS REIT I paid a special distribution in the amount of $0.3950 per share of common stock to stockholders of record as of the close of business on November 8, 2013. In October 2014 KBS REIT I began paying quarterly distributions in the amount of $0.025 per share of common stock to its stockholders of record based on a quarterly record date for each quarter, which KBS REIT I paid through December 31, 2016. KBS REIT I does not expect to pay regular quarterly distributions during its liquidation (discussed below). In addition, on December 7, 2015, KBS REIT I paid a special distribution in the amount of $0.25 per share of common stock to stockholders of record as of the close of business on December 1, 2015 (the “KBS REIT I Special Distribution”), which it funded with proceeds from the sales of real estate properties.
On January 27, 2017, the stockholders of KBS REIT I approved the sale of all of KBS REIT I’s assets and its dissolution pursuant to the terms of KBS REIT I’s plan of complete liquidation and dissolution (the “Plan of Liquidation”). Pursuant to the Plan of Liquidation, KBS REIT I expects to pay multiple liquidating distribution payments to its stockholders during the liquidation process and to pay the final liquidating distribution after it sells all of its assets, pays all of its known liabilities and provides for unknown liabilities. Pursuant to the Plan of Liquidation, on March 10, 2017, KBS REIT I’s board of directors authorized an initial liquidating distribution in the amount of $1.00 per share of common stock to KBS REIT I’s stockholders of record as of the close of business on March 21, 2017. The initial liquidating distribution was paid on March 24, 2017 and was funded from proceeds from asset sales. KBS REIT I can give no assurance regarding the amount or timing of liquidating distributions to be received by its stockholders.
Estimated Value Per Share: October 2016 and March 2017
On October 5, 2016, the board of directors of KBS REIT I approved an estimated value per share of KBS REIT I’s common stock of $3.65 based on the estimated value of KBS REIT I’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of June 30, 2016, except for certain items for which estimated values were adjusted subsequent to June 30, 2016. There were no other material changes between June 30, 2016 and October 7, 2016 that impacted the overall estimated value per share. KBS REIT I provided this estimated value per share to (i) assist KBS REIT I in calculating the range of estimated net proceeds from liquidation pursuant to the Plan of Liquidation, and (ii) assist broker-dealers that participated in KBS REIT I’s initial public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers (“NASD”) Conduct Rule 2340 as required by Financial Industry Regulatory Authority (“FINRA”). This valuation was performed in accordance with the provisions of and also to comply with Practice Guideline 2013-01, Valuations of Publicly Registered, Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Valuation Guidelines”).
As with any valuation methodology, the methodologies used were based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated value per share of KBS REIT I’s common stock, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT I’s assets less the fair value of its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of KBS REIT I’s assets and liabilities or the price at which KBS REIT I’s shares of common stock would trade on a national securities exchange. The estimated value per share does not reflect a discount for the fact that KBS REIT I is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values.

5

KBS REIT I’s estimated value per share takes into consideration any potential liability related to a subordinated participation in cash flows its advisor, KBS Capital Advisors, is entitled to upon meeting certain stockholder return thresholds in accordance with the advisory agreement between KBS REIT I and KBS Capital Advisors. For purposes of determining the estimated value per share, KBS Capital Advisors calculated the potential liability related to this incentive fee based on a hypothetical liquidation of the assets and liabilities at their estimated fair values, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would be no liability related to the subordinated participation in cash flows. As of October 5, 2016, KBS REIT I had no potentially dilutive securities outstanding that would impact the estimated value per share of its common stock.
The October 5, 2016 estimated value per share was based upon a calculation of the range in estimated value per share of KBS REIT I’s common stock as of June 30, 2016 provided by Duff & Phelps. This range does not represent a range in liquidation value of its assets and liabilities. As discussed in KBS REIT I’s definitive proxy statement filed on November 10, 2016 with the SEC (the “KBS REIT I Proxy Statement”), in connection with a review of potential strategic alternatives available to KBS REIT I, the board of directors of KBS REIT I determined that it is in KBS REIT I’s and its stockholders’ best interest to sell all of KBS REIT I’s properties and assets and liquidate and dissolve its company pursuant to the Plan of Liquidation.
KBS REIT I estimated that its net proceeds from liquidation and, therefore, the amount of cash its stockholders would receive for each share of its common stock they then hold, could range between approximately $3.27 and $3.68 per share. The difference between the estimated value per share and the range of estimated net proceeds from liquidation reflects the fact that the estimated value per share does not take into consideration: (i) expected closing costs and fees related to future dispositions of real estate and real estate-related investments, with the exception of one historical real estate property and 50 GKK Properties that were under contract to sale as of August 31, 2016 or sold or disposed of subsequent to June 30, 2016 and prior to October 5, 2016, and (ii) corporate transaction costs and other expenses of the liquidation and dissolution of the company not covered from KBS REIT I’s cash flow from operations.
KBS REIT I has generally incurred disposition costs and fees related to the sale of it’s historical real estate properties since inception of 1.7% to 5.7% of the gross sales price less concessions and credits, with a weighted average of 2.7% as of June 30, 2016. KBS REIT I has generally incurred disposition costs and fees related to the sale of the GKK Properties since December 15, 2011 (the date of the completion of the transfer of the GKK Properties to KBS REIT I pursuant to the Settlement Agreement) of 1.5% to 8.5% of the gross sales price less concessions and credits, with a weighted average of 2.6% as of June 30, 2016.
Based on KBS REIT I’s estimated value per share as of October 5, 2016 and the estimated costs and expenses of liquidating and dissolving, KBS REIT I estimates the range in net proceeds from liquidation to be follows:

Range in estimated value per share	$3.40 to $3.82
Estimated disposition costs and fees per share	$(0.10) to $(0.11)
Estimated other dissolution costs per share	$(0.03)
Range in estimated net proceeds from liquidation per share	$3.27 to $3.68

There are many factors that may affect the actual net proceeds from liquidation per share, including, among other things, the ultimate sale price of each asset, changes in market demand for office, industrial and bank branch properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising subsequent to November 10, 2016. No assurance can be given as to the amount of liquidating distributions KBS REIT I will ultimately pay to its stockholders. If KBS REIT I has underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately distributed to its stockholders could be less than that set forth above. These estimates were based upon market, economic, financial and other circumstances and conditions existing as of November 10, 2016, and any changes in such circumstances and conditions during the liquidation process could have a material effect on the ultimate amount of liquidating distributions KBS REIT I pays to its stockholders.
The value of KBS REIT I’s shares will fluctuate over time in response to developments related to individual assets in KBS REIT I’s portfolio and the management of those assets, in response to the real estate and finance markets and due to other factors. For a full description of the methodologies and assumptions used to value KBS REIT I’s assets and liabilities in connection with the calculation of the estimated value per share, see KBS REIT I’s Current Report on Form 8-K filed with the SEC on October 7, 2016.

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On March 27, 2017, KBS REIT I’s board of directors approved an estimated value per share of KBS REIT I’s common stock of $2.475 (unaudited), effective March 21, 2017 (the “March 2017 EVPS”). KBS REIT I provided the March 2017 EVPS for the purpose of assisting broker-dealers that participated in its initial public offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340 as required by FINRA. The March 2017 EVPS is equal to the midpoint of the estimated range of liquidating distributions of $3.27 and $3.68 per share (which midpoint is $3.475), reduced for the impact of the payment of the initial liquidating distribution of $1.00 per share of common stock to KBS REIT I’s stockholders. Thus, the March 2017 EVPS reflects the resulting reduction of KBS REIT I’s stockholders’ remaining investment in KBS REIT I. This valuation was performed in accordance with the IPA Valuation Guidelines, reduced for the impact of liquidation fees and selling costs. For more information relating to the calculation of the March 2017 EVPS, see KBS REIT I’s Current Report on Form 8-K, filed with the SEC on March 28, 2017.
Share Redemption Program
KBS REIT I has not had funds available for ordinary redemptions since the April 2009 redemption date, and on March 20, 2012, KBS REIT I’s board of directors amended and restated its share redemption program, which amendment and restatement became effective on April 25, 2012, to provide only for redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the share redemption program and, together with redemptions sought in connection with a stockholder’s death, “special redemptions”). Such redemptions were subject to an annual dollar limitation, which was $10.0 million in the aggregate for the calendar year 2012, subject to the limitations described in the share redemption program document. KBS REIT I’s board of directors approved the same annual dollar limitation for such special redemptions of $10.0 million in the aggregate for the calendar years 2013 through 2017 (subject to review and adjustment during the year by the board of directors and further subject to the limitations described in the share redemption program document), respectively.
KBS REIT II
On April 22, 2008, our sponsors launched the initial public offering of KBS REIT II, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. KBS REIT II ceased offering shares in its primary offering on December 31, 2010 and terminated its dividend reinvestment plan effective May 29, 2014. KBS REIT II accepted aggregate gross offering proceeds of approximately $1.8 billion in its primary offering, and accepted gross offering proceeds of approximately $298.2 million pursuant to its dividend reinvestment plan. As of December 31, 2016, KBS REIT II had approximately 47,500 stockholders. As of December 31, 2016, KBS REIT II had redeemed $240.1 million of shares, or 24,885,185 shares, under its share redemption program.
As of December 31, 2016, KBS REIT II owned 11 real estate properties (consisting of 10 office properties and an office campus consisting of eight office buildings). As of December 31, 2016, KBS REIT II’s portfolio of real estate encompassed 5.1 million rentable square feet and was approximately 85% occupied. In addition, KBS REIT II owned one real estate loan receivable.
KBS REIT II had investment objectives that are similar to ours. Like ours, its primary investment objectives were to preserve and return investors’ capital contributions and realize growth in the value of its investments. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.
On January 27, 2016, KBS REIT II’s board of directors formed a special committee (the “KBS REIT II Special Committee”) composed of all of KBS REIT II’s independent directors to explore the availability of strategic alternatives involving KBS REIT II. While the KBS REIT II Special Committee continues to explore strategic alternatives for KBS REIT II, the KBS REIT II Special Committee has determined that it would be in KBS REIT II’s best interest and the best interest of KBS REIT II’s stockholders to market some of KBS REIT II’s assets for sale. Based on the results of this sales effort, the board of directors may conclude that it would be in KBS REIT II’s best interest and the best interest of KBS REIT II’s stockholders to sell one or more of KBS REIT II’s assets and, depending on the scope of the proposed asset sales, thereafter to adopt a plan of liquidation that would involve the sale of KBS REIT II’s remaining assets. In the event of such a determination, the proposed plan of liquidation would be presented to KBS REIT II’s stockholders for approval. Alternatively, based on the results of the initial sales effort, the board of directors may conclude that it would be in KBS REIT II’s best interest and the best interest of KBS REIT II’s stockholders for KBS REIT II to engage in a limited number of asset sales and continue to operate as a going concern, but with a portfolio that is smaller than the present portfolio. Although KBS REIT II has begun the process of exploring strategic alternatives and is marketing some of its assets for sale, there is no assurance that this process will result in stockholder liquidity, or provide a return to stockholders that equals or exceeds KBS REIT II’s estimated value per share.

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KBS REIT II acquired and manages a diverse portfolio of real estate and real estate-related assets. It sought to diversify its portfolio by investment type, investment size, investment risk and geographic region with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to its investors. Based on KBS REIT II’s purchase or origination price, KBS REIT II allocated approximately 90% of its portfolio to investments in core properties and approximately 10% of its portfolio to real estate-related investments such as mortgage loans.
KBS REIT II used the net proceeds from its initial public offering and debt financing to purchase or fund $3.3 billion of real estate and real estate-related assets, including $40.1 million of acquisition and origination fees and expenses. KBS REIT II used the net proceeds from its initial public offering and debt financing for the acquisition of real estate properties and real estate-related assets in the amounts of $2.9 billion and $392.3 million, respectively. On November 22, 2010, KBS REIT II originated a first mortgage loan in the amount of $175.0 million (the “One Kendall Square First Mortgage”) and on November 30, 2010, KBS REIT II sold, at par, a pari-passu participation interest with respect to 50% of the outstanding principal balance of this loan.  The acquisition amounts presented herein do not include the 50% participation interest KBS REIT II sold. However, KBS REIT II paid an origination fee on this 50% participation interest and the origination fees presented herein include such amount paid.
With proceeds from its initial public offering and debt financing, as a percentage of amount invested (based on purchase price), KBS REIT II invested in the following types of assets: 82% in 21 office properties, 8% in six mortgage loans, 2% in a participation in a mortgage loan, 3% in a portfolio of four industrial properties, 2% in an A-Note, 1% in an office/flex property, 1% in two industrial properties, and 1% in a leasehold interest in an industrial property. All of KBS REIT II’s real property investments are located within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT II’s investments in real properties were as follows: 28% in three properties in the Midwest, 33% in ten properties in the West, 29% in ten properties in the East, and 10% in six properties in the South. All of the real properties purchased by KBS REIT II had prior owners and operators.
As of December 31, 2016, KBS REIT II had sold 11 office properties, one office/flex property, one industrial property, a portfolio of four industrial properties and a leasehold interest in one industrial property for aggregate sale proceeds of approximately $1.8 billion, net of closing costs. See Table V under “Prior Performance Tables” in this supplement for information regarding the sale of properties.
The following summarizes asset sales, pay-offs and discounted pay-offs of KBS REIT II’s investments in real estate-related investments as of December 31, 2016:

•	CMBS - In 2009, KBS REIT II purchased AAA/Aaa rated CMBS for $3.9 million, which it subsequently sold in 2009 for $4.2 million.

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Northern Trust Building A-Note - In June 2012, KBS REIT II entered into a discounted payoff agreement for the payoff of the Northern Trust Building A-Note and the Northern Trust Building B-Note for approximately $85.8 million, less closing costs of $0.9 million. KBS REIT II acquired the Northern Trust Building A-Note in December 2008 for $57.4 million plus closing costs and the Northern Trust Building B-Note in June 2012 for $2.0 million including closing costs.

•
One Liberty Plaza Notes - In October 2013, KBS REIT II sold the One Liberty Plaza Notes for $114.3 million plus closing costs. KBS REIT II acquired the One Liberty Plaza Notes in February 2009 for an aggregate purchase price net of principal repayments subsequent to acquisition of $63.8 million plus closing costs.

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One Kendall Square First Mortgage - On November 30, 2010, KBS REIT II sold, at par, a pari-passu participation interest with respect to 50% of the outstanding principal balance of the One Kendall Square First Mortgage, leaving it with an $87.5 million interest. On April 5, 2011, KBS REIT II restructured the One Kendall Square First Mortgage to provide for two debt tranches with varying interest rates - the A-Note, with an original principal amount of $90.0 million, in which KBS REIT II held a $45.0 million interest, and the B-Note, with an original principal amount of $85.0 million, in which KBS REIT II held a $42.5 million interest. On April 6, 2011, KBS REIT II sold and transferred its $45.0 million interest in the A-Note, at par, to an unaffiliated buyer. Upon maturity on December 4, 2013, the borrower under the One Kendall First Mortgage paid off the entire principal balance outstanding due to KBS REIT II.

•	Tuscan Inn First Mortgage Loan - In February 2014, the borrower paid off the loan in full, including the outstanding principal balance of $20.2 million.

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Chase Tower First Mortgage Loan - In February 2014, KBS REIT II entered into an early payoff agreement, pursuant to which the borrower paid off the loan in full, including the outstanding principal balance of $58.9 million. Additionally, the borrower paid a yield maintenance premium of $4.9 million in accordance with the early payoff agreement.

•	Pappas Commerce First Mortgage Loan - In June 2014, the borrower paid off the loan in full, including the outstanding principal balance of $32.7 million.

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Summit I & II First Mortgage - In August 2015, the borrower paid off the entire principal balance outstanding of $58.3 million plus a yield maintenance premium of $0.9 million and accrued interest of $0.4 million.

KBS REIT II originally intended to hold its core properties for four to seven years. KBS REIT II originally intended to hold its real estate-related investments until maturity. However, economic and market conditions may influence KBS REIT II to hold its investments for different periods of time, and it currently expected its hold period for the majority of its remaining properties may last for a few more years. KBS REIT II may sell an asset before the end of the expected holding period if it believes that market conditions and asset positioning have maximized the asset’s value to the REIT or the sale of the asset would otherwise be in the best interests of the REIT’s stockholders.
KBS REIT II’s primary offering was subject to certain up-front commissions, fees and expenses similar to those associated with this offering and it has certain fee arrangements with KBS affiliates structured similarly to ours. For more information regarding the fees paid to KBS affiliates by KBS REIT II, see Table II under “Prior Performance Tables” in this supplement.
Distributions
On September 23, 2014, KBS REIT II paid a special distribution in an aggregate amount of $4.50 per share of common stock to stockholders of record as of the close of business on September 15, 2014. KBS REIT II funded this special distribution from proceeds from the dispositions of nine real estate properties between May 2014 and August 2014 as well as cash on hand resulting primarily from the repayment or sale of five real estate loans receivable during 2013 and 2014. This special distribution totaled approximately $858.6 million. In addition, during the year ended December 31, 2015, KBS REIT II disposed of one office property and received the repayment of one of its real estate loans receivable. During the year ended December 31, 2016, KBS REIT II sold one office/flex property. KBS REIT II’s cash flow from operations has decreased and will continue to decrease as a result of its disposition activity, and it adjusted its distribution policy with respect to the amount of monthly distribution payments to take into account its disposition activity and current real estate investments. KBS REIT II may continue to make strategic asset sales as opportunities become available in the market. Any future special distributions KBS REIT II makes from the proceeds of future dispositions will reduce its estimated value per share and this reduction will be reflected in its updated estimated value per share, which it expects to update no later than December 2017.
Estimated Value Per Share
On December 14, 2016, the board of directors of KBS REIT II approved an estimated value per share of KBS REIT II’s common stock of $5.49 based on the estimated value of KBS REIT II’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2016. KBS REIT II provided this estimated value per share to assist broker-dealers that participated in KBS REIT II’s initial public offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340, as required by FINRA. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines.
As with any valuation methodology, the methodologies used were based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated value per share of KBS REIT II’s common stock, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT II’s assets less the fair value of its liabilities according to GAAP, nor does it represent a liquidation value of KBS REIT II’s assets and liabilities or the price at which KBS REIT II’s shares of common stock would trade on a national securities exchange. The estimated value per share does not reflect a discount for the fact that KBS REIT II is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell, debt prepayment penalties or swap breakage fees that could apply upon the prepayment of certain of KBS REIT II’s debt obligations or termination of related swap agreements prior to expiration or the impact of restrictions on the assumption of debt. KBS REIT II has generally incurred disposition costs and fees related to the sale of each real estate property since inception of 1.7% to 3.5% of the gross sales price less concessions and credits, with the weighted average being approximately 2.3%. If this range of disposition costs and fees was applied to KBS REIT II’s real estate properties, which do not include these costs and fees in the appraised values, the resulting impact on the estimated value per share would be a decrease of $0.14 to $0.28 per share.
KBS REIT II’s estimated value per share takes into consideration any potential liability related to a subordinated participation in cash flows KBS Capital Advisors is entitled to upon meeting certain stockholder return thresholds in accordance with the advisory agreement between KBS REIT II and KBS Capital Advisors. For purposes of determining the estimated value per share, KBS Capital Advisors calculated the potential liability related to this incentive fee based on a hypothetical liquidation of the assets and liabilities at their estimated fair values, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would be no liability related to the subordinated participation in cash flows. As of December 14, 2016, KBs REIT II had no potentially dilutive securities outstanding that would impact the estimated value per share of its common stock.

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The value of KBS REIT II’s shares will fluctuate over time in response to developments related to individual assets in its portfolio and the management of those assets, in response to the real estate and finance markets and due to other factors. For a full description of the methodologies and assumptions used to value KBS REIT II’s assets and liabilities in connection with the calculation of the estimated value per share, see KBS REIT II’s Current Report on Form 8-K filed with the SEC on December 15, 2016.
Share Redemption Program
On May 15, 2014, KBS REIT II’s board of directors amended and restated its share redemption program, which amendment and restatement became effective on June 18, 2014, to provide only for special redemptions. Such redemptions are subject to an annual dollar limitation, which was $10.0 million in the aggregate for remainder of the calendar year 2014 (subject to the limitations described in the share redemption program document). KBS REIT II’s board of directors approved the same annual dollar amount limitation for special redemptions of $10.0 million in the aggregate for the calendar years 2015, 2016 and 2017 (subject to review and adjustment during the year by the board of directors and further subject to the limitations described in the share redemption program document).
KBS Strategic Opportunity REIT
On November 20, 2009, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 100,000,000 shares of common stock at a price of $10.00 per share, plus an additional 40,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. KBS Strategic Opportunity REIT ceased offering shares in its primary offering on November 14, 2012, and continues to offer shares under its dividend reinvestment plan. KBS Strategic Opportunity REIT accepted aggregate gross offering proceeds of approximately $561.7 million in its primary offering, and as of December 31, 2016, KBS Strategic Opportunity REIT had accepted aggregate gross offering proceeds of approximately $65.4 million pursuant to its dividend reinvestment plan. As of December 31, 2016, KBS Strategic Opportunity REIT had approximately 15,000 stockholders. As of December 31, 2016, KBS Strategic Opportunity REIT had redeemed $77.0 million of shares, or 6,140,622 shares, under its share redemption program.
As of December 31, 2016, KBS Strategic Opportunity REIT owned 11 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of four office buildings and 25 acres of undeveloped land, one office portfolio consisting of three office properties, one office/flex/industrial portfolio consisting of 21 buildings and one retail property encompassing, in the aggregate, approximately 5.5 million rentable square feet. As of December 31, 2016, these properties were 86% occupied. In addition, KBS Strategic Opportunity REIT owned two apartment properties containing 383 units and encompassing approximately 0.3 million rentable square feet, which were 92% occupied. KBS Strategic Opportunity REIT also owned two investments in undeveloped land encompassing an aggregate of 1,670 acres, two investments in unconsolidated joint ventures and an investment in real estate debt securities.
KBS Strategic Opportunity REIT has investment objectives that are similar to ours. Like ours, its primary investment objectives are to preserve and return investors’ capital contributions and realize growth in the value of its investments. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.
KBS Strategic Opportunity REIT has disclosed that it is continuing to evaluate possible strategic alternatives to provide additional liquidity to stockholders, including but not limited to negotiating or procuring the sale of all or a portion of the equity interest in certain of the properties in KBS Strategic Opportunity REIT’s portfolio, the potential conversion of KBS Strategic Opportunity REIT to an “NAV REIT” with increased capacity to repurchase shares at the most recent NAV per share through its share redemption program (for which KBS Strategic Opportunity REIT has filed a registration statement with the SEC), and other strategies.  KBS Strategic Opportunity REIT can give no assurance that it will be successful in implementing any of these strategies.
KBS Strategic Opportunity REIT diversified its portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to its investors. Based on KBS Strategic Opportunity REIT’s portfolio composition as of December 31, 2016, KBS Strategic Opportunity REIT had allocated approximately 89% to direct investments in opportunistic real estate, excluding property that it took title to (i) as part of a portfolio of debt investments, (ii) through loan workouts, foreclosure or similar circumstances, or (iii) through convertible debt investments. The remainder of its initial portfolio was allocated to real estate-related investments.
KBS Strategic Opportunity REIT has used the net proceeds from its initial public offering and debt financing to purchase or fund $1.5 billion of real estate and real estate-related assets, including $20.5 million of real estate acquisition and origination fees and expenses and costs related to foreclosures of or taking title to properties securing loans. As of December 31, 2016, KBS Strategic Opportunity REIT had $962.9 million of debt financing related to its real estate properties.

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With proceeds from its initial public offering and debt financing, as a percentage of amount invested (based on purchase price), KBS Strategic Opportunity REIT had invested in the following types of assets: 78% in 11 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of five office buildings and 63 acres of undeveloped land, one office portfolio consisting of three office properties, one office/flex/industrial portfolio consisting of 21 buildings and one retail property, 6% in eight non-performing mortgage loans, 5% in two unconsolidated joint ventures, 4% in two first mortgage loan originations, 3% in two investments in undeveloped land, 3% in one apartment property and 1% in one investment in real estate debt securities. KBS Strategic Opportunity REIT also invested in six CMBS investments for cash management purposes, of which all had been paid off or sold as of December 31, 2016. As of December 31, 2016, KBS Strategic Opportunity REIT had foreclosed on, or otherwise received title to, the properties which secured seven of the non-performing mortgage loans. All of KBS Strategic Opportunity REIT’s real property investments have been made within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS Strategic Opportunity REIT’s investments in real properties were as follows: 13% in five properties in the East, 73% in 11 properties in the West and 14% in three properties in the South. These properties all had prior owners and operators.
As of December 31, 2016, KBS Strategic Opportunity REIT had foreclosed on or otherwise received title to the properties securing seven of its real estate-related loans, negotiated a discounted payoff with respect to one of its real estate-related loans, received repayment of one of its real estate-related loans and assigned one of its real estate-related loans. During the year ended December 31, 2012, KBS Strategic Opportunity REIT disposed of one industrial/flex building and four parcels of partially improved land encompassing 6.0 acres. During the year ended December 31, 2013, KBS Strategic Opportunity REIT disposed of three office buildings and one industrial/flex property. During the year ended December 31, 2014, KBS Strategic Opportunity REIT disposed of one office property. During the year ended December 31, 2015, KBS Strategic Opportunity REIT disposed of two office properties. In addition, during the year ended December 31, 2015, KBS Strategic Opportunity REIT sold 26 acres of undeveloped land and conveyed 12 acres of non-developable land to a non-profit owners association. During the year ended December 31, 2016, KBS Strategic Opportunity REIT did not dispose of any real estate properties. See Table V under “Prior Performance Tables” in this supplement. The period that it will hold its investments in real estate properties, real estate-related loans, real estate-related debt securities and other real estate-related investments will vary depending on the type of asset, interest rates, market and economic conditions and other factors.
KBS Strategic Opportunity REIT’s primary offering was subject to certain up-front commissions, fees and expenses similar to those associated with this offering and it has certain fee arrangements with KBS affiliates structured similarly to ours. For more information regarding the fees paid to KBS affiliates by KBS Strategic Opportunity REIT and the operating results of KBS Strategic Opportunity REIT, see Tables II and III under “Prior Performance Tables” in this supplement.
On March 8, 2016, KBS SOR (BVI) Holdings, Ltd. (“KBS SOR BVI”), a wholly owned subsidiary of KBS Strategic Opportunity REIT, issued 970.2 million Israeli new Shekels (approximately $251.8 million as of December 31, 2016) of Series A debentures (the “Debentures”) to Israeli investors pursuant to a public offering registered with the Israel Securities Authority.  The terms of the Debentures are governed by a deed of trust, dated as of March 1, 2016, among KBS SOR BVI and Reznik Paz Nevo Trusts Ltd., as trustee.  The notes bear interest at the rate of 4.25% per year. Interest on the notes accrues from March 1, 2016 and is payable in Israeli new Shekels semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2016.  The annual interest rate may increase by increments of 0.25% as a result of downgrades in the credit rating of the Debentures by rating agencies or by increments of 0.5% as a result of violations of certain financial covenants set forth in the deed of trust. The cumulative increase in the interest rate as a result of these events is limited and shall not exceed an aggregate of 1.75%.
The notes have principal installment payments equal to 20% of the face amount of the Debentures on March 1st of each year from 2019 to 2023.  The trustee may declare the Debentures due and payable upon the occurrence of certain prohibited events set forth in the deed of trust, including, but not limited to, the violation of specified financial covenants, the payment of distributions in excess of those permitted by the deed of trust, investment in development projects to an extent greater than 10% of KBS Strategic Opportunity REIT’s portfolio, and a greater than 10% increase in the fees percentage paid by KBS Strategic Opportunity REIT to KBS Capital Advisors in a given year.  The deed of trust restricts KBS SOR BVI’s ability to make distributions in the event that certain financial requirements have not been met; however, KBS SOR BVI is not restricted from distributing an amount necessary to allow KBS Strategic Opportunity REIT to distribute at least 100% of its taxable income to its stockholders.  KBS SOR BVI may voluntarily redeem the Debentures prior to their maturity date subject to certain conditions set forth in the deed of trust.

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Estimated Value Per Share
On December 8, 2016, the board of directors of KBS Strategic Opportunity REIT approved an estimated value per share of KBS Strategic Opportunity REIT’s common stock of $14.81 based on the estimated value of KBS Strategic Opportunity REIT’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2016. KBS Strategic Opportunity REIT provided this estimated value per share to assist broker-dealers that participated in KBS Strategic Opportunity REIT’s initial public offering in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share is not audited and does not represent the fair value of KBS Strategic Opportunity REIT’s assets less the fair value of its liabilities according to GAAP, nor does it represent a liquidation value of KBS Strategic Opportunity REIT’s assets and liabilities or the price at which KBS Strategic Opportunity REIT’s shares of common stock would trade on a national securities exchange. The estimated value per share does not reflect a discount for the fact that KBS Strategic Opportunity REIT is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties or defeasance costs that could apply upon the prepayment of certain of KBS Strategic Opportunity REIT’s debt obligations or the impact of restrictions on the assumption of debt. The estimated value per share does consider any participation or incentive fees that would be due to KBS Capital Advisors based on the aggregate net asset value of KBS Strategic Opportunity REIT and that would be payable in a hypothetical liquidation of KBS Strategic Opportunity REIT as of the valuation date in accordance with the terms of KBS Strategic Opportunity REIT’s advisory agreement. The value of KBS Strategic Opportunity REIT’s shares will fluctuate over time in response to developments related to individual assets in KBS Strategic Opportunity REIT’s portfolio and the management of those assets and in response to the real estate and finance markets. For a full description of the methodologies and assumptions used to value KBS Strategic Opportunity REIT’s assets and liabilities in connection with the calculation of the estimated value per share, see KBS Strategic Opportunity REIT’s Current Report on Form 8-K filed with the SEC on December 15, 2016.
Share Redemption Program
On December 8, 2015, the board of directors of KBS Strategic Opportunity REIT adopted an amended and restated share redemption program (the “SRP”). Pursuant to the SRP, redemptions made upon a stockholder’s death, “qualifying disability” or “determination of incompetence” are made on the last business day of each month and all other redemptions are made on the last business day of each quarter. KBS Strategic Opportunity REIT may not redeem more than $3.0 million of shares in a given quarter (excluding shares redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence”). To the extent that KBS Strategic Opportunity REIT redeems less than $3.0 million of shares (excluding shares redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence”) in a given fiscal quarter, any remaining excess capacity to redeem shares in such fiscal quarter will be added to KBS Strategic Opportunity REIT’s capacity to otherwise redeem shares (excluding shares redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence”) during the succeeding fiscal quarter. This limit may be increased or decreased by KBS Strategic Opportunity REIT upon ten business days’ notice to stockholders. KBS Strategic Opportunity REIT’s board of directors may approve an increase in this limit to the extent that KBS Strategic Opportunity REIT has received proceeds from asset sales or the refinancing of debt or for any other reason deemed appropriate by the board of directors. On September 15, 2016, KBS Strategic Opportunity REIT’s board of directors approved an additional $25.0 million of funds available for the redemption of shares for the third quarter of 2016.
During the year ended December 31, 2016, KBS Strategic Opportunity REIT redeemed $38.6 million of common stock, which represented all redemption requests received in good order and eligible for redemption through the December 2016 redemption date, except for $14.3 million of shares in connection with redemption requests not made upon a stockholder’s death, “qualifying disability” or “determination of incompetence,” which redemption requests will be fulfilled subject to the limitations described above. Based on the amount of net proceeds raised from the sale of shares under the dividend reinvestment plan during 2016, KBS Strategic Opportunity REIT has $12.6 million available for redemptions during 2017, subject to the limitations described above.

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KBS Legacy Partners Apartment REIT
On March 12, 2010, our sponsors, together with Legacy Partners Residential Realty LLC and certain of its affiliates, launched the initial public offering of KBS Legacy Partners Apartment REIT, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 200,000,000 shares of common stock at an initial price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. On March 12, 2013, KBS Legacy Partners Apartment REIT ceased offering shares in its initial public offering. From commencement of the initial public offering through its termination on March 12, 2013, KBS Legacy Partners Apartment REIT sold 18,088,084 shares of common stock for gross offering proceeds of $179.2 million, including 368,872 shares of common stock under the dividend reinvestment plan for gross offering proceeds of $3.5 million. On March 13, 2013, KBS Legacy Partners Apartment REIT commenced offering shares to the public pursuant to a follow-on public offering for a maximum of $2,000,000,000 of shares of common stock in a primary offering, initially priced at $10.68 per share, plus an additional $760,000,000 of shares of common stock pursuant to its dividend reinvestment plan, initially priced at $10.15 per share. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in the primary portion of its follow-on offering on March 31, 2014, but continues to offer shares of common stock under its dividend reinvestment plan. KBS Legacy Partners Apartment REIT sold an aggregate of 19,215,410 shares of common stock in its primary public offerings for aggregate gross offering proceeds of $191.5 million. As of December 31, 2016, KBS Legacy Partners Apartment REIT had sold an aggregate of 2,468,550 shares of common stock pursuant to the dividend reinvestment plan for aggregate gross offering proceeds of $24.4 million. As of December 31, 2016, KBS Legacy Partners Apartment REIT had approximately 5,800 stockholders. Also, as of December 31, 2016, KBS Legacy Partners Apartment REIT had redeemed $7.9 million of shares sold in its public offerings or 807,692 shares, under its share redemption program. See Table I under “Prior Performance Tables” in this supplement for more information regarding KBS Legacy Apartment REIT’s follow-on offering.
As of December 31, 2016, KBS Legacy Partners Apartment REIT owned 11 apartment communities.  As of December 31, 2016, KBS Legacy Partners Apartment REIT’s real estate portfolio was 93% occupied.
KBS Legacy Partners Apartment REIT has investment objectives that are similar to ours. Like ours, its primary investment objectives are to preserve and return investors’ contributions and realize growth in the value of its investments. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.
On January 21, 2016, KBS Legacy Partners Apartment REIT’s board of directors formed a special committee (the “KBS Legacy Special Committee”) composed of all of KBS Legacy Partners Apartment REIT’s independent directors to explore the availability of strategic alternatives involving KBS Legacy Partners Apartment REIT.
Based on feedback from the initial marketing of KBS Legacy Partners Apartment REIT’s real estate properties, KBS Legacy Partners Apartment REIT anticipates that it will pursue certain strategic asset sales and hold the majority of KBS Legacy Partners Apartment REIT’s real estate properties in an effort to create additional stockholder value. KBS Legacy Partners Apartment REIT believes that holding the majority of its real estate properties will allow certain debt prepayment obligations to decrease as the loans secured by those properties move closer to maturity. Depending on the number of properties sold, KBS Legacy Partners Apartment REIT may have to adjust the ongoing distribution rate subsequent to such sales in order to maintain the current distribution coverage.
KBS Legacy Partners Apartment REIT intends to use some of the net proceeds after paying sale-related expenses including, in certain cases, paying off the notes payable related to such assets, from any strategic asset sales to: (i) make renovations at certain remaining real estate properties, which KBS Legacy Partners Apartment REIT believes could increase property-level NOI and create additional stockholder value; and (ii) pay a special distribution to KBS Legacy Partners Apartment REIT’s stockholders. There is no assurance that this process will result in stockholder liquidity, or provide a return to KBS Legacy Partners Apartment REIT’s stockholders that equals or exceeds its estimated value per share. Any future special distributions KBS Legacy Partners Apartment REIT pays from the proceeds of future dispositions will reduce its estimated value per share and this reduction will be reflected in KBS Legacy Partners Apartment REIT’s updated estimated value per share, which KBS Legacy Partners Apartment REIT expects to update no later than December 2017.
KBS Legacy Partners Apartment REIT made all of its equity investments in core apartment communities that were already well-positioned and producing rental income at acquisition, with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to its investors.
KBS Legacy Partners Apartment REIT used the net proceeds from its public offerings and debt financing to purchase $424.0 million of real estate, including $7.3 million in acquisition fees and expenses. As of December 31, 2016, KBS Legacy Partners Apartment REIT had $282.6 million of debt financing on its real estate properties.

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With proceeds from public offerings and debt financing, KBS Legacy Partners Apartment REIT invested in 11 apartment communities, all located within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS Legacy Partners Apartment REIT’s investments were as follows: 57% in six properties in the East, 34% in four properties in the Midwest and 9% in one property in the South. All of the real properties purchased by KBS Legacy Partners Apartment REIT had prior owners and operators.
As of December 31, 2016, KBS Legacy Partners Apartment REIT had not disposed of any of its properties. On March 9, 2017, KBS Legacy Partners Apartment REIT completed the sale of one of its apartment communities.
KBS Legacy Partners Apartment REIT’s offerings were subject to certain up-front commissions, fees and expenses similar to those associated with this offering and it had and has certain fee arrangements with KBS affiliates structured similarly to ours. For more information with respect to fees paid to affiliates by KBS Legacy Partners Apartment REIT and the operating results of KBS Legacy Partners Apartment REIT, see Table II and III under “Prior Performance Tables.”
Estimated Value Per Share
On December 9, 2016, the board of directors of KBS Legacy Partners Apartment REIT approved an estimated value per share of KBS Legacy Partners Apartment REIT’s common stock of $9.35 based on the estimated value of KBS Legacy Partners Apartment REIT’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2016. KBS Legacy Partners Apartment REIT provided this estimated value per share to assist broker-dealers that participated in KBS Legacy Partners Apartment REIT’s public offerings in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340 as required by FINRA.
This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used were based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated value per share, and this difference could be significant. In particular, due in part to (i) KBS Legacy Partners Apartment REIT’s relatively small asset base, (ii) the high concentration of KBS Legacy Partners Apartment REIT’s total assets in real estate, and (iii) the number of shares of KBS Legacy Partners Apartment REIT’s common stock outstanding, even modest changes in key assumptions made in appraising KBS Legacy Partners Apartment REIT’s real estate properties could have a significant impact on the estimated value of its shares. The estimated value per share is not audited and does not represent the fair value of KBS Legacy Partners Apartment REIT’s assets less the fair value of its liabilities according to GAAP, nor does it represent a liquidation value of KBS Legacy Partners Apartment REIT’s assets and liabilities or the price at which KBS Legacy Partners Apartment REIT’s shares of common stock would trade on a national securities exchange. The estimated value per share does not reflect a discount for the fact that KBS Legacy Partners Apartment REIT is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of KBS Legacy Partners Apartment REIT’s debt obligations or the impact of restrictions on the assumption of debt. As of December 9, 2016, KBS Legacy Partners Apartment REIT had no potentially dilutive securities outstanding that would impact the estimated value per share of its common stock.
KBS Legacy Partners Apartment REIT’s estimated value per share takes into consideration any potential liability related to a subordinated participation in cash flows KBS Capital Advisors is entitled to upon meeting certain stockholder return thresholds in accordance with the advisory agreement between KBS Legacy Partners Apartment REIT and KBS Capital Advisors. For purposes of determining the estimated value per share, KBS Capital Advisors calculated the potential liability related to this incentive fee based on a hypothetical liquidation of the assets and liabilities at their estimated fair values, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would be no liability related to the subordinated participation in cash flows.
The value of KBS Legacy Partners Apartment REIT’s shares will fluctuate over time in response to developments related to individual assets in KBS Legacy Partners Apartment REIT’s portfolio and the management of those assets, in response to the real estate and finance markets and due to other factors. For a full description of the assumptions and methodologies used to value KBS Legacy Partners Apartment REIT’s assets and liabilities in connection with the calculation of the estimated value per share, see KBS Legacy Partners Apartment REIT’s Current Report on Form 8-K filed with the SEC on December 15, 2016.

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Share Redemption Program
Pursuant to KBS Legacy Partners Apartment REIT’s share redemption program, KBS Legacy Partners Apartment REIT may redeem only the number of shares that it could purchase with the amount of the net proceeds from the sale of shares under its dividend reinvestment plan during the prior calendar year; provided that KBS Legacy Partners Apartment REIT may not redeem more than $2.0 million of shares in the aggregate during any calendar year. Furthermore, during any calendar year, once KBS Legacy Partners Apartment REIT has redeemed $1.5 million of shares under its share redemption program, including redemptions in connection with special redemptions, the remaining $0.5 million of the $2.0 million annual limit shall be reserved exclusively for shares being redeemed in connection with special redemptions, provided that KBS Legacy Partners Apartment REIT’s board of directors may increase or decrease the funding available for the redemption of shares pursuant to the share redemption program upon ten business days’ notice to stockholders.
In March 2015, KBS Legacy Partners Apartment REIT exhausted $1.5 million of funds available for redemptions during 2015 and thus, because of the limitations on the dollar value of shares that could be redeemed under the share redemption program, KBS Legacy Partners Apartment REIT was not be able to process ordinary redemptions for the remainder of 2015 and could only process special redemptions. As of December 31, 2015, KBS Legacy Partners Apartment REIT had $1.1 million of outstanding and unfulfilled ordinary redemption requests, representing 109,344 shares. The $2.0 million annual limitation was reset beginning January 1, 2016 and $1.0 million of the outstanding and unfulfilled ordinary redemption requests as of December 31, 2015, representing 103,808 shares, were fulfilled in January 2016. In January 2016, KBS Legacy Partners Apartment REIT exhausted the $1.5 million of funds available for all redemptions for 2016 and in August 2016, KBS Legacy Partners Apartment REIT exhausted the remaining $0.5 million of funds available for special redemptions for 2016. As of December 31, 2016, KBS Legacy Partners Apartment REIT had $1.4 million of outstanding and unfulfilled ordinary redemption requests and $0.3 million of outstanding and unfulfilled special redemption requests. The annual limitation was reset on January 1, 2017, and KBS Legacy Partners Apartment REIT had an aggregate of $2.0 million of funds available for all redemptions, subject to the limitations in the share redemption program, including the requirement that the first $1.5 million of funds is available for all redemptions and the last $0.5 million is available solely for special redemptions. KBS Legacy Partners Apartment REIT exhausted the $1.5 million of funds available for all redemptions for 2017 in January 2017 and an aggregate of $0.3 million of funds available for special redemptions for 2017 in January and February 2017. As such, KBS Legacy Partners Apartment REIT will only be able to process $0.2 million of redemption requests related to special redemptions for the remainder of 2017 and had $1.4 million outstanding and unfulfilled ordinary redemption requests.
KBS REIT III
On October 26, 2010, our sponsors launched the initial public offering of KBS REIT III, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of up to 200,000,000 shares, or up to $2,000,000,000 of shares, of common stock at an initial price of $10.00 per share, plus up to 80,000,000 shares, or up to $760,000,000 of shares, of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. On March 24, 2011, KBS REIT III broke escrow in its initial public offering. KBS REIT III ceased offering shares of common stock in its primary offering on May 29, 2015 and terminated the primary offering on July 28, 2015. KBS REIT III sold 169,006,162 shares of common stock for gross offering proceeds of $1.7 billion in its primary initial public offering. As of December 31, 2016, KBS REIT III had sold 16,973,229 shares of common stock under its dividend reinvestment plan for gross offering proceeds of $165.0 million. KBS REIT III has approximately 40,000 stockholders. Additionally, on October 3, 2014, KBS REIT III issued 258,462 shares of common stock, for $2.4 million, in private transactions exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933. As of December 31, 2016, KBS REIT III had redeemed $52.5 million of shares, or 5,367,281 shares, under its share redemption program. See Table I under “Prior Performance Tables” in this supplement for more information regarding KBS REIT III’s initial public offering.
As of December 31, 2016, KBS REIT III owned 28 office properties and one mixed-use office/retail property encompassing 11.0 million rentable square feet in the aggregate that were collectively 94% occupied. In addition, KBS REIT III entered into a joint venture to develop and subsequently operate a two-building apartment complex, which is currently under construction.
KBS REIT III has investment objectives that are similar to ours. Like ours, its primary investment objectives are to preserve and return investors’ capital contributions and realize growth in the value of its investments. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate assets and the financing thereof as well as an understanding of the real estate and real estate-finance markets.

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KBS REIT III has invested all of the net proceeds from its now-terminated initial public offering in a diverse portfolio of real estate investments. KBS REIT III has made investments in core real estate properties, which are generally lower risk, existing properties with at least 80% occupancy and minimal near-term lease rollover. KBS REIT III’s primary investment focus is core office properties located throughout the United States, though KBS REIT III may also invest in other types of properties, such as its joint venture investment (discussed above). KBS REIT III’s core property focus in the U.S. office sector has reflected a more value creating core strategy. In many cases, these properties have slightly higher (10% to 15%) vacancy rates and/or higher near-term lease rollover at acquisition than more conservative value-maintaining core properties. All such real estate assets are generally acquired directly by KBS REIT III or the Operating Partnership, though KBS REIT III may invest in other entities, such as its joint venture investment (discussed above). KBS REIT III may also invest in real estate-related investments, such as mortgage loans. KBS REIT III may make adjustments to its target portfolio based on real estate market conditions and investment opportunities.
KBS REIT III had used the net proceeds from its now-terminated initial public offering and debt financing to purchase or fund $3.2 billion of real estate investments as of December 31, 2016, including $45.9 million in acquisition and origination fees and expenses. As of December 31, 2016, KBS REIT III had debt financing on its real estate properties in the amount of $1.8 billion.
As of December 31, 2016, with proceeds from its now-terminated initial public offering and debt financing, as a percentage of amount invested (based on purchase price), KBS REIT III had invested 98% in 30 office properties, 1% in one development project through a joint venture and 1% in one mortgage loan. All of KBS REIT III’s real property investments are located within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT III’s investments in real properties as of December 31, 2016 were as follows: 28% in four properties in the Midwest; 27% in ten properties in the West; 27% in 11 properties in the South; and 18% in six properties in the East. All of the real properties purchased by KBS REIT III had prior owners and operators, with the exception of the development project acquired through a joint venture.
As of December 31, 2016, KBS REIT III had disposed of one office property for $43.2 million. See Table V under “Prior Performance Tables” in this supplement for information regarding the sale of the office property.
In July 2016, the borrower under the Aberdeen First Mortgage Origination paid off the entire principal balance outstanding of $22.4 million.
KBS REIT III’s primary offering was subject to certain up-front commissions, fees and expenses similar to those associated with this offering and KBS REIT III has certain fee arrangements with KBS affiliates structured similarly to ours. For more information regarding the fees paid to KBS affiliates by KBS REIT III and the operating results of KBS REIT III, see Tables II and III under “Prior Performance Tables” in this supplement.
Estimated Value Per Share
On December 9, 2016, the board of directors of KBS REIT III approved an estimated value per share of KBS REIT III’s common stock of $10.63 based on the estimated value of KBS REIT III’s assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2016. KBS REIT III provided this estimated value per share to assist broker-dealers that participated in KBS REIT III’s initial public offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340, as required by FINRA. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines.
As with any valuation methodology, the methodologies used were based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated value per share of its common stock, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT III’s assets less the fair value of its liabilities according to GAAP, nor does it represent a liquidation value of KBS REIT III’s assets and liabilities or the price at which KBS REIT III’s shares of common stock would trade on a national securities exchange. The estimated value per share does not reflect a discount for the fact that KBS REIT III is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of KBS REIT III’s debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of KBS REIT III’s swaps prior to expiration. The estimated value per share does not take into consideration acquisition-related costs and financing costs related to future acquisitions. As of December 9, 2016, KBS REIT III had no potentially dilutive securities outstanding that would impact the estimated value per share of its common stock.

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KBS REIT III’s estimated value per share takes into consideration any potential liability related to a subordinated participation in cash flows KBS Capital Advisors is entitled to upon meeting certain stockholder return thresholds in accordance with the advisory agreement between KBS REIT III and KBS Capital Advisors. For purposes of determining the estimated value per share, KBS Capital Advisors calculated the potential liability related to this incentive fee based on a hypothetical liquidation of the assets and liabilities at their estimated fair values, after considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would be no liability related to the subordinated participation in cash flows.
The value of KBS REIT III’s shares will fluctuate over time in response to developments related to future investments, the performance of individual assets in KBS REIT III’s portfolio and the management of those assets, the real estate and finance markets and due to other factors. For a full description of the assumptions and methodologies used to value KBS REIT III’s assets and liabilities in connection with the calculation of the updated estimated value per share, see KBS REIT III’s Current Report on Form 8-K filed with the SEC on December 15, 2016.
Share Redemption Program
KBS REIT III continues to process redemption requests and through the December 2016 redemption date has redeemed all redemption requests received in good order and eligible for redemption.
KBS Growth & Income REIT
On April 28, 2016, our sponsors launched the initial public offering of KBS Growth & Income REIT, a publicly registered, non-traded REIT. KBS Growth & Income REIT is offering a maximum of $1,500,000,000 in shares of common stock for sale to the public in its primary offering, consisting of two classes of shares: Class A and Class T. KBS Growth & Income REIT is also offering a maximum of $800,000,000 in both classes of shares of its common stock pursuant to its distribution reinvestment plan. KBS Growth & Income REIT is offering to sell any combination of Class A and Class T shares in its primary offering and distribution reinvestment plan and has reserved the right to reallocate shares between its primary offering and the distribution reinvestment plan. As of December 31, 2016, KBS Growth & Income REIT had sold 162,401 and 93,918 shares of Class A and Class T common stock in the initial public offering, respectively, for aggregate gross offering proceeds of $2.6 million, including 116,318 and 319 shares of Class A and Class T common stock under its distribution reinvestment plan, respectively, for aggregate gross offering proceeds of $1.2 million. On June 14, 2017, the board of directors of KBS Growth & Income REIT approved the termination of its primary public offering effective June 30, 2017 and disclosed that it intends to conduct a private offering solely to accredited investors pursuant to Rule 506(c) of Regulation D of the Securities Act.
Prior to launching its initial public offering, on June 11, 2015, KBS Growth & Income REIT conducted a private placement offering. KBS Growth & Income REIT sold 8,548,972 shares of its Class A common stock for gross offering proceeds of $76.8 million in the private offering, including 74,744 shares of Class A common stock under its distribution reinvestment plan for gross offering proceeds of $0.7 million. Additionally, on August 11, 2015, two of our sponsors, Charles J. Schreiber, Jr. (who also acts as chief executive officer, the chairman of the board and a director of KBS Growth & Income REIT) and Peter M. Bren (who also acts as president of KBS Growth & Income REIT), purchased 21,181.2380 and 21,181.2390 shares of its Class A common stock, respectively, each for an aggregate purchase price of $172,500, in private transactions exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933. As of December 31, 2016, KBS Growth & Income REIT had approximately 800 stockholders.
As of December 31, 2016, KBS Growth & Income REIT owned three office properties containing 524,124 rentable square feet, which were collectively 96% occupied. All of KBS Growth & Income REIT’s real property investments are located within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS Growth & Income REIT’s investments in real properties as of December 31, 2016 were 34% in one property in the South and 66% in two properties in the West. All of the properties purchased by KBS Growth & Income REIT had prior owners and operators. KBS Growth & Income REIT used proceeds from its private offering and debt financing to invest $139.7 million in three office properties, including $3.3 million of real estate acquisition fees and closing costs. As of December 31, 2016, KBS Growth & Income REIT has $82.8 million of debt financing related to its real estate investments.
As of December 31, 2016, KBS Growth & Income REIT had not sold any investments.
KBS Growth & Income REIT has investment objectives that are similar to ours. Like ours, its primary investment objectives are to preserve and return investors’ capital contributions and realize growth in the value of its investments. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

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KBS Growth & Income REIT intends to use substantially all of the net proceeds from its offerings to invest in a diverse portfolio of core real estate properties and real estate-related assets, including the acquisition of commercial properties and the acquisition and origination of real estate-related assets. Such real estate-related assets may include mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and equity securities such as common stocks, preferred stocks and convertible preferred securities of other REITs and real estate companies.
KBS Growth & Income REIT’s primary offering is subject to the up-front commissions, fees and expenses similar to those associated with this offering and it has fee arrangements with KBS affiliates structured similarly to ours.  For more information regarding the fees paid to KBS affiliates by KBS Growth & Income REIT and the operating results of KBS Growth & Income REIT, see Table II under “Prior Performance Tables” in this supplement.
Public Program Liquidity
As described in more detail below, our sponsors have sponsored six public programs, each of which included a date in its prospectus by which the program might be liquidated. Five of the programs have not yet reached their disclosed dates. As a result, no action regarding liquidation has occurred with respect to such programs. One of the programs, KBS REIT I, has reached its disclosed date and its stockholders approved its Plan of Liquidation in January 2017.
KBS REIT I's charter requires that it seek stockholder approval of its liquidation if its shares of common stock are not listed on a national securities exchange by November 2012, unless a majority of its independent directors determine that liquidation is not then in the best interest of its stockholders. KBS REIT I's charter requires that its conflicts committee revisit the issue of liquidation at least annually.
On January 27, 2016, the board of directors of KBS REIT I formed a special committee (the “KBS REIT I Special Committee”) composed of all of its independent directors to explore the availability of strategic alternatives involving KBS REIT I. On October 5, 2016, in connection with a review of potential strategic alternatives available to KBS REIT I, the KBS REIT I Special Committee and the board of directors of KBS REIT I unanimously approved the sale of all of KBS REIT I’s assets and its dissolution pursuant to the terms of KBS REIT I’s Plan of Liquidation. The principal purpose of the Plan of Liquidation is to maximize stockholder value by selling KBS REIT I’s assets, paying its debts and distributing the net proceeds from liquidation to its stockholders. On January 27, 2017, the stockholders of KBS REIT I approved the Plan of Liquidation. For more information, see the Plan of Liquidation, which is included as an exhibit to KBS REIT I’s Annual Report on Form 10-K for the year ended December 31, 2016.
KBS REIT I expects to distribute all of the net proceeds from liquidation to its stockholders within 24 months from January 27, 2017. If KBS REIT I cannot sell its assets and pay its debts within 24 months from January 27, 2017, or if the board of directors and the KBS REIT I Special Committee determine that it is otherwise advisable to do so, pursuant to the Plan of Liquidation, it may transfer and assign its remaining assets to a liquidating trust. Upon such transfer and assignment, the stockholders of KBS REIT I will receive beneficial interests in the liquidating trust. KBS REIT I can give no assurance regarding the timing of asset dispositions in connection with the implementation of the Plan of Liquidation, the sale prices it will receive for its assets, and the amount or timing of liquidating distributions to be received by its stockholders.
The KBS REIT II prospectus disclosed that KBS REIT II may seek to list its shares of common stock if its independent directors believe listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT II does not list its shares of common stock on a national securities exchange by March 2018, its charter requires that KBS REIT II either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached March 2018, none of the actions described in (i) or (ii) above have occurred.
If a majority of its conflicts committee does determine that liquidation is not then in the best interests of KBS REIT II’s stockholders, its charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT II sought and failed to obtain stockholder approval of its liquidation, the KBS REIT II charter would not require KBS REIT II to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT II could continue to operate as before. If KBS REIT II sought and obtained stockholder approval of its liquidation, KBS REIT II would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT II’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

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The KBS Strategic Opportunity REIT prospectus disclosed that the program may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Strategic Opportunity REIT does not list its shares of common stock on a national securities exchange by July 31, 2019, its charter requires that KBS Strategic Opportunity REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached July 31, 2019, none of the actions described in (i) or (ii) above have occurred.
If a majority of the conflicts committee of KBS Strategic Opportunity REIT were to determine that liquidation is not then in the best interests of its stockholders, KBS Strategic Opportunity REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Strategic Opportunity REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Strategic Opportunity REIT charter would not require KBS Strategic Opportunity REIT to list or liquidate, and the company could continue to operate as before. If KBS Strategic Opportunity REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Strategic Opportunity REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.
The KBS Legacy Partners Apartment REIT prospectus disclosed that the program may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Legacy Partners Apartment REIT does not list its shares of common stock on a national securities exchange by January 31, 2020, its charter requires that KBS Legacy Partners Apartment REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached January 31, 2020, none of the actions described in (i) or (ii) above have occurred.
If a majority of the conflicts committee of KBS Legacy Partners Apartment REIT were to determine that liquidation is not then in the best interests of its stockholders, KBS Legacy Partners Apartment REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Legacy Partners Apartment REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Legacy Partners Apartment REIT charter would not require KBS Legacy Partners Apartment REIT to list or liquidate, and the company could continue to operate as before. If KBS Legacy Partners Apartment REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Legacy Partners Apartment REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.
The KBS REIT III prospectus discloses that KBS REIT III may seek to list its shares of common stock if its independent directors believe listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT III does not list its shares of common stock on a national securities exchange by September 2020, its charter requires that KBS REIT III either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached September 2020, neither of the actions described in (i) or (ii) above have occurred.
If a majority of the conflicts committee of KBS REIT III were to determine that liquidation is not then in the best interests of its stockholders, KBS REIT III’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT III sought and failed to obtain stockholder approval of its liquidation, the KBS REIT III charter would not require KBS REIT III to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT III could continue to operate as before. If KBS REIT III sought and obtained stockholder approval of its liquidation, KBS REIT III would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS REIT III’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

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The KBS Growth & Income REIT prospectus discloses that the program may seek to list its shares of common stock on a national securities exchange if its independent directors believes listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Growth & Income REIT does not list its shares of common stock on a national securities exchange by April 28, 2026, its charter requires that it either (i) seek stockholder approval of the liquidation of the company or (ii) postpone the decision of whether to liquidate the company, if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders. As we have not reached April 28, 2026, neither of the actions described in (i) or (ii) above have occurred.
If a majority of KBS Growth & Income REIT’s conflicts committee does determine that liquidation is not then in the best interests of its stockholders, KBS Growth & Income REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of KBS Growth & Income REIT’s conflicts committee again determined that liquidation would not be in the best interest of its stockholders. If KBS Growth & Income REIT sought and failed to obtain stockholder approval of its liquidation, KBS Growth & Income REIT’s charter would not require it to list or liquidate and would not require its conflicts committee to revisit the issue of liquidation, and KBS Growth & Income REIT could continue to operate as before. If KBS Growth & Income REIT sought and obtained stockholder approval of its liquidation, KBS Growth & Income REIT would begin an orderly sale of its assets. The precise timing of such sales would take into account the prevailing real estate and financial markets, the economic conditions in the submarkets where KBS Growth & Income REIT’s properties are located and the debt markets generally, as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Growth & Income REIT’s directors would try to determine whether listing KBS Growth & Income REIT’s shares or liquidating its assets would be more likely to result in greater benefit its stockholders.
Private Programs
During the 10-year period ended December 31, 2016, KBS-affiliated investment advisors managed 10 private real estate programs, three of which were multi-investor, commingled programs and seven of which were single-client, separate accounts. All of these private programs were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate and real estate-related assets of each of the programs. Five of the 10 private programs managed by KBS-affiliated investment advisors during the 10-year period ended December 31, 2016 used private REITs to structure the ownership of some of their investments.
Five of the 10 private real estate programs managed by KBS-affiliated investment advisors raised approximately $812.2 million of equity capital from one institutional investor during the 10-year period ended December 31, 2016. The institutional investor investing in the private programs was a public pension fund. During this 10-year period, the remaining five of the 10 private programs managed by KBS-affiliated investment advisors did not raise any capital as they had completed their respective offering stages.
During the 10-year period ended December 31, 2016, KBS-affiliated investment advisors acquired 24 real estate investments and invested over $1.4 billion in these assets (including equity, debt and reinvestment of income and sales proceeds) on behalf of the five private programs raising capital for new investments during this period. Debt financing was used in acquiring the properties in all of these five private programs.
Each of the private programs managed by KBS-affiliated investment advisors during the 10-year period ended December 31, 2016 have or had (four of the programs have been fully liquidated) investment objectives that are similar to ours. Like ours, their primary investment objectives are to preserve and return investors’ capital contributions and to realize growth in the value of their investments. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.
For each of the private programs, the KBS-affiliated investment advisor has focused on acquiring a diverse portfolio of real estate investments. The KBS-affiliated investment advisor typically diversified the portfolios of the private programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for eight of the 10 private programs, the KBS-affiliated investment advisor specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. For the remaining two of the 10 private programs, the KBS-affiliated investment advisor is focusing on the acquisition of core real estate assets.
Substantially all of the assets acquired by the private programs have involved commercial properties. The chart below shows amounts invested (based on purchase price) by property type, during the 10-year period ended December 31, 2016, by KBS-affiliated investment advisors on behalf of the private programs.

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KBS-AFFILIATED INVESTMENT ADVISORS - PRIVATE PROGRAMS
CAPITAL INVESTED BY PROPERTY TYPE

The KBS-affiliated investment advisors for the private programs also sought to diversify the investments of the programs by geographic region as illustrated by the chart below. This chart shows investments in different geographic regions by amount invested (based on purchase price) during the 10-year period ended December 31, 2016. KBS-affiliated investment advisors have emphasized their investment activity within those regions that have exhibited the potential for strong or sustainable growth. All investments by the private programs were within the United States.
KBS-AFFILIATED INVESTMENT ADVISORS - PRIVATE PROGRAMS
CAPITAL INVESTED BY REGION

In seeking to diversify the portfolios of the private programs by investment risk, KBS-affiliated investment advisors have purchased both low-risk, high-quality properties and high-quality but under-performing properties in need of repositioning. Substantially all of the properties purchased by the private programs had prior owners and operators.
As stated above, during the 10-year period ended December 31, 2016, KBS-affiliated investment advisors invested over $1.4 billion (including equity, debt and reinvestment of income and sales proceeds) for its clients through five private programs. Of the properties acquired during the 10-year period ended December 31, 2016, KBS investment advisors did not sell any properties on behalf of these five private programs. During the 10-year period ended December 31, 2016, KBS-affiliated investment advisors sold 50 properties on behalf of the remaining five programs that did not acquire properties during the period.

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Though the private programs were not subject to the up-front commissions, fees and expenses associated with this offering, the private programs have certain fee arrangements with KBS affiliates structured similarly to ours. The percentage of the fees varied based on the market factors at the time the particular program was formed. Historically a majority of the private programs paid (i) asset management fees; (ii) acquisition fees; and (iii) real estate commissions, disposition fees and/or incentive fees based on participation interests in the net cash flows of the programs’ assets after achieving a stipulated return for the investors or based on gains from the sale of assets.
The recession that started in the late 1990s resulted in more business failures among smaller tenants typical to Class B buildings.  This resulted in higher vacancy rates for these buildings and in real estate programs investing additional capital to cover the costs of re-letting the properties, these events affected the performance of five of the 10 private programs.  These private programs also retained the buildings for a longer period of time so that the buildings would be sufficiently leased for disposition.  As a result, rental rates on newly leased space and renewals in the buildings owned by these programs decreased.  Higher vacancy rates also increased the period of time it took the KBS-affiliated investment advisors to get the properties to the planned stabilized occupancy level for disposition for these five programs.  These adverse market conditions reduced the distributions made by these private programs and may have caused the total returns to investors to be lower than they otherwise would have been.  One of these private programs is still in its operating stage, while the other four programs are fully liquidated.

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PRIOR PERFORMANCE TABLES
The tables presented in this section provide summary unaudited information related to the historical experience of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT. By purchasing shares in this offering, you will not acquire any ownership interest in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the funds discussed.
The information in this section should be read together with the summary information in this supplement under “Prior Performance Summary.” The following tables are included in this section:

•	Table I – Experience in Raising and Investing Funds;

•	Table II – Compensation to Sponsor;

•	Table III – Operating Results of Prior Programs; and

•	Table V – Sales or Disposals of Properties.
Table IV (Results of Completed Programs) has been omitted since none of the prior public programs sponsored by our sponsors have completed their operations and sold all of their properties during the five years ended December 31, 2016.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

Table I provides a summary of the experience of our sponsors in raising and investing funds for the public programs that had public offerings close during the three years ended December 31, 2016. These programs have investment objectives similar to ours.

	KBS Legacy Partners Apartment REIT (Follow-on Offering)	KBS REIT III
Dollar amount offered	$2,000,000,000	$2,760,000,000
Dollar amount raised	$15,864,000	$1,722,838,000
Length of offering (in months)	12 (1)	56 (3)
Months to invest 90% of amount available for investments (4)	N/A (2)	55
_____________________
(1) KBS Legacy Partners Apartment REIT is a publicly registered, non-traded REIT. KBS Legacy Partners Apartment REIT launched its initial public offering on March 12, 2010 and then commenced real estate operations. On December 9, 2010, KBS Legacy Partners Apartment REIT broke escrow in its initial public offering. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its initial public offering on March 12, 2013. On March 13, 2013, KBS Legacy Partners Apartment REIT commenced its follow-on offering for a maximum of $2,000,000,000 of shares of common stock in its primary offering plus an additional $760,000,000 of shares of common stock pursuant to its dividend reinvestment plan. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its primary follow-on offering on March 31, 2014 and completed subscription processing procedures on April 30, 2014. KBS Legacy Partners Apartment REIT continues to offer shares under its dividend reinvestment plan; dollar amount of shares offered under and proceeds from the dividend reinvestment plan are omitted from Table I. KBS Legacy Partners Apartment REIT sold an aggregate of 19,215,410 shares of common stock in both the initial and follow-on primary offerings for gross primary offering proceeds of $191.5 million. As of December 31, 2016, KBS Legacy Partners Apartment REIT had also sold 2,468,550 shares of common stock under the dividend reinvestment plan for gross offering proceeds of $24.4 million. As of December 31, 2016, KBS Legacy Partners Apartment REIT owned 11 apartment communities.
(2) Upon completion of the follow-on offering, KBS Legacy Partners Apartment REIT did not anticipate making additional acquisitions and through December 31, 2016 had not made additional acquisitions.
(3) KBS REIT III is a publicly registered, non-traded REIT. KBS REIT III launched its initial public offering on October 26, 2010. On March 24, 2011, KBS REIT III broke escrow in its initial public offering and then commenced real estate operations. KBS REIT III ceased offering shares of common stock in its primary offering on May 29, 2015 and terminated the primary offering on July 28, 2015. KBS REIT III continues to issue shares under its dividend reinvestment plan; dollar amount of shares offered under and proceeds from the dividend reinvestment plan are omitted from Table I. KBS REIT III sold 169,006,162 shares of common stock in the primary offering for gross proceeds of $1.7 billion. As of December 31, 2016, KBS REIT III had also sold 16,973,229 shares of common stock under the dividend reinvestment plan for gross offering proceeds of $165.0 million. As of December 31, 2016, with proceeds from its initial public offering and debt financing, KBS REIT III had acquired 29 office properties and one mixed-use office/retail property and one first mortgage loan and had entered into a joint venture with a developer to develop and subsequently operate a two building apartment complex, which is currently under construction. As of December 31, 2016, KBS REIT III had sold one office property and at maturity, the borrower under KBS REIT III’s first mortgage loan paid off the entire principal balance due to KBS REIT III.
(4) Includes the length of offering.

TABLE II
COMPENSATION TO SPONSOR
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

Table II summarizes the amount and type of compensation paid to KBS affiliates in connection with (1) each public program sponsored by our sponsors that had public offerings close during the three years ended December 31, 2016 and (2) KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS Growth & Income REIT, the remaining public programs that have made payments to KBS affiliates during the three years ended December 31, 2016. Each of the programs represented has investment objectives similar to ours. All figures are as of December 31, 2016.

	KBS Legacy Partners Apartment REIT (3)		KBS REIT III (4)	KBS REIT I (5)	KBS REIT II (6)	KBS Strategic Opportunity REIT (7)	KBS G&I REIT (8)
Date offering commenced	(3)		(4)	(5)	(6)	(7)	(8)
Dollar amount raised	$215,902,000		$1,887,799,000	$1,936,784,000	$2,118,756,000	$627,117,000	$79,357,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees (1)	$2,724,000		$39,229,000	$—	$—	$—	$1,272,000
Acquisition fees:
real estate commissions	—		—	—	—	—
advisory fees (2)	4,362,000		32,405,000	—	—	7,085,000	2,744,000
other	—		—	—	—	—	—
Other	—		—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsors	$52,474,000		$345,033,000	$35,927,000	$206,341,000	$90,420,000	$272,000
Amount paid to sponsor from operations:
Property management fees	$9,786,000		$—	$—	$—	$—	$52,000
Partnership and asset management fees	3,594,000	(9)	50,856,000	27,092,000	42,534,000	25,624,000	421,000
Reimbursements	2,445,000		1,251,000	679,000	700,000	501,000	339,000
Leasing commissions	—		—	—	—	—	—
Construction management fees	134,000		—	—	—	—	—
Loan servicing fees	—		—	—	—	—	19,000
Dollar amount of property sales and refinancing before deducting payments to sponsors:
Cash from property	$—		$42,739,000	$1,048,302,000	$1,761,397,000	$40,441,000	$—
Notes	—		—	—	—	28,129,000	—
Amounts paid to sponsor from property sales and refinancing:
Real estate commissions	$—		$—	$—	$—	$—	$—
Disposition fees related to property sales	—		—	12,799,000	17,863,000	276,000	—
Disposition fees related to notes receivable sales	—		—	—	—	279,000	—
Incentive fees	—		—	—	—	—
Other	—		—	—	—	—	—

TABLE II
COMPENSATION TO SPONSOR (CONTINUED)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

_____________________
(1) Underwriting fees include (i) dealer manager fees paid to the KBS‑affiliated dealer manager that are not reallowed to participating broker‑dealers as a marketing fee, (ii) the reimbursed portion of a dual employee’s salary paid by the KBS‑affiliated dealer manager attributable to time spent planning and coordinating training and education meetings on behalf of the respective program, (iii) the reimbursed travel, meal and lodging costs of wholesalers and other registered persons of the KBS‑affiliated dealer manager attending retail conferences and training and education meetings, (iv) reimbursed costs for promotional items for broker‑dealers paid for by the KBS‑affiliated dealer manager, (v) reimbursed legal fees paid for by the KBS‑affiliated dealer manager and (vi) reimbursed attendance and sponsorship fees incurred by employees of the KBS‑affiliated dealer manager and its affiliates to attend retail conferences sponsored by participating broker-dealers and other meetings with participating broker‑dealers.
(2) Advisory fees are acquisition fees and origination fees that are calculated as a percentage of purchase price (including any portion of the investment that was funded with debt financings) plus acquisition or origination expenses and are paid to the advisor of each program.
(3) KBS Legacy Partners Apartment REIT is a publicly registered, non-traded REIT. KBS Legacy Partners Apartment REIT launched its initial public offering on March 12, 2010 and then commenced real estate operations. On December 9, 2010, KBS Legacy Partners Apartment REIT broke escrow in its initial public offering. KBS Legacy Partners Apartment REIT ceased offering shares of common stock in its initial public offering on March 12, 2013. On March 13, 2013, KBS Legacy Partners Apartment REIT commenced a follow-on offering, the primary portion of which terminated on March 31, 2014. KBS Legacy Partners Apartment REIT continues to offer shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are included in “Dollar amount raised” in this table, but are omitted from Table I. Compensation paid to KBS affiliates includes all compensation paid since the program’s inception. With proceeds from its public offerings and debt financing, KBS Legacy Partners Apartment REIT acquired 11 apartment communities.
(4) KBS REIT III is a publicly registered, non-traded REIT. KBS REIT III launched its initial public offering on October 26, 2010. On March 24, 2011, KBS REIT III broke escrow in its initial public offering and then commenced real estate operations. KBS REIT III ceased offering shares of common stock in its primary offering on May 29, 2015 and terminated the primary offering on July 28, 2015. KBS REIT III continues to offer shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are included in “Dollar amount raised” in this table, but are omitted from Table I. Compensation paid to KBS affiliates includes all compensation paid since the program’s inception. As of December 31, 2016, with proceeds from its initial public offering and debt financing, KBS REIT III had acquired 29 office buildings and one mixed-use office/retail and one mortgage loan and entered into a joint venture agreement to develop and subsequently operate a two-building apartment complex, which is currently under construction.
(5) KBS REIT I is a publicly registered, non-traded REIT. KBS REIT I launched its initial public offering on January 27, 2006. On July 5, 2006, KBS REIT I broke escrow in its initial public offering and then commenced real estate operations. KBS REIT I ceased offering shares of common stock in its primary offering on May 30, 2008. KBS REIT I terminated its dividend reinvestment plan effective April 10, 2012; proceeds from the dividend reinvestment plan are included in “Dollar amount raised.” Compensation paid to KBS affiliates only includes amounts paid in the three years ended December 31, 2016. With proceeds from its initial public offering and debt financing, KBS REIT I acquired 64 real estate properties, one master lease, 21 real estate loans receivable and two investments in securities directly or indirectly backed by commercial mortgage loans. After KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed when it restructured certain investments, took title to properties underlying investments in loans, sold assets and received repayment of debt investments.
(6) KBS REIT II is a publicly registered, non-traded REIT. KBS REIT II launched its initial public offering on April 22, 2008. On June 24, 2008, KBS REIT II broke escrow in its initial public offering and then commenced real estate operations. KBS REIT II ceased offering shares of common stock in its primary offering on December 31, 2010. KBS REIT II terminated its dividend reinvestment plan effective May 29, 2014; proceeds from the dividend reinvestment plan are included in “Dollar amount raised.” Compensation paid to KBS affiliates only includes amounts paid in the three years ended December 31, 2016. With proceeds from its initial public offering and debt financing, KBS REIT II acquired 28 real estate properties, a leasehold interest in one industrial property, eight real estate loans receivable and an investment in real estate securities. After KBS REIT II’s acquisition of these properties and loans, KBS REIT II’s portfolio composition changed when it sold assets and received repayment of debt investments.
(7) KBS Strategic Opportunity REIT is a publicly registered, non-traded REIT. KBS Strategic Opportunity REIT launched its initial public offering on November 20, 2009. On April 19, 2010, KBS Strategic Opportunity REIT broke escrow in its initial public offering and then commenced real estate operations. KBS Strategic Opportunity REIT ceased offering shares of common stock in its primary offering on November 14, 2012. KBS Strategic Opportunity REIT continues to issue shares under its dividend reinvestment plan; proceeds from the dividend reinvestment plan are included in “Dollar amount raised” in this table. Compensation paid to KBS affiliates only includes amounts paid in the three years ended December 31, 2016. As of December 31, 2016, KBS Strategic Opportunity REIT had acquired 11 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of five office buildings and 63 acres of undeveloped land, one office portfolio consisting of three office properties, one office/flex/industrial portfolio consisting of 21 buildings, one retail property, one apartment property, two investments in undeveloped land, two investments in unconsolidated joint ventures, eight non-performing mortgage loans, two first mortgage loan originations, and an investment in real estate debt securities. After KBS Strategic Opportunity REIT’s acquisition of these investments, its portfolio composition changed when it received title to the properties which secured seven of its original investments in real estate loans receivable, negotiated a discounted payoff with respect to one of its real estate related loans, received repayment of one of its real estate related loans, assigned one of the its real estate-related loans, and sold assets.
(8) KBS Growth & Income REIT is a publicly registered, non-traded REIT. KBS Growth & Income REIT launched its initial public offering on
April 28, 2016. Prior to commencement of its initial public offering, KBS Growth & Income REIT conducted a private offering exempt from the registration requirements of the Securities Act. The private offering commenced on June 11, 2015 and ceased offering shares in the primary portion of the private offering on April 27, 2016. KBS Growth & Income REIT commenced real estate operations in August 2015 when it acquired its first office property. KBS Growth & Income REIT continues to offer shares for sale pursuant to its initial public offering. On June 14, 2017, the board of directors of KBS Growth & Income REIT approved the termination of its primary public offering effective June 30, 2017 and disclosed that it intends to conduct a private offering solely to accredited investors pursuant to Rule 506(c) of Regulation D of the Securities Act. Proceeds from its its private offering, initial public offering and distribution reinvestment plan are included in “Dollar amount raised.” Compensation paid to KBS affiliates only includes amounts paid in the three years ended December 31, 2016. As of December 31, 2016, KBS Growth & Income REIT had acquired three office properties.

TABLE II
COMPENSATION TO SPONSOR (CONTINUED)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

(9) Pursuant to the terms, conditions and limitations of its advisory agreement, KBS Legacy Partners Apartment REIT had accrued and deferred payment of $1.5 million of asset management fees for February 2013 through July 2013 under the advisory agreement and accrued and deferred payment of $3.3 million of asset management fees for August 2013 through December 31, 2014 under its advisory agreement, as pursuant to the terms of the advisory agreement, KBS Legacy Partners Apartment REIT believed the payment of these amounts to its advisor were probable at the time they were recorded. During the year ended December 31, 2016, KBS Legacy Partners Apartment REIT reversed, as an increase to other income, the liabilities due to affiliates related to the $1.5 million of asset management fees for February 2013 through July 2013 and the $3.3 million of asset management fees for August 2013 through December 31, 2014 as KBS Legacy Partners Apartment REIT believed that the chance of payment of this amount to its advisor is remote. During the year ended December 31, 2016, KBS Legacy Partners Apartment REIT incurred $3.0 million of asset management fees. However, KBS Legacy Partners Apartment REIT only recorded $0.4 million pursuant to certain limitations in its advisory agreement and did not accrue the remaining $2.6 million of these deferred asset management fees as it is uncertain whether any of these amounts will be paid in the future. The deferred asset management fees are excluded from the partnership and asset management fees paid amount.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

This table summarizes the operating results of public programs sponsored by our sponsors that have had public offerings close during the five years ended December 31, 2016. For these programs, this table shows: the income or loss of such programs (based upon U.S. generally accepted accounting principles (“GAAP”)); the cash they generated from operations, sales and refinancings; and information regarding cash distributions. Each of these programs represented has investment objectives similar to ours. All figures are as of December 31 of the year indicated, except as otherwise noted.

	KBS STRATEGIC OPPORTUNITY REIT
	2012		2013		2014	2015	2016
Selected Operating Results (1)
Operating revenues (2)		$19,909,000		$69,883,000	$106,154,000	$112,128,000	$134,244,000
Operating expenses (2)		(13,216,000)		(37,393,000)	(57,805,000)	(60,425,000)	(68,421,000)
Interest expense (2)		(2,505,000)		(3,146,000)	(15,598,000)	(14,986,000)	(29,249,000)
Operating income (2) (3)		4,188,000		29,344,000	32,751,000	36,717,000	36,574,000
Net (loss) income attributable to common stockholders - GAAP basis		(9,762,000)		11,493,000	(23,194,000)	2,444,000	(28,918,000)
Summary Statements of Cash Flows (1)
Cash flows (used in) provided by operating activities		$(676,000)		$23,518,000	$12,285,000	$25,855,000	$26,656,000
Cash flows (used in) provided by investing activities		(242,074,000)		(287,755,000)	(285,795,000)	6,758,000	(306,495,000)
Cash flows provided by (used in) financing activities		282,683,000		197,281,000	235,461,000	(25,083,000)	311,875,000
Amount and Source of Distributions
Amount of cash distributions paid to common stockholders		$(4,341,000)		$(9,038,000)	$(5,785,000)	$(8,707,000)	$(9,228,000)
Amount of reinvested distributions paid to common stockholders		(8,544,000)		(16,641,000)	(9,911,000)	(13,573,000)	(12,616,000)
Total distributions paid to common stockholders		$(12,885,000)		$(25,679,000)	$(15,696,000)	$(22,280,000)	$(21,844,000)
Source of Distributions (per $1,000 invested):
From operations (4)		—		22	26	38	38
From sales of properties		2		22	—	—	—
From debt financing		38		—	—	—	—
From all other sources		—		—	—	—	—
Summary Balance Sheet (1)
Total assets (before depreciation/amortization)		$545,606,000		$801,043,000	$1,080,484,000	$1,095,774,000	$1,430,292,000
Total assets (after depreciation)		537,085,000		771,184,000	1,016,313,000	1,004,214,000	1,310,116,000
Total liabilities		43,782,000		278,925,000	556,266,000	585,565,000	1,014,566,000
Share Valuation (5)
Estimated per share at December 31,	$	N/A	$	N/A	$12.24	$13.44	$14.81
_____________________
(1) Amounts include discontinued operations.
(2) Amounts include non-controlling portion of KBS Strategic Opportunity REIT’s consolidated joint ventures.
(3) Operating income is operating revenues less operating expenses (which include operating, maintenance and management, real estate taxes and insurance and asset management fees to affiliate) and interest expense.
(4) Cash distributions to investors from “operations,” assumes that KBS Strategic Opportunity REIT used cash flow from operating activities from the quarter corresponding to the payment of the distribution or prior period surplus to fund distribution payments.
(5) Prior to March 25, 2014, KBS Strategic Opportunity REIT valued its shares at $10.00 per share based solely on the offering price in the primary portion of its initial public offering. For a full description of the assumptions and methodologies used to value KBS Strategic Opportunity REIT’s assets and liabilities in connection with the calculation of the estimated value per share for the years ended December 31, 2014, 2015 and 2016, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS Strategic Opportunity REIT’s Annual Report on Form 10-K for the years ended December 31, 2014, 2015 and 2016, respectively.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

	KBS LEGACY PARTNERS APARTMENT REIT
	2012		2013	2014	2015	2016
Selected Operating Results
Operating revenues		$16,105,000	$32,825,000	$42,200,000	$44,613,000	$45,301,000
Operating expenses		(8,211,000)	(15,873,000)	(19,660,000)	(19,070,000)	(19,687,000)
Interest expense		(4,688,000)	(8,000,000)	(10,261,000)	(10,501,000)	(10,332,000)
Operating income (1)		3,206,000	8,952,000	12,279,000	15,042,000	15,282,000
Net (loss) income - GAAP basis		(10,233,000)	(7,745,000)	(3,560,000)	791,000	5,121,000
Summary Statements of Cash Flows
Cash flows (used in) provided by operating activities		$(372,000)	$9,546,000	$13,002,000	$13,008,000	$13,939,000
Cash flows (used in) investing activities		(196,336,000)	(121,314,000)	(18,172,000)	(1,885,000)	(2,182,000)
Cash flows provided by (used in) financing activities		206,646,000	118,767,000	(7,534,000)	(14,702,000)	(15,529,000)
Amount and Source of Distributions
Amount of cash distributions paid to common stockholders		$(3,038,000)	$(6,349,000)	$(7,259,000)	$(7,416,000)	$(7,672,000)
Amount of reinvested distributions paid to common stockholders		(2,229,000)	(4,761,000)	(5,591,000)	(5,736,000)	(5,737,000)
Total distributions paid to common stockholders		$(5,267,000)	$(11,110,000)	$(12,850,000)	$(13,152,000)	$(13,409,000)
Source of Distributions (per $1,000 invested):
From operations (2)		21	48	61	64	65
From sales of properties		—	—	—	—	—
From debt financing		44	17	4	1	—
From all other sources		—	—	—	—	—
Summary Balance Sheet
Total assets (before depreciation/amortization)		$265,583,000	$389,626,000	$443,933,000	$441,892,000	$439,528,000
Total assets (after depreciation)		260,285,000	376,197,000	419,589,000	406,179,000	391,937,000
Total liabilities		171,707,000	250,376,000	302,326,000	297,914,000	288,801,000
Share Valuation (3)
Estimated per share at December 31,	$	N/A	$10.68	$10.14	$10.29	$9.35
_____________________
(1) Operating income is operating revenues less operating expenses (which include operating, maintenance and management, real estate taxes and insurance, asset management fees to affiliate and property management fees to affiliate) and interest expense.
(2) Cash distributions to investors from “operations,” assumes that KBS Legacy Partners Apartment REIT used cash flow from operating activities from the quarter corresponding to the payment of the distribution or prior period surplus to fund distribution payments.
(3) Prior to December 9, 2014 KBS Legacy Partners Apartment REIT valued its shares based solely on the offering price to acquire a share in its then-current primary public offering. From its inception through March 3, 2013, KBS Legacy Partners Apartment REIT valued its shares at $10.00 per share based solely on its initial offering price to acquire a share in its primary initial public offering.
On March 4, 2013, KBS Legacy Partners Apartment REIT’s board of directors established an updated offering price for shares of common stock to be sold in KBS Legacy Partners Apartment REIT’s initial public offering of $10.68 per share, effective on March 5, 2013. This offering price was based on the estimated value of KBS Legacy Partners Apartment REIT’s assets less the estimated value of KBS Legacy Partners Apartment REIT’s liabilities, or net asset value (which estimated net asset value per share was equal to $9.08), divided by the number of shares outstanding, all as of December 31, 2012, and increased for certain offering and other costs (which were equal to $1.60). For a full description of the assumptions and methodologies used to value KBS Legacy Partners Apartment REIT’s assets and liabilities in connection with the establishment of KBS Legacy Partners Apartment REIT’s updated offering price and estimated net asset value per share as of March 4, 2013, see KBS Legacy Partners Apartment REIT’s Current Report on Form 8-K filed on March 4, 2013.
For a full description of the assumptions and methodologies used to value KBS Legacy Partners Apartment REIT’s assets and liabilities in connection with the calculation of KBS Legacy Partners Apartment REIT’s estimated value per share for the years ended December 31, 2014, 2015 and 2016, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS Legacy Partners Apartment REIT’s Annual Report on Form 10-K for the years ended December 31, 2014, 2015 and 2016.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

	KBS REIT III
	2012		2013		2014	2015	2016
Selected Operating Results
Operating revenues		$27,283,000		$80,423,000	$188,896,000	$315,709,000	$400,407,000
Operating expenses		(12,221,000)		(39,657,000)	(89,322,000)	(145,690,000)	(179,610,000)
Interest expense		(3,568,000)		(9,751,000)	(27,003,000)	(45,370,000)	(51,554,000)
Operating income (1)		11,494,000		31,015,000	72,571,000	124,649,000	169,243,000
Net (loss) income - GAAP basis		(7,682,000)		(21,637,000)	(12,352,000)	(29,015,000)	763,000
Summary Statements of Cash Flows
Cash flows provided by operating activities		$7,657,000		$20,164,000	$53,954,000	$97,521,000	$114,157,000
Cash flows (used in) investing activities		(233,423,000)		(938,610,000)	(1,035,952,000)	(831,986,000)	(198,884,000)
Cash flows provided by financing activities		212,105,000		928,117,000	1,051,552,000	739,964,000	48,553,000
Amount and Source of Distributions
Amount of cash distributions paid to common stockholders		$(6,352,000)		$(13,773,000)	$(27,126,000)	$(47,603,000)	$(54,986,000)
Amount of reinvested distributions paid to common stockholders		(5,241,000)		(12,414,000)	(29,329,000)	(55,367,000)	(61,871,000)
Total distributions paid to common stockholders		$(11,593,000)		$(26,187,000)	$(56,455,000)	$(102,970,000)	$(116,857,000)
Source of Distributions (per $1,000 invested):
From operations (2)		41		50	52	64	55
From sales of properties		—		—	—	—	—
From debt financing		24		15	13	1	10
From all other sources (3)		—		—	—	—	—
Summary Balance Sheet
Total assets (before depreciation/amortization)		$362,571,000		$1,352,055,000	$2,486,069,000	$3,356,305,000	$3,527,470,000
Total assets (after depreciation)		348,481,000		1,305,447,000	2,375,288,000	3,133,874,000	3,182,676,000
Total liabilities		136,456,000		790,216,000	1,412,863,000	1,791,675,000	1,927,429,000
Share Valuation (4)
Estimated per share at December 31,	$	N/A	$	N/A	$10.51	$10.04	$10.63
_____________________
(1) Operating income is operating revenues less operating expenses (which include operating, maintenance and management, real estate taxes and insurance and asset management fees to affiliate) and interest expense.
(2) Cash distributions to investors from “operations,” assumes that KBS REIT III used cash flow from operating activities from the quarter corresponding to the payment of the distribution or prior period surplus to fund distribution payments.
(3) Cash distributions to investors from “all other sources” were funded with debt and cash on hand.
(4) Prior to December 8, 2015 KBS REIT III valued its shares based solely on the offering price to acquire a share in its then-current primary public offering. From its inception through May 7, 2014, KBS REIT III valued its shares at $10.00 per share based solely on its initial offering price to acquire a share in its primary initial public offering. On December 9, 2014, KBS REIT III’s board of directors established an updated offering price for shares of common stock to be sold in KBS REIT III’s initial public offering of $10.51 per share, effective on December 12, 2014. This offering price was based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, or net asset value (which estimated net asset value per share was equal to $9.42), divided by the number of shares outstanding, all as of September 30, 2014, with certain adjustments, and then increased for certain offering and other costs (which were equal to $1.09). For a full description of the assumptions and methodologies used to value KBS REIT III’s assets and liabilities in connection with the establishment of KBS REIT III’s updated offering price and estimated net asset value per share as of December 9, 2014, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2014. For a full description of the assumptions and methodologies used to value KBS REIT III’s assets and liabilities in connection with the calculation of KBS REIT III’s estimated value per share for the years ended December 31, 2015 and 2016, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Market Information” in KBS REIT III’s Annual Report on Form 10-K for the years ended December 31, 2015 and 2016.

TABLE V
SALES OR DISPOSALS OF PROPERTIES
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

Table V presents summary information with respect to the results of sales or disposals of properties by public programs sponsored by our sponsors during the three years ended December 31, 2016. The table includes information about the sales proceeds received, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from the operation of the properties. Each of the programs represented has investment objectives similar to ours.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (CONTINUED)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

Property (1)	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (3)
			Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Sale	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisitions Costs, Capital Improvements, Closing and Soft Costs (2)	Total
KBS REIT I (4) (5)
Crescent Green Buildings	01/07	01/14	$11,038,991	$25,400,000	$—	$—	$36,438,991	$40,800,000	$13,151,552	$53,951,552	$13,675,951
2230 Avenue J	07/07	06/14	6,282,941	—	—	—	6,282,941	—	9,229,471	9,229,471	3,489,686
Nashville Portfolio Consolidated	11/07	06/14	26,183,542	6,250,688	—	—	32,434,230	22,230,000	19,149,528	41,379,528	4,424,954
Sabal VI	07/06	03/15	6,955,936	5,700,000	—	—	12,655,936	11,030,467	5,410,120	16,440,587	2,360,841
Royal Ridge	06/07	03/15	15,927,563	11,418,750	—	—	27,346,313	21,718,000	13,582,191	35,300,191	5,259,360
Plainfield Business Center	07/07	12/15	14,260,935	—	—	—	14,260,935	10,675,000	6,046,610	16,721,610	3,646,601
825 University	12/06	05/16	14,749,049	10,631,250	—	—	25,380,299	24,600,000	5,455,602	30,055,602	11,130,678
Woodfield Preserve	11/07	07/16	34,341,580	37,125,000	—	—	71,466,580	68,400,000	63,517,907	131,917,907	30,212,621
ADP Plaza	11/07	12/16	32,027,538	—	—	—	32,027,538	20,900,000	18,125,629	39,025,629	(302,843)
Meridian Tower	08/08	12/16	22,745,913	—	—	—	22,745,913	—	27,928,865	27,928,865	12,697,918

KBS REIT II
Mountain View Corporate Center	07/08	05/14	$24,394,290	$—	$—	$—	$24,394,290	$9,500,000	$25,743,020	$35,243,020	$13,054,391
Dallas Cowboys Distrib. Center	07/10	06/14	9,911,326	11,793,117	—	—	21,704,443	—	19,482,482	19,482,482	3,754,620
601 Tower at Carlson Center	02/11	06/14	56,702,430	16,320,000	—	—	73,022,430	—	63,048,134	63,048,134	11,106,247
Plano Business Park	03/10	06/14	12,507,859	10,226,968	—	—	22,734,827	—	18,644,658	18,644,658	4,894,669
Metropolitan Center	12/11	06/14	72,044,679	33,360,000	—	—	105,404,679	65,000,000	45,064,617	110,064,617	15,544,550
300 N. LaSalle Building	07/10	07/14	486,932,489	344,600,796	—	—	831,533,285	350,000,000	324,152,677	674,152,677	79,141,040
Torrey Reserve West	09/10	07/14	21,421,050	16,827,945	—	—	38,248,995	16,985,382	14,039,473	31,024,855	7,040,324
Two Westlake Park	02/11	07/14	64,543,098	53,130,000	—	—	117,673,098	48,300,000	53,934,827	102,234,827	21,015,905
City Place Tower	04/11	08/14	74,920,077	71,000,000	—	—	145,920,077	—	133,629,297	133,629,297	18,611,046
I-81 Industrial Portfolio	02/11	11/14	45,656,113	56,475,714	—	—	102,131,827	51,085,375	40,949,350	92,034,725	16,862,540
Crescent VIII Building	05/10	11/14	7,432,433	8,599,384	—	—	16,031,817	—	14,642,830	14,642,830	2,966,624
One Main Place Building	02/10	12/14	66,710,714	16,938,500	—	—	83,649,214	—	67,889,814	67,889,814	19,930,981
National City Tower	12/10	02/15	33,473,823	89,700,000	—	—	123,173,823	69,000,000	56,159,202	125,159,202	32,161,280
350 E. Plumeria	12/08	05/16	18,832,435	22,800,000	—	—	41,632,435	14,310,000	25,469,680	39,779,680	15,259,203

KBS REIT III
Las Cimas IV	10/11	02/14	$42,738,811	$—	$—	$—	$42,738,811	$24,000,000	$13,026,027	$37,026,027	$3,537,245

KBS Strategic Opportunity REIT
Village Overlook	08/10	08/14	$1,392,939	$—	$—	$—	$1,392,939	$—	$2,204,998	$2,204,998	$27,502
1635 N Cahuenga	08/11	03/15	11,201,427	4,650,000	—	—	15,851,427	—	9,109,680	9,109,680	757,076
Richardson land	11/11	08/15	1,430,417	—	—	—	1,430,417			—	(1,430,417)
Academy Point Atrium I	09/10	09/15	3,319,656	—	—	—	3,319,656	—	4,100,071	4,100,071	(747,800)

TABLE V
SALES OR DISPOSALS OF PROPERTIES (CONTINUED)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

_____________________
(1) Table V includes information only with respect to the results of sales or disposals of real properties.  Sales, disposals, restructuring, pay-offs, discounted payoffs and settlements of investments in loans and real estate-related investments are omitted from Table V. For information with respect to loan investments by public programs, see the “Prior Performance Summary.” Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with public programs sponsored by our sponsors, including a copy of the most recent Annual Reports on Form 10-K filed with the SEC.
(2) Total acquisition costs, capital improvements and soft costs is gross of depreciation and impairments. Acquisition costs include acquisition fees paid to the program’s advisor. Soft costs include legal fees, environmental studies, title and closing costs related to the acquisition and closing of the asset. Amounts shown do not include pro rata share of program offering costs nor do they include any program administration costs not related to the operation of the property.
(3) Does not include any program administration costs not related to the operation of the property.
(4) This table does not include KBS REIT I’s agreement in lieu of foreclosure to transfer the National Industrial Portfolio properties to an affiliate of the lender of certain mortgage and mezzanine loans related to the properties.
(5) On September 1, 2011, KBS REIT I entered into a Collateral Transfer and Settlement Agreement with, among other parties, GKK Stars Acquisition LLC, the wholly owned subsidiary of Gramercy Property Trust, Inc. (“Gramercy”) that indirectly owned the Gramercy real estate portfolio, to effect the orderly transfer of certain assets and liabilities of the Gramercy real estate portfolio to KBS REIT I in satisfaction of certain debt obligations owed by wholly owned subsidiaries of Gramercy to KBS REIT I.  Pursuant to the Collateral Transfer and Settlement Agreement, the subsidiaries of Gramercy transferred to KBS REIT I the equity interests in the indirect owners of or holders of leasehold interests in approximately 867 properties (the “GKK Properties”).  Through December 31, 2016, KBS REIT I has sold or terminated the leasehold interests in 633 GKK Properties for net sales proceeds of $1.6 billion.  The original purchase price allocated to these properties was $1.5 billion.  In addition, as of December 31, 2016, KBS REIT I had transferred 153 GKK Properties to the respective lenders of the mortgage loans for which these properties served as security, in exchange for the release from the debt outstanding and other obligations related to, these mortgage loans.  The purchase price allocated to these properties was $266.2 million and the carrying value of the debt and accrued liabilities extinguished was $272.9 million.

KBS STRATEGIC OPPORTUNITY REIT II, INC.
SUPPLEMENT NO. 2 DATED [], 2017
TO THE PROSPECTUS DATED [], 2017
This document supplements, and should be read in conjunction with, the prospectus of KBS Strategic Opportunity REIT II, Inc. dated [], 2017 and supplement no.1 dated [], 2017. As used herein, the terms “we,” “our” and “us” refer to KBS Strategic Opportunity REIT II, Inc. and, as required by context, KBS Strategic Opportunity Limited Partnership II, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	information regarding cash distributions and stock dividends for the year ended December 31, 2016 and the three months ended March 31, 2017;

•	information regarding cash distributions and stock dividends subsequent to March 31, 2017;

•	information with respect to our real estate and real estate-related investments;

•	selected financial data;

•	funds from operations, modified funds from operations and adjusted modified funds from operations;

•	fees earned by and expenses reimbursable to our advisor and our dealer manager;

•	information with respect to our share redemption program;

•	information regarding the net tangible book value of our shares;

•	quantitative and qualitative disclosures about market risk;

•	information on experts; and

•	information incorporated by reference.
Information Regarding Cash Distributions and Stock Dividends for the Year Ended December 31, 2016 and the Three Months Ended March 31, 2017
Commencing with the period from March 1, 2016 through March 31, 2016, we began paying regular, monthly cash distributions based on daily record dates. Distributions declared, distributions paid and cash flow used in operations were as follows for the first, second, third and fourth quarters of 2016 and the first quarter of 2017 (in thousands, except per share amounts):

	Distributions Declared (1)	Distributions Declared Per Class A Share (1) (2)	Distributions Declared Per Class T Share (1)(2)	Distributions Paid (3)			Cash Flows (Used in)/Provided by Operations	Source of Cash Distributions Paid
Period				Cash	Reinvested	Total		Amount Paid from Cash Flows From Operating Activities/ Percentage of Distributions Paid		Amount Paid from Borrowings/ Percentage of Distributions Paid
First Quarter 2016	$93	$0.008	$—	$—	$—	$—	$(1,279)	$—	/0%	$—	/0%
Second Quarter 2016	570	0.048	0.024	183	286	469	1,862	469	/100%	—	/0%
Third Quarter 2016	1,513	0.098	0.074	251	378	629	3,649	629	/100%	—	/0%
Fourth Quarter 2016	785	0.048	0.025	623	966	1,589	(3,528)	885	/56%	704	/44%
First Quarter 2017	852	0.047	0.024	320	501	821	457	457	/56%	364	/44%
	$3,813	$0.249	$0.147	$1,377	$2,131	$3,508	$1,161	$2,440		$1,068
_____________________
(1) Distributions for the period from March 1, 2016 through March 31, 2016 were based on daily record dates and were calculated at a rate of $0.00026202 per share per day less the applicable daily stockholder servicing fee. Distributions for the period from April 1, 2016 through December 31, 2016 were based on daily record dates and were calculated at a rate of $0.00052404 per share per day less the applicable daily stockholder servicing fee. On September 27, 2016, our board of directors declared a one-time cash distribution in the amount of $0.05 per share on the outstanding shares of all classes of our common stock to stockholders of record as of the close of business on September 27, 2016. Distributions for the period from January 1, 2017 through March 31, 2017 were based on daily record dates and were calculated at a rate of $0.00052548 per share per day less the applicable daily stockholder servicing fee.
(2) Assumes Class A share was issued and outstanding each day that was a record date for distributions during the period presented. Assumes Class T share was issued and outstanding from March 2, 2016 through March 31, 2017. Given the distribution rate declared for the period and the applicable daily stockholder servicing fee for Class T shares of common stock, the Company did not pay cash distributions on shares of Class T common stock for record dates from March 2, 2016 to March 31, 2016.
(3) Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid on or about the first business day of the following month.

1

For the year ended December 31, 2016, we paid aggregate distributions of $2.7 million, including $1.1 million distributions paid in cash and $1.6 million of distributions reinvested through our dividend reinvestment plan. Our net loss attributable to common stockholders for the year ended December 31, 2016 was $6.5 million and cash flow provided by operations was $0.7 million. We funded our total distributions paid, which includes net cash distributions and dividends reinvested by stockholders, with $2.0 million of cash flow from operating activities and $0.7 million of debt financing. For purposes of determining the source of our distributions paid, we assume first that we use cash flow from operating activities from the relevant or prior periods to fund distribution payments.
For the three months ended March 31, 2017, we paid aggregate distributions of $0.8 million, including $0.3 million distributions paid in cash and $0.5 million of distributions reinvested through our dividend reinvestment plan. Our net loss attributable to common stockholders for the three months ended March 31, 2017 was $2.4 million and cash flow provided by operations was $0.5 million. We funded our total distributions paid, which includes net cash distributions and dividends reinvested by stockholders, with $0.5 million of cash flow from operating activities and $0.3 million of debt financing.
From inception through March 31, 2017, we paid cumulative distributions of $4.5 million and our cumulative net loss during the same period was $13.5 million. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have less funds available for the acquisition of real estate investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.
During the year ended December 31, 2016, our board of directors declared 0.035003 shares of common stock per each share of common stock outstanding, assuming each share was issued and outstanding for the entire year, which includes a one-time stock dividend, regular stock dividends declared based on quarterly or monthly record dates. During the year ended December 31, 2016, we issued 513,723 shares of our common stock in connection with stock dividends declared.
During the three months ended March 31, 2017, our board of directors declared monthly stock dividends based on a single record date as of the end of each month in the aggregate of 0.005001 shares of common stock per each share of common stock outstanding, assuming each share was issued and outstanding for the entire period. During the three months ended March 31, 2017, we issued 104,525 shares of our common stock in connection with stock dividends declared.
To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have less funds available for the acquisition of real estate investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.
Information Regarding Cash Distributions and Stock Dividends Subsequent to March 31, 2017
On January 26, 2017, our board of directors declared cash distributions on the outstanding shares of all classes of our common stock based on daily record dates for the period from March 1, 2017 through March 31, 2017, which we paid on April 3, 2017.
On March 16, 2017, our board of directors declared cash distributions on the outstanding shares of all classes of our common stock based on daily record dates for the period from April 1, 2017 through April 30, 2017 and May 1, 2017 through May 31, 2017, which we paid on May 2, 2017 and June 1, 2017, respectively.
On May 10, 2017, our board of directors declared cash distributions on the outstanding shares of all classes of our common stock based on daily record dates for the period from June 1, 2017 through June 30, 2017 and July 1, 2017 through July 31, 2017, which we paid on July 5, 2017 and August 1, 2017, respectively.
On July 6, 2017, our board of directors declared cash distributions on the outstanding shares of all classes of our common stock based on daily record dates for the period from August 1, 2017 through August 31, 2017, which we expect to pay in September 2017.
On August 10, 2017, our board of directors declared cash distributions on the outstanding shares of all classes of our common stock based on daily record dates for the period from September 1, 2017 through September 30, 2017 and October 1, 2017 through October 31, 2017, which we expect to pay in October 2017 and November 2017, respectively. Investors may choose to receive cash distributions or purchase additional shares through our dividend reinvestment plan.
Distributions for these periods were or will be calculated based on stockholders of record each day during these periods at a rate of (i) $0.00052548 per share per day less (ii) the applicable daily stockholder servicing fees accrued for and allocable to any class of common stock, divided by the number of shares of common stock of such class outstanding as of the close of business on each respective record date.

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Our board of directors has issued or declared the following monthly stock dividends on our shares of common stock subsequent to March 31, 2017:

Declaration Date	Record Date	Issue or Expected Issue Date	Amount Declared per Share Outstanding	Total Shares Issued
January 26, 2017	March 31, 2017	April 4, 2017	0.001667 shares	39,051
March 16, 2017	April 30, 2017	May 3, 2017	0.001667 shares	40,485
March 16, 2017	May 31, 2017	June 2, 2017	0.001667 shares	41,678
May 10, 2017	June 30, 2017	July 6, 2017	0.001667 shares	43,106
May 10, 2017	July 31, 2017	August 2, 2017	0.001667 shares	43,945
July 6, 2017 (1)	August 31, 2017	September 2017	0.001667 shares	(1)
August 10, 2017 (1)	September 30, 2017	October 2017	0.001667 shares	(1)
August 10, 2017 (1)	October 31, 2017	November 2017	0.001667 shares	(1)
_____________________
(1) As of August 10, 2017, these stock dividends have been declared but not issued.
Real Estate and Real Estate-Related Investments Summary
Real Estate Investments
As of March 31, 2017, we owned two hotel properties, two office buildings and one apartment building. In addition, we had entered into a joint venture to develop one retail property, which is currently under construction. We acquired each of these properties from third parties unaffiliated with us or our advisor.
Hotel Properties
The following table provides summary information regarding our hotel properties as of March 31, 2017:

Property	Location	Number of Rooms	Date Acquired	Purchase Price (1) (in thousands)	Average Revenue per Available Room	Average Daily Rate	Percentage Occupied for the Three Months Ended March 31, 2017	Ownership %
Springmaid Beach Resort (2)	Myrtle Beach, SC	452	12/30/2014	$41,638	$62.49	$90.64	69.0%	90%
Q&C Hotel	New Orleans, LA	196	12/17/2015	52,469	135.49	191.23	70.9%	90%
				$94,107
_____________________
(1) Purchase price includes acquisition fees and closing costs.
(2) In October 2016, Springmaid Beach Resort sustained significant damage from Hurricane Matthew, the result of which placed 238 rooms out of service. Rooms not in service were excluded from the percentage occupied and average revenue per available room for the period they were offline.
TRS Leases
Our hotels are leased by the respective joint venture owners of each hotel (the “Hotel Owner Joint Venture”) to a second joint venture (the “Hotel Operations Joint Venture”) we have formed between each hotel’s respective joint venture partner and an indirect wholly owned subsidiary we have formed with respect to each hotel that we have elected to treat as a TRS.
Each lease agreement provides for a five-year term with the right for the respective Hotel Operations Joint Venture to extend the term of the lease for up to three additional terms of three years each; provided, however, that the Hotel Owner Joint Venture has the right to terminate the lease upon the sale of the hotel or any members of the Hotel Owner Joint Venture buying out any other member, as well as upon the occurrence of an event of default under the respective lease agreement.
Pursuant to the lease agreements, the Hotel Operations Joint Venture will pay to the Hotel Owner Joint Venture, on a monthly basis, an annual basic rent. The annual basic rent will be adjusted as set forth in the lease agreements beginning in 2016 as well as prorated for any partial years. For the Springmaid Beach Resort, the annual basic rent was $3.3 million for 2016 and is $3.6 million for 2017. For the Q&C Hotel, the annual basic rent was $3.2 million for 2016 and is $3.3 million for 2017.

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In addition to annual basic rent, each respective Hotel Operations Joint Venture will pay a monthly percentage rent to the respective Hotel Owner Joint Venture equal to (i) an agreed percentage of year-to-date gross revenue that exceeds certain annual threshold amounts, less (ii) all prior percentage rent payments. Each respective Hotel Operations Joint Venture is also required to establish and fund a repairs and replacement reserve for the periodic refurbishment, replacements and non-routine repairs of all tangible personal property owned by the respective Hotel Owner Joint Venture. For each lease, the reserve is a percentage of gross receipts as set forth in the lease agreement. For Springmaid Beach Resort, this percentage ranges from 1% to 4%. For Q&C Hotel, this percentage ranges from 2% to 5%. In addition, the lease agreements require each Hotel Operations Joint Venture to pay all income taxes, rent, and all costs and expenses and utility and other charges incurred in the operations of the respective hotel.
Management Agreements
For us to qualify as a REIT, we cannot directly or indirectly operate any of our hotels. Third parties must operate our hotels. As described above, our hotels are leased to TRS lessees, which in turn have engaged property managers to manage our hotels pursuant to a hotel management agreement.
Springmaid Beach Resort
The Springmaid Hotel Operations Joint Venture has entered a management agreement with Doubletree Management LLC, an independent third-party hotel operator (“Doubletree”) pursuant to which Doubletree will manage and operate the Springmaid Beach Resort. The hotel was branded a DoubleTree by Hilton in September 2016 (the "Brand Commencement Date").
The management agreement requires us to maintain a minimum working capital reserve for the Springmaid Beach Resort. In addition, the Springmaid Hotel Owner Joint Venture is responsible for providing funds to meet the cash needs for the hotel operations if at any time the funds available from hotel operations are insufficient to meet the financial requirements of the hotel. The management agreement expires on December 31 of the 20th full year following the Brand Commencement Date. Upon mutual agreement, the parties may extend the term of the agreement for two successive periods of five years each. If an event of default occurs and continues beyond any applicable notice and cure periods set forth in the management agreement, the non-defaulting party generally has, among other remedies, the option of terminating the management agreement upon written notice to the defaulting party with no termination fee payable to Doubletree. In addition, we have the right to terminate the management agreement without the payment of a termination fee if Doubletree fails to achieve certain criteria relating to the performance of the hotel for any two consecutive years following the Brand Commencement Date. Under certain circumstances following a casualty or condemnation event, either party may terminate the management agreement provided Doubletree receives a termination fee an amount equal to two years of the base fee.  We are permitted to terminate the management agreement upon a sale, lease or other transfer of the Springmaid Beach Resort any time so long as the buyer is approved for, and enters into a DoubleTree by Hilton franchise agreement for the balance of the agreement’s term. Finally, we are restricted in our ability to assign the management agreement upon a sale, lease or other transfer the Springmaid Beach Resort unless the transferee is approved by Doubletree to assume the management agreement.
Pursuant to the management agreement Doubletree receives the following fees:

•
a base fee, which is a percentage of total operating revenue that starts at 2.5% and increases to 2.75% in the second year following the Brand Commencement Date and further increases in the third year following the Brand Commencement Date and thereafter to 3.0%;

•	a campground area management fee, which is 2% of any campground revenue;

•
an incentive fee, which is 15% of operating cash flow (after deduction for capital renewals reserve and the Springmaid Hotel Owner Joint Venture’s priority, which is 12% of the Springmaid Hotel Owner Joint Venture’s total investment);

•	an additional services fee in the amount reasonably determined by Doubletree from time to time; and

•	a brand services fee in the amount of 4% of total rooms revenue, and an other brand services fee in an amount determined by Doubletree from time to time.

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Q&C Hotel
A wholly owned subsidiary of the Q&C Hotel Operations Joint Venture (“Q&C Hotel Operations”) has entered a management agreement with Encore Hospitality, LLC (“Encore Hospitality”), an affiliate of the Q&C JV Partner, pursuant to which Encore Hospitality will manage and operate the Q&C Hotel. The management agreement expires on December 17, 2035. Subject to certain conditions, Encore Hospitality may extend the term of the agreement for a period of five years. Q&C Hotel Operations may terminate the management agreement upon (1) the occurrence of an event of default that continues beyond any applicable notice and cure periods, (2) a sale of the Q&C Hotel, (3) a change of control of Encore Hospitality without Q&C Hotel Operations’ approval, (4) a failure of Encore Hospitality to meet certain performance thresholds, (5) a sale of the Q&C Joint Venture Partner’s interest in the joint venture to us, and (6) if Q&C Hotel Operations is required to do so pursuant to the terms of the loan documents or the franchise agreement. Pursuant to the management agreement Encore Hospitality will receive a base fee, which is 4.0% of gross revenue (as defined in the management agreement).
Q&C Hotel Operations has also entered a franchise agreement with Marriott International (“Marriott”) pursuant to which Marriott has granted Q&C Hotel Operations a limited, non-exclusive license to establish and operate the Q&C Hotel using certain of Marriott’s proprietary marks and systems and the hotel was branded as a Marriott Autograph Collection hotel on May 25, 2016. The franchise agreement will expire on May 25, 2041 with no renewal options. Marriott may terminate the franchise agreement immediately upon certain defaults and after an opportunity to cure with respect to certain other defaults. Pursuant to the franchise agreement, commencing on May 25, 2016, Q&C Hotel Operations will pay Marriott a monthly franchise fee equal to a percent of gross room sales on a sliding scale that is initially 2% and increases to 5% after the third anniversary of the opening date and a monthly marketing fund contribution fee equal to 1.5% of the Q&C Hotel’s gross room sales. In addition, the franchise agreement requires the maintenance of a reserve account to fund all renovations at the hotel based on a percentage of gross revenues which starts at 2% of gross revenues and increases to 5% of gross revenues after May 25, 2019. Q&C Hotel Operations will also be responsible for the payment of certain other fees, charges and costs as set forth in the agreement.
In addition, in connection with the execution of the franchise agreement, KBS SOR US Properties II LLC (“SOR US Properties II”), our indirect wholly owned subsidiary, is providing an unconditional guarantee that all Q&C Hotel Operations’ obligations under the franchise agreement will be punctually paid and performed. Finally, certain transfers of the Q&C Hotel or an ownership interest therein are subject to a notice and consent requirement, and the franchise agreement further provides Marriott with a right of first refusal with respect to a sale of the hotel to a competitor of Marriott.
Office Properties
The following table provides summary information regarding our office properties as of March 31, 2017:

Property Location of Property	Date Acquired	Rentable Square Feet	Purchase Price (1) (in thousands)	Annualized Base Rent (2) (in thousands)	Average Annualized Base Rent per Sq. Ft. (3)	Average Remaining Lease Term in Years	Occupancy	Ownership %
2200 Paseo Verde Henderson, NV	12/23/2015	59,818	$13,661	$1,112	$29.36	3.2	63.3%	100.0%
Lincoln Court Campbell, CA	05/20/2016	123,529	52,803	5,049	44.59	2.3	91.7%	100.0%
		183,347	$66,464	$6,161	$40.77	2.5
_____________________
(1) Purchase price includes acquisition fees and closing costs.
(2) Annualized base rent represents annualized contractual base rental income as of March 31, 2017, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.
(3) Average annualized base rent per square foot is calculated as the annualized base rent divided by the leased square feet.

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Portfolio Lease Expiration
The following table reflects lease expirations of our office properties as of March 31, 2017:

Year of Expiration	Number of Leases Expiring	Annualized Base Rent (in thousands) (1)	% of Portfolio Annualized Base Rent Expiring	Leased Rentable Square Feet Expiring	% of Portfolio Rentable Square Feet Expiring
2017	8	938	15.2%	22,475	14.9%
2018	14	1,953	31.7%	51,581	34.1%
2019	5	789	12.8%	19,633	13.0%
2020	7	1,597	25.9%	35,465	23.5%
2021	2	200	3.2%	5,131	3.4%
2022	1	176	2.9%	3,281	2.2%
2023	1	183	3.0%	6,097	4.0%
2024	—	—	—%	—	—%
2025	1	325	5.3%	7,460	4.9%
Total	39	$6,161	100%	151,123	100%
_____________________
(1) Annualized base rent represents annualized contractual base rental income as of March 31, 2017, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.
Apartment Property
The following table provides summary information regarding our apartment property as of March 31, 2017:

Property Location of Property	Date Acquired	Number of Units	Purchase Price (in thousands) (1)	Monthly Rent (2)	Occupancy (3)	Average Monthly Rent per Leased Unit (4)	Ownership %
Lofts at NoHo Commons North Hollywood, CA	11/16/2016	292	$105,741	$531,000	89.4%	$2,035	90.0%
_____________________
(1) Purchase price includes acquisition fees and closing costs.
(2) Monthly rent is based on the aggregate contractual rent from tenant leases in effect as of March 31, 2017, adjusted to reflect any contractual tenant concessions.
(3) Occupancy percentage is calculated as the number of occupied units divided by the total number of units of the property as of March 31, 2017.
(4) Average monthly rent per leased unit is calculated as the aggregate contractual rent from leases in effect as of March 31, 2017, adjusted to reflect any contractual tenant concessions, divided by the number of leased units.
Other than Springmaid Beach Resort, we do not intend to make significant renovations or improvements to any individual real estate property listed above in the near term. On September 7, 2015, we commenced renovation of the hotel property which resulted in the elimination of 39 rooms. In September 2016, we had substantially completed the renovation to Springmaid Beach Resort for approximately $19.0 million.
In October 2016, Springmaid Beach Resort sustained significant damage from Hurricane Matthew. Certain rooms were damaged and continue to be offline as of June 28, 2017. The pier was destroyed and certain restaurants and stores have been closed. Based on management’s estimates, we recognized an estimated aggregate loss for the damaged assets' net book value of $3.7 million during the year ended December 31, 2016, which was reduced by $3.7 million of estimated insurance recovery since we determined that it was probable of receipt.
As of March 31, 2017 and December 31, 2016, we recorded a receivable of $4.5 million and $6.2 million, respectively, for estimated insurance recoveries as prepaid expenses and other assets on our consolidated balance sheets as of March 31, 2017 and December 31, 2016. During the three months ended March 31, 2017, we received $2.0 million of the estimated insurance recovery.
Construction in Progress
On December 1, 2016, we, through a joint venture (the "210 West 31st Street Joint Venture"), acquired a leasehold interest to develop one retail property in 210 West 31st Street, New York, New York ("210 West 31st Street"). The leasehold interest for 210 West 31st Street expires January 31, 2114. We own an 80% equity interest in the 210 West 31st Street Joint Venture.

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210 West 31st Street is located in New York, New York and consists of an 8,637 square foot development site located directly across the street from Madison Square Garden and Penn Station. 210 West 31st Street is currently a 23,110 square foot, 2-story building with basement. We intend to make significant renovations or improvements to 210 West 31st Street, including demolishing the existing structure and redeveloping the property into a 2-story retail building with a lower level and a rooftop deck and currently estimates these renovations and improvements to cost approximately $14.2 million. As of March 31, 2017, the book value of our construction in progress was $51.9 million.
Probable Real Estate Investment
On July 10, 2017, we, through an indirect wholly owned subsidiary, entered into a contract of sale (the “Agreement”) to acquire an office property containing two buildings with an aggregate of 367,357 rentable square feet located on approximately 1.1 acres of land in Oakland, California (“Oakland City Center”). The sellers are not affiliated with us or our advisor. The contractual purchase price of Oakland City Center is approximately $155.0 million plus closing costs. We intend to fund the purchase of Oakland City Center with proceeds from this offering and proceeds from a mortgage loan from an unaffiliated lender. We are currently negotiating the terms of the mortgage loan. Pursuant to the Agreement, we would be obligated to purchase the property only after satisfaction of agreed upon closing conditions. There can be no assurance that we will complete the acquisition. In some circumstances, if we fail to complete the acquisition, we may forfeit up to $8.0 million of earnest money.
The buildings of Oakland City Center were completed in 1985 and 1990. As of July 1, 2017, Oakland City Center was approximately 92% leased to 44 tenants. The current aggregate annualized base rent for the tenants of Oakland City Center is approximately $12.9 million. The current weighted-average remaining lease term for the tenants is approximately 3.7 years. The current weighted-average annual rental rate (net of rental abatements) over the remaining lease term is $39.25 per square foot.
Real Estate-Related Investment
As of March 31, 2017, we, through an indirect wholly owned subsidiary, had originated a real estate loan receivable as follows (in thousands):

Loan Name Location of Related Property or Collateral	Date Acquired / Originated	Property Type	Loan Type	Payment Type	Outstanding Principal Balance as of March 31, 2017 (1)	Purchase/Origination Price (2)	Book Value as of March 31, 2017 (3)	Contractual Interest Rate (4)	Annualized Effective Interest Rate (4)	Loan-to-Value (5)	Maturity Date
655 Summer Street First Mortgage Loan
Boston, Massachusetts	09/04/2014	Office	Mortgage	Interest Only	$3,500	$3,500	$3,461	9.25%	11.68%	53%	10/01/2017
____________________
(1) Outstanding principal balance as of March 31, 2017 represents original principal balance outstanding under the loan, increased for any subsequent fundings and reduced for any principal paydowns, and does not include closing costs and direct acquisition and origination fees.
(2) Purchase/origination price represents the amount funded by us to acquire or originate the loan, increased for any subsequent fundings, decreased for any principal repayments, and does not include closing costs and direct acquisition and origination fees.
(3) Book value represents outstanding principal balance, adjusted for unamortized origination fees and direct acquisition and origination expenses.
(4) Contractual interest rate is the stated interest rate on the face of the loan. Annualized effective interest rate is calculated as the actual interest income recognized in 2017, using the interest method, divided by the average amortized cost basis of the investment. The annualized effective interest rate and contractual interest rate presented are as of March 31, 2017.
(5) The loan-to-value ratio is based upon the amount funded at origination (excluding closing costs and certain other fees) and the “as-is” appraised value of the property the loan.  Appraisals are based on numerous estimates, judgments and assumptions that significantly affect the appraised value of the underlying property.  Differing assumptions may materially change the appraised value of the property.  In addition, the value of the property will change over time due to various factors.
Investment in Unconsolidated Entity
On June 28, 2016 we originated a participating loan facility in an amount up to €2.6 million ($2.9 million at closing). We funded approximately €2.1 million ($2.3 million at closing). The proceeds were used by the borrower to fund a 5% general partner interest in a joint venture acquiring a portfolio of light industrial properties located throughout France. The total acquisition cost of the portfolio was approximately €95.5 million ($105.6 million at closing). Under the terms of the participating loan facility, we participate in the expected residual profits of the portfolio and the terms are structured in a manner such that the risks and rewards of the arrangement are similar to those associated with an investment in a real estate joint venture. Accordingly, the participating loan facility is accounted for under the equity method of accounting. In addition to the amount funded at closing, we also capitalized an additional $0.2 million of acquisition costs and fees.
As of March 31, 2017, the book value of this investment was $2.4 million. During the three months ended March 31, 2017, we recognized $13,000 of income with respect to this investment.

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Outstanding Debt Obligations as of March 31, 2017
As of March 31, 2017, we had $212.5 million of variable rate debt outstanding. Our mortgage debt consisted of six variable rate notes payable that mature between 2017 and 2020. Also, as of March 31, 2017, we had entered into three interest rate caps for a total notional amount of $101.4 million that mature between 2018 and 2019. The interest rate caps have a one-month LIBOR strike rate of 3.0%. As of March 31, 2017, our borrowings and other liabilities were approximately 54% of the cost (before depreciation and other noncash reserves) and book value (before depreciation) of our tangible assets.The following table details our outstanding debt as of March 31, 2017 (in thousands):

	Outstanding Principal Balance	Contractual Interest Rate (1)	Effective Interest Rate (1)	Payment Type	Maturity Date	% of Total Indebtedness

Springmaid Beach Resort Mortgage Loan	$38,000	One-month LIBOR + 3.00%	3.78%	Interest Only	12/30/2017	18%
Q&C Hotel Mortgage Loan	28,330	One-month LIBOR + 3.25%	4.03%	Interest Only (2)	12/17/2018	13%
2200 Paseo Verde Mortgage Loan	7,430	One-month LIBOR + 2.25%	3.03%	Interest Only	07/01/2017	3%
Lincoln Court Mortgage Loan	33,500	One-month LIBOR + 1.75%	2.73%	Interest Only	06/01/2020	16%
Lofts at NoHo Commons Mortgage Loan	72,100	One-month LIBOR + 2.66%	3.45%	Interest Only	12/01/2019	34%
210 West 31st Street Mortgage Loan (3)	33,143	One-month LIBOR + 5.50%	6.28%	Interest Only	12/01/2019	16%
	$212,503
____________________
(1) Contractual interest rate represents the interest rate in effect under the loan as of March 31, 2017. Effective interest rate is calculated as the actual interest rate in effect as of March 31, 2017 (consisting of the contractual interest rate and the effect of interest rate swaps, if applicable), using interest rate indices as of March 31, 2017, where applicable.
(2) Beginning on February 1, 2018, monthly payments also include principal amortization payments of $55,000 per month, unless certain conditions described in the loan documents are satisfied.
(3) As of July 31, 2017, $34.1 million had been disbursed to the Company and up to $13.0 million is available for future disbursements to be used for capital improvement costs, tenant improvement costs, leasing commissions and operating/interest shortfall, subject to certain terms and conditions contained in the loan documents.
With respect to the Springmaid Beach Resort Mortgage Loan, SOR US Properties II is providing a: (a) guaranty of the sum of $5.5 million plus certain other sums described in the loan documents, which guaranteed amount shall decrease pursuant to the terms of the equity contribution guaranty executed by SOR US Properties II in favor of the lender; (b) guaranty of Springmaid Hotel Owner Joint Venture’s obligations to complete the renovations to the Springmaid Beach Resort, as described in the completion guaranty executed by SOR US Properties II in favor of the lender; (c) limited guaranty of the Springmaid Beach Resort Mortgage Loan with respect to certain potential fees, costs, expenses, losses or damages incurred or suffered by the lender as a result of certain intentional actions committed by us, Springmaid Hotel Owner Joint Venture, SOR US Properties II, and/or any affiliates of us, as applicable, in violation of the loan documents as well as Springmaid Hotel Owner Joint Venture’s obligation to refund certain key money amounts to the independent third-party hotel operator under the management agreement; and (d) guaranty of the principal balance and any interest or other sums outstanding under the Springmaid Beach Resort Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving Springmaid Hotel Owner Joint Venture or Springmaid Hotel Operations Joint Venture.
With respect to the Q&C Hotel Mortgage Loan, SOR US Properties II is providing a: (a) guaranty of the lesser of the currently outstanding loan amount or 25% of the outstanding principal balance, which principal balance may decrease pursuant to the terms of the partial repayment and limited guaranty executed by SOR US Properties II in favor of the lender; (b) guaranty of the borrower’s obligations to complete the renovations to the Q&C Hotel required by the franchise agreement, as described in the completion guaranty executed by SOR US Properties II in favor of the Q&C Hotel lender; (c) limited guaranty entered with Marriott International with respect to certain potential fees, costs, expenses, losses or damages incurred or suffered by the Q&C Hotel lender in relation to the Q&C Hotel Mortgage Loan as a result of certain intentional actions committed by us, the direct owner of the Q&C Hotel, SOR US Properties II, and/or any of their affiliates in violation of the loan documents; (d) a limited guaranty of the joint venture through which we lease the Q&C Hotel obligation to refund certain key money amounts to the third party hotel operator under the management agreement; and (e) guaranty of the principal balance and any interest or other sums outstanding under the Q&C Hotel Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the borrowers.

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With respect to the 2200 Paseo Verde Mortgage Loan, SOR US Properties II is providing a guaranty of all principal and interest outstanding upon the commission of certain intentional actions by the buyer, SOR US Properties II or any of their affiliates in violation of the loan documents (the “Triggering Events”). SOR US Properties II is also providing a limited guaranty with respect to certain potential losses or damages suffered by the lender as a result of the occurrence of a Triggering Event.
With respect to the Lincoln Court Mortgage Loan, SOR US Properties II is providing a guaranty of an amount not greater than 25% of the outstanding balance of the Lincoln Court Mortgage Loan with respect to certain potential fees, costs, expenses, losses or damages incurred or suffered by the lender as a result of certain intentional actions committed by the borrower in violation of the loan documents. SOR US Properties II is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Lincoln Court Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the borrower, certain direct or indirect transfers or financings of Lincoln Court in violation of the loan documents and the violation of certain other terms of the loan documents by the borrower.
Selected Financial Data
The following selected financial data as of March 31, 2017, December 31, 2016, 2015, 2014 and 2013 and for the three months ended March 31, 2017 and 2016, for the years ended December 31, 2016, 2015 and 2014 and for the period from July 3, 2013 to December 31, 2013 should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, both incorporated by reference into the prospectus (in thousands, except share and per share amounts):

		As of March 31, 2017	As of December 31,
			2016	2015	2014	2013
Balance sheet data
Total real estate and real estate-related investments, net		$321,510	$320,765	$113,345	$43,374	$—
Total assets		409,293	383,214	139,729	57,873	724
Total notes payable, net		209,420	208,581	60,836	25,341	—
Total liabilities		221,901	221,125	67,895	27,215	642
Redeemable common stock		2,406	2,121	1,092	—	—
Total equity		184,986	159,968	70,742	30,658	82

	For the Three Months Ended March 31,		For the Years Ended December 31,			For the Period from July 3, 2013 to December 31, 2013
Operating data	2017	2016	2016	2015	2014
Total revenues	$8,505	$4,084	$31,320	$17,025	$184	$—
Class A Common Stock:
Net loss attributable to common stockholders	(1,533)	(2,053)	(5,469)	(1,970)	(2,294)	(62)
Net loss per common share - basic and diluted	(0.11)	(0.18)	(0.46)	(0.28)	(0.79)	(0.04)
Class T Common Stock:
Net loss attributable to common stockholders	(915)	(39)	(1,021)	(86)	(162)	(9)
Net loss per common share - basic and diluted	(0.13)	(0.19)	(0.49)	(0.42)	(0.79)	(0.04)
Other data
Cash flows provided by (used in) operating activities	$457	$(1,279)	$704	$434	$(1,394)	$—
Cash flows used in investing activities	(2,486)	(5,095)	(221,728)	(69,467)	(43,358)	—
Cash flows provided by financing activities	28,741	20,727	242,784	80,598	57,840	513
Distributions declared	(852)	(93)	(2,961)	(1,027)	—	—
Distributions declared per common share - Class A	$0.047	$0.008	$0.202	$0.120	$—	$—
Distributions declared per common share - Class T	$0.024	$—	$0.123	$—	$—	$—
Stock dividends declared per common share	0.005	0.005	0.035	0.100	—	—
Weighted-average number of common shares outstanding, basic and diluted - Class A	14,594,521	11,283,522	11,932,569	7,093,979	2,892,065	1,412,801
Weighted-average number of common shares outstanding, basic and diluted - Class T	7,146,232	206,526	2,072,343	204,237	204,237	204,237

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Funds from Operations, Modified Funds from Operations and Adjusted Modified Funds from Operations
We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an equity REIT. We compute FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. FFO represents net income, excluding gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), impairment losses on real estate assets, depreciation and amortization of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with U.S. generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and provides a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.
Changes in accounting rules have resulted in a substantial increase in the number of non-operating and non-cash items included in the calculation of FFO. As a result, our management also uses modified funds from operations (“MFFO”) as an indicator of our ongoing performance as well as our dividend sustainability. MFFO excludes from FFO: acquisition fees and expenses (to the extent that such fees and expenses have been recorded as operating expenses); adjustments related to contingent purchase price obligations; amounts relating to straight-line rents and amortization of above- and below-market intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; amortization of closing costs relating to debt investments; impairments of real estate-related investments; mark-to-market adjustments included in net income; and gains or losses included in net income for the extinguishment or sale of debt or hedges. We compute MFFO in accordance with the definition of MFFO included in the practice guideline issued by the Investment Program Association (“IPA”) in November 2010 as interpreted by management. Our computation of MFFO may not be comparable to other REITs that do not compute MFFO in accordance with the current IPA definition or that interpret the current IPA definition differently than we do.
In addition, our management uses an adjusted MFFO (“Adjusted MFFO”) as an indicator of our ongoing performance as well as our dividend sustainability. Adjusted MFFO provides adjustments to reduce MFFO related to operating expenses that are capitalized with respect to certain of our investments in undeveloped land.
We believe that MFFO and Adjusted MFFO are helpful as measures of ongoing operating performance because they exclude costs that management considers more reflective of investing activities and other non-operating items included in FFO.  Management believes that excluding acquisition costs (to the extent such costs have been recorded as operating expenses) from MFFO and Adjusted MFFO provides investors with supplemental performance information that is consistent with management’s analysis of the operating performance of the portfolio over time, including periods after our acquisition stage.  MFFO and Adjusted MFFO also exclude non-cash items such as straight-line rental revenue.  Additionally, we believe that MFFO and Adjusted MFFO provide investors with supplemental performance information that is consistent with the performance indicators and analysis used by management, in addition to net income and cash flows from operating activities as defined by GAAP, to evaluate the sustainability of our operating performance.  MFFO provides comparability in evaluating the operating performance of our portfolio with other non-traded REITs which typically have limited lives with short and defined acquisition periods and targeted exit strategies.  MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes.
FFO, MFFO and Adjusted MFFO are non-GAAP financial measures and do not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO, MFFO and Adjusted MFFO include adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization and the other items described above. Accordingly, FFO, MFFO and Adjusted MFFO should not be considered as alternatives to net income as an indicator of our current and historical operating performance. In addition, FFO, MFFO and Adjusted MFFO do not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an indication of our liquidity. We believe FFO, MFFO and Adjusted MFFO, in addition to net income and cash flows from operating activities as defined by GAAP, are meaningful supplemental performance measures.

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Although MFFO includes other adjustments, the exclusion of straight-line rent, amortization of above- and below-market leases and acquisition fees and expenses (as applicable), are the most significant adjustments for the periods presented.  We have excluded these items based on the following economic considerations:

•
Adjustments for straight-line rent.  These are adjustments to rental revenue as required by GAAP to recognize contractual lease payments on a straight-line basis over the life of the respective lease.  We have excluded these adjustments in our calculation of MFFO to more appropriately reflect the current economic impact of our in-place leases, while also providing investors with a useful supplemental metric that addresses core operating performance by removing rent we expect to receive in a future period or rent that was received in a prior period;

•
Amortization of above- and below-market leases.  Similar to depreciation and amortization of real estate assets and lease related costs that are excluded from FFO, GAAP implicitly assumes that the value of intangible lease assets and liabilities diminishes predictably over time and requires that these charges be recognized currently in revenue.  Since market lease rates in the aggregate have historically risen or fallen with local market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the realized economics of the real estate; and

•
Acquisition fees and expenses. Prior to our early adoption of ASU No. 2017-01 on January 1, 2017, acquisition fees and expenses related to the acquisition of real estate were generally expensed. Although these amounts reduce net income, we exclude them from MFFO to more appropriately present the ongoing operating performance of our real estate investments on a comparative basis. Additionally, acquisition costs have been funded from the proceeds from our private and public offerings as well as from debt financings, and not from our operations. We believe this exclusion is useful to investors as it allows investors to more accurately evaluate the sustainability of our operating performance. Acquisition fees on investment in unconsolidated entities are capitalized into the cost basis of the investment. Acquisition fees on significant capital expenditures related to the development, construction or improvement of the investment budgeted as of the date of acquisition are capitalized.

Adjusted MFFO includes adjustments to reduce MFFO related to real estate taxes, property insurance and financing costs which are capitalized with respect to certain renovation projects.  We have included adjustments for the costs incurred necessary to bring these investments to their intended use, as these costs are recurring operating costs that are capitalized in accordance with GAAP and not reflected in our net income (loss), FFO and MFFO.
Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table, along with our calculations of MFFO and Adjusted MFFO, for the three months ended March 31, 2017 and 2016 and for the years ended December 31, 2016, 2015 and 2014 (in thousands). No conclusions or comparisons should be made from the presentation of these periods.

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2017	2016	2016	2015	2014
Net loss attributable to common stockholders	$(2,448)	$(2,092)	$(6,490)	$(2,056)	$(2,456)
Depreciation of real estate assets	1,708	1,116	5,151	998	3
Amortization of lease-related costs	1,145	165	2,697	173	—
Adjustments for noncontrolling interests (1)	(196)	(111)	(485)	(114)	—
FFO attributable to common stockholders	209	(922)	873	(999)	(2,453)
Straight-line rent and amortization of above- and below-market leases	(183)	(1)	(773)	1	—
Amortization of discounts and closing costs	(19)	(17)	(70)	(62)	(19)
Unrealized losses on derivative instruments	50	32	97	71	23
Real estate acquisition fees to affiliate	—	—	3,759	995	555
Real estate acquisition fees and expenses	—	—	946	1,253	1,016
Adjustments for noncontrolling interests (1)	(6)	—	(82)	(107)	(99)
MFFO attributable to common stockholders	51	(908)	4,750	1,152	(977)
Other capitalized operating expenses (2)	(127)	(49)	(180)	—	—
Casualty-related income, net (3)	—	—	(1,394)	—	—
Adjustments for noncontrolling interests - consolidated entity (1)	—	5	154	—	—
Adjusted MFFO attributable to common stockholders	$(76)	$(952)	$3,330	$1,152	$(977)

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_____________________
(1) Reflects adjustments to eliminate the noncontrolling interest holders’ share of the adjustments to convert our net income (loss) attributable to common stockholders to FFO, MFFO and Adjusted MFFO.
(2) Reflects real estate taxes, property insurance and financing costs that are capitalized with respect to certain renovation projects but excluding development projects. During the time in which we are incurring costs necessary to bring these investments to their intended use, certain normal recurring operating costs are capitalized in accordance with GAAP and not reflected in our net income (loss), FFO and MFFO.
(3) Reflects property damages and insurance recoveries related to the impact of Hurricane Matthew at the Springmaid Beach Resort. We exclude them from Adjusted MFFO to more appropriately present the ongoing operating performance of our real estate investments on a comparative basis. We believe this exclusion is useful to investors as it allows investors to more accurately evaluate the sustainability of our operating performance.
FFO, MFFO and Adjusted MFFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO, MFFO and Adjusted MFFO, such as tenant improvements, building improvements and deferred leasing costs. We expect FFO, MFFO and Adjusted MFFO to improve in future periods to the extent that we continue to lease up vacant space and acquire additional assets. We expect FFO, MFFO and Adjusted MFFO to increase as a result of acquisitions.
Fees Earned by and Expenses Reimbursable to Our Advisor and the Dealer Manager
Summarized below are the fees earned by and expenses reimbursable to our advisor and our dealer manager for the three months ended March 31, 2017 and the year ended December 31, 2016, the amounts paid, and any related amounts payable as of March 31, 2017 and December 31, 2016 (in thousands):

	Incurred		Paid		Payable as of
	Three Months Ended March 31, 2017	Year Ended December 31, 2016	Three Months Ended March 31, 2017	Year Ended December 31, 2016	March 31, 2017	December 31, 2016
Form of Compensation
Organization and Offering Stage
Selling commissions	$1,002	$3,723	$1,002	$3,723	$—	$—
Dealer manager fees	610	1,982	610	1,982	—	—
Reimbursable other offering costs	311	394	—	20	685	374
Acquisition and Development Stage
Acquisition and origination fees (1)	16	1,245	—	1,218	43	27
Origination fees on real estate loan receivable	—	—	—	—	—	—
Operational Stage
Asset management fees	571	1,362	548	1,362	23	—
Reimbursable operating expenses (2)	103	395	118	384	22	37
Real estate acquisition fees (1)	—	3,759	—	3,867	—	—
Stockholder servicing fees	104	508	144	134	334	374
Operational and Liquidation/Listing Stage
Disposition fee	—	—	—	—	—	—
Subordinated participation in net cash flows	—	—	—	—	—	—
Subordinated incentive fee	—	—	—	—	—	—
	$2,717	$13,368	$2,422	$12,690	$1,107	$812
_____________________
(1) Prior to the adoption of ASU No. 2017-01 on January 1, 2017, acquisition fees related to investment properties were expensed at the time of acquisition. Acquisition fees related to investment properties are now capitalized. Acquisition fees on investment in unconsolidated entities are capitalized into the cost basis of the investment. Acquisition fees on significant capital expenditures related to the development, construction or improvement of the investment budgeted as of the date of acquisition are capitalized.
(2) Reimbursable operating expenses primarily consists of internal audit personnel costs, accounting software and cyber-security related expenses incurred by our advisor under the advisory agreement. Our advisor will reimburse us at the end of any fiscal quarter for total operating expenses that in the four consecutive fiscal quarter then ended exceed the greater of 2% of its average invested assets or 25% of its net income, unless our conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. Operating expense reimbursements for the four fiscal quarters ended March 31, 2017 and December 31, 2016 exceeded this limitation; however, the conflicts committee determined that the relationship of our operating expenses to our average invested assets was justified for these periods given the costs of operating public company and the early stage of our operations. Our advisor may seek reimbursement for certain employee costs under the advisory agreement. We have reimbursed our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. These amounts totaled $99,000 for the three months ended March 31, 2017 and $385,000 for the year ended December 31, 2016 and were the only employee costs reimbursed under the advisory agreement for the three months ended March 31, 2017 and the year ended December 31, 2016. We will not reimburse for employee costs in connection with services for which our advisor earns acquisition or origination fees or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries or benefits our advisor or its affiliates may pay to our executive officers. In addition to the amounts above, we reimburse our advisor for certain of our direct costs incurred from third parties that were initially paid by our advisor on our behalf.
As of March 31, 2017, the Company had a $21,000 property insurance rebate due from our advisor. During the year ended December 31, 2016, our advisor reimbursed us $0.1 million for legal and professional fees, travel expenses and property insurance rebates.

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Offering Costs
We reimburse our advisor and dealer manager for commercially reasonable organization and other offering expenses they incur on our behalf in connection with this offering; however, no reimbursements made by us to our advisor or our dealer manager may cause total organization and offering expenses incurred by us (including selling commissions, dealer manager fees, the stockholder servicing fee and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from this primary offering and the offering under our dividend reinvestment plan as of the date of reimbursement.
We also pay organization and other offering expenses directly. Our advisor and its affiliates will reimburse us to the extent that the organization and other offering expenses (which exclude selling commissions, dealer manager fees and stockholder servicing fees) paid directly or reimbursed by us in connection with this primary offering exceed 1.0% of gross primary offering proceeds. Our advisor and its affiliates will be responsible for any organization and other offering expenses related to the primary offering to the extent they exceed 1.0% of gross primary offering proceeds.
Organization and other offering expenses include all expenses to be paid or reimbursed by us in connection with this offering, excluding selling commissions, the dealer manager fee and the ongoing stockholder servicing fee with respect to Class T share sold in the primary offering. Organization and other offering expenses include our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers, legal fees of our dealer manager, and promotional items.
We do not reimburse our dealer manager for wholesaling compensation expenses.
Through March 31, 2017, our advisor and its affiliates had incurred organization and other offering costs (which exclude selling commissions dealer manager fees and stockholder servicing fees) on our behalf in connection with our initial public offering of approximately $8.9 million. As of March 31, 2017, we had recorded $11.4 million in selling commissions and dealer manager fees and $0.6 million of stockholder servicing fees. As of March 31, 2017, we had recorded $1.8 million of other organization and offering expenses, which amounts represent our maximum liability for organization and other offering costs as of March 31, 2017 based on the 1.0% limitation described above.
During our private offering, there was no limit on the amount of organization and offering costs we could incur. As of March 31, 2017, we had recorded $1.0 million of offering costs (other than selling commissions and dealer manager fees) related to our private offering, all of which were initially paid by our advisor or its affiliates on our behalf and subsequently reimbursed by us. In addition, we paid $1.9 million in selling commissions and dealer manager fees related to our private offering.
Insurance
On January 6, 2014, we, together with KBS Real Estate Investment Trust, Inc., KBS Real Estate Investment Trust II, Inc., KBS Real Estate Investment Trust III, Inc., KBS Strategic Opportunity REIT, Inc. and KBS Legacy Partners Apartment REIT, Inc., our dealer manager, our advisor and other KBS-affiliated entities, entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers is allocated by our advisor and its insurance broker among each of the various entities covered by the program, and is billed directly to each entity. The allocation of these shared coverage costs is proportionate to the pricing by the insurance marketplace for the first tiers of directors and officers liability coverage purchased individually by each REIT. Our advisor’s and our dealer manager’s portion of the shared lower tiers’ cost is proportionate to the respective entities’ prior cost for the errors and omissions insurance. In June 2015, KBS Growth & Income REIT, Inc. was added to the insurance program. The insurance program was renewed and is effective through June 30, 2017.
Share Redemption Program
Our share redemption program contains numerous restrictions on your ability to redeem your shares. Among other restrictions, during each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year, provided that we may increase or decrease the funding available for the redemption of shares upon 10 business days’ notice. This restriction may significantly limit your ability to have your shares redeemed pursuant to our share redemption program because our initial distributions have been in the form of stock dividends and we do not expect to have cash flow sufficient to pay a significant cash distribution.

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During the three months ended March 31, 2017 and the year ended December 31, 2016, we redeemed $0.2 million and $0.6 million, respectively, of common stock, which represented all redemption requests received in good order and eligible for redemption through the March 2017 and December 2016, respectively, redemption dates. Based on the amount of net proceeds raised from the sale of shares under the dividend reinvestment plan during 2016 and the $0.5 million set aside for stockholder’s death, qualifying disability or determination of incompetence (collectively, a "Special Redemption"), we have $1.9 million available for redemptions during the remainder of 2017, including shares that are redeemed in connection with a Special Redemption.
Net Tangible Book Value Per Share
In connection with this offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price in this offering primarily as a result of (i) the substantial fees paid in connection with this offering and our now terminated private offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (iii) general and administrative expenses, (iv) accumulated depreciation and amortization of real estate investments, and (v) the issuance of shares in our now-terminated private offering at a purchase price of less than $10.00. As of March 31, 2017, our net tangible book value per share of both Class A and Class T common stock, was $8.00. The offering price of shares of our common stock under this primary offering (ignoring purchase price discounts for certain categories of purchasers is $[] per Class A share and $[] per Class T share. To the extent we are able to raise substantial proceeds in this offering, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.
The factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.
Quantitative and Qualitative Disclosures about Market Risk
We are exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the financing of our real estate investment portfolio and operations. We are also exposed to the effects of changes in interest rates as a result of the origination of a mortgage loan. We are also exposed to the effects of foreign currency changes in the Euro with respect to our €2.1 million participating loan facility.  Foreign currency exchange rate risk is the possibility that our financial results could be better or worse than planned because of changes in foreign currency exchange rates. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes and foreign currency changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We may manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, we may utilize a variety of financial instruments, including interest rate caps, floors, and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.
As of March 31, 2017, we owned one fixed-rate real estate loan receivable. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate real estate loan receivable unless such instrument matures or is otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instrument. At March 31, 2017, the fair value and carrying value of our fixed rate real estate loan receivable was $3.4 million and $3.5 million, respectively. The fair value estimate of our real estate loan receivable is estimated using an internal valuation model that considers the expected cash flows for the loan, underlying collateral value and the estimated yield requirements of institutional investors for loans with similar characteristics, including remaining loan term, loan-to-value, type of collateral and other credit enhancements. As we expect to hold our fixed rate instrument to maturity and the amounts due under such instrument would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instrument, would have a significant impact on our operations.

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Conversely, movements in interest rates on variable rate debt would change our future earnings and cash flows, but would not significantly affect the fair value of those instruments. However, changes in required risk premiums would result in changes in the fair value of floating rate instruments. As of March 31, 2017, we were exposed to market risks related to fluctuations in interest rates on $212.5 million of variable rate debt outstanding. Based on interest rates as of March 31, 2017, if interest rates were 100 basis points higher during the 12 months ending March 31, 2018, interest expense on our variable rate debt would increase by $2.1 million. As of March 31, 2017, one-month LIBOR was 0.98278% and if the LIBOR index was reduced to 0% during the 12 months ending March 31, 2018, interest expense on our variable rate debt would decrease by $2.1 million.
The annual effective interest rate of our fixed rate real estate loan receivable as of March 31, 2017 was 11.7%.  The effective interest rate represents the effective interest rate as of March 31, 2017, using the interest method, which we use to recognize interest income on our real estate loan receivable. The weighted-average interest rate of our variable rate debt as of March 31, 2017 was 3.9%.  The weighted-average interest rate represents the actual interest rate in effect as of March 31, 2017 (consisting of the contractual interest rate and the effect of interest rate caps, if applicable), using interest rate indices as of March 31, 2017 where applicable.
For a discussion of the interest rate risks related to the current capital and credit markets, see “Risk Factors” in the prospectus, in Part I, Item 1, “Business - Market Outlook - Real Estate and Real Estate Finance Markets” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Market Outlook - Real Estate and Real Estate Finance Markets” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein and in Part II, Item 1, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Market Outlook - Real Estate and Real Estate Finance Markets” contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, incorporated by reference herein.
Experts
The consolidated financial statements of KBS Strategic Opportunity REIT II, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2016 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of AGRE NV Q&C Property Owner, LLC for the nine-months ended September 30, 2015 and the year ended December 31, 2014, incorporated by reference in this prospectus from KBS Strategic Opportunity REIT II, Inc.’s Current Report on Form 8-K/A, filed with the SEC on February 9, 2016 have been audited by Squar Milner LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The statement of revenue over certain operating expenses of Lincoln Court for the year ended December 31, 2015, incorporated by reference in this prospectus from KBS Strategic Opportunity REIT II, Inc.’s Current Report on Form 8-K/A, filed with the SEC on July 13, 2016 has been audited by Squar Milner LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statement is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The statement of revenue over certain operating expenses of the Lofts at NoHo Commons for the year ended December 31, 2015, incorporated by reference in this prospectus from KBS Strategic Opportunity REIT II, Inc.’s Current Report on Form 8-K/A, filed with the SEC on January 24, 2017 has been audited by Squar Milner LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statement is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Incorporation of Certain Information by Reference
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission (“SEC”). The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website maintained for us, other KBS-sponsored programs and our advisor and its affiliates at www.kbsreits.com (URL for documents: https://kbs-cmg.com/offerings/kbs-strategic-opportunity-reit-ii/investor-information/). There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

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The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-_______), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2017 filed with the SEC on May 12, 2017;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 21, 2017;

•	Definitive Proxy Statement on Schedule 14A file with the SEC on April 18, 2017;

•	Current Report on Form 8-K filed with the SEC on July 12 2017;

•	Current Report on Form 8-K filed with the SEC on July 10, 2017;

•	Current Report on Form 8-K filed with the SEC on June 28, 2017;

•	Current Report on Form 8-K filed with the SEC on June 7, 2017;

•	Current Report on Form 8-K filed with the SEC on May 24, 2017;

•	Current Report on Form 8-K filed with the SEC on May 17, 2017;

•	Current Report on Form 8-K filed with the SEC on April 7, 2017;

•	Current Report on Form 8-K filed with the SEC on March 2, 2017;

•	Current Report on Form 8-K/A filed with the SEC on January 24, 2017;

•	Current Report on Form 8-K/A filed with the SEC on July 13, 2016;

•	Current Report on Form 8-K/A filed with the SEC on February 9, 2016;

•	Registration Statement on Form 8-A filed with the SEC on April 16, 2015; and

•	Registration Statement on Form 8-A/A filed with the SEC on April 28, 2017.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:
KBS Capital Markets Group LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Telephone: (866) 527-4264
Fax: (949) 417-6501
www.kbs-cmg.com
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Where You Can Find More Information
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We have filed with the SEC a registration statement relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

16

SUPPLEMENTAL INFORMATION - The prospectus of KBS Strategic Opportunity REIT II, Inc. consists of this sticker, the prospectus dated August [], 2017, supplement no. 1 dated August [], 2017, supplement no. 2 dated August [], 2017 and any supplements filed subsequent thereto.
Supplement no. 1 includes:

•	prior performance information as of December 31, 2016.
Supplement no. 2 includes:

•	information regarding cash distributions and stock dividends for the year ended December 31, 2016 and the three months ended March 31, 2017;

•	information regarding cash distributions and stock dividends subsequent to March 31, 2017;

•	information with respect to our real estate and real estate-related investments;

•	selected financial data;

•	funds from operations, modified funds from operations and adjusted modified funds from operations;

•	fees earned by and expenses reimbursable to our advisor and our dealer manager;

•	information with respect to our share redemption program;

•	information regarding the net tangible book value of our shares;

•	quantitative and qualitative disclosures about market risk;

•	information on experts; and

•	information incorporated by reference.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered by KBS Strategic Opportunity REIT II, Inc. (the “Company”), other than selling commissions, the dealer manager fee and the stockholder servicing fee. All amounts are estimated except the Securities and Exchange Commission (the “SEC”) registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$—
FINRA filing fee	*
Legal fees and expenses	*
Blue sky fees and expenses	*
Accounting fees and expenses	*
Sales and advertising expenses	*
Issuer costs regarding bona fide training and education meetings and retail seminars	*
Printing	*
Postage and delivery of materials	*
Transfer agent, escrow agent, and administrative services relating to the issuance of shares in the offering	*
Due diligence expenses (retailing)	*
Telephone	*
Miscellaneous expenses	*
Expense reimbursement for broker-dealer technology and other costs	*
Expense reimbursements for retail and wholesaling activities	*
Legal fees—dealer manager portion	*
Promotional items	*
Total	$—
________________________
* To be filed by amendment
Item 32. Sales to Special Parties
The Company’s directors and officers and, to the extent consistent with applicable laws and regulations, the employees of KBS Capital Advisors LLC (“KBS Capital Advisors”) and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares, in either class, in the Company’s primary offering at a discount from the primary offering price. The purchase price for the Class A shares is $[] per share, reflecting the fact that selling commissions in the amount of $[] per share will not be payable in connection with such sales. The purchase price for the Class T shares is $[], reflecting the fact that selling commissions in the amount of $[] per share will not be payable in connection with such sales. The dealer manager has agreed to sell up to 5% of the shares offered in the primary offering, in either class, to persons to be identified by the Company at a discount from the public offering price pursuant to the “friends and family” program. The net proceeds to the Company from the sales of Class A shares and Class T shares made net of commissions will be the same as the net proceeds we receive from other sales of Class A shares and Class T shares in the primary offering, respectively.

Item 33. Recent Sales of Unregistered Securities
Sale to Certain Business Associates
On July 13, 2017, we issued 214,175 of Class A shares of common stock for $9.15 per share (or an aggregate purchase price of $2.0 million) to a business associate of Keith D. Hall and Peter McMillian III. The purchase price reflects a $0.85 discount to the $10.00 per share offering price in our ongoing initial public offering, reflecting that no selling commissions or dealer manager fees were paid on the sale.  The Company issued these shares of common stock in a private transaction exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act, which exemption was available to the Company because the sale was made without any public offering or distribution. Given the relationship to Messrs. Hall and McMillan, no public offering or distribution was conducted to complete the sale, as Messrs. Hall and McMillan are officers and directors of the Company and in addition, through their indirect ownership of KBS Holdings LLC, the sponsor of the Company, act as two of the sponsors of the Company.
Item 34. Indemnification of Directors and Officers
Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages. In addition to the limitations set forth below, under Maryland law such exculpation is not permitted for any liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.
Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.
Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its common stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.
The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.
It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
The Company, together with certain KBS-affiliated entities, has entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. Through this program, the Company has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered
Not applicable.
Item 36. Financial Statements and Exhibits
(a)    Financial Statements.
The following financial statements are incorporated into this registration statement by reference:

•	The consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 12, 2017.

•	The consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 21, 2017.

•
The financial statements of the Lofts at NoHo Commons for the nine months ended September 30, 2016 and year ended December 31, 2015 and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on January 24, 2017.

•
The financial statements of Lincoln Court for the three months ended March 31, 2016 and year ended December 31, 2015 and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on July 13, 2016.

•
The financial statements of AGRE NV Q&C Property Owners, LLC for the nine months ended September 30, 2015 and year ended December 31, 2014 and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on February 9, 2016.

The following financial statements are included in this registration statement:

•	The prior performance tables contained in prospectus supplement no. 1 dated August [], 2017, which is a part of this registration statement.
(b)    Exhibits.
The following exhibits are filed as part of this registration statement or incorporated into this registration statement by reference:

Ex.	Description

1.1
Amended and Restated Dealer Manager Agreement, by and between the Company and KBS Capital Markets Group LLC, dated as of February 17, 2016, incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed February 22, 2016

1.2	Dealer Manager Agreement, by and between the Company and KBS Capital Markets Group LLC**

3.1
Second Articles of Amendment and Restatement, adopted on August 11, 2014, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed September 19, 2014

3.2
Second Amended and Restated Bylaws, adopted August 6, 2015, incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed August 11, 2015

3.3
Articles Supplementary for the Class T Shares of common stock, dated as of February 16, 2016, incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 16, 2016

3.4
Articles Supplementary for the Class A Shares of common stock, dated as of February 16, 2016, incorporated by reference to Exhibit 3.4 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 16, 2016

3.5
Articles of Amendment, dated as of February 16, 2016, incorporated by reference to Exhibit 3.5 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-192331) filed February 16, 2016

4.1*	Form of Subscription Agreement, incorporated by reference to Appendix A to the prospectus

4.2
Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed September 19, 2014

Ex.	Description
4.3	Fourth Amended and Restated Dividend Reinvestment Plan, adopted May 18, 2017, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed May 24, 2017

4.4	Amended and Restated Multiple Class Plan, effective as of May 18, 2017, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed May 24, 2017

5.1	Opinion of DLA Piper LLP (US)**

8.1	Opinion of DLA Piper LLP (US)**

10.1
Loan Agreement, by and among IC Myrtle Beach LLC, IC Myrtle Beach Operations LLC and Wells Fargo Bank, N.A., dated as of December 30, 2014, incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, filed March 26, 2015

10.2
Promissory Note, by IC Myrtle Beach LLC for the benefit of Wells Fargo Bank, N.A., dated as of December 30, 2014, incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, filed March 26, 2015

10.3
Limited Liability Company Agreement of KBS SOR II IC Myrtle Beach Operations, LLC, by and between IC Myrtle Beach Holdings LLC and KBS SOR II Myrtle Beach TRS JV, LLC, dated as of December 30, 2014, incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, filed March 26, 2015

10.4
Limited Liability Company Agreement of KBS SOR II IC Myrtle Beach Property, LLC, by and between IC Myrtle Beach Holdings LLC and KBS SOR II Myrtle Beach JV, LLC, dated as of November 14, 2014, incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, filed March 26, 2015

10.5
Lease, by and between IC Myrtle Beach LLC and IC Myrtle Beach Operations LLC, dated as of December 30, 2014, incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, filed March 26, 2015

10.6
Management Agreement, by and between IC Myrtle Beach Operations LLC and Doubletree Management LLC, dated as of December 30, 2014, incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, filed March 26, 2015

10.7
Completion Guaranty, by KBS SOR US Properties II LLC for the benefit of Wells Fargo Bank, N.A., dated as of December 30, 2014, incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, filed March 26, 2015

10.8
Limited Guaranty, by KBS SOR US Properties II LLC for the benefit of Wells Fargo Bank, N.A., dated as of December 30, 2014, incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, filed March 26, 2015

10.9
Equity Contribution Guaranty, by KBS SOR US Properties II LLC for the benefit of Wells Fargo Bank, N.A., dated as of December 30, 2014, incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, filed March 26, 2015

10.10
Second Amended and Restated Advisory Agreement, by and between the Company and KBS Capital Advisors, dated as of August 12, 2015, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015, filed November 12, 2015

10.11
Contract of Sale, by and between AGRE NV Q&C Property Owner LLC and KBS SOR II Q&C Property LLC, dated as of October 12, 2015, incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

10.12
Loan Agreement, by and among KBS SOR II Q&C Property, LLC, KBS SOR II Q&C Operations, LLC and Wells Fargo Bank, National Association, dated as of December 17, 2015, incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

10.13
Promissory Note, by KBS SOR II Q&C Property, LLC for the benefit of Wells Fargo Bank, National Association, dated as of December 17, 2015, incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

Ex.	Description
10.14
Limited Liability Company Agreement of KBS SOR II IC Q&C Operations JV, LLC, by and between EH Q&C, LLC and KBS SOR II Q&C TRS JV, LLC, dated as of October 9, 2015, incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

10.15
Limited Liability Company Agreement of KBS SOR II Q&C Property JV, LLC, by and between EH Q&C, LLC, and KBS SOR II Q&C JV, LLC, dated as of October 12, 2015, incorporated by reference to Exhibit 10.26 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

10.16
Lease, by and between KBS SOR II Q&C Property, LLC and KBS SOR II Q&C Operations, LLC, dated as of December 17, 2015, incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

10.17
Hotel Management Agreement, by and between KBS SOR II Q&C Operations LLC and Encore Hospitality, LLC, dated as of December 17, 2015, incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

10.18
Completion Guaranty, by KBS SOR US Properties II LLC for the benefit of Wells Fargo Bank, National Association, dated as of December 17, 2015, incorporated by reference to Exhibit 10.29 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

10.19
Partial Repayment and Limited Guaranty, by KBS SOR US Properties II LLC for the benefit of Wells Fargo Bank, National Association, dated as of December 17, 2015, incorporated by reference to Exhibit 10.30 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

10.20
Autograph Collection Franchise Agreement, by and between KBS SOR II Q&C Operations, LLC and Marriott International, Inc., dated as of December 17, 2015, incorporated by reference to Exhibit 10.31 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

10.21
Guaranty, by KBS SOR US Properties II LLC for the benefit of Marriott International, Inc., dated as of December 17, 2015, incorporated by reference to Exhibit 10.32 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed February 11, 2016

10.22
Third Amended and Restated Advisory Agreement, by and between the Company and KBS Capital Advisors, dated as of February 17, 2016, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed February 22, 2016

10.23
Fourth Amended and Restated Advisory Agreement, by and between the Company and KBS Capital Advisors, dated as of March 21, 2016, incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed April 15, 2016

10.24
Purchase and Sale Agreement, by and between CRP Lincoln, LLC and KBS Capital Advisors, dated as of April 20, 2016, incorporated by reference to Exhibit 10.36 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed July 15, 2016

10.25
Assignment and Assumption of Purchase Agreement, by and between KBS Capital Advisors and KBS SOR II Lincoln Court, LLC, dated as of April 13, 2016, incorporated by reference to Exhibit 10.37 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed July 15, 2016

10.26
Loan Agreement, by and between KBS SOR II Lincoln Court, LLC and U.S. Bank National Association, dated as of May 20, 2016, incorporated by reference to Exhibit 10.38 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed July 15, 2016

10.27
Repayment Guaranty, by KBS SOR US Properties II LLC for the benefit of U.S. Bank National Association, dated as of May 20, 2016, incorporated by reference to Exhibit 10.39 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-192331), filed July 15, 2016

10.28
Advisory Agreement, by and between the Company and KBS Capital Advisors, dated as of August 12, 2016, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed November 14, 2016

Ex.	Description
10.29
Limited Liability Company Agreement of KBS SOR II Lofts at Noho Commons, LLC, by and between Noho Commons Pacific Investors LLC and KBS SOR II Lofts at Noho Commons JV, LLC, dated as of September 29, 2016, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed November 14, 2016

10.30
Purchase and Sale Agreement, by and between Redrock Noho Residential, LLC and Noho Commons Pacific Owner LLC, dated as of September 29, 2016, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed November 14, 2016

10.31
Multifamily Note, by Noho Commons Pacific Owner LLC for the benefit of Wells Fargo Bank, National Association, dated as of November 16, 2016, incorporated by reference to Exhibit 10.43 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.32
Multifamily Loan and Security Agreement, by and between NoHo Commons Pacific Owner LLC and Wells Fargo Bank, National Association, dated as of November 16, 2016, incorporated by reference to Exhibit 10.44 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.33
Limited Liability Company Agreement of KBS SOR II 210 West 31st Street, LLC, by and between Onyx 31st Street, LLC and KBS SOR II 210 West 31st Street JV, LLC, dated as of October 28, 2016, incorporated by reference to Exhibit 10.45 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.34
Purchase and Sale Agreement, by and between Onyx 31st Street and 210 West 31st Street Owner LLC, dated as of October 28, 2016, incorporated by reference to Exhibit 10.46 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.35
First Amendment to Limited Liability Company Agreement of KBS SOR II 210 West 31st Street, LLC, by and between Onyx 31st Street, LLC, and KBS SOR II 210 West 31st Street JV, LLC, dated as of December 1, 2016, incorporated by reference to Exhibit 10.47 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.36
Amended and Restated Acquisition Loan Promissory Note, by 210 West 31st Street Owner, LLC for the benefit of Pacificcal PC Core Lender, LLC, dated as of December 1, 2016, incorporated by reference to Exhibit 10.48 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.37
Amended and Restated Acquisition Loan Mortgage, by and between 210 West 31st Street Owner, LLC and Pacificcal PC Core Lender, LLC, dated as of December 1, 2016, incorporated by reference to Exhibit 10.49 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.38
Project Loan Promissory Note, by 210 West 31st Street Owner, LLC for the benefit of Pacificcal PC Core Lender, LLC, dated as of December 1, 2016, incorporated by reference to Exhibit 10.50 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.39
Project Loan Mortgage, by 210 West 31st Street Owner, LLC for the benefit of Pacificcal PC Core Lender, LLC, dated as of December 1, 2016, incorporated by reference to Exhibit 10.51 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.40
Acquisition and Project Loan Agreement, by and between Pacificcal PC Core Lender, LLC and 210 West 31st Street Owner, LLC, dated as of December 1, 2016, incorporated by reference to Exhibit 10.52 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.41
Building Loan Promissory Note, by 210 West 31st Street Owner, LLC for the benefit of Pacificcal PC Core Lender, LLC, dated as of December 1, 2016, incorporated by reference to Exhibit 10.53 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.42
Building Loan Mortgage, by 210 West 31st Street Owner, LLC for the benefit of Pacificcal PC Core Lender, LLC, dated as of December 1, 2016, incorporated by reference to Exhibit 10.54 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

10.43
Building Loan Agreement, by and between Pacificcal PC Core Lender, LLC and 210 West 31st Street Owner, LLC, dated as of December 1, 2016, incorporated by reference to Exhibit 10.55 to Post-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (No. 333-192331), filed February 2, 2017

Ex.	Description
10.56
Agreement Regarding Certain Volume Discount Sales, by and among the Company, KBS Capital Advisors and KBS Capital Markets Group LLC, dated as of August 4, 2016, incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed August 5, 2016

10.57*	Contract of Sale, by and between City Center 505, LLC and KBS Capital Advisors LLC, dated as of June 30, 2017

10.58*	Assignment and Assumption of Contract of Sale, by and between KBS Capital Advisors and KBS SOR II Oakland City Center, LLC, dated as of July 10, 2017

10.59*	Advisory Agreement, by and between the Company and KBS Capital Advisors, dated as of August 12, 2017

21.1*	Subsidiaries of the Company

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)**

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Squar Milner LLP

99.1	Third Amended and Restated Share Redemption Program, adopted February 16, 2016, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed February 22, 2016

* Filed herewith
** To be filed by amendment
Item 37. Undertakings
(a)    The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(b)    The Company undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(c)    The Company undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(d)    For the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.
(e)    The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
(f)    The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.
(g)    The Company also undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.
(h)    The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.
(i)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(j)    The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 10th day of August, 2017.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

By:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)
POWER OF ATTORNEY
We, the undersigned officers and directors of KBS Strategic Opportunity REIT II, Inc., and each of us, do hereby severally constitute and appoint Keith D. Hall, Peter McMillan III, Jeffrey K. Waldvogel and Stacie K. Yamane, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as directors to enable KBS Strategic Opportunity REIT II, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Keith D. Hall	Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2017
Keith D. Hall
/s/ Peter D. McMillan III	Chairman of the Board, President and Director	August 10, 2017
Peter D. McMillan III
/s/ Jeffrey K. Waldvogel	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	August 10, 2017
Jeffrey K. Waldvogel
/s/ Stacie K. Yamane	Chief Accounting Officer (Principal Accounting Officer)	August 10, 2017
Stacie K. Yamane
/s/ Laurent Degryse	Independent Director	August 10, 2017
Laurent Degryse
/s/ John P. Joliet	Independent Director	August 10, 2017
John P. Joliet
/s/ Kenneth G. Yee	Independent Director	August 10, 2017
Kenneth G. Yee